UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Amendment No. 1

to

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXACTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies: Exactech, Inc. common stock, par value $0.01 per share
(2)

Aggregate number of securities to which the transaction applies:

14,423,864 shares of common stock and 964,432 shares of common stock underlying Exactech, Inc. stock options with an exercise price of less than $49.25 per share.

(3)

Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Rule 0-11 promulgated under the Securities Exchange Act of 1934, as amended, the filing fee set forth below was determined to be an amount equal to 0.0001245 multiplied times the aggregate merger consideration of $737,057,000, comprising the sum of (A) the product of 14,423,864 shares of common stock outstanding as of January 4, 2018 multiplied times the per share merger consideration of $49.25, plus (B) the product of 964,432 shares of common stock underlying Exactech, Inc. stock options, multiplied times $27.61 (the difference between the per share merger consideration and the weighted average exercise price of such options).

	(4)	Proposed maximum aggregate value of the transaction: $737,002,056
	(5)	Total fee paid: $91,763.97

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Proxy Statement—Subject to Completion

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Exactech, Inc. a Florida corporation, which will be held on February [•], 2018 starting at 10:00 a.m., local time, at the Hilton VF Conference Center, 1714 SW 34th Street Gainesville, Florida 32607.

At the special meeting you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger dated October 22, 2017, by and among Osteon Holdings, L.P., a Delaware limited partnership, or Parent, Osteon Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Parent, and the Company, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 3, 2017. Osteon Holdings, L.P. and Osteon Merger Sub, Inc. are affiliates of the global private equity firm, TPG Capital, L.P. Pursuant to the merger agreement, at the effective time of the merger, Osteon Merger Sub, Inc. will be merged with and into the Company and the Company will continue its corporate existence under Florida law as the surviving corporation in the merger and a wholly owned subsidiary of Osteon Holdings, L.P.

Upon completion of the merger, each share of common stock issued and outstanding at the effective time of the merger, other than shares held by certain of our management shareholders that are being exchanged for equity interests in Osteon Holdings, L.P., appraisal shares (as described more fully under “Appraisal Rights” on page 66) and shares held by the Company in treasury, will be cancelled and converted into the right to receive $49.25 per share in cash, without interest thereon and less any applicable withholding taxes.

After careful consideration, all of the Company’s independent, non-employee directors, constituting a majority of the Company’s board of directors, adopted the merger agreement and the merger and determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company and its shareholders (other than certain of the Company’s management shareholders whose shares of Common Stock will be exchanged in the merger for equity interests in Parent). The Company’s Executive Chairman and the Company’s President and Chief Executive Officer, each of whom is a director of the Company, recused themselves from voting in their respective capacities as directors with respect to the merger agreement and the merger.

Your Board recommends that you vote “FOR” approval of the merger agreement, “FOR” approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger; and “FOR” approval to adjourn the special meeting, if necessary or appropriate, for, among other reasons the solicitation of additional proxies in the event there are insufficient votes cast at the special meeting to approve the proposal to approve the merger agreement and the merger.

In considering the recommendation of your Board, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s shareholders generally. As of the Record Date, the Company’s founders, Chief Executive Officer and certain other management shareholders, beneficially owned an aggregate of 3,637,851 shares of the Company’s common stock (including 700,807 options to purchase common stock exercisable within 60 days of such date) or approximately 24.1% of the outstanding common stock as of such date, and have agreed, pursuant to the terms of a share exchange and voting agreement entered into on October 22, 2017, as amended by Amendment No. 1 to the Rollover and Voting Agreement, dated December 3, 2017, to contribute to Osteon Holdings, L.P., immediately prior to the effective time of the merger, 2,711,584 shares of the Company’s common stock in exchange for newly issued equity interests of Parent. Such persons have also agreed to vote all 3,637,851 of their shares of common stock “for” the approval of the merger agreement and the merger, and against certain other actions.

Approval of the merger agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding common stock entitled to vote thereon at the special meeting. We urge you to vote all of your shares of common stock. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet in accordance with the instructions printed on the enclosed proxy card. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of common stock with respect to the merger agreement and the merger will have the same effect as a vote “AGAINST” approval of the merger agreement and the merger.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares “FOR” approval of the merger agreement and the merger will have the same effect as voting “AGAINST” approval of the merger agreement and the merger.

The accompanying Notice of Special Meeting of Shareholders and Proxy Statement describe in more detail information about the merger agreement, the merger and the special meeting and provide important information that you should consider when deciding how to vote your shares. A copy of the merger agreement is attached as Annex A to the Proxy Statement. We encourage you to read the entire Proxy Statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Thank you for your consideration and support.

Sincerely,

William Petty, M.D.
Executive Chairman and Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT IS DATED JANUARY [•], 2018 AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY [•], 2018

Preliminary Proxy Statement—Subject to Completion

EXACTECH, INC.

2320 N.W. 66th Court

Gainesville, Florida 32653

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on February [•], 2018

To Our Shareholders:

A special meeting of the shareholders of Exactech, Inc., a Florida corporation (the “Company”), will be held on February [•], 2018, starting at 10:00 a.m., local time, at the Hilton UF Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607.

The meeting will be held for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of October 22, 2017, as amended by Amendment No.1 to the Agreement and Plan of Merger, dated as of December 3, 2017, as it may be amended or supplemented from time to time, by and among the Company, Osteon Holdings, L.P., a Delaware limited partnership, or Parent, and Osteon Merger Sub, Inc. a Florida corporation and a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time, Osteon Merger Sub, Inc. will merge with and into the Company, and the Company will continue its existence as the surviving corporation in the merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger.

3.	To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement and the merger.

4.	To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement.

Your Board has fixed the close of business on January [•], 2018 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

We urge you to vote all shares of Common Stock that you own. The merger cannot be completed unless the Merger Agreement is approved by the affirmative vote of holders (in person or by proxy) of a majority of the Company’s outstanding common stock entitled to vote thereon at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet in accordance with the instructions printed on the enclosed proxy card prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, unless you attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement and the merger. The approval of adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present.

After careful consideration, the board of directors adopted the Merger Agreement and the merger and determined that the Merger Agreement and the merger are advisable and fair to, and in the best interests of, the company and its shareholders. Accordingly, the board of directors recommends that you vote “FOR” approval of the Merger Agreement, “FOR” approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger and “FOR” approval to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

By order of the board of directors,

Betty Petty
Secretary
Gainesville, Florida
January [•], 2018

ABOUT THIS PROXY STATEMENT

This statement constitutes a proxy statement for Exactech, Inc. under Section 14(a) of the Securities Exchange Act of 1934. In addition, it constitutes a notice of meeting with respect to the special meeting of Exactech shareholders.

The Company and Parent have entered into an Agreement and Plan of Merger dated October 22, 2017, by and among the Company, Parent and Osteon Merger Sub, Inc. (the “Original Merger Agreement”) which was subsequently amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated December 3, 2017 (the “Amendment to Merger Agreement”). Accordingly, unless otherwise expressly stated otherwise, all discussions in this proxy statement concerning the merger, the merger agreement, and all transaction documentation, including all discussions concerning the events leading thereto, the applicable proceedings of the board, the fairness opinion, and all other considerations, all relate to the Original Merger Agreement, as amended by the Amendment to Merger Agreement, as it may be amended or supplemented from time to time (the “Merger Agreement”).

You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated January [•], 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such information. The mailing of this proxy statement to Exactech shareholders will not create any implication to the contrary.

This proxy statement will not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement to:

•	“appraisal shares” refers to shares held by shareholders of the Company who are entitled to demand and who properly exercise their right to seek judicial appraisal of their shares under Florida law;

•	“Board” or “Board of Directors” refers to the board of directors of the Company;

•	“Closing” refers to the closing of the merger;

•	“Closing Date” refers to the date on which the Closing occurs;

•	“Common Stock” refers to shares of common stock of Exactech, par value $0.01 per share;

•	“Company Charter” refers to the amended and restated articles of incorporation of the Company as in effect immediately prior to the Effective Time;

•	“Company By-laws” refers to the amended and restated by-laws of the Company as in effect immediately prior to the Effective Time;

•	“Company Shareholder Approval” refers to the receipt of the affirmative vote of the holders of a majority of all the votes entitled to be cast by all shares of Common Stock at the Company Shareholders Meeting approving the Merger;

•	“Company Stock Award” refers to any Company Stock Option, Company Restricted Share or other equity or equity-based award issued under any of the Company Stock Plans;

•	“Company Stock Plans” refers to the Company’s equity-based compensation plans (other than the Company ESPP), including the 2009 Executive Incentive Compensation Plan, as amended, and any other incentive compensation plan under which Stock Options, Restricted Stock or any other equity or equity-based awards are outstanding;

•	“DOJ” refers to the U.S. Department of Justice;

•	“Effective Time” refers to the time that the Articles of Merger have been duly filed with the Department of State, or at such later time as the Company and Parent agree and specify in the Articles of Merger;

•	“End Date” refers to April 30, 2018;

•	“Equity Commitment Letter” refers to that certain Equity Commitment Letter, dated as of October 22, 2017, by and among the Company, Parent, and Fund (the “Original Equity Commitment Letter”), as amended by First Amendment to Equity Commitment Letter, dated December 3, 2017 (the “Amendment to Equity Commitment Letter”), as it may be amended or supplemented from time to time.

•	“Exactech”, the “Company”, “we” “our” or “us” refers to Exactech, Inc., a Florida corporation;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

•	“FBCA” refers to the Florida Business Corporations Act, as amended;

•	“Financial Advisor” or “J.P. Morgan” refers to J.P. Morgan Securities LLC, financial advisor to the Company;

•	“FTC” refers to the Federal Trade Commission;

•	“Fund” refers to TPG Partners VII, L.P., a Delaware limited partnership;

•	“Greenberg Traurig” refers to counsel to the Company;

•	“HSR Act” refers to Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“merger” refers to the merger of Osteon Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Osteon Holdings, L.P., a Delaware limited partnership and an affiliate of TPG with and into Exactech, Inc., a Florida corporation;

•	“Merger Consideration” refers to the right to receive $49.25 in cash, without interest and less any required withholding taxes;

•	“Merger Sub” refers to Osteon Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Parent;

•	“Original Merger Consideration” refers to the right to receive $42.00 in cash without interest and less any required withholding taxes.

•	“Parent” refers to Osteon Holdings, L.P., a Delaware limited partnership and an affiliate of TPG;

•	“Paying Agent” refers to the U.S. bank or trust company appointed by Parent to act as paying agent, in trust for the benefit of the holders of the Common Stock;

•	“Representatives” refers to the Company’s officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, affiliates and other representatives;

•	“Restricted Stock” refers to shares of restricted Common Stock issued under any of the Company’s equity-based compensation plans;

•	“Rollover and Voting Agreement” refers to that certain Rollover and Voting Agreement, dated as of October 22, 2017, by and among the Rollover Investors and Parent (the “Original Rollover and Voting Agreement”), as amended by Amendment No. 1 to the Rollover and Voting Agreement, dated December 3, 2017 (the “Amendment to Rollover and Voting Agreement”), as it may be amended or supplemented from time to time.

•	“Rollover Investors” refers to, collectively, Dr. William Petty, Executive Chairman and Chairman of the Board, David W. Petty, President, Chief Executive Officer of the Company and Director, Betty Petty, founding shareholder and Corporate Secretary for the Company, Prima Investments, Limited Partnership, a limited partnership 100% owned and controlled by Dr. and Mrs. Petty, Miller Holdings, LLC, a Florida limited liability company 100% owned by Dr. Gary Miller, Executive Vice President for Research and Development, and his wife and children, Mr. Bruce Thompson, Senior Vice-President-Strategic Initiatives, Mr. Joel C. Phillips, Chief Financial Officer of the Company, Ms. Donna Edwards, Vice President-Legal, Chris Roche, Director of Engineering and Steve Szabo, Vice President of Marketing;

•	“Rollover Shares” refers to 2,711,584 shares of Common Stock held by the Rollover Investors that will be exchanged for equity interests of Parent pursuant to the Rollover and Voting Agreement;

•	“Ropes & Gray” refers to counsel to TPG, Parent and Merger Sub;

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Stock Options” refers to options to purchase shares of Common Stock granted under any of the Company Stock Plans;

•	“TPG” refers to TPG Capital, L.P.;

i

ANNEX A	—	Composite of Agreement and Plan of Merger, dated as of October 22, 2017, as amended by Amendment No. 1 thereto, dated December 3, 2017, by and among Exactech, Inc., Osteon Holdings, L.P., and Osteon Merger Sub, Inc.
ANNEX B	—	Opinion of J.P. Morgan Securities LLC, dated December 2, 2017
ANNEX C	—	Text of Sections 607.1301 through 607.1333 of the Florida Business Corporations Act
ANNEX D	—	Composite of Rollover and Voting Agreement, dated October 22, 2017, as amended by Amendment No. 1 thereto, dated December 3, 2017, by and between Osteon Holdings, L.P. and the Shareholders set forth on Exhibit A-1 thereto.

ii

SUMMARY TERM SHEET

This Summary Term Sheet discusses the material information contained in this proxy statement, including with respect to the Merger Agreement, the merger and the other agreements entered into in connection with the merger. We encourage you to read carefully this entire proxy statement, including its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you in deciding how to vote your shares of Common Stock. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Merger Agreement

Exactech, Inc.

2320 N.W. 66th Court

Gainesville, Florida 32653

(352) 377-1140

Exactech is a leading developer and producer of orthopaedic implant devices and surgical instrumentation for extremities and large joints. The Company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific.

Osteon Holdings, L.P.

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

(415) 438-6893

Parent is a Delaware limited partnership and an affiliate of TPG. TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio.

Osteon Merger Sub, Inc.

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

(415) 438-6893

Merger Sub is a Florida corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the merger in accordance with the terms and subject to the conditions of the Merger Agreement. To date, Merger Sub has not conducted any activities other than those related to its formation and completion of the transactions contemplated by the Merger Agreement. At the Effective Time, Merger Sub will cease to exist.

The Merger

In the merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares, appraisal shares and shares held by the Company in treasury), will be converted into the right to receive the Merger Consideration. At the Effective Time, the Company will become a wholly owned subsidiary of Parent.

The Special Meeting

Time, Place and Purpose of the Special Meeting

The special meeting will be held on February [•], 2018, starting at 10 a.m., local time, at the Hilton UF Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607. At the special meeting, you will be asked to vote on the proposal to approve the Merger Agreement. The Merger Agreement provides that at the Effective Time of the merger, Merger Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Our shareholders will also be asked to (i) approve by non-binding, advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger and (ii) approve the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Common Stock at the close of business on January [•], 2018, which we have fixed as the record date for the special meeting (the “Record Date”). Each share of Common Stock that you owned on the Record Date entitles you to one vote. As of the Record Date, there were 14,423,864 shares of Common Stock issued and outstanding and entitled to vote at the special meeting. Holders of a majority of the votes entitled to be cast at the special meeting must be present, in person or by proxy, at the special meeting to achieve the required quorum for the transaction of business at the special meeting. Therefore, the presence in person or by proxy of our shareholders holding at least 7,211,933 shares of Common Stock will be required to establish a quorum.

If less than a majority of outstanding shares of Common Stock entitled to vote is represented at the special meeting, a majority of the shares represented may adjourn the special meeting and reschedule it for another date, time or place. If the new date, time or place is announced at the special meeting before an adjournment is taken, we do not need to give notice of the new date, time or place.

Vote Required

If a quorum is present, approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting.

If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

If a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies requires that the number of votes cast at the special meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

Board Recommendation of the Merger Agreement

The Board recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger and “FOR” approval to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Common Stock will not be voted on any of the proposals described in this proxy statement, which will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, but will not affect the outcome of any other proposal.

If you are a shareholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	delivering written notice to our Corporate Secretary at Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida, 32653;

•	executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•	attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

•	submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your shares of Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger,” at a meeting held on December 2, 2017, all of the Company’s independent, non-employee directors, constituting a majority of the Board, by unanimous vote, (i) approved the execution, delivery and performance of the Merger Agreement, (ii) determined that entering into the Merger Agreement was fair to and in the best interests of the Company and its shareholders and that the Merger Agreement is advisable, (iii) recommended that the Company’s shareholders approve and adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose and (iv) elected, to the extent necessary, to make the execution, delivery or performance of the Merger Agreement or the consummation of the merger or the other transactions contemplated by the Merger Agreement not to be subject to any state takeover law or similar law that might otherwise apply to such execution, delivery, performance or consummation. The preceding actions taken by the Board on December 2, 2017 are referred to herein as the “Board Actions.” Dr. Petty and Mr. Petty recused themselves from voting on the Board Actions.

See “The Merger — Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 29.

In considering the recommendation of the Board of Directors with respect to the proposal to approve the Merger Agreement, you should be aware that the interests of our directors and employees, including certain of our executive officers (“Named Executive Officers”), in the merger that may be different from, or in addition to, those of other shareholders of the Company. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve and adopt the Merger Agreement and recommend that our shareholders vote for the approval of the Merger Agreement. (See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

Opinion of Financial Advisor

Pursuant to an engagement letter, dated October 13, 2017, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on December 2, 2017, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders. J.P. Morgan confirmed this oral opinion by delivering its written opinion to the Board, dated December 2, 2017.

The full text of the written opinion of J.P. Morgan dated December 2, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter. For a description of the opinion that the Board of Directors received from J.P. Morgan, see “Opinion of Financial Advisor” beginning on page 34 of this proxy statement.

Financing of the Merger

The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the merger. On October 22, 2017, we entered into the Original Equity Commitment Letter with the Fund and Parent. On December 3, 2017, we entered into the Amendment to Equity Commitment Letter with the Fund and Parent. Pursuant to the Equity Commitment Letter, upon the terms and conditions specified therein, the Fund will commit to purchase or will directly or indirectly cause the purchase of, equity securities of Parent with an aggregate price not to exceed $737,057,000, which will be used to either (i) fund the payment, in full, of the Merger Consideration and all other amounts required to be paid by Parent at the Closing under the Merger Agreement, including all fees and expenses required to be paid by Parent thereunder or (ii) under certain circumstances fund the payment to up to $737,057,000 in monetary damages required to be paid by Merger Sub in accordance with the Merger Agreement. The Company is a direct party to the Equity Commitment Letter and is entitled thereunder and under the Merger Agreement to specifically enforce the performance by the Fund of its obligations thereunder and to cause Parent to enforce against the Fund the performance by the Fund of its obligations thereunder.

The foregoing summary of the Equity Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger and incorporated herein by reference.

Interests of the Company’s Directors and Executive Officers in the Merger

Aside from their interests as shareholders of the Company, certain of our officers and directors have certain interests in the merger that may be different from, or in addition to, your interests as a shareholder generally. In particular, as is described elsewhere in this proxy statement, pursuant to the terms of the Rollover and Voting Agreement, the Rollover Investors have agreed to exchange immediately prior to the Effective Time, a portion of their shares of Common Stock, constituting the Rollover Shares, for equity interests of Parent in connection with the merger. In considering the recommendation of the Board that you vote to approve the Merger Agreement and the merger, you should be aware of these interests. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement. The interests of our directors and employees, including our executive officers, in the merger that may be different from, or in addition to, those of other shareholders of the Company include, but are not limited to:

•	accelerated vesting of all Stock Options held by our employees, including certain of our executive officers (“Named Executive Officers”), at the Effective Time, and the conversion of such Stock Options into the right to receive cash, less any required withholding taxes (See “Merger Agreement – Treatment of Company Stock Options and Company Restricted Stock beginning on page 63);

•	accelerated vesting of all Restricted Stock held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Restricted Stock into the right to receive the Merger Consideration (See “Merger Agreement – Treatment of Company Stock Options and Company Restricted Stock beginning on page 63);

•	payment of certain severance payments, not to exceed $600,000, to our independent directors in connection with their services to the Company with respect to the merger (but which are not conditioned on the consummation of the merger);

•	some of our Named Executive Officers that have employment agreements with us will receive payments and benefits under their employment agreements upon certain types of termination of employment following the Effective Time; and

•	our founders and certain management shareholders have entered into the Rollover and Voting Agreement pursuant to which the Rollover Shares will be exchanged, at a price per share less than or equal to the Merger Consideration.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of shares of Common Stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below under the heading “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52) who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the shareholder’s adjusted tax basis in the shares exchanged for cash pursuant to the merger.

Payments made to a Non-U.S. Holder (as defined below under the heading “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52) with respect to the shares of Common Stock that are exchanged for cash pursuant to the merger generally will not be subject to U.S. federal income or withholding tax, subject to certain exceptions. You should read “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52 for definitions of “U.S. Holder” and “Non-U.S. Holder,” and for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor regarding the particular tax consequences (including the state, local or non-U.S. tax consequences) of the merger to you in light of your own particular circumstances.

Regulatory Approvals and Notices

The merger is subject to the HSR Act, which provides that certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the DOJ and FTC and applicable waiting period requirements have been satisfied.

Exactech and Parent filed pursuant to the HSR Act a Notification and Report Form for Certain Mergers and Acquisitions with the DOJ and the FTC on November 9, 2017. On November 17, 2017, each of Parent and Exactech received early termination of the waiting period required by the HSR Act.

The Merger Agreement

Treatment of Common Stock, Stock Options and Restricted Stock (page 63)

•	Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares, appraisal shares and shares held by us as treasury stock immediately prior to the Effective Time, which will be automatically cancelled in accordance with the terms of the Merger Agreement) automatically will be converted into the right to receive the Merger Consideration.

•	Stock Options. Each Stock Option, to the extent outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be fully cancelled immediately prior to the Effective Time, and in consideration for such cancellation the holder thereof will be entitled to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Stock Option multiplied by (ii) the number of shares of Common Stock subject to such Stock Option (the “Option Consideration”).

•	Restricted Stock. Each share of Restricted Stock that is outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be treated as an outstanding share of Common Stock for purposes of the Merger Agreement and the holder thereof will be entitled to receive the Merger Consideration with respect thereto, less applicable withholdings.

No Solicitation and the Company’s Fiduciary Exceptions Thereto

Until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company will not and will cause each of its subsidiaries and the Company’s and its subsidiaries respective Representatives to not:

•	engage or participate in any discussions or negotiations with any Persons with respect to an Alternative Proposal (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — No Solicitation and the Company’s Fiduciary Exceptions Thereto” beginning on page 66);

•	directly or indirectly solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal; and

•	directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, an Alternative Proposal.

However, if at any time prior to obtaining the Company Shareholder Approval (but not thereafter), we or any of our Representatives receives a written Alternative Proposal from any Person or group of Persons, which Alternative Proposal did not result from any breach of our “No Solicitation” obligations set forth above, the Company and its Representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its subsidiaries to the Person or group of Persons who has made such Alternative Proposal and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Alternative Proposal, if the Board determines (A) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida law and (B) in good faith, After Consultation (as defined under the heading “The Merger Agreement — Terms of the Merger Agreement — ” beginning on page 62), that such Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined under the heading “The Merger Agreement — Terms of the Merger Agreement — No Solicitation and the Company’s Fiduciary Exceptions Thereto” beginning on page 66), then the Company will be permitted to:

•	furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Alternative Proposal, provided that the Company will promptly (and in any event within 24 hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and

•	engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Alternative Proposal;

We will promptly (and, in any event, within 24 hours) notify Parent if we or any of our Representatives receive any Alternative Proposal and keep Parent reasonably informed of any material changes to the terms thereof.

Except as expressly permitted by the Merger Agreement, the Board will not (each, an “Adverse Recommendation Change”):

•	fail to make the Company Recommendation (as defined under the heading “The Merger Agreement — Terms of the Merger Agreement — Shareholders’ Meeting” beginning on page 78) or fail to include the Company Recommendation in this proxy statement;

•	change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation;

•	if requested in writing by Parent, fail to publicly recommend to the Company’s shareholders rejection of an Alternative Proposal (including any tender offer or exchange offer) within 10 business days after the public announcement or commencement thereof; or

•	adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company an Alternative Proposal.

Prior to obtaining the Company Shareholder Approval, but not after, in the case of a Superior Proposal, the Board may make an Adverse Recommendation Change if the Board has determined in good faith, After Consultation, (i) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (ii) that such Alternative Proposal constitutes a Superior Proposal; provided, however, that prior to taking such action:

•	the Company must give Parent at least four Business Days’ prior written notice of its intention to take such action (which notice shall include an unredacted copy of the Superior Proposal including all related agreements related thereto and in the Company’s possession);

•	the Company must negotiate, and cause its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent has notified the Company that it wishes to so negotiate, to enable Parent to submit to the Company prior to the expiration of the aforementioned notice period a proposed definitive amendment to the Merger Agreement (in such form which, if accepted and approved by the Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub) (and, if applicable the Equity Commitment Letter and/or any other material transaction documents); and

•	the Board has determined in good faith, After Consultation, that after giving effect to such proposed amendments and entering into the definitive amendment to the Merger Agreement (and, if applicable the Equity Commitment Letter and/or any other material transaction documents) proposed by Parent, that failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida law;

provided, further, however, (i) that any change to the price or other material change to the material terms of such Superior Proposal will require a new written notice to be delivered by the Company to Parent consistent with the content requirements described above and a new two business day period and negotiation period will commence, (ii) the Company has complied in all material respects with its “No Solicitation” obligations, and (iii) purported termination of the Merger Agreement will be void and of no force and effect, unless the Company termination is made in accordance with the termination provisions of the Merger Agreement and the Company pays Parent the applicable termination fee in accordance with the Merger Agreement prior to or concurrently with such termination.

Conditions to the Merger

The obligations of each party to effect the merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

•	the Company Shareholder Approval;

•	the waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof) will have expired or early termination thereof will have been granted; and

•	no law, injunction, judgement or ruling enacted, promulgated, issued, entered, amended or enforced by a governmental authority will be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal.

The Company’s obligation to effect the merger is subject to the satisfaction (or waiver) on or prior to the Effective Time of the following conditions:

•	accuracy of Parent and Merger Sub’s representations as of the date of the Merger Agreement and at or prior to the Closing Date, with certain materiality qualifiers, scrapes and limitations; and

•	performance in all material respects of the Parent and Merger Sub’s obligations under the Merger Agreement at or prior to the Closing Date; and

Parent and Merger Sub’s obligation to effect the merger is subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

•	accuracy of the Company’s representations as of the date of the Merger Agreement and at or prior to the Closing Date, with certain materiality qualifiers, scrapes and limitations; and

•	performance in all material respects of the Company’s obligations under the Merger Agreement at or prior to the Closing Date.

Termination

The Merger Agreement may be terminated in the following circumstances:

•	by mutual written consent of the Company and Parent;

•	by either the Company or Parent: (i) if the merger is not consummated on or before End Date provided that this right to terminate will not be available to any party whose breach of the Merger Agreement will have proximately caused the failure of the Closing to be consummated by the End Date; (ii) if any governmental authority enacts, promulgates, issues, enters, amends or enforces (A) a law prohibiting the merger or making the merger illegal, or (B) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the merger or making the merger illegal and such injunction, judgement, order, decree or ruling or other action becomes final and non-appealable; or (iii) if the Company Shareholder Approval is not obtained at the Shareholders Meeting or any adjournment or postponement thereof at which the vote is taken;

•	by the Company (provided that the Company is not then in breach of any representation, warranty, covenant or agreement contained in the Merger Agreement), if Parent or Merger Sub has (i) breached any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of Parent or Merger Sub has become untrue, in each case, such that the closing conditions could not be satisfied as of the Closing Date and (ii) such breach is either incapable of being cured by the End Date or is not cured within 30 days of written notice thereof;

•	by the Company, prior to receipt of the Company Shareholder Approval, but not after, in order to accept a Superior Proposal or in the event that an Adverse Recommendation Change has occurred, in each case provided the Company has complied in all material respects with its No Solicitation obligations and provided that the Company pays or causes to be paid to Parent the termination fee prior to or simultaneously with such termination (it being understood that the Company may enter into a definitive written agreement with respect to a Superior Proposal simultaneously with such termination of the Merger Agreement);

•	by the Company, if (i) all of the conditions to each party’s obligations to effect the merger have been satisfied or waived (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination), (ii) the Company has irrevocably notified Parent in writing that we are ready and willing to consummate the transactions contemplated by the Merger Agreement and that all conditions to close have been satisfied or waived (other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination) and (iii) Parent and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement within two business days following our delivery of such notice.

•	by Parent (provided that Parent is not then in breach of any of its representations, warranties or covenants contained in the Merger Agreement), if (i) the Company has breached any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of the Company has become untrue, in each case, such that the closing conditions could not be satisfied as of the Closing and (ii) such breach is either incapable of being cured by the End Date or is not cured within 30 days of written notice thereof; or

•	by Parent, in the event that an Adverse Recommendation Change has occurred.

Termination Fee and Expenses

The Merger Agreement contemplates that we will pay to Parent a nonrefundable cash termination fee equal to $25,797,000 as follows:

•	if we terminate the Merger Agreement prior to receipt of the Company Shareholder Approval in order to accept a Superior Proposal or in the event that we make an Adverse Recommendation Change;

•	if Parent terminates the Merger Agreement following an Adverse Recommendation Change or in the event the Company materially breaches its No Solicitation obligations; or

•	if (i) an Alternative Proposal is made by a third party or group and is publicly disclosed or announced, or otherwise becomes publicly known, or any Person or group publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Alternative Proposal; (ii) thereafter the Merger Agreement is terminated as a result of the lapse of the End Date, a failure to obtain the Company Shareholder Approval or a Company breach (other than in respect of a material breach of the No Solicitation obligations); and (iii) within 12 months of such termination, the Company enters into a definitive agreement providing for any Alternative Proposal, or does consummate, any Alternative Proposal.

Except as specifically provided for in the Merger Agreement, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Market Price of Our Common Stock

The closing price of our Common Stock on the Nasdaq Global Market on October 20, 2017, the last trading day prior to the public announcement of the Original Merger Agreement, was $32.00 per share. The closing price of our Common Stock on the Nasdaq Global Market on December 1, 2017, the last trading day prior to the public announcement of the Amendment to the Merger Agreement, was $42.35 per share. The Merger Consideration of $49.25 per share represents a premium of approximately 53.9% over the closing price per share on October 20, 2017 and of approximately 16.3% over the closing price per share on December 1, 2017. On [•], the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our Common Stock on the Nasdaq Global Market was $[•] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your Common Stock.

Appraisal Rights

Under Florida law, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the approval of the Merger Agreement, you are entitled to appraisal rights under the FBCA. This means that you are entitled to have the fair value of your shares of Common Stock determined by a court of competent jurisdiction in Florida and to receive payment based on that valuation in lieu of the right to receive the Merger Consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the Merger Consideration.

To properly exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to approve the Merger Agreement. Your failure to follow exactly the procedures specified under the FBCA may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 87 and the text of the Florida appraisal rights statute reproduced in its entirety as Annex C hereto. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the FBCA, shareholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

Litigation Relating to the Merger (see page 55)

A putative class action lawsuit was filed on December 14, 2017 in the United States District Court, Northern District of Florida, purportedly on behalf of Exactech shareholders against Exactech and William Petty, David W. Petty, James G. Binch, William B. Locander, Richard C. Smith, Fern S. Watts, and W. Andrew Krusen, Jr., all of whom are Exactech directors. Parent, Merger Sub and TPG are also named as defendants.

In addition, another putative class action was filed on December 22, 2017 in the United States District Court, Northern District of Florida against Exactech, James G. Binch, Albert H. Burstein, W. Andrew Krusen, Jr., William B. Locander, David W. Petty, William Petty, Richard C. Smith, and Fern S. Watts, all of whom are Exactech directors. Parent, Merger Sub and TPG are also named as defendants.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 90.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction involves the acquisition of all of the outstanding Common Stock by Parent in accordance with the terms and subject to the conditions set forth in the Merger Agreement. If the proposal to approve the Merger Agreement is approved by our shareholders at the special meeting and the other closing conditions under the Merger Agreement have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Merger Sub will merge with and into the Company. Upon completion of the merger, the Company will be the Surviving Corporation in the merger and will continue to exist and conduct business following the merger. As a result of the merger, we will become a wholly owned subsidiary of Parent and will no longer be a publicly traded corporation, and you will no longer have any financial interest in our future earnings or growth.

Q.	What will I receive if the merger is completed?

A.	Upon completion of the merger, you will be entitled to receive the Merger Consideration of $49.25 in cash, without interest thereon and less any required withholding taxes, for each share of our Common Stock that you own, unless you have properly demanded and exercised, and not subsequently withdrawn, your rights to seek judicial appraisal of the “fair value” of your shares under the FBCA. For example, if you own 100 shares of Common Stock, you will receive $49.25 in cash in exchange for your shares, less any required withholding taxes. You will not own any shares of the capital stock in the Surviving Corporation.

Q.	When do you expect the merger to be completed?

A.	We and Parent have agreed in the Merger Agreement to complete the merger as soon as possible. If the Merger Agreement and the merger are approved at the special meeting then, assuming timely satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the merger will be completed promptly thereafter.

Q.	What happens if the merger is not completed?

A.	If the Merger Agreement is not approved by our shareholders or if the merger is not completed for any other reason, you will not receive any payment for your shares of Common Stock. Instead, we will remain an independent public company, and our Common Stock will continue to be listed and traded on the Nasdaq Global Market. If, to the extent permitted by the Merger Agreement, we terminate the Merger Agreement to accept a Superior Proposal, or if we otherwise change or withdraw our recommendation to our shareholders that they vote to approve the Merger Agreement and the Merger Agreement is thereby terminated by us or by Parent, we will be required to pay or cause to be paid to Parent a termination fee of $25,797,000 as described under “The Merger Agreement — Terms of the Merger Agreement — Termination Fees and Express” beginning on page 72.

Q.	Is the merger expected to be taxable to me?

A.	Yes. The exchange of shares of Common Stock for the Merger Consideration in the merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the shareholder’s adjusted tax basis in the shares of Common Stock exchanged for cash pursuant to the merger. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. Holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

Payments made to a Non-U.S. Holder who receives cash in exchange for shares of Common Stock pursuant to the merger will generally be exempt from U.S. federal income tax, subject to certain exceptions. A Non-U.S. Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the holder certifies that it is not a U.S. person or otherwise establishes a valid exemption from backup withholding tax.

You should read “Special Factors— Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 52 for definitions of “U.S. Holder” and “Non-U.S. Holder,” and for a more detailed discussion of the U.S. federal income tax consequences of the merger.

You should consult your own tax advisor regarding the particular tax consequences (including the state, local or non-U.S. tax consequences) of the merger to you in light of your own particular circumstances.

Q.	Do any of our directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.	Yes. In considering the recommendation of the Board of Directors that you vote to approve the Merger Agreement and the merger, you should be aware that certain of our directors and Named Executive Officers have certain interests in the merger that may be different from, or in addition to, your interests as a shareholder generally. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our shareholders vote for approval of the Merger Agreement. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of Common Stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Common Stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting will be held on [•], starting at 10 a.m., local time, at the Hilton UF Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607. This proxy statement for the special meeting will be mailed to shareholders on or about January , 2018.

Q.	Who may attend the special meeting?

A.	All shareholders of record at the close of business on the Record Date, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and is on a first-come, first-served basis. Please note that you will be asked to present evidence that you are a shareholder of the Company as well as valid picture identification, such as a current driver’s license or passport, in order to attend the special meeting.

If you hold shares of Common Stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid picture identification and evidence of your stock ownership, such as your most recent brokerage statement reflecting your stock ownership as of the Record Date, or a legal proxy from your broker or nominee.

Shareholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

Q.	When will the shareholders’ list be available for examination?

A.	A complete list of the shareholders entitled to vote at the special meeting will be available for examination by any shareholder of record, during ordinary business hours, at our offices for a period of 10 days immediately prior to the special meeting and at the special meeting itself.

Q.	Who may vote at the special meeting?

A.	You may vote if you were a record holder of our Common Stock at the close of business on the Record Date. As of the Record Date, there were 14,423,864 shares of Common Stock issued and outstanding, and entitled to vote at the special meeting.

Q.	How many votes do I have?

A.	You will have one vote for each share of Common Stock that you owned on the Record Date.

Q.	What will I be voting on?

A.	You will be voting on the following:

•	The approval of the Merger Agreement and the merger, which provides that, at the effective time, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent; and

•	The proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger.

•	The proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement and the merger.

Q.	What are the voting recommendations of the Board of Directors?

A.	All of the Company’s independent, non-employee directors, constituting a majority of the Board, adopted the Merger Agreement and the merger and determined that the Merger Agreement and the merger are advisable and fair to, and in the best interests of, the company and its shareholders. The Board recommends that you vote “FOR” approval of the Merger Agreement, “FOR” approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger and “FOR” approval to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

Q.	How do I vote?

A.	If you are a shareholder of record (that is, if your shares of Common Stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), then you may vote in any of the following four ways:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card by Mail: You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [•]. Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the special meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.	What if I hold my shares in “street name”?

A.	You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of Common Stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares will not be voted on any of the proposals described in this proxy statement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger, but will not affect the outcome of any other proposal.

Q.	How many votes must be present to hold the meeting?

A.	A majority of the outstanding shares of Common Stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum, which is required for us to conduct business at the special meeting. On the Record Date, there were 14,423,864 shares of Common Stock issued and outstanding and entitled to vote. Shares of our Common Stock represented in person or by proxy, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

Q.	What vote is required to approve each proposal?

A.	If a quorum is present at the special meeting, the approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Because the affirmative vote required to approve the proposal to approve the Merger Agreement is based upon the total number of outstanding shares of Common Stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

If a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires that the number of votes cast at the special meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

Q.	What are the effects of abstentions and broker non-votes?

A.	Abstentions

Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “FOR” or “AGAINST” any proposal; however, because the proposal to approve the Merger Agreement requires the affirmative vote of a majority of our outstanding shares of Common Stock entitled to vote thereon at the special meeting, an abstention will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

Abstentions will have no effect on the voting results for any other proposal described in this proxy statement.

Broker “non-votes”

Under applicable exchange rules, if a broker, bank or other institution that holds shares in “street name” for a customer does not receive voting instructions from that customer, the broker may vote on only certain “routine” matters. For “non-routine” matters, which include all proposals contained in this proxy statement, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares of Common Stock. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “FOR” or “AGAINST” any proposal and will have no effect on the voting results for any proposal, other than the proposal to approve the Merger Agreement, for which a broker non-vote will have the effect of a vote “AGAINST” approval of the Merger Agreement.

Because all proposals in this proxy statement are considered “non-routine” matters under applicable exchange rules, we urge you to give voting instructions to your broker.

If any “routine” matters are properly brought before the special meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

Q.	Can I change my mind after I vote?

A.	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	delivering written notice to our Corporate Secretary at Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653;

•	executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•	attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

•	submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your shares of Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of [•] will count the votes and will serve as the independent inspector of elections.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares of Common Stock. We encourage you to register all of your shares of Common Stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at 1-800-937-5449 or at the following address:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Q.	Will my shares of Common Stock be voted if I do not provide my proxy?

A.	If you are the shareholder of record and you do not vote or provide a proxy, your shares of Common Stock will not be voted.

If your shares of Common Stock are held in “street name”, they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under the Nasdaq Global Market rules to vote shares of Common Stock for which their customers do not provide voting instructions on certain “routine” matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, which include all proposals described in this proxy statement, and, as a result, absent specific instructions from the beneficial owner of shares of Common Stock held in street name, banks, brokerage firms or other nominees are not empowered to vote those shares.

Q.	How is the meeting conducted?

A.	The Chairman has broad authority to conduct the special meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the special meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the special meeting is conducted in a manner that is fair to all shareholders. Shareholders making comments following the special meeting must do so in English so that the majority of shareholders present can understand what is being said.

The use of cameras, recording devices and other electronic devices will be prohibited at the special meeting.

Q.	May shareholders ask questions?

A.	Yes. Our representatives will answer shareholders’ appropriate questions of general interest following the special meeting consistent with the rules distributed at the special meeting.

Q.	Have any shareholders already agreed to vote “FOR” approval of the Merger Agreement?

A.	Yes. Concurrently with the execution of the Merger Agreement, the Rollover Investors entered into a Rollover and Voting Agreement with Parent pursuant to which, subject to certain exceptions, such shareholders have agreed to, among other things, vote their respective shares of Common Stock in favor of the approval of the Merger Agreement. The shares of Common Stock subject to the Rollover and Voting Agreement comprise approximately 25.5% of the outstanding shares of Common Stock as of the Record Date. The Rollover and Voting Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Q.	Who will pay for this proxy solicitation?

A.	We will pay the cost of preparing, assembling and mailing this proxy statement, the notice of meeting and the enclosed proxy card. Our directors, officers and employees may solicit proxies in person or by telephone, mail, e-mail or facsimile. These persons will not be paid additional remuneration for their efforts. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of our Common Stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation. We will pay fees not greater than $15,000 plus reasonable out-of-pocket expenses for their assistance. We will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy soliciting services on our behalf.

Q.	Will any other matters be voted on at the special meeting?

A.	As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.	What is the Company’s website address?

A.	Our website address is www.exac.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investor Relations-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC. Information contained on, or accessible through, our website is not a part of this proxy statement and is not incorporated by reference.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Shareholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, shareholders may obtain free copies of the documents filed with the SEC by contacting us at (352) 377-1140 or by sending a written request to Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653.

Our SEC filings are available in print to any shareholder who requests a copy at the phone number or address listed above.

Q.	What happens if I sell my shares of Common Stock before the special meeting?

A.	The Record Date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Common Stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies us in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q.	What will happen to my employee stock options in the merger?

A.	The Merger Agreement provides that: (i) each Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, will be fully cancelled as of immediately prior to the Effective Time, and the holder thereof will be entitled to receive an amount in cash equal to the Option Consideration; and (ii) each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time will become fully vested as of such time and will be treated as an outstanding share of Common Stock for purposes of the Merger Agreement.

Q.	What will happen to my restricted stock in the merger?

A.	All issued and outstanding shares of Restricted Stock will vest immediately prior to the Effective Time, and each such share of Restricted Stock will be converted into the right to receive cash in an amount equal to the Merger Consideration, without interest thereon and less any required withholding taxes.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares of Common Stock are represented at the special meeting. If you hold your shares of Common Stock in your own name as the shareholder of record, please vote your shares by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the FBCA instead of receiving the Merger Consideration for my shares?

A.	Yes. As a holder of our Common Stock, you are entitled to exercise appraisal rights under the FBCA in connection with the merger if you take certain actions and meet certain conditions. See “Appraisal Rights” beginning on page 87.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please call MacKenzie Partners, Inc. toll-free at 800-322-2885.

SPECIAL FACTORS

Background of the Merger

The Board and Exactech’s senior management regularly review and assess Exactech’s operating strategy, financial performance, risk profile, regulatory environment, prospects and competitive position, as well as strategic and financial alternatives intended to enhance shareholder value. During the past several years, the Company received several unsolicited communications from third parties regarding potential Company sale transactions. Because Exactech was continuing to execute its strategic business plan and was not actively engaged in exploring strategic alternatives at that time, no non-public Company information was exchanged and no substantive discussions regarding the terms of a potential sale or business combination transaction ever ensued with any of such parties.

From 2015 through 2017, the Board assessed Exactech’s mix of operating businesses, capital structure, investments and liquidity, and made strategic acquisitions and investments designed to expand and diversify its products and broaden and expand its sales and distribution channels. In January 2015, Exactech acquired Blue Ortho SAS, a France-based computer-assisted surgical technology development and manufacturing firm, which produces Exactech’s Exactech GPS® (Guided Personalized Surgery) technology. In December 2015, Exactech obtained a $150 million revolving credit facility through a senior lender syndicate led by J.P. Morgan Chase Bank. In February 2016, Exactech acquired Exactech Australia, Exactech’s independent distributor, and in October 2016 Exactech acquired a 24.55% interest in Orthopedic Designs North America, Inc., a company involved in the development, manufacture and distribution of screw and rod fixation devices used in orthopaedic trauma applications. In 2017, with the goal of increasing productivity, enhancing profitability of its worldwide business and eliminating non-core, low margin businesses, Exactech consummated several strategic divestments, including the sale of its spine products business in January 2017, the divestiture of its majority ownership in Exactech (Taiwan) in June 2017, and the sale of its China subsidiary in September 2017.

In addition, in July 2015 and intermittently thereafter, Exactech met with J.P. Morgan Securities LLC, an affiliate of J.P. Morgan Chase Bank, to identify and discuss potential value enhancement strategies.

In March 2017, representatives of a non-U.S. private equity firm and one of its portfolio companies which conducts orthopaedic implant device operations – whom we refer to collectively as “Party A” – met with the Company’s Executive Chairman, Chief Executive Officer and certain other of the Company’s executives at the Company’s principal offices in Gainesville, Florida to discuss a possible combination of the businesses of the Company and Party A. Later in March 2017, the Company’s Chief Executive Officer and Chief Financial Officer met with representatives of Party A in San Diego, California to further discuss a possible combination of the businesses of the Company and Party A. Although general discussion ensued about how Party A’s business and the Company’s business were complementary in certain limited respects, members of the Company’s management team, including the Company’s Executive Chairman did not believe that sufficient operating synergies would result from a hypothetical combination between the Company and Party A’s orthopaedic portfolio company and, accordingly, that a potential transaction between the two companies would not be in the best interests of the Company’s shareholders and other constituents. At the meeting, no non-public Company information was exchanged with Party A and neither the structure for nor terms of a possible transaction were ever discussed. Intermittently over the following couple of months, representatives of Party A contacted the Company’s Executive Chairman and Chief Executive Officer via e-mail to seek to resume the general discussions that occurred in late-March but no further meetings or discussions took place. Party A was informed in June 2017 that the Company was committed to executing the Board’s long-term strategy and management’s business plan and was not interested in pursuing further discussions with Party A about a possible sale, business combination or other transaction.

On April 4, 2017, Daniel Hann, former Senior Vice President, Business Development of Biomet, Inc., who is a current TPG advisor, contacted Exactech Chief Executive Officer and President David Petty via telephone to request a meeting on May 1, 2017 with members of Exactech’s management team. Exactech had previously worked with Mr. Hann in 2004-2011 when he was with Biomet and when Exactech and Biomet were co-investors in Dimicron, Inc., a company developing diamond bearing technology for total hip applications. Mr. Hann served as the Dimicron project director for Biomet and worked closely with the Exactech project team. While the Dimicron project was ultimately unsuccessful, Exactech’s project team developed strong respect for Mr. Hann’s leadership and industry knowledge. On this call, Mr. Hann indicated that he and certain partners affiliated with TPG wanted to meet with Exactech to discuss potential strategies that could capitalize on certain issues affecting Exactech and others in the industry due to the consolidation of, and cost reduction initiatives by, certain of Exactech’s competitors. Exactech thought it would be productive to discuss conditions and trends in the industry with an industry leader whose experience it both trusted and respected. No determination was made by the Company’s independent directors that the Company was for sale.

On May 1, 2017, Exactech Executive Chairman, Dr. William Petty, Exactech President and Chief Executive Officer, David Petty, and Exactech Senior Vice President-Strategic Initiatives, Bruce Thompson, met at Exactech’s headquarters in Gainesville, Florida, with Mr. Hann and Jeffrey Binder, the former President and CEO of Biomet and also a TPG advisor. At this meeting, Messrs. Hann and Binder informed Exactech’s executive team in attendance that TPG wanted to explore potential opportunities between Exactech and TPG’s healthcare portfolio companies, including a possible investment or strategic transaction. Exactech informed TPG that it was continuing to execute its strategic business plan and was not currently exploring strategic alternatives, including any potential sale or business combination transaction, but was willing to listen to TPG’s investment thesis and views about the Company’s industry.

On June 21, 2017, Dr. and Mr. Petty and Exactech’s Chief Financial Officer, Joel Phillips, met in Gainesville, Florida with Mr. Binder and Todd Sisitsky, Managing Partner of TPG Capital North America, to further discuss industry consolidation trends and TPG’s general overview of the orthopaedics industry, as well as the Company’s relatively small scale relative to its competitors with greater resources, access to capital and product diversification and the fact that the Common Stock was consistently trading at multiples lower than many of the Company’s peers. TPG also presented to the Company an outline of potential transaction opportunities. These conversations continued on July 24, 2017 when Dr. Petty, Mr. Petty, Exactech Vice President for Administration and Corporate Secretary, Betty Petty, and Mr. Phillips, met at Jackson Hartsfield Airport in Atlanta, Georgia with Messrs. Sisitsky, Binder and Hann, as well as Kendall Garrison, a Principal of TPG. At the time, however, the Company was continuing to execute its strategic business plan and the Board had not determined to pursue a possible sale or business combination transaction.

The Company’s lead independent, non-employee director was informed of the June 21, 2017 and July 24, 2017 meetings on July 29, 2017.

As a result of discussions with Messrs. Binder and Hann in June and July 2017, members of Exactech’s senior management informed the Company’s independent directors that a potential transaction with TPG and/or one of its portfolio company affiliates (with Messrs. Hann and Binder involved as advisors) at a robust premium could be in the best interests ° of the Company’s shareholders at a time when the Common Stock, as of June 21, 2017, was trading at 97% of the 52-week high, but was nevertheless consistently below the trading multiples of the Company’s peers. It was noted that this asymmetry was a source of frustration for the Board, the Company’s management team and the Company’s shareholders. At this time TPG informed Exactech that it was important for Mr. Binder to have a central role in any potential transaction (should discussions progress) and that on July 11, 2017 one of the Company’s competitors announced a search for new senior executives. TPG informed Exactech that Mr. Binder could become a primary candidate for such position. TPG also informed Exactech that if any transaction with the Company were to ensue, it desired to engage in substantive discussions and, if warranted deal term negotiations, promptly so as not to jeopardize Mr. Binder’s availability to play a central role in the Company.

In late-July 2017, the Company’s lead independent director, Mr. Binch, contacted representatives of TPG to discuss entering into a confidentiality and standstill agreement to facilitate the exchange of non-public Company information. Mr. Binch advised TPG that no determination had been made by the Company’s independent directors that the Company was for sale but that the Company was interested in continuing preliminary discussions about a possible transaction.

Throughout the period from early-August through the date of the execution of the Merger Agreement, Greenberg Traurig, legal counsel to the Company, engaged in frequent consultation with the Company’s lead independent director and the Company’s other independent, non-employee directors with respect to the communications and course of dealing with TPG and its advisors and, ultimately (once substantive discussions progressed), with respect to the negotiating strategy with TPG.

On August 8, 2017, TPG and the Company entered into a confidentiality and standstill agreement to facilitate TPG’s due diligence investigation of the Company and to commence substantive discussions to explore whether the parties had any mutual interest in engaging in a transaction and whether such a transaction was feasible.

Throughout the remainder of August 2017, representatives of TPG held several meetings with members of Exactech’s management team and conducted customary business, legal and operational due diligence to assist TPG in determining whether a transaction was feasible. Specifically:

•	A management session was convened on August 11, 2017, at which Dr. Petty, Mr. Petty, Mrs. Petty, Mr. Thompson, Mr. Phillips, Exactech Executive Vice President of Research and Development, Gary Miller, and Exactech Vice President - Legal, Donna Edwards, met at Exactech’s headquarters in Gainesville, Florida with Messrs. Sisitsky, Binder and Hann and TPG Capital Partner, John Schilling, and other TPG representatives. At this meeting, TPG presented a comprehensive overview of its investment portfolio in the healthcare industry.

•	On August 17, 2017, the same management team representatives of Exactech and certain of Exactech’s independent Board members, Mr. Binch, Andrew Krusen, Fern Watts and William Locander, met with Messrs. Sisitsky and Binder. At this meeting, the Company’s independent directors and management team addressed Exactech’s general strategy in response to various due diligence questions TPG had with respect to Exactech.

At the conclusion of the meeting, after the representatives of TPG exited, Exactech’s Board authorized management to respond to a due diligence questionnaire furnished by TPG at the meeting.

•	On August 25, 2017, Messrs. Petty and Phillips met at Hartsfield-Jackson Airport in Atlanta, Georgia with Messrs. Binder, Hann, Schilling and additional advisors of TPG. Also in attendance were certain key Company employees, including Vice President of Marketing for Extremities, Darin Johnson, Hip Business Unit Leader, Edmund Loftus, Vice President Marketing-Knee, Joseph Pizzurro, and Vice-President, Marketing, Steve Szabo. At the meeting, each Company business unit leader provided to TPG a presentation on his business unit’s product line, the general strategy with respect to that product line and product development activities for that unit.

•	On August 29 and August 30, 2017, various TPG advisors held a series of operational meetings at Exactech’s headquarters in Gainesville, Florida with Messrs. Phillips and Thompson, Ms. Edwards and Exactech Vice President, Regulatory and Clinical Affairs, Darrell Kassner, Exactech Director, Regulatory Affairs, Dawn Davisson, Exactech Senior Director, Manufacturing Operations, Ron Green, and Exactech Senior Manager, Quality Engineering, Jorge Tamayo. At these meetings, TPG’s representatives reviewed Exactech’s regulatory affairs, clinical research and quality and manufacturing operations.

On September 8, 2017, Mr. Sisitsky called Dr. Petty to inform him that TPG intended to submit to the Board a non-binding indication of interest with respect to a proposed transaction. Dr. Petty asked the Board to be available for a special telephonic meeting on September 13, 2017.

At the September 13, 2017 Board meeting, Messrs. Sisitsky, Binder, Schilling and Garrison attended certain portions of that meeting by invitation, along with Exactech officers Dr. Miller, Messrs. Thompson and Phillips, Mrs. Petty and Ms. Edwards. All members of the Board were in attendance, in addition to representatives of Greenberg Traurig. The representatives from TPG outlined for the Board their assessment of Exactech, including their perceptions regarding Exactech’s financial prospects and value, and concluded with a discussion of the written indication of interest TPG presented to the Board during the meeting.

TPG proposed a $39.00 per share cash offer to acquire 100% of the outstanding Common Stock in a statutory merger transaction. The $39.00 price indication represented an approximate 30% premium to Exactech’s then-most recent $30.10 Common Stock closing sale price, an approximate 30% premium to Exactech’s 30-day and 90-day average Common Stock prices, and an approximate 41% premium to the 52-week average price of the Common Stock. TPG expressed its willingness and desire to expeditiously negotiate a mutually acceptable definitive merger agreement, its willingness to provide a commitment to finance the transaction entirely with an equity investment made by one of its multi-billion dollar affiliated funds, and the fact that there would be no financing contingency or conditions in the definitive merger agreement. Additionally, TPG indicated that it was willing to agree to certain merger agreement remedies in favor of the Company that would more closely approximate the contract provisions and closing certainty inherent in a merger agreement with a strategic (i.e., operating company) purchaser. These provisions included certain rights to specifically enforce against TPG and its affiliates the terms of any such agreement. TPG noted its strong desire to expedite its completion of business, financial and legal due diligence, to the extent the Board determined to work with TPG and commit its resources to negotiate a definitive merger agreement and other transaction documentation promptly, because TPG desired to employ for the post-closing Company the services of Mr. Binder, who was rumored to be engaged in evaluating employment opportunities with a number of industry leaders. Specifically, TPG suggested completion of confirmatory due diligence and execution of definitive transaction documentation within the ensuing 10-14 days. TPG also noted that in view of the situation involving Mr. Binder and the fact that its $39.00 price indication represented a significant premium to the unaffected price of the Common Stock that it was not willing to participate in a “competitive” pre-signing process were the Company intending to undertake such a process, but also indicated its willingness to agree to a “go-shop” provision in any definitive merger agreement to allow Exactech to actively solicit potential alternative acquisition proposals from third parties for a reasonable period of time after the signing and announcement of such agreement.

After TPG’s representatives exited the telephonic meeting, the Board reviewed and discussed TPG’s indication of interest, the Company’s prospects, the risks inherent in and the Board’s overall expectations associated with the execution of management’s current business plan and operating strategy, the regulatory and competitive environment in which the Company was currently operating, the Company’s stand-alone (i.e., remain independent) strategy and the availability of other potential financial and strategic alternatives to enhance shareholder value, and what the process for a potential sale transaction would entail. At the Board’s request, Greenberg Traurig addressed the Board’s fiduciary duties generally and in the context of a potential sale transaction. Because TPG’s proposal provided for the acquisition of 100% of the outstanding Common Stock for cash (and did not require any equity participation in the post-closing ownership of the Company by the Company’s founding and management shareholders), and because a majority of the Board consisted of independent, non-employee directors, and the founding and other management-shareholders did not hold, own or control a majority of the voting power represented by the outstanding Common Stock, the Board concluded, in consultation with Greenberg Traurig, that it was unnecessary to establish a formal special committee of independent directors in connection with TPG’s indication of interest. However, the Board determined, in consultation with Greenberg Traurig, that the Company’s independent directors would exclusively design the strategy for, and would lead and execute any transaction process that might ensue, regarding a potential sale transaction, if the Board decided to continue discussions with TPG, and that the Company’s independent directors would exclusively negotiate the terms of all transaction documentation if a transaction were pursued. The Board then discussed the need to formally engage a globally recognized, “bulge bracket”, financial advisor to assist and advise the Board in understanding the strategic and financial alternatives available to the Company and to potentially conduct a valuation of the Company using customary methodologies to assist the Board in properly assessing TPG’s $39.00 price indication. The Board discussed its various relationships with investment banking firms that it had used over the years for M&A and capital markets transactions. The Board noted that Exactech had previously engaged J.P. Morgan for certain transactions, which resulted in J.P. Morgan’s development of considerable knowledge of management’s business plan and operating strategy, and that other regional investment banking firms that the Company had used in certain transactions lacked the experience and depth to advise the Board with respect to a sale of the Company as an entirety and to interact with TPG’s principals. The Board also observed that J.P. Morgan’s issuer health care and medical device industry expertise and coverage was among the most extensive in the United States. The Board then directed

Mr. Binch to contact J.P. Morgan’s global chairman of investment banking and head of its healthcare industry practice to discuss engagement terms, pursuant to which J.P. Morgan would potentially serve as the Company’s financial advisor and advise the Board in its consideration of TPG’s indication of interest. Mr. Binch was further directed to work with Greenberg Traurig to assist with such engagement.

The Board then discussed its belief that TPG’s $39.00 price indication did not adequately reflect Exactech’s intrinsic values. Further discussion ensued regarding the methods by which a sale of control process might be executed and the risks of market leaks if a prolonged and widespread pre-signing process was pursued including impacts on the Company’s employees and independent contractors. The Board did not make a determination at this time whether to pursue a competitive sale process and resolved to discuss the matter again following the engagement of J.P. Morgan.

This same day, TPG transmitted to the Board and its representatives at Greenberg Traurig a proposed draft merger agreement for a potential sale of control of the Company.

On September 14, 2017, the Company’s lead independent director contacted representatives of J.P. Morgan to initiate discussions regarding their potential engagement as Exactech’s financial advisor. In that no formal determination had been made by the Company’s independent directors to enter into a transaction with TPG or any other party, after consultation with Greenberg Traurig, TPG’s legal advisors were contacted and informed that any review and consideration of a proposed merger agreement was premature at that time and that the Company was continuing to execute its strategic business plan and was not currently exploring a sale transaction. Accordingly, TPG was informed that the draft agreement would not be reviewed by the Board or by Greenberg Traurig and that the transmission thereof by e-mail should be “recalled.”

During approximately the next two weeks, representatives of J.P. Morgan met in-person and held telephonic discussions with the Company’s independent directors, the Company’s Executive Chairman, the Company’s President and Chief Executive Officer, the Company’s Secretary, the Company’s General Counsel and certain other members of management who were present at the invitation of such directors to assist J.P. Morgan in reviewing certain historical and projected financial information prepared by the Company’s management team. At the same time, several drafts of a proposed engagement letter for the retention of J.P. Morgan were exchanged by representatives of J.P. Morgan, Mr. Binch and Greenberg Traurig.

On September 27, 2017, the Board held a telephonic meeting which was attended by all Board members, the same Exactech officers who attended the September 13, 2017 telephonic Board meeting, representatives of Greenberg Traurig and representatives of J.P. Morgan. J.P. Morgan presented an overview of Exactech, including consensus street estimates and sell-side analysts’ respective price targets. At the meeting, TPG’s deal consummation history and overall reputation in both the private equity industry and as an M&A transaction counterparty were discussed. It was noted that TPG was one of the most active and well-known global private equity firm sponsors, with approximately $75 billion in portfolio assets under management. The Board concluded that TPG was both a very credible and seemingly highly motivated buyer and that it had the ability to negotiate and execute a transaction (such as the one outlined in TPG’s September 13, 2017 indication of interest) quickly and with minimal disruption to the Company’s management team and day-to-day operation of the Company’s business, and that given TPG’s size, liquidity and extensive access to capital, it could easily finance and complete the acquisition of a company of Exactech’s size. At the meeting, J.P. Morgan disclosed to the Board the various capital markets, senior credit and M&A advisory transactions that J.P. Morgan and its commercial banking affiliates had worked on for TPG and its affiliates in the prior two years, as well as the compensation received in connection with such transactions, which compensation in the aggregate was between 15x and 20x the amount of the compensation J.P. Morgan would receive from the Company under the terms of the proposed engagement. The Board considered this information, but also considered that in light of J.P. Morgan being one of the largest investment banks in the world and because J.P Morgan is one of the most active financial advisors in U.S. and worldwide M&A transactions, the amount of fees received from TPG over the last two years was unlikely to be material to or to influence J.P. Morgan’s financial assessment of any transaction that might ensue between Exactech and TPG. Accordingly, the Board determined that J.P. Morgan’s engagement history with TPG and its affiliates was not a basis for creating any lack of independence or conflict of interest for purposes of any proposed transaction with TPG.

J.P. Morgan then provided a general overview of TPG’s September 13, 2017 indication of interest, noting the approximately 25% premium represented by TPG’s $39.00 price indication relative to the September 22, 2017 price of the Common Stock, as well as the proposed 100% “equity backstopped” financing contemplated by TPG for the transaction.

J.P. Morgan then presented to the Board its preliminary valuation analysis, which included references to two sets of financial projections previously provided to J.P. Morgan by Exactech’s management: (i) a management “base case” (which management used to plan and forecast the Company’s day-to-day business operations based on the most current information available to management, including reasonable assumptions as to business risk and unlevered free cash flows) that was considered the most accurate and reliable estimate of the Company’s prospects; and (ii) an illustrative “upside case” (containing aggressive growth estimates and speculative assumptions, which were considered far less realistic and highly unlikely to be achieved). The Board noted that, for purposes of its assessment of the Company’s intrinsic value and J.P. Morgan’s preliminary financial analysis, management’s “upside case” forecasts were inherently unreliable and not a material input for the Board’s overall analyses or J.P. Morgan’s financial analysis of TPG’s offer.

At Mr. Binch’s request, Greenberg Traurig addressed the fiduciary duties of the Company’s directors generally and in the context of a proposed sale of control transaction, and Greenberg Traurig further addressed the various methods to execute a potential sale of control. Discussion next ensued with respect to the potential strategic and financial purchaser candidates who might be ready, willing and able to execute and complete a sale transaction involving the Company. Following discussion among the directors and J.P. Morgan, the directors determined that it was highly unlikely that there were any natural strategic purchasers who would be willing to pursue an acquisition of the Company within a reasonable timeframe and at a price in excess of $39.00 per share of Common Stock, and that engaging in a pre-signing market check to “test” TPG’s $39.00 price indication would risk a leak of the process and, therefore, risk TPG’s continued interest in acquiring the Company. Moreover, it was noted that on several occasions TPG informed the Company that in view of the situation involving Mr. Binder and the fact that TPG’s $39.00 price indication represented a significant premium to the unaffected Common Stock price, TPG was not willing to participate in a competitive pre-signing process were the Company to undertake the same. It was discussed that the Company’s peer group of operating companies did not have a significant product line concentration or business segments in the Company’s space, and therefore, that it would be difficult for a peer company to create combined company synergies sufficient to justify paying a meaningful control premium for the Company. It was further noted that TPG had repeatedly indicated that retaining the post-closing services of Mr. Binder was central to its desire to acquire the Company and that Mr. Binder might not be available if a prolonged pre-signing process ensued.

The Board further discussed that TPG did not request exclusivity in negotiations, which meant the Company could respond to any acquisition or business combination proposals that might be presented to Exactech prior to entering into any definitive merger agreement with TPG. It was further observed that the Company was trading at a 52-week high, which created an artificial cap on the premium a purchaser candidate might be willing to pay in light of the Company’s price volatility and that, while the Company was relatively unlevered (on a debt-to-equity basis), it was currently generating stagnant cash flows, which could make it more difficult for a potential financial buyer to use debt financing to create the returns on equity typically sought by a private equity sponsor. In this regard, it was again noted that TPG was willing to structure the acquisition with 100% equity financing and to provide other terms reasonably consistent with that of a strategic (i.e., operating company) purchaser candidate.

The Board concluded that, based upon management’s base case financial forecast and analysis, J.P. Morgan’s preliminary financial analysis and the other preliminary financial analyses it had reviewed, the Board should negotiate for a higher price. The Board noted that although no decision to sell Exactech or to pursue any particular transaction had been or could be made at that time, in view of TPG’s excellent reputation and track record of completing high premium deals in Exactech’s industry, TPG’s apparent high motivation to complete an acquisition of Exactech without any debt financing or regulatory risks, and the likelihood that TPG may be willing and able to pay maximum current value on overall deal terms that are fair to and in the best interests of Exactech’s shareholders, Mr. Binch, as lead independent director, should contact TPG and inform it that its $39.00 price indication was not a sufficient price upon which the Board could proceed and that a minimum price per share “in the 40s” would be required for the Board to engage in any further transaction discussions. The Board also instructed management to deliver to TPG its upside case financial projections. Even though the Board viewed the base case financial projections as being the only reliable and, therefore, material forecasts for the Board’s and J.P. Morgan’s review and consideration, the Board believed that J.P. Morgan and management could use the upside case projections in discussions with TPG to seek to obtain a higher price from TPG for the Exactech shareholders in the proposed transaction.

On that same day, Mr. Binch contacted Mr. Sisitsky to convey the Board’s conclusions as discussed at the September 27, 2017 meeting.

On October 11, 2017, TPG delivered to Mr. Binch a revised indication of interest, proposing a $41.00 per share cash purchase price for 100% of the outstanding Common Stock. Mr. Binch distributed TPG’s proposal to the full Board, J.P. Morgan and Greenberg Traurig and called a special telephonic meeting of the Board to discuss TPG’s revised proposal, including the increase in TPG’s proposed purchase price.

On October 13, 2017, the Company formally retained J.P. Morgan as its financial advisor in connection with the proposed merger pursuant to the terms of an engagement letter entered into on such date.

On October 14, 2017, the Board held a special telephonic meeting to discuss TPG’s increased price proposal. In attendance were the same parties who attended the September 27, 2017 special telephonic meeting of the Board. At the meeting, J.P. Morgan presented to the Board an updated preliminary valuation analysis to reflect TPG’s increased $41.00 per share price. The Board then discussed with J.P. Morgan and Greenberg Traurig Exactech’s implied value relative to TPG’s $41.00 price indication and noted that, although Exactech’s performance had been strong in all but one quarter over the preceding 21-month period, the Common Stock price had declined materially from time to time despite Exactech’s positive overall performance. The risks of such decline in the absence of a current value maximizing transaction were next discussed.

Based on J.P. Morgan’s updated preliminary valuation analysis, the Board concluded that, although TPG’s $41.00 per share price indication was at the higher end of the Company’s implied equity value range, that price likely did not represent TPG’s highest and best offer and that, consistent with the Board’s fiduciary duties, the Board should seek to obtain from TPG a higher price. Accordingly, the Board authorized and instructed Mr. Binch to inform TPG that the Board was still not willing to proceed with negotiating a merger agreement and equity commitment letter based on TPG’s $41.00 price indication and to ask TPG to submit its highest and best offer.

After the meeting, Mr. Binch asked Mr. Sisitsky to reconsider TPG’s $41.00 price indication and submit to the Board TPG’s highest and best offer. Later that same day TPG delivered to Mr. Binch a revised “final proposal” consisting of a dual-price offer: (x) $41.25 per share (if a “go shop” period was included in the definitive merger agreement in addition to customary post-signing fiduciary-out provisions) and (y) $42.00 per share (if no “go-shop” period was included in the definitive merger agreement and only customary post-signing fiduciary-out provisions were included). TPG’s proposal also indicated that it required a 4% termination fee if Exactech terminated the agreement in favor of a superior proposal. TPG’s proposal was accompanied by a draft merger agreement and a draft of the equity commitment letter to be provided by one of TPG’s affiliated funds with approximately $10 billion of capital commitments. Mr. Binch distributed the revised indication of interest to the full Board, J.P. Morgan and Greenberg Traurig and called a special telephonic meeting of the Board to discuss TPG’s latest proposal.

On October 18, 2017, the Board held a special telephonic meeting to discuss TPG’s revised indication of interest. In attendance were the same parties who attended both the September 27, 2017 and October 14, 2017 special telephonic meetings of the Board. J.P. Morgan delivered to the Board an update of its previous preliminary valuation analysis to address each of TPG’s revised $41.25 (“go-shop”) and $42.00 (no “go-shop”) per share offer prices.

The Board noted that TPG’s latest offer did not contain a request for pre-signing exclusivity, meaning that Exactech was unrestricted in its ability to respond to any third party proposal or offer received by the Company during the period of negotiations with TPG. The Board discussed its belief, informed by discussions with its financial advisor, that it was highly unlikely that any potential strategic buyer would be ready, willing or able to submit a proposal to acquire Exactech at a price matching or exceeding TPG’s latest price proposals. Additionally, it was noted that a strategic operating company would not be able to move as expeditiously as TPG with respect to a potential transaction, in part because of TPG’s sense of urgency created by the risk of losing the services of Mr. Binder for the post-closing Company. Greenberg Traurig reiterated that any definitive merger agreement to be entered into with TPG would contain reasonable “window shop” exceptions to the Company’s “No Shop” covenant and fiduciary termination provisions to enable Exactech to enter into a definitive agreement for a superior proposal under certain customary circumstances.

The Board discussed whether there was any possibility that TPG would be willing to further increase its offer price, even incrementally, and whether it believed that TPG was sincere in its statement that its most recent price indication structure was, in fact, its “final” and best offer. Based upon the Board’s assessment of Exactech’s intrinsic value, after consultation with J.P Morgan and Greenberg Traurig, the fact that $42.00 (at the high end/no “go-shop”) and $41.25 (at the low end/“go-shop”) did, in fact, appear to represent TPG’s best and final offer prices and appeared to be the maximum control premium available to the Company, the fact that any further delay could jeopardize TPG’s willingness to proceed with the transaction based, in significant part, on the risk that Mr. Binder would no longer be available to TPG to work with the post-closing Company (which, as TPG repeatedly informed the Company, would cause TPG to abandon any plans to acquire Exactech), the risk that the price of the Common Stock could decline significantly depending on its historic volatility, the risks inherent in the execution of management’s business plan and operating strategy, and the lack of any viable strategic or financial alternative to management’s current stand-alone (i.e., remain independent) plan to enhance, over time, shareholder value to a level approximating the value implied by TPG’s latest deal price indications, the Board concluded that requesting another price increase would not result in any further increase and would jeopardize the potential transaction.

At the Board’s request, Greenberg Traurig addressed the Board’s fiduciary duties in the context of the proposed transaction with TPG and the history of discussions and actions leading to TPG’s most recent price proposal. Greenberg Traurig next addressed the utility and success rate of post-signing “go-shops” and the function and utility of standard fiduciary outs, termination rights, reasonable break up fee amounts and trigger events, and “window shop” provisions, in public company merger agreements.

The Board further reviewed J.P. Morgan’s updated preliminary valuation analysis and concluded that a $42.00 per share offer price was a compelling price, which the Board believed represented the maximum current value available for the Company, and that it would not be productive to contact potential alternate strategic purchaser candidates at this stage given the inherent risks in doing so. After further discussion regarding the terms, merits and risks of TPG’s latest proposal and the fact that the opportunity to deliver maximum current value to Exactech’s shareholders may not present itself again for a long time (or ever) if the transaction proposed by TPG were abandoned, the Board authorized and instructed Mr. Binch to inform TPG that the Board was willing to commence negotiation of a mutually acceptable merger agreement at $42.00 per share (and to forgo a post-signing “go-shop” period, so long as the Company retained customary fiduciary termination rights and corresponding “window shop” provisions in the definitive merger agreement), but that the Board would not agree at that time to any termination fee amount or the circumstances under which it would become payable.

Dr. Petty then advised the independent directors that he, Mrs. Petty and David Petty, in their capacities as founding and management shareholders, desired the ability to participate, side-by-side with TPG, as minority investors in Parent at the Effective Time and to exchange a yet- to- be determined portion of their shares of Common Stock for new equity interests in Parent pursuant to the “rollover equity component” of the transaction, which TPG had previously indicated in its acquisition proposals that it was willing to discuss and accommodate but was not requiring as part of any transaction.

Dr. Petty then informed the Board that he and the other founding and management shareholders engaged their own counsel to negotiate any and all such arrangements, including the terms of the Rollover and Voting Agreement. As a result of Dr. Petty’s statement of intentions, the independent, non-employee directors (i.e., Messrs. Binch, Krusen, Smith and Locander, and Ms. Watts) requested an immediate executive session with only the independent, non-employee directors and Greenberg Traurig present.

In executive session, the independent, non-employee directors discussed whether the proposed transaction was fair to and in the best interests of Exactech’s shareholders in light of the merger consideration that (depending on the outcome of any discussions or negotiations between the Company’s founding and management-shareholders and TPG that could then ensue) may be made available to Exactech’s affiliate shareholders, but not to Exactech’s non-affiliate shareholders, and the potential conflict of interest that could arise if the management group were to exchange a portion of their shares of Common Stock for equity interests in the Parent. Greenberg Traurig discussed certain procedural safeguards that could be implemented in conjunction with the potential transaction, including establishing a formal special committee and requiring that the transaction with TPG be conditioned upon the affirmative approval of the holders of a majority of the outstanding non-affiliate shares of Common Stock. Greenberg Traurig next presented the SEC’s Rule 13E-3 disclosure requirements that would now be applicable in view of the decision of the Company’s founding and management shareholders to exchange a portion of their Common Stock for equity interests in Parent. Discussion next ensued regarding the independence and disinterestedness of each of Exactech’s non-employee, outside directors, the fact that it was very unlikely that TPG would agree to a “majority-of-the-non-affiliate shares” voting condition, the downside risk that such a voting condition could present should arbitrageurs, hedge funds and other investors with short-term investment interests accumulate shares of Common Stock after the announcement of the merger agreement, the fact that the Company’s founding and management shareholders did not hold, own or control a majority of the voting power attributable to the outstanding Common Stock, and the risks inherent in any further delay in the transaction process with TPG (which could cause TPG to abandon the transaction given TPG’s desire to have Mr. Binder involved in a central role with the post-transaction Company), it was determined that formation of a formal special committee was not required or practical under the circumstances and that the delay inherent in the establishment thereof could actually risk the consummation of a transaction that was negotiated at arms’-length and that provided what the Board believed to be maximum current value for the Company’s non-affiliate shareholders.

It was also noted that the negotiating strategy, to date, with respect to TPG’s several indications of interest (which resulted in two significant price increases) was designed, led and executed exclusively by the Company’s independent directors (with the participation therein of the Company’s management team solely to help facilitate TPG’s due diligence investigation, in each case in the presence of one or more of the Company’s independent directors, Greenberg Traurig and J.P. Morgan), that the parties had already concluded their price negotiations, that any ensuing negotiation of the merger agreement, financing documents and overall terms of the proposed transaction would be directed exclusively by the Company’s independent directors in consultation with Greenberg Traurig and J.P. Morgan, the fact that TPG’s several indications of interest never required or conditioned the transaction on there being any minimum (or any) amount of Rollover Shares and that the Company’s executive team and TPG’s representatives were informed by the Company’s independent directors that no discussions or negotiations regarding any potential post-closing equity or employment arrangements for any member of the Company’s management team were permitted to occur prior to the time a firm price per share to be paid to the Company’s non-affiliate shareholders was accepted by the independent directors. It was further noted that the independent, non-employee directors have, to date, understood their authority and role as bargaining agents and guardians of the economic and voting interests of Exactech’s non-affiliate shareholders.

Ultimately, the independent, non-employee directors concluded that because TPG’s $42.00 per share cash offer price to shareholders was both final and acceptable to the independent, non-employee directors, management should be granted permission at this time to discuss separately with TPG post-closing equity participation, employment and other arrangements. However, to ensure that the negotiation of any arrangements with management would not delay or be allowed to constitute either a pre-signing or closing condition to the proposed acquisition, the independent directors also determined that if the members of the management group were unable to reach an agreement with TPG regarding the material terms of their post-closing arrangements in the ensuing 48 hours, that the independent, non-employee directors, constituting a majority of the Board, were prepared to authorize and recommend proceeding with a 100% cash merger transaction with TPG at $42.00 per share, assuming that an acceptable merger agreement can be agreed with TPG that is advisable, fair to and in the best interests of Exactech’s non-affiliate shareholders.

After the meeting was concluded, Mr. Binch called Mr. Sisitsky and informed him that the Board had authorized management and Greenberg Traurig to commence the negotiation of a merger agreement (providing for the acquisition of the Common Stock, other than any Rollover Shares and Appraisal Shares, at $42.00 per share) and that TPG was now permitted to speak with Exactech’s founding shareholders and management team regarding post-closing equity participation, employment and other arrangements, which could in no event be a condition to the merger or result in any delay in signing an otherwise mutually acceptable definitive merger agreement. Mr. Binch instructed Greenberg Traurig to begin negotiations of a proposed merger agreement.

On October 14, 2017, together with its final proposal, TPG had delivered to the Board a proposed merger agreement, containing terms and conditions consistent with such proposal.

Between October 19, 2017, the date Greenberg Traurig delivered a revised draft of the Original Merger Agreement to Ropes & Gray, and October 22, 2017, representatives of Exactech management, Greenberg Traurig, TPG and Ropes & Gray exchanged seven drafts of the Original Merger Agreement, as well as multiple issues lists, and held multiple telephonic conferences to discuss and negotiate the terms and conditions of the Original Merger Agreement. Among other things, the parties negotiated: (i) the definitions of Acceptable Confidentiality Agreement, Adverse Recommendation Change, Alternative Proposal, Company Material Adverse Effect and Superior Proposal, all of which relate specifically to Exactech’s ability to respond to, investigate and take certain actions in respect of an unsolicited alternative topping bid transaction, as well as the Company’s and Parent’s right to terminate the Original Merger Agreement under certain circumstances; (ii) the amount of the termination fee, together with the circumstances under which it would become payable; (iii) the scope and precise terms of the Company’s representations and warranties, including the exceptions thereto and the qualifiers in respect thereof and the relationship thereof to Parent’s closing obligations under the Original Merger Agreement; (iv) the Company’s operating covenants between signing and closing; (v) the parties’ mutual and unilateral conditions to closing and the provisions pursuant to which the parties would be permitted to terminate the Original Merger Agreement, including those termination provisions triggering payment of the termination fee; (vi) the Company’s covenant to cooperate with respect to Parent’s financing efforts; (vii) the Company’s no-solicitation (i.e. “No Shop” ) covenant, the “window shop” exceptions thereto, and the ability of the Company to furnish information to, and to engage in discussions and negotiation with, the unsolicited proponent of any unsolicited Alternative Proposal that the Board determined in good faith, after consultation with its legal and financial advisors, constituted or would reasonably be expected to result in a Superior Proposal; (viii) the standard by which the Board could exercise its “fiduciary out” in the Original Merger Agreement and cause the Company to terminate the Original Merger Agreement; (ix) the ability and circumstances under which the Board could make an Adverse Recommendation Change, and the consequences under the Original Merger Agreement with respect thereto and that Florida law does not permit a “force the vote” provision; (x) the Company’s ability to communicate with its shareholders and inform them of any changes in circumstances or facts, as required by the Board’s fiduciary duties and applicable law, and the circumstances under which any such communication would constitute an Adverse Recommendation Change; (xi) the Company’s rights to terminate the merger agreement in order to accept and enter into a definitive agreement for a Superior Proposal; (xii) the procedural requirements for, and circumstances pursuant to which, Parent could match or top a Superior Proposal before the Company would be entitled to terminate the Original Merger Agreement and pay or cause to be paid to Parent the termination fee; (xiii) the procedural requirements for and circumstances pursuant to which Parent can negotiate with the Company to amend the Original Merger Agreement to obviate the reasons for the Board to terminate the Original Merger Agreement in response to an Intervening Event; (xiv) the Company’s covenants to prepare and file with the SEC the Proxy Statement and Schedule 13E-3 and to provide notice and convene the special meeting and solicit votes to obtain the Shareholder Approval; (xv) the level of efforts required for the parties to take certain actions required by the Original Merger Agreement, such as the filing with the FTC and DOJ of the required merger notification forms under the HSR Act; and (xvi) the Company’s ability to specifically enforce the Original Merger Agreement in the event of Parent’s failure to perform its obligations thereunder and the circumstances under which the Company could seek monetary damages against Parent and the Fund in the case of a material breach of the Original Merger Agreement.

Additionally, during this time, the parties negotiated the terms and conditions of the Original Equity Commitment Letter, including the Company’s rights and remedies in respect thereof and its ability to cause the funding contemplated thereby to occur.

At noon on October 22, 2017, the Board held a special telephonic meeting at which Greenberg Traurig presented a comprehensive summary of all the material terms and conditions of the proposed definitive Original Merger Agreement (including the progression and outcome of the negotiation of a number of previously open business and legal issues) and of the Original Equity Commitment Letter, and updated its previous presentation to the Board regarding the fiduciary duties of the Company’s directors in the context of a sale of control transaction such as the merger. Greenberg Traurig presented a summary of the Original Rollover and Voting Agreement and the implications thereof and noted that, although the Company was not a direct party to such agreement, that Greenberg Traurig had reviewed several drafts thereof and communicated with respect thereto to Ropes & Gray and to counsel to the founding shareholders. After a question and answer period ensued with respect to Greenberg Traurig’s presentation, an illustrative transaction timeline was next discussed regarding the SEC filing and review process involved with the merger (and a “going-private” transaction) and discussion continued regarding the Company’s disclosure obligations (and the limitations thereon) following the initial public announcement of a merger and going-private transaction. Following another question and answer session the Board meeting was adjourned until later in the day.

Late afternoon on the same day, the previously adjourned Board meeting was resumed with all of the same directors, management employees and representatives of Greenberg Traurig in attendance from earlier in the day, with the addition of several representatives from J.P. Morgan. At this meeting, representatives of J.P. Morgan presented to and reviewed with the Board its updated financial analysis of the $42.00 per share merger consideration. At the conclusion of such review, and following a question and answer period with respect to J.P. Morgan’s financial analysis, J.P. Morgan rendered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated October 22, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger, was fair, from a financial point of view, to such shareholders.

After deliberation and discussion by the Board, in consultation with J.P. Morgan and Greenberg Traurig, regarding the terms of the proposed definitive merger agreement and consideration of all of the business, financial, legal, Company-specific, macro-economic, industry, and structural and procedural matters set forth below under “Reasons for the Merger Transactions; Recommendation of the Board of Directors; Fairness of the Merger”, all of the Company’s independent, non-employee directors, constituting a majority of the Board, adopted the Original Merger Agreement and the merger and determined that the Original Merger Agreement and the merger were advisable, fair to and in the best interests of the Company and the holders of the Common Stock. Dr. Petty and Mr. Petty recused themselves from voting in their capacities as directors with respect to the Original Merger Agreement and the merger.

After having duly adopted such resolutions and approving the Original Merger Agreement, the Board was asked to consider a proposal for the payment of an aggregate of $600,000 of severance compensation to the Company’s independent, non-employee directors as compensation for their efforts in leading, overseeing and negotiating the various acquisition proposals submitted to the Company by TPG and the terms of the Original Merger Agreement and the Original Equity Commitment Letter, in consultation with Greenberg Traurig. All of the members of the Board adopted resolutions authorizing the severance payment.

The Board next discussed with Greenberg Traurig the potential for plaintiff “strike suits” that may be filed against the Company, its officers and directors, J.P. Morgan and Parent following the public announcement of the Original Merger Agreement. Greenberg Traurig noted that such litigation is common in public company mergers and that such litigation may be commenced in multiple jurisdictions. To avoid unnecessary risk, uncertainty and expense from having to defend against potentially concurrent multi-jurisdictional litigation in, and to reduce the risk of potentially inconsistent rulings and misinterpretations of Florida corporate law arising from, multiple (non-Florida) courts, the Board adopted an exclusive forum provision to Exactech’s Bylaws whereby, unless the Company otherwise consents, the exclusive venue for commencing certain types of intra-corporate disputes, derivative litigation and other actions involving the Company and its officers and directors are the state courts of the State of Florida or, if no state court located within the State of Florida has jurisdiction, the United States District Court for the Northern District of Florida.

Following this meeting, Greenberg Traurig and Ropes & Gray finalized various technical and conforming changes in the Original Merger Agreement.

Later in the evening on the same day, the Company, Parent and Merger Sub entered into the Original Merger Agreement and the Original Equity Commitment Letter and the Company’s founding shareholders and an investment vehicle controlled by such shareholders entered into the Rollover and Voting Agreement with Parent.

On October 23, 2017, prior to the opening of trading on the Nasdaq Global Market, the transaction was announced via press release and the Company filed with the SEC its Current Report on Form 8-K disclosing the execution of the Original Merger Agreement, the Original Rollover and Voting Agreement, and the Original Equity Commitment Letter.

By letter dated November 6, 2017, Party A submitted to the Company an unsolicited, non-binding proposal to acquire 100% of the outstanding Common Stock at a price of $49.00 per share in cash (“Party A’s Initial Alternative Transaction Proposal”). The Company promptly furnished to TPG and its representatives a copy of Party A’s Initial Alternative Transaction Proposal as required by the terms of the Original Merger Agreement.

Party A’s Initial Alternative Transaction Proposal proposed, among other things, an acquisition of 100% of the outstanding Common Stock by means of a statutory merger transaction involving one or more of Party A’s affiliates. Party A’s Initial Alternative Transaction Proposal contemplated 100% equity backstopped financing, was subject to the completion of Party A’s business, financial and legal due diligence investigation of the Company, confirmation of its $49.00 price indication, the negotiation by Party A and the Company of a mutually acceptable merger agreement and financing documents, Party A’s arrangement of firm financing commitments for the transaction, the approval of the transaction by Party A’s investment committee, and the receipt of any foreign antitrust agency approval. Further, Party A’s Initial Alternative Transaction Proposal indicated that while it is not a condition to Party A’s Initial Alternative Transaction Proposal, Party A would be open to the Petty family rolling over a portion of theirs shares as part of Party A’s Initial Alternative Transaction Proposal.

On the afternoon of November 8, 2017, the Board convened a special meeting to review Party A’s Initial Alternative Transaction Proposal, in consultation with Greenberg Traurig and J.P. Morgan. At the meeting, the Board received a presentation from Greenberg Traurig with respect to the substantive and procedural requirements of, and the Company’s contractual obligations to TPG pursuant to, the Company’s “no shop” covenant and the “window shop” exceptions and “fiduciary outs” thereto contained in the Original Merger Agreement. Greenberg Traurig further addressed the Board’s fiduciary duties in the context of the pending merger with TPG and the Alternative Transaction Proposal, as well as the Board’s disclosure obligations to the holders of Common Stock. J.P. Morgan then provided the Board with an overview of Party A, including its recent M&A transaction history, fund size and structure.

In view of Party A’s $49.00 price indication, the Board determined, in consultation with Greenberg Traurig, that to satisfy its fiduciary duties to the Company’s shareholders it needed to be further and fully informed about Party A’s reputation, intentions, transaction rationale, execution capability, plans for the Company and the relative merits and risks of Party A’s Initial Alternative Transaction Proposal.

Specifically, the Board noted that it required further specificity with respect to and confirmation of Party A’s proposed 100% equity backstopped acquisition financing, the nature of any substantive foreign antitrust agency approvals or filings that could be required (because of Party A’s non-U.S. citizenship), the scope of Party A’s due diligence requirements and its overall expectations (including its anticipated timing for the completion thereof), whether and when Party A expected to submit to the Company any proposed modifications to the Original Merger Agreement and the Original Equity Commitment Letter, and Party A’s intentions with respect to funding the payment of the Termination Fee in the event of a fiduciary termination of the Original Merger Agreement. The Board then directed Greenberg Traurig and J.P. Morgan to contact Party A’s legal counsel and financial advisor to seek such further specificity and confirmation and to report to the Board promptly thereafter the substance of their discussions, together with any impressions such Company advisors might become aware of regarding Party A and its willingness and ability to timely execute and consummate with certainty a transaction constituting a Superior Proposal (as defined in the Merger Agreement).

Immediately after the Board meeting, representatives of Greenberg Traurig and J.P. Morgan contacted Party A’s legal counsel and financial advisor, respectively, to communicate the Board’s requirements.

On the morning of November 14, 2017, in response to the Board’s previously communicated requirements, Party A submitted to the Company, with copies to Greenberg Traurig and J.P. Morgan, correspondence containing (i) a reaffirmation of Party A’s Initial Alternative Transaction Proposal, (ii) proposed revisions to the Original Merger Agreement, (iii) a new proposed form of the Original Equity Commitment Letter from two Party A-affiliated funds (providing that the equity financing would be funded severally, and not jointly, by the two funds), and (iv) a business, legal and financial due diligence request list and an approximately 14-working day timetable for the anticipated completion thereof. Party A indicated that it was prepared to discuss and negotiate with the Company a merger agreement and equity commitment letter in tandem with its business, financial and legal due diligence investigation. In its correspondence, Party A reiterated that it would agree (in any definitive merger agreement and equity commitment letter entered into with the Company) to fund any transaction with 100% equity financing if debt financing was not available at the time of closing and all conditions to closing were otherwise satisfied. Party A also informed the Company that it did not intend to pay the Termination Fee that would become due and payable by the Company at the time the Original Merger Agreement would be terminated in order for the Company to enter into a definitive merger agreement with Party A providing for a Superior Proposal. Party A did state, however, that it would provide funding of the Termination Fee upon consummation of its proposed transaction with the Company.

Late in the afternoon on November 14, 2017, the Board convened a special telephonic meeting with all of the Company’s directors in attendance, as well as representatives of Greenberg Traurig. At the meeting, Greenberg Traurig presented an analysis of Party A’s mark-up of the Original Merger Agreement, the new proposed form of Equity Commitment Letter and an assessment of Party A’s due diligence requirements and timing. Greenberg Traurig further addressed the Board’s fiduciary duties in the context of the pending sale of control of the Company and the operation and implications of various provisions in the Merger Agreement, including the definition of “Acceptable Confidentiality Agreement” in the Original Merger Agreement, “window shop” exceptions to the Company’s “no solicitation” covenant, TPG’s right to be promptly informed (and to receive copies of all material documentation) in respect of Party A’s Initial Alternative Transaction Proposal and any Superior Proposal, TPG’s “matching rights” in respect of any Superior Proposal, the provisions enabling the Company to make certain public and factual communications to its shareholders (including statements made in this proxy statement), the ability of the Company to make an Adverse Recommendation Change and the implications thereof, and the mechanics of the Termination Fee provisions, and the scope and operation of the confidentiality and standstill agreement previously entered into with TPG in August 2017.

Following further discussion of Party A’s Initial Alternative Transaction Proposal, in consultation with representatives of Greenberg Traurig, the Board determined that that the failure of the Company to engage in substantive transaction discussions with Party A and to facilitate a comprehensive due diligence examination of the Company by Party A would reasonably be expected to be inconsistent with the fiduciary duties of the Company’s directors under applicable law. Accordingly, as permitted by the Original Merger Agreement, the Board authorized Greenberg Traurig to furnish to Party A an Acceptable Confidentiality Agreement to facilitate Party A’s due diligence investigation of the Company and to commence substantive discussions with Party A of the draft transaction documentation furnished by Party A to the Company.

Immediately following the November 14, 2017 Board meeting, the Company’s lead independent director informed TPG of the Board’s intentions regarding Party A and Party A’s Initial Alternative Transaction Proposal and, as required by the Merger Agreement, TPG was furnished with copies of all documentation and materials furnished to the Company by Party A. Greenberg Traurig then furnished to Party A an Acceptable Confidentiality Agreement which was substantially identical to the Confidentiality Agreement entered into previously with TPG.

After several days of negotiations by Greenberg Traurig and Party A’s legal advisors, an Acceptable Confidentiality Agreement was executed by the Company and Party A on November 18, 2017 and Party A was provided access to various Company information in a virtual due diligence data room.

Business and financial representatives of Party A and the Company (including members of the Company’s executive management team), as well as representatives of J.P. Morgan and Party A’s financial advisors, met in Gainesville, Florida on November 20, 2017 and November 21, 2017 to discuss the Company’s products and services, operating strategy, financial prospects, business risks, sales and distribution network and other matters.

On November 30, 2017, a regularly scheduled year-end meeting of the Board was convened, which all of the Company’s directors attended. Also attending the meeting, at the invitation of the Board, were the Company’s Chief Financial Officer and General Counsel. At the meeting, among other things, management summarized the due diligence process conducted to date by Party A and its representatives and conveyed various impressions derived from their interactions and course of dealing with Party A.

In the afternoon on December 1, 2017, Party A transmitted to the Company a letter stating that it was highly committed to a proposed transaction and that it was continuing to make progress towards submitting to the Company on or prior to December 13, 2017 a binding offer at the completion of its due diligence review of the Company, subject to final approval by Party A’s investment committee. As required by the Merger Agreement, TPG was promptly furnished with a copy of such non-binding letter.

During the early evening on December 1, 2017, Greenberg Traurig transmitted to Party A’s legal counsel comments to Party A’s proposed revisions of the Original Merger Agreement and comments to the proposed form of new Equity Commitment Letter that Party A furnished to the Company on November 14, 2017. With certain exceptions, such comments primarily deleted various revisions proposed by Party A and its legal counsel which, after consultation with Greenberg Traurig and J.P. Morgan, the Board determined negatively impacted the prompt availability and absolute certainty of Party A’s equity financing and, in their totality, materially and negatively impacted the overall consummation certainty of Party A’s Alternative Transaction Proposal.

Later that evening and after the Company’s receipt of Party A’s reaffirmation of its non-binding proposal, TPG submitted to the Company, with copies to Greenberg Traurig and J.P. Morgan, an offer letter together with a proposed amendment to each of the Original Merger Agreement, the Original Equity Commitment Letter and the Original Rollover and Voting Agreement. These revised agreements provided, among other things, the following material improvements to the aforementioned transaction agreements (i) an increased price per share of $49.25 to be paid for each share of the Common Stock (other than the Rollover Shares), which represented an increase of approximately 17.26% over the pending $42.00 of Original Merger Consideration, (ii) deletion of the “No Company Material Adverse Effect” closing condition and (iii) removal of the Company’s previous contractual obligations to cooperate with TPG and assist it with any potential debt financing that TPG may seek to obtain to fund the merger. TPG advised the Company that these changes were intended to expedite consummation of the merger and to ensure maximum closing certainty for the Company. The offer letter stated that as a condition to providing such materially improved terms, TPG’s proposal had to be accepted, definitively documented and publicly announced prior to the opening of trading of the Common Stock on the Nasdaq Global Market on December 4, 2017 and the Company was required to file its preliminary proxy statement and the related Schedule 13E-3 promptly after such public announcement.

Later that night, after its review of the offer letter and the revised financing and other transaction agreements submitted to the Company by TPG, and following discussions thereof with the Company’s non-employee directors, Greenberg Traurig provided to Ropes & Gray various comments to such agreements. A special telephonic meeting of the Board was scheduled for early the next morning.

On December 2, 2017, a special telephonic meeting of the Board was convened. All of the Company’s directors were present and participated in the meeting and, at the Board’s invitation, certain members of the Company’s management team and representatives of Greenberg Traurig and J.P. Morgan participated. The Company’s management team discussed the status of Party A’s due diligence review to date, together with their impressions and observations regarding the overall course of dealings with Party A’s representatives over the past couple of weeks. The Company’s lead independent director also related his impressions of the process and communications with Party A to date.

Greenberg Traurig then summarized the comments to the Merger Agreement and Equity Commitment Letter that were received from Party A on November 14, 2017 and the scope and nature of the Company’s and Greenberg Traurig’s responses thereto transmitted to Party A’s representatives on December 1, 2017. Greenberg Traurig next summarized the material terms and conditions of TPG’s proposed amendments to the Original Merger Agreement and the Original Equity Commitment Letter, and updated its previous presentations to the Board regarding the fiduciary duties of the Company’s directors in the context of the sale of control transaction pending under the Original Merger Agreement. The Company’s Executive Chairman then summarized the proposed new terms of the Original Rollover and Voting Agreement and disclosed that he and the Company’s founding shareholders had been approached by and had held discussions with TPG during the previous few days to inquire whether such shareholders would be willing to exchange, in connection with the merger, a portion of their shares of Common Stock for a new class of equity securities in the Parent to enable TPG to pay in the merger substantially increased cash consideration to all non-affiliate holders of the Company’s common stock. Discussion then ensued regarding the mechanics of these proposed new rollover share arrangements.

Greenberg Traurig then addressed the timing of the pending Merger with Parent and Merger Sub and noted that if the Amendment to Merger Agreement and Amendment to Equity Commitment Letter were adopted by the Board and entered into by the Company, and if the Amendment to Rollover and Voting Agreement were entered into among the Company’s founding shareholders, certain management shareholders and Parent, that all of the fiduciary provisions of the Merger Agreement would remain in effect and unchanged, except that the Termination Fee would be proportionately increased to $25,797,000 to reflect the increased aggregate equity value of the merger. It was further noted that the voting covenants of the shareholder parties to the Amendment to Rollover and Voting Agreement similarly would remain in effect and unchanged.

Representatives of J.P. Morgan then presented to and reviewed with the Board its updated financial analysis of the $49.25 per share merger consideration now being offered by TPG. At the conclusion of such review, and following a question and answer period with respect to J.P. Morgan’s financial analysis, J.P. Morgan rendered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated December 2, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger, was fair, from a financial point of view, to such shareholders, as more fully described below in the section “Opinion of Financial Advisor” beginning on page 41 of this proxy statement.

After further deliberation and discussion by the Board, in consultation with J.P. Morgan and Greenberg Traurig, regarding the terms of the proposed definitive merger agreement, as amended, and consideration of all of the business, financial, legal, Company-specific, macro-economic, industry, and structural and procedural matters set forth below under “Reasons for the Merger Transactions; Recommendation of the Board of Directors; Fairness of the Merger”, all of the Company’s independent, non-employee directors, constituting a majority of the Board, adopted the Amendment to Merger Agreement and the Amendment to Equity Commitment Letter, determined that the Merger Agreement, as amended, and the merger were advisable, fair to and in the best interests of the Company and the holders of the Common Stock, and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the merger. Dr. Petty and Mr. Petty recused themselves from voting in their capacities as directors with respect to the Merger Agreement, as amended, and the merger.

Following this meeting, Greenberg Traurig and Ropes & Gray finalized various technical and conforming changes in the Merger Agreement and the Rollover and Voting Agreement.

On December 3, 2017, the Company, Parent and Merger Sub entered into the Amendment to the Merger Agreement and the Amendment to the Equity Commitment Letter and the Company’s founding shareholders, an investment trust controlled by such shareholders, and certain additional shareholder members of the Company’s management team entered into the Amendment to Rollover and Voting Agreement with Parent.

Prior to the opening of trading of Common Stock on the Nasdaq Global Market on December 4, 2017, the Merger Agreement was announced via press release. Promptly thereafter the Company filed with the SEC this proxy statement in preliminary form and the related Schedule 13E-3, as well as a Current Report on Form 8-K disclosing the execution of the Merger Agreement, the Rollover and Voting Agreement and the Equity Commitment Letter.

On December 7, 2017 Party A submitted to the Company, with copies to Greenberg Traurig and J.P. Morgan, a revised proposal (“Party A’s Revised Alternative Transaction Proposal”) to, among other things, (i) acquire 100% of the outstanding Common Stock at an increased price of $54.00 per share in cash, (ii) pay directly to TPG any Termination Fee resulting from the Company’s termination of the Merger Agreement in order for the Company to enter into a definitive merger agreement with Party A providing for a Superior Proposal, (iii) delete the “No Company Material Adverse Effect” closing condition contained in the previous version of the proposed merger agreement to be entered into between Party A and the Company, and (iv) remove the Company’s debt financing cooperation covenant contained in the previous version of the proposed merger agreement to be entered into between Party A and the Company. The latter two proposed changes were designed to match the terms of the now-amended and improved Merger Agreement with TPG. Party A also made certain Company-favorable changes to the version of the equity commitment letter it previously submitted to the Company. Party A’s Revised Alternative Transaction Proposal reiterated that Party A would be open to the Rollover Investors rolling over a portion of their shares in the Company as part of Party A’s Revised Alternative Transaction Proposal. As required by the Merger Agreement, TPG was promptly furnished with copies of Party A’s Revised Alternative Transaction Proposal.

On December 8, 2017, the Board convened a special telephonic meeting with all of the Company’s directors in attendance, as well as representatives of Greenberg Traurig. At the meeting, Greenberg Traurig presented an analysis of Party A’s Revised Alternative Transaction Proposal (including Party A’s proposed revisions to the proposed merger agreement to be entered into with the Company and its proposed equity commitment letter). Greenberg Traurig further addressed the Board’s fiduciary duties in the context of the pending sale of control of the Company and the operation and implications of various provisions in the Merger Agreement, including the definition therein of “Acceptable Confidentiality Agreement”, the “window shop” exceptions to the Company’s “no solicitation” covenant, TPG’s right to be promptly informed (and to receive copies of all material documentation) in respect of Party A’s Revised Alternative Transaction Proposal and any Superior Proposal, TPG’s “matching rights” in respect of any Superior Proposal, the provisions enabling the Company to make certain public and factual communications to its shareholders (including statements made in this proxy statement), the ability of the Company to make an Adverse Recommendation Change and the implications thereof, the scope and operation of the Termination Fee provisions in the Merger Agreement, and the scope and operation of the confidentiality and standstill agreement previously entered into with TPG in August 2017.

Following further discussion of Party A’s Revised Alternative Transaction Proposal, in consultation with representatives of Greenberg Traurig, the Board authorized Greenberg Traurig to continue substantive discussions with Party A regarding the draft transaction documentation furnished by Party A to the Company and to seek clarification of certain drafting points in the documentation providing for Party A’s Revised Alternative Transaction Proposal.

On December 9, 2017, Party A confirmed in a letter addressed to the Board on such date that Party A’s Revised Alternative Transaction Proposal would remain irrevocable until 12:01 a.m. on December 15, 2017. Party A distributed for the first time a draft voting support agreement to be entered into by the Company’s founding shareholders, certain members of the management team and an investment trust controlled by the Petty family, and revised drafts of the other proposed documentation comprising Party A’s Revised Alternative Transaction Proposal. The revised documentation provided by Party A included clarifications to the drafting points discussed between Greenberg Traurig and counsel to Party A.

As required by the Merger Agreement, on December 10, 2017, TPG was furnished with copies of the revised documentation for Party A’s Revised Alternative Transaction Proposal. On such date, counsel to the Petty family informed representatives of Greenberg Traurig that the Petty family would not be entering into any agreement with Party A to vote their shares in favor of any merger agreement providing for Party A’s Revised Alternative Transaction Proposal.

On December 11, 2017, following a request by Party A for the Company’s independent directors to schedule a telephonic conference among Party A, the Company’s founding shareholders and certain members of the Company’s management team, Party A initiated such call to discuss, among other things, Party A’s general plans for the pro forma combined company and certain related post-closing integration and operational matters. At that telephonic meeting, Dr. Petty notified Party A, among other things, that the Petty family had informed the Board that none of the Petty family shareholders nor the family investment trust controlled by the Petty family would agree to exchange (or rollover) any of their shares of Common Stock for equity securities in any Party A affiliate-owner of the Company and that none of such parties would enter into any agreement to vote their shares for the approval of any merger agreement providing for Party A’s Revised Alternative Transaction Proposal.

On December 12, 2017, the Board convened a special telephonic meeting with all of the Company’s independent directors in attendance, as well as representatives of Greenberg Traurig, to discuss the status of pending negotiations with Party A and the position on voting taken by the Petty family. Dr. William Petty and Mr. David Petty were recused from the meeting. Greenberg Traurig informed the Company’s independent directors that, except for the voting support agreement, the documentation for Party A’s Revised Alternative Transaction Proposal was substantially completed. The independent directors instructed Greenberg Traurig to discuss with counsel to the Petty family whether there was any possibility that the Petty family shareholders might be inclined to reverse their position with respect to entering into a voting support agreement with Party A.

By letter dated December 13, 2017, Party A reconfirmed Party A’s Revised Alternative Transaction Proposal but, for the first time, expressly conditioned Party A’s Revised Alternative Transaction Proposal on obtaining voting support agreements from the Company’s founding shareholders and the investment trust controlled by the Petty family to vote all of their shares for the adoption of a merger agreement with Party A. Party A did not include this express voting condition in any of its prior proposal letters to the Company.

On December 14, 2017, the Board convened a special telephonic meeting with all of the Company’s independent directors in attendance, as well as representatives of Greenberg Traurig, to discuss Party A’s correspondence to the Company on December 13, 2017. At the meeting, Mr. Binch informed the other independent directors that, as requested by the independent directors, the Petty family’s counsel was contacted to inquire about whether the Petty family would reverse their position as to entering into a voting support agreement with Party A. Mr. Binch reported that the Company’s Executive Chairman, the Company’s President and Chief Executive Officer, another member of the Petty family and the investment trust controlled by the Petty family firmly reiterated that they would not enter into any agreement with Party A to vote for any merger agreement and merger transaction involving the Company and Party A.

The independent directors discussed the implications of the voting support agreement condition expressly included in Party A’s December 13th reconfirmation of Party A’s Revised Alternative Transaction Proposal and the fact that, despite the independent directors attempts to persuade the Petty family to change their mind, that the voting condition being imposed by Party A would not and could not be satisfied. The independent directors further discussed whether there was any likelihood Party A would withdraw the newly imposed condition but concluded that such a request would be futile.

Accordingly, due to the fact that the voting support agreement condition expressly included in Party A’s December 13th reconfirmation of Party A’s Revised Alternative Transaction Proposal would not be satisfied, the Board could not make an affirmative determination that Party A’s Revised Alternative Transaction Proposal constituted a Superior Proposal.

Later in the afternoon of December 14, 2017, Mr. Binch informed Party A’s principal partner that the Company’s independent directors are committed to obtaining maximum value for the Company’s non-affiliate shareholders but that the Company’s independent directors had been notified by the Company’s Executive Chairman that he, the Company’s President and Chief Executive Officer, the Company’s Secretary and an investment trust controlled by the Petty family would not agree to enter into a voting support agreement with Party A despite the Company’s independent directors’ efforts to persuade the Petty family to reverse their voting decision. Because Party A did not yet respond to Mr. Binch and in light of the failure of Party A’s voting condition and Party A’s impending December 15, 2017, 12:01 a.m., EST, deadline regarding the revocation of Party A’s Revised Alternative Transaction Proposal, Greenberg Traurig was instructed to inform Party A’s counsel that the Company’s independent directors considered Party A’s Revised Alternative Transaction Proposal withdrawn and void.

Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger

In evaluating the merger, the Merger Agreement, and the other transactions and agreements contemplated thereby, the Board consulted its legal and financial advisors, consulted with management and considered a number of factors, including, but not limited to, the following potentially positive factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•	the fact that the Merger Consideration consists solely of cash, providing the shareholders with certainty of value and immediate liquidity upon consummation of the merger, particularly in light of the relatively limited trading volume of the Common Stock and the risks and uncertainties relating to Company’s prospects and the market, economic and other risks and uncertainties inherent in owning an equity interest in a public company (many of which are beyond the Company’s control);

•	the Board’s understanding, following discussions with management, of the business, assets, financial condition and results of operations, the competitive position, the strategic options and prospects and the risks involved in achieving those prospects, the historical and projected financial performance of the Company and the nature of the industry in which the Company competes, and current macro-economic and market conditions, both on a historical basis and on a prospective basis, which, in the Board’s belief, makes the merger the best strategic and financial return on investment alternative available to the Company and its shareholders at this time;

•	the current and historical market prices for the Common Stock, including the market performance of the Common Stock relative to other participants in the industry, general market indices and the historical volatility of the Common Stock, as compared to the Merger Consideration, including the fact that the expected per share Merger Consideration of $49.25 represents an approximate premium of:

•	53.9% over the $32.00 trading price for the Common Stock on October 20, 2017, the last trading day before the public announcement of the signing of the Original Merger Agreement;

•	16.3% over the $42.35 trading price per Common Stock on December 1, 2017, the last trading day before the public announcement of the signing of the Amendment to Merger Agreement.

•	50.5% to the $32.73 volume weighted average price per share of the Common Stock for the 30-day period ended October 20, 2017;

•	61.1% to the $30.57 volume weighted average price per share of the Common Stock for the 90-day period ended October 20, 2017;

•	75.4% to the $28.08 volume weighted average price per share of the Common Stock for the 1-year period ended October 20, 2017;

•	45.1% to the $33.95 highest per share trading price of the Common Stock during the 52-week period ended October 20, 2017; and

•	117.9% to the $22.60 lowest per share trading price of the Common Stock during the 52-week period ended October 20, 2017;

•	the arms’-length negotiations by the Company’s independent directors, in consultation with the Company’s legal and financial advisors, with respect to the Merger Consideration, which led to increases thereof from $39.00 per share, to $41.00 per share, to $42.00 per share and ultimately to $49.25 (an overall increase of $10.25 per share or approximately 26.3% of the initial offer price), and TPG’s assertion to the independent directors that $49.25 per share constituted TPG’s highest, best and final offer and, accordingly, the independent directors (and Board’s) determination that $49.25 per share was, in fact, the highest price that TPG was willing to pay, and the risk that further negotiation or delay created a meaningful risk that TPG might determine not to enter into the Merger Agreement and to terminate negotiations, in which event the non-affiliate shareholders would lose the opportunity to accept the premium being offered;

•	the possibility that it could take a considerably long period of time, if ever, for the trading price of the Common Stock to trade at $49.25 per share, as adjusted for the time value of money;

•	the Board’s consideration that the merger was reasonably likely to deliver greater value to the Company’s non-affiliate shareholders than other strategic alternatives considered, including continuing as an independent public company and pursuing the Board’s strategic plan, which could include the implementation of capital management strategies and/or the divestiture or acquisition of certain businesses, or pursuing a potential sale of the Company to a third party financial buyer other than TPG or to a strategic buyer at price per share higher than $49.25, all of which alternatives were ultimately determined, in consultation with the Company’s financial advisor, not to be realistically available at this time or likely to result in value equal or approximate to the Merger Consideration, as adjusted for the time value of money;

•	the Board’s review of the merger transaction structure and the financial and other terms and conditions of the Merger Agreement and the Equity Commitment Letter, including, among others, the following specific terms of the Merger Agreement:

•	the high likelihood of consummation of the merger during the first fiscal quarter of 2018, including the limited and customary conditions to the parties’ obligations to complete the merger, the commitment by TPG and Merger Sub to use their reasonable best efforts to take or cause to be taken all actions to consummate the merger and the transactions contemplated thereby, including all actions necessary to obtain applicable regulatory approvals ;

•	the fact that the Merger Agreement does not contain any financing-related contingencies, “outs” or conditions to consummation of the merger, the fact that the Fund has committed to finance 100% of the Merger Consideration and all of Parent’s and Merger Sub’s fees and expenses contemplated by the Merger Agreement (without any debt financing therefor), the fact that the Fund is a substantial net worth entity with more than $10 billion in available capital and assets under management, the fact that, under certain circumstances prescribed by the Merger Agreement, the Company can pursue monetary damages against the Fund up to the full value of the transaction, and the fact that the Company is a direct party to the Equity Commitment Letter with the ability to specifically enforce the Fund’s financing commitment thereunder and to cause Parent under the Merger Agreement to specifically enforce the Fund’s commitment thereunder;

•	the absence of any anticipated substantive anti-trust and other regulatory risks with respect to the consummation of the merger;

•	the fact that there are no financial contingencies to the merger and TPG has provided a fully equity backstop to ensure certainty regarding the financial ability of Parent to consummate the merger pursuant to the Merger Agreement;

•	in accordance with the terms of the Merger Agreement the ability of the Company and its representatives, at any time prior to obtaining shareholder approval of the Merger Agreement at the special meeting, to engage in discussions and negotiations with, and provide non-public information to, any person in response to a bona fide unsolicited acquisition proposal for the Company submitted by a proposed topping bidder, if the Board determines, after consultation with its legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal;

•	the ability of the Board, in certain circumstances specified in the Merger Agreement, to withdraw its recommendation that the shareholders approve the Merger Agreement and to terminate the Merger Agreement in order to enter into a definitive agreement with a topping bidder who submits to us a superior proposal (as that term is defined in the Merger Agreement) and that, under certain circumstances specified in the Merger Agreement, we can terminate the Merger Agreement in response to an intervening event, provided that in each case the Company pays or causes to be paid to Parent upon any such termination a fee of $25,797,000;

•	the ability of the Rollover Investors, in certain circumstances specified in the Rollover and Voting Agreement, to withdraw their support for the merger and the Merger Agreement in order to support a topping bid, with the Rollover and Voting Agreement terminating coincidentally with the termination of the Merger Agreement in such circumstance;

•	the fact that the termination fee payable to TPG in the circumstances described above constitutes 3.5% of the aggregate equity value of the merger that the Board considered, in consultation with its legal and financial advisors, customary and reasonable in the context of obtaining for the Company’s non-affiliate shareholders in its arms’-length negotiations with TPG the $49.25 of cash Merger Consideration and further in light of the overall terms of the Merger Agreement (including the Company’s fiduciary outs, maximum closing certainty and the remedies available to the Company against the Fund, Parent and Merger Sub in certain circumstances as described elsewhere in this proxy statement);

•	the other terms and conditions of the Merger Agreement that the Board, after consulting with its legal advisors, considered to be generally “market”, reasonable and consistent with transactions substantially similar to the proposed merger with TPG;

•	the availability of appraisal rights under Florida law to the Company’s non-affiliate shareholders who do not vote “for” the Merger Agreement and who comply with all of the required procedures under Florida law, which provides those eligible shareholders with an opportunity to have a Florida court determine the fair value of their shares, which may be more than, less than, or the same as the amount such shareholders would have received under the Merger Agreement;

•	the absence of any material risk that any governmental authority would prevent or materially delay the merger;

•	the independent directors’ (with respect to the Merger Agreement’s substantive terms, including the Merger Consideration, and with respect to the procedural aspects of the transaction), conclusions and unanimous determination, which the full Board adopted (with Dr. William Petty and Mr. David Petty recusing themselves from voting in their respective capacities as directors), that the Merger Agreement is advisable, fair to and in the best interest of the Company and the Company’s non-affiliate shareholders, and the Board’s recommendation to the Company’s shareholders that they vote “for” approval of the Merger Agreement and the merger;

•	the oral opinion of J.P. Morgan rendered to the Board, which was confirmed by delivery of a written opinion dated December 2, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders, as more fully described below in the section “Opinion of Financial Advisor” beginning on page 34 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated December 2, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this proxy statement; and

•	the fact that the termination date under the Merger Agreement allows for sufficient time to complete the merger.

The Board also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger and to permit the Board to represent effectively the interests of the Company’s non-affiliate shareholders. These procedural safeguards, which are not intended to be exhaustive and are not listed in any relative order of importance are discussed below:

•	a majority of the Board consisted and consists of independent, non-employee directors not affiliated, or a party to any extraneous business relationships, with TPG (or any of its portfolio companies) or any member of the Company’s management;

•	in considering the merger and the other transactions contemplated by the Merger Agreement, the independent directors were charged with representing the interests of the Company’s non-affiliate shareholders, and the independent directors had exclusive and independent control of the arms’-length negotiations with TPG and its legal advisors on behalf of such non-affiliate shareholders;

•	although it was determined that no formal “special committee” of the Board was required to be established because a majority of the Board consisted of non-employee, independent directors and the Company’s founding and management shareholders do not beneficially own, control or hold a majority of the Company’s voting power, the Company’s independent directors were authorized and empowered to actively negotiate and to take all actions in their discretion, in consultation with the Company’s legal and financial advisors, with respect to all substantive discussions and negotiations of TPG’s written proposals to acquire the Company, the negotiation of the terms and conditions of the Merger Agreement and the financing arrangements by the Fund (and had determinative authority over the decision whether or not to enter into the Merger Agreement), and the consideration and recommendation of any strategic and financial alternatives to a merger transaction involving TPG or any other person;

•	the Company’s independent legal and financial advisors worked directly with and were involved throughout the transaction process and were instructed by and updated the independent directors directly and regularly;

•	the procedural fairness of the transaction, including the fact that the transaction was negotiated over a period of approximately five weeks with such negotiations designed and led by the Company’s independent, non-employee directors, that the independent directors did not have an interest in the merger different from, or in addition to, that of the Company’s shareholders who are not affiliated with management, other than certain severance payments not to exceed $600,000 in the aggregate, which will be paid to our independent directors in connection with their services to the Company with respect to the merger (but which are not conditioned on the consummation of the merger), and that the independent directors were advised by highly qualified and experienced M&A legal and financial advisors;

•	the fact that, as a condition to consummation of the merger, the Merger Agreement must be adopted by the holders of a majority of the outstanding Common Stock which, irrespective of any vote by the Company’s founding and management shareholders under the Rollover and Voting Agreement, enables the holders of a majority of the outstanding non-affiliate shares of Common Stock to vote on an informed basis in respect of approval of the Merger Agreement and the merger;

•	the fact that, in view of the Rollover Shares component of the merger, that the Board considered but determined it was very unlikely that TPG would agree to a so-called “majority of the non-affiliate shares” voting condition, and the fact that there was downside risk that such a voting condition could present should arbitrageurs, hedge funds and other investors with short-term investment interests accumulate shares of Common Stock after the Merger Agreement;

•	the fact that forming a special committee was not required or useful under these circumstances and the delay inherent in the establishment thereof could actually risk the consummation of a transaction that was negotiated at arms’-length and that provided what the Board believed to be maximum current value for the Company’s non-affiliate shareholders; and

•	the fact that the full Board met multiple times over the course of approximately nine weeks to evaluate TPG’s various proposals to acquire the Company (including consideration of TPG’s three price increases submitted to the Company subsequent to its initial proposal on October 11, 2017, October 14, 2017 and December 1, 2017) and the economic merits and risks of the transactions contemplated by the Merger Agreement, as well as the fact that during these meetings, the independent directors discussed the advantages and disadvantages of the merger, designed and oversaw the negotiating strategy and made various strategic and tactical recommendations relating thereto.

The Board also considered a variety of uncertainties, risks and potentially negative factors in its deliberations concerning the merger, including the factors discussed below, concerning the Merger Agreement and the merger (which are not intended to be exhaustive and are not listed in any relative order of importance):

•	the fact that following consummation of the merger the equity interests in the Company currently owned by the Company’s non-affiliate shareholders will be extinguished and, therefore, such former holders of Common Stock will no longer participate in the Company’s future earnings or growth, if any, or benefit from increases, if any, in the value of the shares of the Common Stock, and, following consummation of the merger, they will not be able to receive any potential future control premium attributable to their previous ownership that may be paid in a future sale of control the Company to a third party;

•	the possibility that TPG could sell part or all of the Company following the merger to one or more purchasers at a valuation higher than the $49.25 per share being paid by TPG in the merger;

•	the risks and costs to the Company if the merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships, as well as the negative impact of a public announcement of the merger on the Company’s sales and operating results and the ability of the Company to attract and retain key management, marketing and technical personnel;

•	the fact that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience distractions from their work during the pendency of such transactions;

•	the risk of incurring substantial expenses related to the merger, including in connection with potential litigation related to the merger;

•	the restrictions in the Merger Agreement on the Company’s business operations prior to completion of the merger which, although customary in tenor and scope, may delay or prevent the Company from undertaking certain business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

•	the fact that, as set forth in this proxy statement under the caption “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46, certain members of the Board and executive officers of the Company may have interests in the merger that may be different from, or in addition to, those of the Company’s shareholders;

•	the fact that the Company may be required, under certain circumstances, to pay TPG a termination fee equal to $25,797,000 (which is approximately $1.72 per share), which may discourage other potential acquirers from making an unsolicited topping bid for the Company or result in a lower-priced topping bid being made;

•	the taxability of the gain on an all-cash transaction is 100% taxable to the Company’s non-affiliate U.S. shareholders that are U.S. Holders for U.S. federal income tax purposes;

•	the possibility that the Company’s shareholders may not vote “for” approval of the Merger Agreement and the merger; and

•	the risk that, while the merger is expected to be completed during the first quarter of 2018, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be timely satisfied (or satisfied at all), and, as a result, it is possible that the merger may not be completed even if approved by the Company’s shareholders.

The Board also considered the following factors in the Merger Agreement which are intended to expedite consummation of the merger and to ensure maximum closing certainty:

•	the fact that the Merger Agreement eliminates the previous “No Company Material Adverse Effect” closing condition;

•	the fact that the Merger Agreement eliminates the Company’s previous contractual obligations to cooperate with TPG and assist it with any potential debt financing that TPG may seek to obtain; and

•	the fact that TPG has reaffirmed that it will consummate the merger entirely with its fully committed equity financing if at the time of closing debt financing either is not available or would delay the closing.

The Board did not consider the liquidation value of Company’s assets because the Board considers Company to be a viable going concern business that will continue to operate regardless of whether the merger is consummated, where value is derived from cash flows generated from its continuing operations. In addition, the Board believes that the value of Company’s assets that might be realized in a liquidation would be significantly less than its going concern value for the reasons that (i) liquidation sales generally result in proceeds substantially less than the sales of a going concern; (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup of a company; (iii) an ongoing operation has the ability to continue to earn profit, while a liquidated company does not, such that the “going-concern value” will be higher than the “liquidation value” of a company because the “going concern value” includes the liquidation value of a company’s tangible assets as well as the value of its intangible assets, such as goodwill; and (iv) a liquidation process would involve additional legal fees, costs of sale and other expenses that would reduce any amounts that shareholders might receive upon liquidation. Furthermore, Company has no intention of liquidation and the merger will not result in the liquidation of Company. The Board believes the analyses and additional factors it reviewed provided an indication of the Company’s going concern value. The Board also considered the historical market prices of the Common Stock. The Board did not seek to determine a pre-merger going concern value for the Common Stock to determine the fairness of the Merger Consideration to the Company’s non-affiliate shareholders. The Board believes that the trading price of the Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time, so long as the trading price at that time is not impacted.

After considering the foregoing potentially negative and potentially positive factors, the Board concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the potential benefits that it expected the non-affiliate shareholders would achieve as a result of the merger.

The foregoing discussion of information and factors considered by the Board is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered by the Board, the Board found it impracticable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Board adopted J.P. Morgan’s opinion and analyses, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the Merger Agreement, including the merger. The Board recommended that the Board approve, and the Board approved, the Merger Agreement based upon the totality of the information presented to it.

In considering the recommendation of the Board of Directors with respect to the proposal to approve the Merger Agreement, you should be aware that certain of our officers and directors have certain interests in the merger that may be different from, or in addition to, your interests as a shareholder generally. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our shareholders vote for the approval of the Merger Agreement. See the section entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46. The Board of Directors, on behalf of the Company, further believes that the merger is fair to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 under the Exchange Act.

ACCORDINGLY, ALL OF THE COMPANY’S INDEPENDENT, NON-EMPLOYEE DIRECTORS, CONSTITUTING A MAJORITY OF THE COMPANY’S BOARD, RECOMMEND THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT, “FOR” APPROVAL, BY NON-BINDING ADVISORY VOTE, OF CERTAIN COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND “FOR” APPROVAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR, AMONG OTHER REASONS THE SOLICITATION OF ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES CAST AT THE SPECIAL MEETING TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

Opinion of Financial Advisor

Pursuant to an engagement letter, dated October 13, 2017, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on December 2, 2017, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders. J.P. Morgan has confirmed its oral opinion by delivering its written opinion to the Board, dated December 2, 2017, that, as of such date, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders.

The full text of the written opinion of J.P. Morgan, dated December 2, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, holders of the Rollover Shares, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any shareholder of the Company as to whether or how such shareholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant, and reviewed the current and historical market prices of the Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company and Parent with respect to certain aspects of the proposed merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed merger.

The projections furnished to J.P. Morgan for the Company were prepared by Company management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Company management, including, without limitation, factors related to general economic, market and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding management’s projections, please refer to the section entitled “Projected Financial Information” beginning on page 44 of this proxy statement.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Common Stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed merger to the holders of any other class of securities, holders of the Rollover Shares, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the consideration to be paid to the holders of the Common Stock in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Common Stock will trade at any future time.

The terms of the Merger Agreement were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or Company management with respect to the proposed merger or the consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on December 2, 2017. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The financial analyses summarized below include information presented in tabular format. The tables are not intended to stand alone and, in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company. The companies selected by J.P. Morgan were:

•	Globus Medical, Inc.

•	NuVasive, Inc.

•	Wright Medical Group N.V.

•	CONMED Corporation

•	Orthofix International N.V.

•	K2M Group Holdings, Inc.

•	RTI Surgical, Inc.

•	ConforMIS, Inc.

•	SeaSpine Holdings Corporation

None of the selected companies reviewed is identical to the Company. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company based on business sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of the Common Stock on a fully diluted basis, plus preferred equity, any debt and minority interest, less cash and cash equivalents) to the consensus equity research analyst estimate for the company’s EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) for the year ending December 31, 2018 (the “2018E FV/EBITDA”). J.P. Morgan determined, in its professional judgment, that any ratios less than 0.0x or greater than 20.0x were not meaningful (“NM”) to the analysis.

Results of the analysis are as follows:

Company	2018E FV/EBITDA
Globus Medical, Inc.	13.7x
NuVasive, Inc.	12.4x
Wright Medical Group N.V.	NM
CONMED Corporation	13.8x
Orthofix International N.V.	11.3x
K2M Group Holdings, Inc.	NM
RTI Surgical, Inc.	9.6x
ConforMIS, Inc.	NM
SeaSpine Holdings Corporation	NM

Based on the results of this analysis, J.P. Morgan selected a multiple reference range for 2018E FV/EBITDA of 9.0x –14.0x. After applying such range to the projected adjusted EBITDA for the Company for the year ending December 31, 2018 based on projections provided by the Company’s management, the analysis indicated the following implied per share equity value range for the Common Stock, rounded to the nearest one quarter US dollar:

	Implied Per Share Equity Value
	Low	High
2018E FV/EBITDA	$33.25	$51.00

The range of implied per share equity value for Common Stock was compared to the Company’s closing share price of $32.00 on October 20, 2017, the Nasdaq trading day immediately preceding the execution of the Original Merger Agreement, and the proposed Merger Consideration of $49.25 per share of Common Stock.

Selected Transaction Analysis. Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan’s analysis, may be considered similar to the Company’s business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Target	Acquiror
February 2017	Johnson & Johnson’s Codman Neurosurgery business	Integra LifeSciences Holdings Corporation
October 2016	Hospira’s Infusion Systems business	ICU Medical Inc.
February 2014	ArthroCare Corporation	Smith & Nephew plc
July 2013	Systagenix	Kinetic Concepts, Inc.
June 2013	Wright Medical Group, Inc.’s OrthoRecon business	MicroPort Medical B.V.
August 2012	Kinetic Concepts Inc.’s Therapeutic Support Services business	Getinge AB
May 2012	Kensey Nash Corporation	Royal DSM

None of the selected transactions reviewed was identical to the proposed merger. However, the transactions selected were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger and the businesses involved in these transactions operated in the medical device and supply industry. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s firm value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (“FV/LTM EBITDA”).

Results of the analysis are as follows:

Month/Year Announced	Target	Acquiror	FV/LTM EBITDA
February 2017	Johnson & Johnson’s Codman Neurosurgery business	Integra LifeSciences Holdings Corporation	9.1x
October 2016	Hospira’s Infusion Systems business	ICU Medical Inc.	13.3x
February 2014	ArthroCare Corporation	Smith & Nephew plc	16.9x
July 2013	Systagenix	Kinetic Concepts, Inc.	12.1x
June 2013	Wright Medical Group, Inc.’s OrthoRecon business	MicroPort Medical B.V.	9.3x
August 2012	Kinetic Concepts Inc.’s Therapeutic Support Services business	Getinge AB	5.7x
May 2012	Kensey Nash Corporation	Royal DSM	10.7x

Based on the results of this analysis, J.P. Morgan selected a multiple reference range for FV/LTM EBITDA of 9.0x – 13.5x and applied it to the Company’s LTM adjusted EBITDA as of October 31, 2017. This analysis indicated the following implied per share equity value range for the Common Stock, rounded to the nearest one quarter US dollar:

	Implied Per Share Equity Value
	Low	High
FV/LTM EBITDA as of October 31, 2017	$29.50	$43.50

The range of implied per share equity value for the Common Stock was compared to the Company’s closing share price of $32.00 on October 20, 2017, the Nasdaq Global Market trading day immediately preceding the execution of the Original Merger Agreement and the proposed Merger Consideration of $49.25 per share of Common Stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share of Common Stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value”. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation and amortization, capital expenditures and changes in net working capital. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2017 through 2023 based upon financial projections prepared by Company management. For unlevered free cash flows, please refer to the section entitled “Projected Financial Information” beginning on page 44 of this proxy statement. J.P. Morgan also calculated a range of terminal values of the Company at the end of the seven- year period ending in 2023 by applying a perpetual growth rate ranging from 2.5% to 3.5% to the unlevered free cash flow of the Company during the terminal period of the projections. For the unlevered free cash flows of the Company during the terminal period, please refer to the section entitled “Projected Financial Information” beginning on page 44 of this proxy statement. The unlevered free cash flows for fiscal years 2018 through 2023 and the range of terminal values were then discounted to present values as of December 31, 2017 using a range of discount rates from 8.5% to 9.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted-average cost of capital of the Company.

Based on the foregoing, this analysis indicated the following implied per share equity value range for the Common Stock, rounded to the nearest one quarter US dollar:

	Implied Per Share Equity Value
	Low	High
Discounted Cash Flow Analysis	$23.00	$33.25

The range of implied per share equity value for the Common Stock was compared to the Company’s closing share price of $32.00 on October 20, 2017, the Nasdaq trading day immediately preceding the execution of the Original Merger Agreement, and the proposed Merger Consideration of $49.25 per share of Common Stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger. However, the companies selected were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company and the transactions differently than they would affect the proposed merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

J.P. Morgan received a fee from the Company of $2 million, which was payable upon the earlier of public announcement of the proposed merger or delivery by J.P. Morgan of its opinion. For services rendered in connection with the proposed merger, the Company has agreed to pay J.P. Morgan an additional fee of approximately $9 million upon the closing of the merger. J.P. Morgan may also receive a fee from the Company in the event that the Company receives a break-up fee in connection with the termination or abandonment of the proposed merger, or failure of the merger to occur. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and has agreed to indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of J.P. Morgan’s opinion, and as disclosed to the Board at the time of J.P. Morgan’s engagement by the Company, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and affiliates of TPG for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included J.P. Morgan acting as lead arranger and lead bookrunner on the Company’s facility agreement in December 2015, as joint lead arranger and bookrunner on the affiliates of TPG facility agreement in August 2016, as joint lead bookrunner on the initial public offering of equity securities by TPG Pace Holdings in June 2017, and as passive bookrunner on the initial public offering of equity securities by TPG RE Finance Trusts in July 2017. Further, during such period, J.P. Morgan and its affiliates have provided debt and equity underwriting, financial advisory and loan syndication services to portfolio companies of TPG that are unrelated to the proposed merger. J.P. Morgan has been paid in the aggregate between 15x and 20x the amount of the compensation J.P. Morgan would receive from the Company under the terms of this engagement in respect of such other engagements with TPG. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, Parent and such portfolio companies, for which J.P. Morgan receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 2% of the outstanding Common Stock of the Company. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Position of the Rollover Investors as to Fairness of the Merger

Under SEC rules governing “going-private” transactions, each of the Rollover Investors is required to express its belief as to the fairness of the proposed merger to the unaffiliated shareholders. Each of the Rollover Investors is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Rollover Investors as to the fairness of the merger are not intended and should be not be construed as a recommendation to any shareholder of the Company as to how to vote on the proposal to approve the Merger Agreement. The Rollover Investors have interests in the merger that are different from, and/or in addition to, those of the unaffiliated shareholders of the Company by virtue of its continuing interests in Parent after the completion of the merger. These interests are described under “Special Factors-Interests of the Company’s Directors and Executive Officers in the Merger beginning on page 46.

None of the Rollover Investors has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the Company’s unaffiliated shareholders. The merger was approved by a majority of the directors on the Board who are not employees of the Company. Dr. Petty, the Company’s Executive Chairman, and Mr. Petty, the Company’s President and Chief Executive Officer, each of whom is a Rollover Investor and a director of the Company, recused themselves from voting in their respective capacities as directors with respect to the Merger Agreement and the merger. Based on the knowledge and analysis of the Rollover Investors of available information regarding the Company, as well as discussions with the

Company’s management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board discussed under “-Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 29 (which analysis and conclusions the Rollover Investors adopt), each of the Rollover Investors believes that the merger is substantively and procedurally fair to the Company’s unaffiliated shareholders based on its consideration of the factors enumerated below under “Position of Parent and Merger Sub as to Fairness of the Merger”, among others.

The Rollover Investors believe that these factors provide a reasonable basis for their belief that the merger is fair to the Company’s unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any of the Company shareholders to approve the Merger Agreement. The Rollover Investors do not make any recommendation as to how shareholders of the Company should vote their shares of Common Stock relating to the merger.

In their consideration of the fairness of the proposed merger, the Rollover Investors did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company’s unaffiliated shareholders (i) because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, (ii) because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (iii) because they considered the Company to be a viable going concern and (iv) because the Company will continue to operate its business following the merger. None of the Rollover Investors considered the net book value, which is an accounting concept, for purposes of determining the fairness of the per share Merger Consideration to the Company’s unaffiliated shareholders because, in their view, it does not reflect, or have any meaningful impact on, either the market trading prices of common stock or the Company’s value as a going concern. Each of the Rollover Investors note, however, that the merger consideration of $49.25 is higher than the net book value of the Company per share of $6.15 as of October 20, 2017 and the net book value of the Company per share of $6.19 as of December 1, 2017.

Position of Parent and Merger Sub as to Fairness of the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of the Fund, Parent and Merger Sub may be deemed to be affiliates of the Company and required to express their beliefs as to the fairness of the merger to the unaffiliated shareholders of the Company. The Fund, Parent and Merger Sub believe that the merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC) is fair to the Company’s unaffiliated shareholders on the basis of the factors described under “Special Factors - Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 29, and the additional factors described below.

In this section and in the section captioned “Special Factors—Position of the Rollover Investors as to the Fairness of the Merger” beginning on page 39, we refer to the Rollover Investors, each of whom has committed to contribute a portion of the shares of Company Common Stock owned by him, her or it to Parent in connection with the merger and after the merger will be an equity holder in Parent. Dr. Petty, the Company’s Executive Chairman, and Mr. Petty, the Company’s President and Chief Executive Officer, each of whom is a director of the Company, recused themselves from voting in their respective capacities as directors with respect to the Merger Agreement and the merger.

The Fund did not participate in the deliberations of the Board regarding, or receive advice from the Company’s legal advisor or financial advisors as to, the fairness of the merger. The Fund has not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the Company’s unaffiliated shareholders. Based on these entities’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Board discussed in this proxy statement in the section entitled “Special Factors - Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 29 (which findings the Fund adopts). The Fund believes that the merger is substantively fair to the Company’s unaffiliated shareholders. In particular, the Fund considered the following:

•	no member of the senior management other than the Rollover Investors has a substantial financial interest in the merger that is different from, or in addition to, the interests of the Company’s unaffiliated shareholders generally, although the merger agreement does include customary provisions for indemnity and the continuation of liability insurance for the Company’s officers and directors;

•	the Board determined, by the unanimous vote of all independent, non-employee members of the Board, that the merger is fair to, and in the best interests of, the Company and its shareholders;

•	the per share price of $49.25 represents a 53.9% premium to the closing price of the Company’s stock of $32.00 on October 20, 2017, the last trading day before the public announcement of the signing of the Original Merger Agreement;

•	the per share price of $49.25 represents a 16.3% premium to the closing price of the Company’s stock of $42.35 on December 1, 2017, the last trading day before the public announcement of the signing of the Amendment to Merger Agreement;

•	the per share price of $49.25 represents a 50.5% premium over the Company’s volume weighted average closing share price for the one-month period prior to and ending on October 20, 2017;

•	the merger will provide consideration to the Company’s shareholders entirely in cash, allowing the Company’s shareholders (other than the Rollover Investors and Parent Affiliates) to immediately realize a certain and fair value for all their shares of Common Stock.

The Fund did not establish, and did not consider, a pre-merger going concern value of the Common Stock as a public company for the purposes of determining the per share Merger Consideration or the fairness of the per share Merger Consideration to the unaffiliated shareholders because, following the merger, the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the per share price of the Common Stock before the public announcement of the signing of the Original Merger Agreement, the per share Merger Consideration of $49.25 represented a premium to the going concern value of the Company. In addition, the Fund did not consider net book value because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, either the market trading prices of the Common Stock value as a going concern. The Fund does note, however, that the per share merger consideration of $49.25 is higher than the net book value of the Company per share of $6.15 as of October 20, 2017 and than the net book value of the Company per share of $6.19 as of December 1, 2017. The Fund did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, because they considered the Company to be a viable, going concern and because the Company will continue to operate its business following the merger.

Fund believes that the merger is procedurally fair to the Company’s unaffiliated shareholders based upon the following factors:

•	the fact that, other than the indemnification and liability insurance rights under the Merger Agreement and severance payments, consisting solely of directors who are not officers or employees of the Company and who are not affiliated with the Fund, and who have no financial interest in the merger different from, or in addition to, the Company’s unaffiliated shareholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the proposed merger, to decide not to engage in the merger, and to consider alternatives to the merger;

•	the oral opinion of J.P. Morgan rendered to the Board, which was confirmed by delivery of a written opinion dated December 2, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders, as more fully described below in the section “Opinion of Financial Advisor” beginning on page 34 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated December 2, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this proxy statement; and

•	$49.25 per share cash consideration and the other terms and conditions of the merger agreement resulted from extensive arm’s-length negotiations between Parent and its advisors, on the one hand, and the Board and its advisors, on the other hand;

•	the merger was approved by the Board;

•	the affirmative vote of a majority of the outstanding shares of Common Stock is required under Florida law and under the Merger Agreement to approve the Merger Agreement and that, in this regard, TPG and its respective affiliates (excluding the Rollover Investors) do not own a significant enough interest, in the aggregate, in the shares of the Common Stock to influence substantially the outcome of the shareholder vote;

•	the Company’s ability to terminate the Merger Agreement if shareholders do not approve it, subject to paying an expense reimbursement of up to $5 million (equal to approximately .7% of the equity value of the transaction) and, in certain circumstances, a termination fee; and

•	the availability of appraisal rights to the Company’s shareholders who comply with all of the required procedures under Florida law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their stock.

The foregoing discussion of the information and factors considered and given weight by the Fund in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by it. The Fund did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the fairness of the Merger Agreement and the merger. Rather, the Fund made the fairness determinations after considering all of the foregoing as a whole. The Fund believes these factors provide a reasonable basis upon which to form their belief that the merger is fair to the Company’s unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any Company shareholder to adopt the Merger Agreement. The Fund does not make any recommendation as to how shareholders of the Company should vote their shares of Common Stock relating to the merger.

Neither Parent nor Merger Sub participated in the deliberations of the Board regarding, or received advice from the Company’s legal advisor or financial advisors as to, the fairness of the merger to the Company’s unaffiliated shareholders. Based on these entities’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Board and discussed in this proxy statement in the sections entitled “Special Factors —Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” Parent and Merger Sub believe that the merger is fair to the Company’s unaffiliated shareholders. In addition, as entities jointly owned by the Fund, Parent and Merger Sub considered the same factors considered by, and adopted the analyses of, the Fund, as discussed above in this proxy statement.

Parent and Merger Sub believe that these factors provide a reasonable basis for their belief that the merger is fair to the Company’s unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any of the Company shareholders to approve the Merger Agreement. Parent and Merger Sub do not make any recommendation as to how shareholders of the Company should vote their shares of Company common stock relating to the merger. Parent and Merger Sub attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the shareholders of the Company, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such shareholders. None of the Fund, Parent or Merger Sub believes that it has or had any fiduciary duty to the Company or its shareholders, including with respect to the merger and its terms.

Purposes and Reasons of Exactech for the Merger

The Company’s purpose for engaging in the merger is to enable its shareholders to receive $49.25 per share in cash, without interest and less any applicable withholding taxes, which represents a premium of approximately 53.9% above the closing price of the Common Stock on October 20, 2017, the last trading day before the public announcement of the signing of the Original Merger Agreement, a premium of approximately 16.3% above the closing price of the Common Stock on December 1, 2017, the last trading day before the public announcement of the signing of the Amendment to Merger Agreement, a premium of approximately 50.5% over the Company’s $32.73 volume weighted average price per share of the Common Stock for the 30-day period ended October 20, 2017, and a premium of approximately 75.4% over the volume weighted average closing price of the Common Stock for the 1-year period that ended on October 20, 2017. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the merger at this time based on the analyses, determinations and conclusions of the independent directors of the Board described in detail above under “Special Factors —Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 29.

Purposes and Reasons of the Rollover Investors for the Merger

Under the SEC rules governing “going private” transactions, each of the Rollover Investors is an affiliate of the Company, and, therefore, is required to express its purposes and reasons for the merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each of the Rollover Investors is making the statements in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Rollover Investors should not be construed as a recommendations to any Company shareholder as to how that shareholders should vote on the proposal to adopt the Merger Agreement.

Each of the Rollover Investors believes that it is in the best interests of the Company to operate as a privately held entity. The Rollover Investors believe that, as a privately held entity, the Company will have greater operational flexibility to pursue alternatives than it would have as a public company, and management will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of the Common Stock. Each of the Rollover Investors also believe that the merger will provide the Company with flexibility to pursue transactions with a risk profiled that may be unacceptable to many public shareholders, and that these transactions can be more effectively executed as a private company.

Although each of the Rollover Investors believes that there will be significant opportunities associated with the Rollover Investors’ contribution to Parent of the Rollover Shares, each of the Rollover Investors realizes that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

If the merger is completed, the Company will become a wholly owned subsidiary of Parent, and the Common Stock will cease to be publicly traded. For the Rollover Investors, the purpose of the merger is to effectuate the transactions contemplated by the Merger Agreement and the Rollover and Voting Agreement, which will allow the Rollover Investors to own equity interests of Parent and to bear the rewards and risks of such ownership after the merger is completed and the Common Stock ceases to be publicly traded. The Rollover Investors believe that structuring the transaction in such manner is preferable to other alternative transaction structures because (i) it will enable Parent to acquire all of the outstanding shares of the Company at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company, (iii) it represents an opportunity for the Company’s unaffiliated shareholders to immediately realize the value of their investment in the Company and (iv) it allows the Rollover Investors to continue to own indirect equity interests in the Company after the merger and to bear the rewards and risks of such ownership after the merger. The Rollover Investors did not consider any other alternative transaction structures or other alternative means to accomplish the purposes set forth above because no other alternatives would enable them to continue their respective investments in the Company and allow the Company to cease to be a publicly registered and reporting company.

Purposes and Reasons of Parent and Merger Sub for the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of the Fund, Parent and Merger Sub may be deemed to be affiliates of the Company and, therefore, required to express their reasons for the merger to the Company’s unaffiliated shareholders, as defined in Rule 13E-3 of the Exchange Act. The Fund, Parent and Merger Sub are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13E-3 and related rules under the Exchange Act. For the Fund, Parent, Merger Sub, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders will be cashed out for $49.25 per share, so Parent will bear the rewards and risks of the ownership of the Company after shares of Company common stock cease to be publicly traded.

Plans for the Company after the Merger

Upon consummation of the merger, the Company will cease to have publicly traded equity securities and will instead be a wholly owned subsidiary of Parent. Following consummation of the merger, Parent may seek to buy or combine the Company with target companies that provide earnings and growth synergies, however no such contracts, arrangements, plans, proposals, commitments or understanding currently exist. Although presently there are no such contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, TPG and certain of its affiliates (including Parent) may seek, from and after the Effective Time, to acquire target companies or assets that operate in the Company’s industry.

Certain Effects of the Merger

If the Merger Agreement is approved by the requisite vote of the Company’s shareholders and all other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares, appraisal shares and shares held by the Company in treasury) will be converted into the right to receive the Merger Consideration. All such shares of Common Stock, when so converted, will no longer be outstanding and shall automatically be canceled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Each Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof will be entitled to receive an amount in cash, without interest, equal to the Option Consideration. Each Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled immediately prior to the Effective Time with no consideration payable to the holder thereof. As of the Effective Time, each outstanding Stock Option will no longer be outstanding and will automatically be cancelled and each holder thereof will cease to have any rights with respect thereto, other than the right to receive the Option Consideration.

Each share of Restricted Stock that is outstanding immediately prior to the Effective Time will become fully vested as of immediately prior to the Effective Time and will be treated as an outstanding share of Common Stock for purposes of this Agreement and the holder thereof will be entitled to receive the Merger Consideration with respect thereto, less applicable withholdings.

The Common Stock is currently registered under the Exchange Act and is quoted on the Nasdaq Global Market under the symbol “EXAC.” As a result of the merger, the Company will be a privately held corporation and there will be no public market for its Common Stock. After the merger, the Common Stock will cease to be quoted on Nasdaq Global Market and price quotations with respect to sales of Common Stock in the public market will no longer be available. In addition, the registration of the Common Stock under the Exchange Act will be terminated and the Company will no longer file periodic reports with the SEC with respect to the Common Stock. Termination of registration of our Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to our shareholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Projected Financial Information

We do not, as a matter of course, publicly disclose detailed financial forecasts. However, in connection with the negotiation of the proposed merger and the other transactions contemplated by the Merger Agreement, Company management prepared certain non-public unaudited financial forecasts, which were furnished to Parent and J.P. Morgan for its use and reliance in connection with its financial analyses and opinion. We provided J.P. Morgan with (i) a management “base case” (which management used to forecast the operating performance of the Company’s day-to-day business based on the most current information available to management, including reasonable assumptions as to business risk, unlevered free cash flows, cost of capital and volatility) that was considered the most accurate and reliable estimate of the Company’s prospects; and (ii) an illustrative “upside case” (containing aggressive growth estimates and speculative assumptions, which were considered far less realistic and highly unlikely to be achieved). It was then determined that, for purposes of the Board’s assessment of the Company’s intrinsic value and J.P Morgan’s derivation of an implied equity valuation range, management’s “upside case” forecasts were inherently unreliable and not a material input for the Board’s overall analysis or J.P. Morgan’s financial analysis of TPG’s offer. Accordingly, included in this proxy statement are the “base case” forecasts which were deemed material by, and relied on by, the Board and J.P. Morgan for purposes of its fairness opinion.

The unaudited financial forecasts were not prepared for the purpose of public disclosure, nor were they prepared in compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. The summary of the unaudited financial forecasts is not being included in this proxy statement/prospectus to influence Company shareholders with respect to the approval of the Merger Agreement, including whether or not to seek appraisal rights with respect to shares of Common Stock held by shareholders. The inclusion of the unaudited financial forecasts in this proxy statement/prospectus should not be regarded as an indication that any of Parent, the Company or any of their respective affiliates, directors, officers, advisors or other representatives, or any other recipient of the unaudited financial forecasts, considered, or now considers, the forecasts to be material or necessarily predictive of actual future results or events, and the unaudited financial forecasts should not be relied upon as such.

The unaudited financial forecasts include certain non-GAAP financial measures, including unlevered free cash flow (in each case, as defined below). Company management included forecasts of unlevered free cash flow in the unaudited financial forecasts because Company management believes that unlevered free cash flow could be useful in evaluating the future cash flows generated by the Company without taking into account debt servicing costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this proxy statement/prospectus may not be comparable to similarly titled measures used by the Company or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. The unaudited financial forecasts were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

All of the unaudited financial forecasts summarized below were prepared by, and are the responsibility of, Company management. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the unaudited financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the Company’s historical financial information. These reports do not extend to the unaudited financial forecasts and should not be read to do so.

The unaudited financial forecasts do not give effect to the merger and the other transactions contemplated by the Merger Agreement or any changes to the Company’s operations or strategy that may be implemented after the completion of the merger, including any potential synergies realized as a result of the merger and the other transactions contemplated by the Merger Agreement, or to any costs related to, or that may arise in connection with, the merger and the other transactions contemplated by the Merger Agreement, including the effect of any failure of the merger to occur.

The unaudited financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Company management. In preparing these unaudited financial forecasts, Company management used assumptions that were substantially based on and consistent with the Company’s recent historical results. These assumptions included assumptions with respect to the growth rate by segment anticipated in each fiscal period, average sales prices, gross and contribution margins, general and administrative, sales and marketing and research and development expenses as a percentage of sales, and the Company’s effective tax rate. The unaudited financial forecasts were prepared by the Company in the second and third quarters of 2017, and Company management believes the unaudited financial forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Company management at that time. Important factors that may affect actual results and cause the unaudited financial forecasts to not be realized include, but are not limited to, the risks, contingencies and other uncertainties described under “Cautionary Information Regarding Forward-Looking Statements” beginning on page 56. The unaudited financial forecasts are forward-looking in nature. The forecasts relate to expectations of multiple future years’ performance, and such information by its nature becomes less predictive with each succeeding year. As a result, actual results may differ materially, and will differ materially if the merger and the other transactions contemplated by the Merger Agreement are completed, from the unaudited financial forecasts, and there can be no assurance that the forecasts will be realized. None of Company, Parent, or any of their respective affiliates, directors, officers, advisors or other representatives made or makes any representation to any shareholder or other person regarding the Company’s ultimate performance compared to the information contained in the unaudited financial forecasts. Except as may be required under applicable law, the Company does not undertake any obligation to update or otherwise revise the unaudited financial forecasts to reflect events or circumstances after the date the forecasts were made, including events or circumstances that may have occurred during the period between that date and the date of this proxy statement/prospectus, or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions are not realized.

$mm
	Management projections
	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Revenue	$270	$300	$326	$354	$384	$417	$452
EBITDA	$49	$52	$56	$61	$68	$75	$83
Diluted EPS	$1.10	$1.35	$1.41	$1.53	$1.72	$1.93	$2.15
Free cash flow	($9)	($22)	$3	$6	$10	$12	$14

(1)	EBITDA is defined as net earnings plus depreciation and amortization expense, interest and financing costs, one-time, non-recurring expenses, currency gains and losses and income tax expense is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The unaudited forecasted financial information is based on various assumptions, including the following principal assumptions:

•	Revenue Compounded Average Growth Rates (CAGR) by reportable segment for the years 2018-2023 are Extremities – 10%; Knee – 8%; Hip – 9% resulting in a companywide CAGR of 9%

•	Gross margins will decrease by 0.40% on average over the period from 2018-2023 due to projected annual average sales price decreases of 3%

“Free Cash Flow” is defined as net operating profits after tax plus depreciation and amortization, less capital expenditures and less net changes in net working capital and is a non-GAAP financial measure because it excludes amounts included in net earnings.

•	Capital expenditures range from 10-18% of sales during 2018-2020 as the company completes existing facility enhancement investments and normalizes at approximately 9.6% of sales during 2021-2023

The estimates and assumptions underlying the unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance, or that actual results will not differ materially from those presented in the unaudited forecasted financial information.

Financing of the Merger

The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the merger. On October 22, 2017, we entered into the Original Equity Commitment Letter with the Fund and Parent. On December 3, 2017, we entered into the Amendment to Equity Commitment Letter with the Fund and Parent. Pursuant to the Equity Commitment Letter, upon the terms and conditions specified therein, the Fund will commit to purchase or will cause the purchase of, directly or indirectly, equity securities of Parent with an aggregate price not to exceed $737,057,000, which will be used to either (i) fund the payment, in full, of the Merger Consideration and all other amounts required to be paid by Parent at the Closing under the Merger Agreement, including all fees and expenses required to be paid by Parent thereunder or (ii) under certain circumstances fund the payment to up to $737,057,000 in monetary damages required to be paid by Merger Sub in accordance with the Merger Agreement. The Company is a direct party to the Equity Commitment Letter and is entitled thereunder and under the Merger Agreement to specifically enforce the performance by the Fund of its obligations thereunder and to cause Parent to enforce against the Fund the performance by the Fund of its obligations thereunder.

The unavailability for any reason of the financing contemplated by the Equity Commitment Letter will not, in and of itself, affect, delay or alter the performance and payment obligations of Parent, Merger Sub or the Fund under the Merger Agreement or the Financing Letter. We will use reasonable best efforts to provide Parent and Merger Sub with such information that is reasonably necessary or customary in connection with the Financing Letter as may be reasonable requested by Parent. Parent will (i) promptly, upon request by the Company, reimburse the Company for all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of the Company subsidiaries in connection with the Company’s obligations with respect to the Financing Letter and (ii) on a joint and several basis with Merger Sub, indemnify and hold harmless the Company, its affiliates and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of the Financing Letter and the provision of any information utilized in connection therewith and the delivery of the payoff letters pursuant to the Merger Agreement, except to the extent arising from (A) fraud or intentional misrepresentation by the Company or its subsidiaries or (B) any written information provided by the Company or its subsidiaries.

Interests of the Company’s Directors and Executive Officers in the Merger

Overview

The vested Common Stock held by our directors and executive officers, other than the Rollover Shares, will be treated in the same manner as outstanding Common Stock held by our other shareholders. As of the Record Date, our directors and Named Executive Officers together owned 3,696,477 shares of Common Stock, or approximately 25.6% of the issued and outstanding Common Stock as of such date. The foregoing number of shares of Common Stock held by Named Executive Officers and directors does not include any shares of Common Stock issuable upon exercise of Stock Options granted by us and held by such individuals. The foregoing number of shares of Common Stock held by Named Executive Officers and directors includes Restricted Stock granted by us and held by such individuals. If the merger is completed, our directors and executive officers and their affiliates, would receive an aggregate amount of 70,998,558 net in cash, without interest thereon and less any required withholding taxes.

Aside from their interests as shareholders of the Company, certain of our officers and directors have certain interests in the merger that may be different from, or in addition to, your interests as a shareholder generally. These interests are summarized below. In considering the recommendation of the Board of Directors that you vote to approve the Merger Agreement and the merger, you should be aware of these interests. The Board of Directors was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement. The interests of our directors and employees, including our executive officers, in the merger that may be different from, or in addition to, those of other shareholders of the Company include, but are not limited to:

•	accelerated vesting of all Stock Options held by our employees, including certain Named Executive Officers, at the Effective Time, and the conversion of such Stock Options into the right to receive the Option Consideration (See “Merger Agreement – Treatment of Company Stock Options and Company Restricted Stock” beginning on page 63);

•	accelerated vesting of all Restricted Stock held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Restricted Stock into the right to receive the Merger Consideration (See “Merger Agreement – Treatment of Company Stock Options and Company Restricted Stock” beginning on page 63);

•	payment of certain severance payments, not to exceed $600,000, to our independent directors in connection with their services to the Company with respect to the merger (but which are not conditioned on the consummation of the merger);

•	some of our Named Executive Officers that have employment agreements with us will receive payments and benefits under their employment agreements upon certain types of termination of employment following the Effective Time; and

•	our founders and certain management shareholders have entered into the Rollover and Voting Agreement pursuant to which the Rollover Shares will be exchanged, at a price per share less than or equal to the Merger Consideration.

The dates used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur.

As described below, consummation of the merger will constitute a “change in control” of the Company for the purpose of determining certain severance payments and other benefits and monetary entitlements due to our Named Executive Officers and directors.

Rollover and Voting Agreement

In connection with the Merger Agreement, the Company’s founders and certain management shareholders, the Rollover Investors, entered into the Rollover and Voting Agreement with Parent, pursuant to which the Rollover Investors have agreed to exchange, the Rollover Shares for new equity securities in Parent. As a condition to receiving new equity securities in Parent, the Rollover Investors have agreed to vote all of their shares of Common Stock “FOR” the proposal to approve the Merger Agreement and the merger. The Rollover Agreement will terminate if the Merger Agreement is terminated.

Pursuant to the Rollover and Voting Agreement, the Rollover Investors have agreed: (i) to waive their appraisal rights with respect to the merger, (ii) not to, and to cause its affiliates not to make or in any way participate in any “solicitation” of “proxies”, and (iii) to terminate all existing shareholders agreements and arrangements between the Rollover Investors and the Company. The Rollover Investors have also agreed that, except in the circumstance where an Adverse Recommendation Change has occurred, the Rollover Investors will vote (i) in favor of the approval of the Merger Agreement and the merger and (ii) against (A) any proposal or action submitted to the Company’s shareholders that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Rollover Investors under the Rollover and Voting Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the Merger Agreement, and (B) any Alternative Proposal or any proposal relating to an Alternative Proposal.

The Rollover and Voting Agreement will terminate at the earliest to occur of (i) the Effective Time, (ii) such date that the Merger Agreement is terminated pursuant to Article VIII of the Merger Agreement, and (iii) the mutual written agreement of the parties to the Rollover and Voting Agreement.

The foregoing summary of the Rollover and Voting Agreement is qualified in its entirety by reference to the copy of such agreement attached hereto as Annex D.

Interests of Directors and Officers in Common Stock and Preexisting Company Stock Awards

All of the Company’s Named Executive Officers and directors who own Common Stock will receive the same $49.25 per share in cash, without interest thereon and less any required withholding taxes, and otherwise on the same terms and conditions as all other shareholders. As of the Record Date, the directors and Named Executive Officers together owned 3,696,477 shares of Common Stock, or approximately 25.6% of the issued and outstanding shares of Common Stock as of such date. The foregoing number of shares of Common Stock held by Named Executive Officers and directors does not include (i) Restricted Stock granted by us and held by such individuals or (ii) any shares of Common Stock issuable upon exercise of Stock Options granted by us and held by such individuals. For a description of the treatment of Common Stock Awards held by the directors and Named Executive Officers, see below under the heading “The Merger Agreement— Effect of the Merger on Company Stock Awards,” beginning on page 62.

The following table sets forth, as of the Record Date, the cash consideration that each Named Executive Officer and non-employee director would be entitled to receive if the merger is consummated (excluding Company Stock Awards).

Name	Position	Number of Shares	Aggregate Merger Consideration Payable for Shares
William Petty, M.D.	Executive Chairman and Chairman of the Board	3,258,071	$160,459,997
David W. Petty	Chief Executive Officer, President and Director	65,622	$3,231,884
Joel C. Phillips	Executive Vice President, Chief Financial Officer and Treasurer	112,876	$5,559,143
Gary J. Miller, Ph.D.	Executive Vice President, Research and Development	178,059	$8,769,406
Bruce Thompson	Senior Vice President-Strategic Initiatives	25,511	$1,256,417
James G. Binch	Director	4,650	$229,013
William B. Locander, Ph.D.	Director	6,840	$336,870
Richard C. Smith	Director	25,097	$1,236,027
Fern S. Watts	Director	5,823	$286,783
W. Andrew Krusen, Jr.	Director	13,928	$685,954

Total		3,696,477	$182,051,492

Effect of the Merger on Company Stock Awards

With respect to Company Stock Awards, the Merger Agreement provides that (i) each Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, shall be fully cancelled as of immediately prior to the Effective Time, and the holder thereof shall be entitled to receive an amount in cash equal to the Option Consideration; and (ii) each Company share of Restricted Stock that is outstanding as of immediately prior to the Effective Time shall become fully vested as of such time and shall be treated as an outstanding share of Common Stock for purposes of the Merger Agreement.

The following table sets forth, as of the Record Date, the cash consideration that the Company’s directors and Named Executive Officers would be entitled to receive (before deduction for withholding taxes) for their respective Company Stock Awards if the merger is consummated.

Name	Position	Number of Shares Subject to Stock Options (#)	Weighted Average Exercise Price per Share ($)	Payment in Respect of Stock Options ($)	Number of Shares of Restricted Stock	Payment in Respect of Restricted Stock ($)
William Petty, M.D.	Executive Chairman and Chairman of the Board	331,117	20.91	9,383,120	—	—
David W. Petty	Chief Executive Officer, President and Director	104,150	22.48	2,787,753	—	—
Joel C. Phillips	Executive Vice President, Chief Financial Officer and Treasurer	133,000	20.55	3,816,900	—	—
Gary J. Miller, Ph.D.	Executive Vice President, Research and Development	65,800	20.59	1,885,696	—	—
Bruce Thompson	Senior Vice President-Strategic Initiatives	70,800	19.82	2,083,926	—	—
Total Payments For Stock Options:				19,957,394

Employment Arrangements Following the Merger

There have been no discussions or negotiations as of the date hereof between any executive officer or other management personnel of the Company and Parent regarding the potential terms or conditions of any existing or future employment, retention, bonus, equity participation, option or stock award, change-in-control, severance or other agreement regarding such officers and management personnel of the Company. Parent has informed us that Parent currently intends to retain our executive officers and management personnel after the consummation of the merger. However, there can be no assurance that mutually acceptable agreements or arrangements can or will be negotiated and, if negotiated, what the terms thereof will be. As of the date of this proxy statement there have been no discussions or negotiations between TPG and any of the Company’s Executive Chairman, the Company’s President and Chief Executive Officer or any other member of the Company’s management team regarding any post-closing “stay put”, retention or long-term employment agreements, arrangements, commitments or understandings.

Potential Payments to Certain Officers on Termination or Change in Control

In February 2007, the Board of Directors adopted a change of control plan that is effective for the Company as a whole (the “Change of Control Plan”). The Board of Directors adopted the Change of Control Plan in recognition that as a publicly held company, there exists a potential for a change in control of ownership of the Company, and that the threat or occurrence of a change in control can result in the loss or significant disruption of the performance of key employees as a result of the uncertainty surrounding such threat or occurrence. As such, the Board of Directors determined that it is in our best interest and in the best interest of our shareholders to retain the commitment of its key employees and ensure their continued commitment to the Company in the event of a threat or occurrence of a change in control. The Change of Control Plan provides for severance pay to all of our employees, including the Named Executive Officers, upon termination of employment as a result of a change in control and within one year after the occurrence of a change in control. Certain circumstances of termination are excluded from severance pay under the Change of Control Plan, including termination for cause and the Named Executive Officer voluntarily initiating the termination. Terms of the Change of Control Plan provide for the payment of salary, benefits and any bonus earned for a period of up to one year from the date of termination from the Company or from the successor company. The time period of severance is dependent upon the employee’s responsibility level at the Company. Severance pay under the Change of Control Plan is reduced by the amount of severance pay provided for in any person’s employment agreement with the Company.

Potential Payments Upon Termination Following a Change of Control

Name	Severance Pay ($)(1)(2)	Benefit Continuation ($)(3)	Accelerated Vesting Stock Options ($)(4)	Total ($)
William Petty, M.D.	1,395,000	98,804	2,653,295	4,147,099
David W. Petty	1,288,298	35,285	1,155,611	2,479,194
Joel C. Phillips	535,684	35,285	1,080,940	1,651,909
Gary J. Miller, Ph.D.	1,122,365	85,965	543,308	1,751,638
Bruce Thompson	495,628	33,313	511,618	1,040,559
Betty Petty	1,044,813	81,285	296,382	1,422,480
Donna Edwards	381,799	26,754	333,222	741,775

(1)	The annual base salaries and incentive compensation used in the computation were based on the Named Executive Officers’ respective employment agreements or the Change of Control Plan adopted in February 2007 in effect at the date of the filing.
(2)	In calculating the incentive compensation for the year in which the change in control occurs, we assumed that we would pay the incentive compensation for a full year. The actual incentive compensation payout amount would be a pro-rated amount through the termination date for the relevant fiscal year.
(3)	Benefit amounts include payments for medical, dental, vision, life and long-term disability insurance. Amounts represent the projected costs for one year based on current benefit elections.
(4)	The Named Executive Officers have Stock Options with exercise prices ranging from $16.33 to $30.50. Amounts represent payment of the Option Consideration.

Director and Officer Indemnification and Insurance

The FBCA generally provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of or failure to perform those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an unlawful distribution, (iv) in a proceeding by or in the right of the corporation or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

In addition, the FBCA provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), because he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA further provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification with regard to a proceeding by or in the right of the corporation is to be made in respect of any claim, issue or matter as to which such person has been found liable unless, and only to the extent that, the court in which the proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

Under the FBCA, to the extent that a director, officer, employee or agent of a Florida corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The Company’s By-laws provide that we will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

We maintain insurance policies insuring our directors and officers, including those of our subsidiaries, against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Additionally, we have entered into indemnification agreements with all of our directors and some of our officers to provide them with the maximum indemnification allowed under the Company By-laws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of the State of Florida.

Effect of the Merger Agreement on Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides that, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurred, we (and following the Effective Time, the Surviving Corporation), will indemnify and hold harmless each individual who is or was entitled to indemnification pursuant to the Company Charter, the FBCA or any indemnification agreement with us at or at any time prior to the Effective Time (each such person, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of or pertaining to (i) matters existing or occurring at or prior to the Effective Time (including the decision of the Board to enter into the Merger Agreement, the terms of the Merger Agreement and the pendency and consummation of the transactions and actions contemplated thereby) or (ii) the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (A) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the FBCA or the Company Charter or Company By-laws (in each case as in effect immediately prior to the Effective Time), to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA, (B) without limiting the foregoing, each Company Indemnified Party may retain the Company’s regularly engaged independent legal counsel (provided that such engagement would not create a conflict of interest under applicable rules of ethics) or other counsel satisfactory to them, and Parent and the Surviving Corporation will pay all reasonable fees and expenses of such counsel for the Company Indemnified Party as promptly as statements therefor are received, (C) the Surviving Corporation will not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Company Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Company Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Company Indemnified Party otherwise consents, and (D) Parent and the Surviving Corporation will use their reasonable best efforts to assist in the defense of any such matter.

In addition, the Merger Agreement requires that, for a period of six years after the Effective Time, the respective articles of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Company subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Company Indemnified Parties for periods prior to and including the Effective Time than are currently set forth in the Company Charter and Company By-laws and the articles of incorporation, bylaws, or similar organizational and governing documents of the Company subsidiaries.

The Merger Agreement further provides that Parent will, or will cause the Surviving Corporation to, maintain and extend all our existing directors’ and officers’ liability insurance (“D&O Insurance”) for a period of six years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the merger and the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, Parent may substitute (or cause the Surviving Corporation to substitute) therefor policies of substantially equivalent coverage and amounts, containing terms no less favorable to the Company Indemnified Parties than the existing D&O Insurance (so long as such policies are provided by our current insurance carrier or by a carrier with at least an “A” rating by A.M. Best); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the Surviving Corporation, then Parent will, or will cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by our current insurance carrier or by a carrier with at least an “A” rating by A.M. Best). Notwithstanding the foregoing, in no event will Parent be required to pay aggregate premiums for insurance in excess of 350% of the most recent aggregate annual premiums paid by us for such purpose (the “Maximum Amount”); and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by the Merger Agreement for such aggregate premium, Parent will, or will cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At our option, we may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time, covering a period of six years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event we purchase a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation will maintain such tail or runoff policy in full force and effect in lieu of providing additional or separate D&O Insurance for so long as any such tail or runoff policy remains in full force and effect.

The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A hereto.

Advisory Vote on Specified Compensation

In accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that will or may become payable to the named executive officers of the Company in connection with the merger, the value of which is set forth in the table above. As required by Section 14A of the Exchange Act, the Company is asking its shareholders to vote on the adoption of the following resolution:

“FURTHER RESOLVED, by all of the members of the Compensation Committee of the Board, each of whom is present, that each employment compensation, severance or other employee benefit arrangement between the Company and any holder of Common Stock, including, but not limited to, such arrangements to be effected in accordance with the Merger Agreement, pursuant to which vesting of all Company stock options and Company Restricted Stock will be accelerated, is hereby approved, ratified and confirmed.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Accordingly, you may vote to approve the executive compensation and vote not to approve the Merger Agreement and vice versa. Because the vote to approve the executive compensation is advisory in nature only, it will not be binding on either the Company or Parent. Because the Company is contractually obligated to pay such executive compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the proposal to approve the Merger Agreement is approved and regardless of the outcome of the advisory vote.

Approval of the advisory resolution on executive compensation payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of the Common Stock present or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The Board recommends a vote “FOR” this proposal.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger to U.S. Holders and certain non-U.S. Holders (each as defined below) whose shares of Common Stock are converted into the right to receive cash in the merger. This summary is for general information purposes only. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This summary is not binding on the Internal Revenue Service (the “IRS”) or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the U.S. federal income tax consequences of the merger.

This discussion is limited to the U.S. federal income tax consequences to holders of Common Stock who hold the Common Stock as capital assets within the meaning of Section 1221 of the Code (i.e., generally, held for investment). It does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or to certain types of holders subject to special tax rules including, for example, holders who validly exercise appraisal rights under the FBCA, small business investment companies, brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities or investors in those entities, persons holding Common Stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to the alternative minimum tax or who received Common Stock under the ESPP or pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not purport to address the U.S. federal income tax consequences of the transactions to shareholders who will actually or constructively (under the rules of Section 318 of the Code) own any stock of the Company following the merger, and it does not address the impact of the Medicare contribution tax on net investment income, state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax (for example, U.S. estate or gift tax considerations). Further, this summary does not address any tax consequences of the merger to holders of warrants, options, shares of restricted stock, performance stock units or restricted stock units. Such holders should consult their tax advisors regarding the tax consequences of the merger to them.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the law of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a United States person to the extent provided in applicable Treasury Regulations. A “Non-U.S. Holder” is any beneficial owner of Common Stock who for U.S. federal income tax purposes is a nonresident alien individual or a corporation, trust or estate that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding Common Stock, you should consult your tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

U.S. Holders

The exchange of Common Stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the U.S Holder’s adjusted tax basis in the Common Stock exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of Common Stock (that is, Common Stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss generally will be long-term capital gain or loss provided that a U.S. Holder’s holding period for such Common Stock is more than one year at the time of consummation of the merger. Long term capital gain recognized by an individual and certain other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be limited.

Non-U.S. Holders

Payments made to a Non-U.S. Holder with respect to the Common Stock that are exchanged for cash pursuant to the merger generally will not be subject to U.S. federal income or withholding tax, unless:

•	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are satisfied, in which case, the Non-U.S. Holder generally will be subject to tax at a rate of 30% (or lower applicable treaty rate) on the amount by which its U.S.-source gains from sales or exchanges of capital assets exceed its U.S.-source losses from such sales or exchanges during its taxable year in which the merger occurs;

•	the gain with respect to the Common Stock is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies and so requires, is attributable to such shareholder’s permanent establishment or fixed base in the United States), in which case, the Non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the disposition of Common Stock pursuant to the merger in the same manner as U.S. Holders, as described above, and if such Non-U.S. Holder is a corporation, it may be subject to a 30% branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits attributable to such gain; or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger and the period that such Non-U.S. Holder held such Common Stock, and the Non-U.S. Holder owned, actually or constructively, more than 5% of Common Stock at any time during the five-year period preceding the merger. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. The Company does not believe it is, or has been during the five years preceding the merger, a USRPHC for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

A U.S. Holder whose Common Stock is exchanged for cash pursuant to the merger may be subject to information reporting and backup withholding tax at the applicable rate, unless the U.S. Holder (i) timely furnishes an accurate taxpayer identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically by completing and signing an IRS Form W-9, a copy of which will be included as part of the letter of transmittal to be timely returned to the paying agent) or (ii) is a corporation or other exempt recipient and, when required, establishes such fact. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

In general, Non-U.S. Holders whose Common Stock is exchanged for cash pursuant to the merger will not be subject to U.S. backup withholding and information reporting if they provide the paying agent with an applicable IRS Form W-8 and neither we nor the paying agent has actual knowledge (or reason to know) that the relevant Non-U.S. Holder is a U.S. Holder. If the Common Stock is held through a non-U.S. partnership or other flow-through entity, certain documentation requirements also may apply to the partnership or other flow-through entity. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES RELATING TO THE MERGER. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES (INCLUDING THE STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES) OF THE MERGER TO IT IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

Regulatory Approvals

Antitrust Laws of the United States

The merger is subject to the HSR Act, which provides that certain transactions may not be consummated unless certain information has been furnished to the DOJ and the FTC and applicable waiting period requirements have been satisfied.

In connection with the merger, we and Parent have filed pursuant to the HSR Act a Notification and Report Form with the DOJ and the FTC. On November 17, 2017, each of Parent and Exactech, received early termination of the waiting period required by the HSR Act.

Private parties, as well as state governments, may also bring legal action under the Antitrust Laws under certain circumstances. Based upon an examination of information relating to the businesses in which Parent and its subsidiaries and the Company are engaged, we believe that the merger will not violate the Antitrust Laws. Nevertheless, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, as to the result of such challenge. As used in this proxy statement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Other U.S. Governmental Approvals

Other than as described in this proxy statement, none of the Company, Parent or Merger Sub are aware of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required for the acquisition or ownership of Common Stock pursuant to the merger. Should any such approval or other action be required, each of the Company, Parent and Merger Sub expect such approval or other action would be sought or taken.

Fees and Expenses

We have retained MacKenzie Partners, Inc., an independent proxy solicitation firm, to assist in the proxy solicitation. We will pay Mackenzie Partners, Inc., fees not greater than $15,000, plus reasonable out-of-pocket expenses as compensation for their services. We will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy soliciting services on our behalf.

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Total fees and expenses incurred or to be incurred by the Company in connection with the merger are estimated at this time to be as follows:

Amount to be Paid
Financial advisory fee and expenses	$11,415,854
Legal, accounting and other professional fees	$4,250,000
SEC filing fees	$91,764
Proxy solicitation, printing and mailing costs	$15,000
Miscellaneous

Total	$15,772,618

These expenses will not reduce the Merger Consideration to be received by our shareholders.

Effective Time of Merger

If the merger is approved by our shareholders at the special meeting then, subject to the satisfaction or, to the extent permitted by applicable law, waiver of certain conditions set forth in the Merger Agreement, we anticipate that the merger will be completed promptly thereafter. The Effective Time will occur as soon as practicable on the closing date of the merger upon the filing of a articles of merger with the Secretary of State of the State of Florida executed in accordance with the relevant provisions of the FBCA (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Prior to the Effective Time of the merger, Parent will deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of the Common Stock, sufficient cash to pay to the holders of the Common Stock (other than the holders of the Rollover Shares and appraisal shares) the Merger Consideration. In the event any appraisal shares cease to be appraisal shares, Parent will deposit, or cause to be deposited, with the Paying Agent sufficient cash to pay to the holders of such Common Stock the Merger Consideration. In the event that the cash amount deposited with the Paying Agent is insufficient to make the aggregate payments of the Merger Consideration, Parent will promptly deposit, or will cause Merger Sub or the Surviving Corporation to promptly deposit, additional funds with the Paying Agent in an amount sufficient to make such payments.

Within three business days following the Effective Time, each record holder of shares of Common Stock that were converted into the Merger Consideration will be sent a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of the Common Stock or non-certificated shares represented by book-entry in exchange for the Merger Consideration. You will not be entitled to receive the Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares of Common Stock are certificated, you must also surrender your stock certificate or certificates to the Paying Agent. If ownership of your shares of Common Stock is not registered in our transfer records, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

You should not return your stock certificates with the enclosed proxy card and you should not forward your stock certificates to the paying agent without a letter of transmittal.

As soon as practicable following the Closing, the Surviving Corporation will pay to each holder of Company Stock Options and each holder of Company Restricted Stock, the cash amounts described under “Merger Agreement—Treatment of Company Stock Options and Restricted Stock” on page 63.

Litigation Relating to the Merger

A putative class action lawsuit (Anthony Pappalardo, individually and on behalf of all others similarly situated v. Exactech, Inc., William Petty, David W. Petty, James G. Binch, William B. Locander, Richard C. Smith, Fern S. Watts, W. Andrew Krusen, Jr., Osteon Holdings, L.P., Osteon Merger Sub, Inc. and TPG Capital, L.P., Case No. 1:17 CV-00303-MW-GRJ United States District Court for the Northern District of Florida) was filed on December 14, 2017, purportedly on behalf of Exactech’s public shareholders against Exactech and each member of the Board. Parent, Merger Sub and TPG are also named defendants.

The complaint purports to allege claims under Section 14(a) of the Exchange Act and SEC Rule 14a-9, 17 C.F.R. § 240.14a-9 against all defendants; and a claim under Section 20(a) of the Exchange Act against the Exactech directors.

The complaint alleges that the Preliminary Proxy filed with the SEC on December 4, 2017 omitted certain information. The complaint seeks to enjoin the defendants from taking any steps to consummate the merger unless certain information is included in a Definitive Proxy or otherwise disseminated to Exactech’s shareholders. The complaint also seeks rescission, or recessionary damages in the event the merger is consummated, unspecified damages, costs, expert and attorney’s fees. Specifically, Plaintiff alleges, among other things, that there were certain omissions in the Preliminary Proxy regarding the background of the merger and sales process primarily involving dates and participants in certain meetings; certain items within the base case financial projections prepared by Exactech management; the upside financial projections prepared by Exactech management, certain details concerning financial analyses and valuation methodologies used by J.P. Morgan in connection with its fairness opinion; and the amount of fees received by J.P. Morgan in its dealings with TPG.

Exactech and the director defendants deny the allegations and intend to vigorously defend the action.

In addition, a putative class action (Jordan Rosenblatt, Individually and on behalf of all others similarly situated v. Exactech, Inc., James G. Binch, Albert H. Burstein, W. Andrew Krusen, Jr., William B. Locander, David W. Petty, William Petty, Richard C. Smith, Fern S. Watts, Osteon Holdings, L.P., Osteon Merger Sub, Inc. and TPG Capital, Case No. 1:17 CV-00312-MW-GPJ United States District Court for the Northern District of Florida) was filed on December 22, 2017.

The complaint purports to allege a claim under Section 14(a) of the Exchange Act and SEC Rule 14a-9, 17 C.F.R. § 240.14a-9 against Exactech and the Exactech directors; and a claim under Section 20(a) against all defendants.

The complaint alleges that the Preliminary Proxy filed with the SEC on December 4, 2017 omitted certain information. The complaint seeks to enjoin the defendants from proceeding to consummate the merger, a declaration that the Proxy violated Sections 14(a), 20(a) of the Exchange Act and Rule 14a-9, rescind the transaction in the event it is consummated, award unspecified damages, costs and attorney’s fees. Specifically, Plaintiff alleges, among other things, that there were certain omissions in the Preliminary Proxy relating to items from the base case financial projections provided by Exactech management to J.P. Morgan; the upside financial projections prepared by Exactech management, certain details concerning financial analyses and valuation methodologies used by J.P. Morgan in connection with its fairness opinion; and the amount of fees received by J.P. Morgan or its commercial bank affiliates from Exactech, TPG or its affiliates; and that certain language concerning the level of shareholder approval required to approve the merger was inconsistent.

Exactech and the director defendants deny the allegations and intend to vigorously defend the action.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference into this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. All forward-looking statements included in this document are based on information available to the Company on the date hereof. These statements are identifiable because they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions and Answers About the Special Meeting and the Merger,” “The Special Meeting,” “Special Factors” and “Important Information Regarding Exactech,” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we give no assurance that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the inability to complete the proposed merger due to the failure to obtain the Company Shareholder Approval or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

•	the failure to obtain the necessary financing arrangements as set forth in the Equity Commitment Letter delivered pursuant to the Merger Agreement, or the failure of the merger to close for any other reason;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger Agreement;

•	the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger;

•	the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the merger;

and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, which are discussed in reports we have filed with the SEC, including our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find More Information” beginning on page 90.

Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Exactech, Inc.

2320 N.W. 66th Court

Gainesville, Florida 32653

(352) 377-1140

Exactech is a Florida corporation and is a leading developer and producer of orthopaedic implant devices and surgical instrumentation for extremities and large joints. Exactech manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. For more information about Exactech, please visit our website at https://www.exac.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 90. Our Common Stock is publicly traded on the Nasdaq Global Market under the symbol “EXAC.”

Parent

Osteon Holdings, L.P.

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

(415) 438-6893

Parent is a Delaware limited partnership and affiliate of TPG. TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio.

Merger Sub

Osteon Merger Sub, Inc.

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

(415) 438-6893

Merger Sub is a Florida corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company in accordance with the terms and subject to the conditions of the Merger Agreement. To date, Merger Sub has not conducted any activities other than those related to its formation and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting to be held on February [•], 2018, starting at 10 a.m., local time, at the Hilton UF Conference Center, 1714 SW 34 Street, Gainesville, Florida 32607, or at any postponement or adjournment thereof. At the special meeting, our shareholders will be asked to vote on (i) the proposal to approve the Merger Agreement, (ii) the proposal to approve, by non-binding advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger, and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

Our shareholders must approve the Merger Agreement in order for the merger to occur. If our shareholders fail to approve the Merger Agreement, the merger will not occur. A copy of the Merger Agreement is attached as Annex A hereto, which we encourage you to read carefully in its entirety.

Board Recommendation of the Merger Agreement

All of the company’s independent, non-employee directors, constituting a majority of the Board: (i) determined that the transactions contemplated by the Merger Agreement, including the merger, are fair to, and in the best interests of, the Company’s shareholders, (ii) adopted and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein, including the merger and (iii) resolved to recommend that the Company’s shareholder vote for the approval of the Merger Agreement.

Accordingly, the Board recommends that the shareholders of the Company vote “FOR” the proposal to approve the Merger Agreement.

The Board also recommends that the shareholders of the Company vote “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of the Company in connection with the merger, as disclosed in the table under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits—Potential Change of Control Payments to Named Executive Officers Table,” including the associated footnotes and narrative discussion.

All of the company’s independent, non-employee directors, constituting a majority of the Company’s board recommend that the shareholders of the Company vote “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

Record Date and Quorum

We have fixed the close of business on January [•], 2018, as the Record Date for the special meeting, and only holders of record of Common Stock on the Record Date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned Common Stock at the close of business on the Record Date. You will have one vote for each Share that you owned on the Record Date. As of the Record Date, there were 14,423,864 shares of Common Stock issued and outstanding, and entitled to vote at the special meeting.

Holders of a majority of the votes entitled to be cast at the special meeting must be present, in person or by proxy, at the special meeting to achieve the required quorum for the transaction of business at the special meeting. Therefore, the presence in person or by proxy of our shareholders representing at least 7,211,933 votes will be required to establish a quorum. Common Stock represented at the special meeting but not voted, including shares of Common Stock for which a shareholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

Only shareholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present proof that you are a shareholder of the Company as well as valid picture identification, such as a current driver’s license or passport, in order to attend the meeting. If your shares of Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of our Common Stock and a valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

If a quorum is present, approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting.

If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

If a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies requires that the number of votes cast at the special meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

Abstentions will not be counted as votes cast in favor of the proposal to approve the Merger Agreement, the proposal to approve, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of Common Stock, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Common Stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Common Stock by following their instructions for voting.

Under the rules of the Nasdaq Global Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Common Stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

If you are a shareholder of record, you may have your shares of Common Stock voted on matters presented at the special meeting in any of the following ways:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Common Stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your Common Stock voted.

Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you have any questions or need assistance voting your shares of Common Stock, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

In addition, concurrently with the execution of the Merger Agreement, certain Named Executive Officers and shareholders of the Company, the Rollover Investors, entered into the Rollover and Voting Agreement pursuant to which the Rollover Investors have agreed to, among other things, vote all of their shares of Common Stock in favor of the proposal to approve the Merger Agreement and the plan of merger. The shares of Common Stock subject to the voting requirements of the Rollover and Voting Agreement comprise approximately 25.5% of the outstanding shares of Common Stock. The Rollover and Voting Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Common Stock will not be voted on any of the proposals described in this proxy statement, which will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, but will not affect the outcome of any other proposal.

If you are a shareholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	delivering written notice to our Corporate Secretary at Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653;

•	executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•	attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

•	submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your shares of Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

The Company and Parent have agreed in the Merger Agreement to complete the merger as soon as possible. If the Merger Agreement and the merger is approved at the special meeting then, assuming timely satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the merger will be completed promptly thereafter.

Appraisal Rights

If the merger is consummated, under the FBCA, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the approval of the Merger Agreement, you are entitled to appraisal rights under the FBCA in connection with the merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by a court of competent jurisdiction and to receive payment based on that valuation in lieu of the right to receive the Merger Consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the Merger Consideration.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to approve the Merger Agreement. Your failure to follow exactly the procedures specified under the FBCA may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 61 and the text of the Florida appraisal rights statute reproduced in its entirety as Annex C hereto. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the FBCA, shareholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Pursuant to the Rollover and Voting Agreement, the Rollover Investors have waived their appraisal rights under the FBCA.

Solicitation of Proxies

The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, or by facsimile or by electronic means by officers, directors and regular employees of the Company. In addition, to assist in the proxy solicitation we will pay Mackenzie Partners, Inc. fees not greater than $15,000, plus reasonable out-of-pocket expenses as compensation for their services. We will indemnify MacKenzie Partners against any losses arising out of its proxy soliciting services on our behalf. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make solicitations of proxies by mail, telephone, facsimile or other contact in connection with the merger.

Questions and Additional Information

If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners Inc., which is acting as the Company’s proxy solicitation agent and information agent in connection with the merger.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This description does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us, Parent or Merger Sub. Capitalized terms used herein but otherwise not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page  90.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been attached to this proxy statement as Annex A solely to inform you of its terms. The Merger Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate or incomplete. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of the Company. Our shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The Company and Parent have entered into the Original Merger Agreement, which was subsequently amended by the Amendment to Merger Agreement. Accordingly, unless otherwise expressly stated otherwise, all discussions in this proxy statement concerning the merger, the merger agreement, and all transaction documentation, including all discussions concerning the events leading thereto, the applicable proceedings of the board, the fairness opinion, and all other considerations, all relate to the Merger Agreement.

Structure of the Merger; Charter; Bylaws

The Merger Agreement provides that, at the Effective Time, Merger Sub will be merged with and into the Company, and the Company will be the Surviving Corporation. Following the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation and a wholly owned subsidiary of Parent. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. The Company will be the Surviving Corporation in the merger and will continue to exist and conduct business following the merger.

If the merger is completed, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

The Company Charter, as in effect immediately prior to the Effective Time, will be amended in the merger to read as Exhibit B to the Merger Agreement, and such amended articles of incorporation will be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein, by the articles of incorporation and by applicable law.

Terms of the Merger Agreement

The following is a summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference. For a complete understanding of the Merger Agreement, you are encouraged to carefully read the full text of the Merger Agreement. Copies of the Merger Agreement, and any other filings that we make with the SEC with respect to the merger, may be obtained in the manner set forth in “Where You Can Find More Information” beginning on page 90. For the purposes of this section, capitalized terms used but not defined herein will have the meanings set forth in the Merger Agreement.

Effect of the Merger on the Common Stock

Pursuant to the Merger Agreement, at the Effective Time, each share of Common Stock held by us as treasury stock by us immediately prior to the Effective Time automatically will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares, appraisal shares and shares held by us as treasury shares to be cancelled as described in the preceding paragraph) automatically will be converted into the right to receive the Merger Consideration payable to the holder thereof in accordance with the terms of the Merger Agreement described herein. All such shares when so converted will no longer be outstanding and automatically will be cancelled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the merger and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 607.1302 of the FBCA will not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead, such holder will be entitled to payment of the fair value of such appraisal shares in accordance with the provisions of Section 607.1302 (and, at the Effective Time, such appraisal shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and such holders will cease to have any rights with respect thereto, except the right to receive the fair value of such appraisal shares in accordance with the provisions of Section 607.1320 and 607.1322). If any such holder will have failed to perfect or effectively withdraws or loses the right to appraisal under Section 607.1320, such shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each share, without any interest thereon.

Treatment of Company Stock Options and Company Restricted Stock

Company Stock Options

The Merger Agreement provides that each Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, will be fully canceled as of immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof will be entitled to receive an amount in cash, without interest, equal to the Option Consideration. Each Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of immediately prior to the Effective Time with no consideration payable to the holder thereof. As of the Effective Time, each outstanding Company Stock option will no longer be outstanding and will automatically be cancelled and each holder thereof will cease to have any rights with respect thereto, other than the right to receive the Option Consideration. The Merger Agreement provides that the Board will take all necessary actions to terminate, as of the Effective Time, all Company Stock Plans and the Company ESPP.

Company Restricted Stock

The Merger Agreement provides that each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time will become fully vested as of immediately prior to the Effective Time and will be treated as an outstanding share of the Common Stock for purposes of the Merger Agreement and the holder thereof will be entitled to receive the Merger Consideration with respect thereto, less applicable withholdings.

Representations and Warranties

In the Merger Agreement, we have made customary representations and warranties to Parent and Merger Sub, including representations relating to:

•	organization, standing, and power;

•	company subsidiaries

•	capital structure;

•	authority, execution and delivery, enforceability;

•	no conflicts; consents;

•	SEC documents; undisclosed liabilities;

•	information supplied;

•	absence of certain changes or events;

•	taxes;

•	benefits matters; ERISA compliance;

•	litigation;

•	compliance with applicable laws

•	regulatory compliance;

•	anti-corruption, anti-money laundering and global trade laws;

•	environmental matters;

•	contracts;

•	properties;

•	intellectual property;

•	labor matters

•	anti-takeover provisions;

•	brokers’ fees and expenses;

•	opinion of financial advisor;

•	customers and suppliers;

•	insurance;

•	interested party transactions; and

•	no other representations or warranties.

Some of the representations and warranties in the Merger Agreement made by us are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following facts, circumstances, occurrences, effects, changes, conditions, events or developments will be deemed, in and of themselves or in any combination to constitute, and none of the following facts, circumstances, occurrences, effects, changes, conditions, events or developments will be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur (except that in the case of clauses (a), (b), (c), (d), (e), (f) or (k) below, to the extent disproportionately affecting the Company and its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate):

•	(a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally;

•	(b) political conditions (or changes in such conditions) in the United States or any other country or region in the world, acts of war, sabotage or terrorism or epidemics or pandemics (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region of the world occurring after the date hereof;

•	(c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index);

•	(d) changes required by GAAP or other accounting standards (or interpretations thereof);

•	(e) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations thereof);

•	(f) changes that are generally applicable to the industries in which the Company and its subsidiaries operate;

•	(g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Merger Agreement or any decline in the market price or trading volume of the Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred);

•	(h) the negotiation, execution or delivery of the Merger Agreement, the performance by any party hereto of its obligations hereunder (other than its obligations set forth in the first sentence of Section 5.01) (provided that this clause (h) shall not diminish the effect of, and shall be disregarded for purposes of, the representations and warranties contained in Section 4.05) or the public announcement (including as to the identity of the parties hereto) or pendency of the merger or any of the other transactions contemplated hereby;

•	(i) the termination of employment of or by any of the Company’s executive officers or other employees after the public announcement of the Merger Agreement;

•	(j) changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred);

•	(k) the occurrence of natural disasters;

•	(l) shareholder litigation arising from or relating to the Merger Agreement, the merger or any strategic alternatives considered by the Company;

•	(m) any action taken with the prior written consent or at the written direction of Parent;

•	(n) any Action commenced by any Person (whether derivatively in the name and right of the Company directly by any holder of Common Stock, or otherwise) alleging any breach of fiduciary duty by any officer or director of the Company or any violation of Law in respect of the Merger Agreement, the merger and any of the other transactions contemplated by the Merger Agreement) or

•	(o) any breach, violation or non-performance by Parent or Merger Sub of any of their respective obligations under the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub, jointly and severally have made customary representations and warranties to us, including representations relating to:

•	organization, standing and power;

•	authority; execution and delivery; enforceability

•	no conflicts; consents;

•	information supplied;

•	litigation;

•	brokers’ fees and expenses;

•	Merger Sub;

•	Florida Business Corporation Act;

•	financing;

•	solvency of the Surviving Corporation following the merger;

•	certain arrangements; and

•	no other representations or warranties.

Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified by “knowledge” or subject to “materiality” or “Parent Material Adverse Effect” qualifiers. For purposes of the Merger Agreement, “Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or taken together with other facts, circumstances, occurrences, effects, changes, events or developments, is or would be reasonably likely to prevent or materially impair the consummation of the merger or the other transactions contemplated by the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement provides that, except as expressly permitted by the Merger Agreement, as required by applicable law or as consented to by Parent in writing, during the period from the date of the Merger Agreement until the Effective Time, we will, and will cause each of our Subsidiaries to (i) conduct our and their business in the ordinary course consistent with past practice, (ii) comply in all material respects with all applicable Laws and the requirements of all material contracts, (iii) use commercially reasonable efforts to maintain and preserve intact our business organization and the goodwill of those having business relationships with us and retain the services of our present officers and key employees, (iv) keep in full force and effect all material insurance policies and (v) maintain, or cause to be maintained, all facilities in good condition.

From the date of the Merger Agreement to the Effective Time, we are subject to customary operating covenants and restrictions, including restrictions relating to the issuance, sale, grant, disposal of, pledge or other encumbrance of our stock, voting securities or equity interests; redemption, purchase or acquisition of our capital stock, voting securities or equity interests; the declaration, setting aside for payment or payment of any dividends or other distributions; split, combination, subdivision or reclassification of any Common Stock; the amendment or waiver of any rights under any Company Stock Plans or agreement evidencing a right to acquire Common Stock or any restricted stock purchase agreement or any similar or related contract; the incurrence, assumption or guarantee of indebtedness or issuance or sale of any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of our subsidiaries; the sale, transfer, lease, sublease, license, mortgage, encumbrance or other disposal or purchase of or subjection to any lien of material property or material assets; the making of certain capital expenditures; the acquisition of equity interests or assets of another person, other than for consideration not in excess of limits specified in the Merger Agreement; making investments, loans, or advances; entrance into, amendment, termination or modification of material contracts; the release of any person from, modification or waiver of any provision of, any confidentiality, standstill or similar agreement; increase in compensation of current or former directors, officers, employees or consultants; certain tax matters; changes in accounting policies; the amendment of the Company Charter; approval of a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; settlement or satisfaction of certain claims, liabilities, or obligations; communications with employees, suppliers, vendors or customers, settlement or compromise of any material litigation or proceeding; failure to take appropriate actions as necessary to prevent the abandonment, loss or impairment of material intellectual property; and the sale, assignment, license, transfer, conveyance, lease, disposal of or encumbrance on intellectual property or technology.

Shareholders’ Meeting

The Merger Agreement provides that, as soon as practicable after the date of the Merger Agreement, we will prepare and will cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to the Company Shareholders Meeting, which, except as expressly permitted by the Merger Agreement, will include the Company Recommendation with respect to the merger, a copy of the Merger Agreement, the opinion of our financial advisor and a copy of Sections 607.1301 through 607.1333 of the FBCA. Parent has agreed that the content and filing with the SEC of this proxy statement satisfies such obligation.

The Merger Agreement provides that, except if the Board has made an Adverse Recommendation Change or the Merger Agreement has been validly terminated in accordance with its terms, the Company will, as reasonably promptly as practicable after the later of (i) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (ii) the date on which the SEC confirms that it has no further comments on the Proxy Statement and Schedule 13E-3 (such later date, the “Clearance Date”), duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of seeking to obtain the Company Shareholder Approval (it being hereby acknowledged and agreed that the date of the Company Shareholders Meeting will not be less than 30 days nor more than 35 days after notice of such meeting is first furnished, sent or given by the Company to the Company’s Shareholders). In connection with the foregoing, the Company will (A) as reasonably promptly as practicable after the Clearance Date cause this proxy statement to be mailed to the Company’s shareholders (and in no event more than four Business Days after the Clearance Date); and (B) subject to certain exceptions, use its commercially reasonable efforts to solicit proxies to obtain the Company Shareholder Approval.

The Board has recommended to its shareholders that they affirmatively vote to approve the Merger Agreement and the merger (the “Company Recommendation”) at the Company Shareholders Meeting and has included the Company Recommendation in this proxy statement. Pursuant to the Merger Agreement the Board may make an Adverse Recommendation Change only in a manner permitted by the Merger Agreement.

No Solicitation and the Company’s Fiduciary Exceptions Thereto

The Merger Agreement provides that until the Effective Time or, if earlier, the termination of the Merger Agreement, (i) we will and will cause each of our subsidiaries and the Company’s and our subsidiaries’ respective officers, directors and employees to and (ii) we will instruct and use commercially reasonable efforts to cause each of our Representatives) to (A) immediately cease any discussions or negotiations with any Persons that have occurred or were ongoing at the date of the Merger Agreement with respect to an Alternative Proposal and (B) not, directly or indirectly, (x) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or (y) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, an Alternative Proposal.

If at any time prior to obtaining the Company Shareholder Approval (but not thereafter), we or any of our Representatives receives a written Alternative Proposal from any Person or group of Persons, which Alternative Proposal did not result from any breach of our obligations above, the Company and its Representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its subsidiaries to the Person or group of Persons who has made such Alternative Proposal and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Alternative Proposal, if the Board determines (A) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida law and (B) in good faith, After Consultation, that such Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal.

The Company has agreed to promptly (and in any event within 24 hours) provide to Parent (i) to the extent in the possession of the Company, its subsidiaries or their respective Representatives, an unredacted copy of the transaction documents for any such Alternative Proposal provided to the Company or any of its subsidiaries (including unredacted copies of any proposal letters, side letters, other ancillary document and/or financing commitments (including any fee letters) relating thereto) and (ii) a written summary of the material terms of any such Alternative Proposal not covered by clause (i) (including any financing commitments relating thereto). In addition, we have agreed to promptly provide to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to any Person given access to the same to the extent such information was not previously provided to Parent.

For purposes of the Merger Agreement:

•	“After Consultation” means, with respect to the Board, after consultation with the Company Financial Advisor and the Company’s outside legal counsel; provided, however, that if such consultation relates solely to matters of Law, “After Consultation” means, with respect to the Board, after consultation with the Company’s outside legal counsel, in either case directly or through a committee of the Company Board.

•	“Alternative Proposal” means any bona fide proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, tender or exchange offer, dual listed company structure, other business combination or similar transaction involving the Company which would result in any Person or Group beneficially owning 25% or more of the outstanding equity interests of the Company or any successor or parent company thereto; (ii) sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing 25% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or Group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 25% or more of the voting power of the Company; (iv) transaction in which any Person (or the shareholders of any Person) or Group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 25% or more of the Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 25% or more of the voting power of the Company; (v) any recapitalization (leveraged or otherwise) or special dividend, reorganization, liquidation or dissolution; or (vi) any combination of the foregoing (in each case, other than the merger or the other transactions contemplated by the Merger Agreement).

•	“Superior Proposal” means a bona fide written Alternative Proposal (provided, that for purposes of this definition all references to 25% contained in the definition of “Alternative Proposal” shall be deemed to be references to 80% which the Board determines in good faith, After Consultation, to be more favorable to the Company’s shareholders, from a financial point of view, than the merger, and is reasonably capable of being consummated, taking into account all financial, legal, financing, regulatory and other aspects of such Alternative Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Alternative Proposal (including the reputation of the Person or Group making the Alternative Proposal) and after having considered any binding proposed definitive amendment to the Merger Agreement made by Parent and considered and negotiated in good faith by the Company as required by Section 5.04(d).

Adverse Recommendation Change and Fiduciary Termination of Merger Agreement in the Case of a Superior Proposal or Intervening Event

The Merger Agreement provides that, except as provided below, the Board will not (i)(A) fail to make the Company Recommendation or fail to include the Company Recommendation in this proxy statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (C) if requested in writing by Parent, fail to publicly recommend to the Company’s shareholders a rejection of an Alternative Proposal (including any tender or exchange offer) within 10 Business Days after the public announcement or commencement thereof, or (D) adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company an Alternative Proposal (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Alternative Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.04(b)) (each, a “Company Acquisition Agreement”) or (iii) terminate the Merger Agreement.

Notwithstanding the foregoing, pursuant to the Merger Agreement, the Board may at any time prior to the time the Company Shareholder Approval is obtained, but not thereafter, in connection with an Alternative Proposal that did not result from a violation of our no solicitation covenant, the Board may make an Adverse Recommendation Change or terminate the Merger Agreement if the Board has determined in good faith, After Consultation, (i) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (ii) that such Alternative Proposal constitutes a Superior Proposal; provided, however, that prior to making any such Adverse Recommendation Change or terminating the Merger Agreement

(A) the Company has given Parent at least four Business Days’ prior written notice of its intention to take such action (which notice will include, to the extent in the possession of the Company, its subsidiaries or their respective Representatives, an unredacted copy of the Superior Proposal, an unredacted copy of the most recent draft of the relevant proposed transaction agreements and an unredacted copy of any proposal letter, side letter, other ancillary document and/or financing commitments (including fee letters) relating thereto and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto), (B) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent has notified the Company that it wishes to so negotiate, to enable Parent to submit to the Company prior to the expiration of the aforementioned notice period a proposed definitive amendment to the Merger Agreement (in such form which, if accepted and approved by the Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub) (and, if applicable, the Financing Letter and/or any other material transaction documents), and (C) if Parent will have submitted to the Company prior to the expiration of such notice period the proposed definitive amendments described in clause (B), the Board will have determined in good faith, After Consultation, that after giving effect to such proposed amendments and entering into the definitive amendment to the Merger Agreement (and, if applicable, the Financing Letter and/or any other material transaction documents) proposed by Parent that the Superior Proposal would continue to constitute a Superior Proposal; provided, further, however, (x) that any change to the price or other material change to the material terms of such Superior Proposal will require a new written notice to be delivered by the Company to Parent consistent with the content requirements described in clause (A) above and a new two Business Day period and negotiation period will commence, (y) the Company has complied in all material respects with its obligations, and (z) purported termination of the Merger Agreement pursuant to this sentence will be void and of no force and effect, unless the Company termination is made in accordance with the termination provisions of the Merger Agreement and the Company pays Parent the applicable Termination Fee in accordance with the Merger Agreement prior to or concurrently with such termination.

Additionally, prior to the time the Company Shareholder Approval is obtained, but not after, solely in response to an Intervening Event, the Board may effect an Adverse Recommendation Change if the Board has determined in good faith, After Consultation, (i) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (ii) that such Alternative Proposal constitutes a Superior Proposal; provided, however, that prior to taking such action, (A) the Board must give Parent at least four business days’ prior written notice of its intention to take such action (which notice shall include an unredacted copy of the Superior Proposal including all related agreements related thereto and in the Company’s possession), (B) the Company must negotiate, and cause its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent has notified the Company that it wishes to so negotiate, to enable Parent to submit to the Company prior to the expiration of the aforementioned notice period a proposed definitive amendment to the Merger Agreement (in such form which, if accepted and approved by the Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub) (and, if applicable, the Equity Commitment Letter and/or any other material transaction documents) and (C) if Parent will have submitted to the Company prior to the expiration of such notice period the proposed definitive amendments described in clause (B), the Board will have determined in good faith, After Consultation, that after giving effect to such proposed amendments and entering into the definitive amendment to the Merger Agreement (and, if applicable, the Equity Commitment Letter and/or any other material transaction documents) proposed by Parent, that failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law.

For purposes of the Merger Agreement, “Intervening Event” means any material event, change, effect, condition, occurrence, development, fact or circumstances that (i) is unknown and not reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to the Board as of the date hereof and (ii) does not relate to any Alternative Proposal by a third party; any development, general change in the industries the Company and its Subsidiaries operate in, changes in the market price or trading volume of the shares of Company Common Stock; or the fact in and of itself that the Company exceeds internal or published projections.

Certain Permissible Disclosures not Constituting an Adverse Recommendation Change

Notwithstanding our No Solicitation obligations, nothing will prohibit us from (i) taking and disclosing to our shareholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act or (ii) making any disclosure to our shareholders if the Board determined, in good faith, After Consultation, that making such disclosure would be required by applicable Law or (iii) making any “stop-look-and-listen” communication to our shareholders pursuant to Section 14d-9(f) of the Exchange Act (or any similar communications to our shareholders whether or not in the context of a tender offer or exchange offer that discloses the occurrence of any state of facts, events, conditions or developments but does not include an Adverse Recommendation Change); provided that, it is hereby acknowledged and agreed that a factually accurate public or other statement made by us (including in response to any unsolicited inquiry, proposal or expression of interest made to us) that describes the operations of the “No Solicitation” and “Termination” provisions of the Merger Agreement will not, in and of itself, constitute an Adverse Recommendation Change (so long as any such statement includes an express reaffirmation of the Company Recommendation).

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

The Merger Agreement provides that each of the parties will use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof the transactions contemplated by the Merger Agreement, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by the Merger Agreement (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each party agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 15 Business Days immediately following the date of the Merger Agreement, (B) make all other required filings pursuant to other Regulatory Laws with respect to the transactions contemplated hereby as reasonably promptly as practicable, and (C) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ or any other Governmental Entity not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other party hereto (which will not be unreasonably withheld, conditioned or delayed). Parent and the Company will supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as possible.

In furtherance and not in limitation of the foregoing, the Company and Parent will (i) reasonably cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel reasonably informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity; provided that materials may be redacted to remove references concerning the valuation of the businesses of the Company and its subsidiaries.

The Merger Agreement provides that unless Parent and the Company will otherwise agree, Parent and the Company will use reasonable best efforts to take any and all steps permitted by Law to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date, including defending through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by the Merger Agreement by the FTC, the DOJ or any other applicable Governmental Entity or any private party in respect of Regulatory Laws, and (ii) avoid or eliminate each and every impediment under any Regulatory Law so as to enable the Closing to occur no later than the End Date, including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent, the Company and their respective subsidiaries or (B) otherwise taking or committing to take actions that after the Closing would limit Parent’s and/or its subsidiaries’ (including the Company’s and the Company Subsidiaries’) freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines or assets of Parent, the Company and/or their respective subsidiaries; provided, however, that any action contemplated by the immediately precedent clauses (A) and (B) will be conditioned upon the consummation of the transactions contemplated by the Merger Agreement, including the merger.

Each of the parties will use its reasonable best efforts to give any notices to third parties other than Governmental Entities, and use reasonable best efforts to obtain any consents from third parties other than Governmental Entities required in connection with the merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect prior to or after the Effective Time, in each case, to the extent reasonably requested by the other Party; it being understood that neither the Company nor Parent will be required to make any payments or concessions in connection with the fulfillment of its obligations.

Indemnification and Insurance

The Merger Agreement provides that, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurred, we (and following the Effective Time, the Surviving Corporation), will indemnify and hold harmless the Company Indemnified Parties against all Costs incurred in connection with any Action arising out of or pertaining to (i) matters existing or occurring at or prior to the Effective Time (including the decision of the Board to enter into the Merger Agreement, the terms of the Merger Agreement and the pendency and consummation of the transactions and actions contemplated thereby) or (ii) the fact that the

Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (A) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the FBCA or the Company Charter or Company By-laws (in each case as in effect immediately prior to the Effective Time), to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA, (B) without limiting the foregoing, each Company Indemnified Party may retain the Company’s regularly engaged independent legal counsel (provided that such engagement would not create a conflict of interest under applicable rules of ethics) or other counsel satisfactory to them, and Parent and the Surviving Corporation will pay all reasonable fees and expenses of such counsel for the Company Indemnified Party as promptly as statements therefor are received, (C) the Surviving Corporation will not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Company Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Company Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Company Indemnified Party otherwise consents, and (D) Parent and the Surviving Corporation will use their reasonable “best efforts to assist in the defense of any such matter.”

In addition, the Merger Agreement requires that, for a period of six years after the Effective Time, the respective articles of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Company subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Company Indemnified Parties for periods prior to and including the Effective Time than are currently set forth in the Company Charter and Company By-laws and the articles of incorporation, bylaws, or similar organizational and governing documents of the Company subsidiaries.

Parent will, or will cause the Surviving Corporation to, maintain and extend the existing D&O Insurance for a period of six years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the merger and the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, Parent may substitute (or cause the Surviving Corporation to substitute) therefor policies of substantially equivalent coverage and amounts, containing terms no less favorable to the Company Indemnified Parties than the existing D&O Insurance (so long as such policies are provided by our current insurance carrier or by a carrier with at least an “A” rating by A.M. Best); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the Surviving Corporation, then Parent will, or will cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by our current insurance carrier or by a carrier with at least an “A” rating by A.M. Best). Notwithstanding the foregoing, in no event will Parent be required to pay aggregate premiums for insurance in excess of the Maximum Amount; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by the Merger Agreement for such aggregate premium, Parent will, or will cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At our option, we may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time, covering a period of six years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event we purchase a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation will maintain such tail or runoff policy in full force and effect in lieu of providing additional or separate D&O Insurance for so long as any such tail or runoff policy remains in full force and effect.

State and Federal Takeover Laws

In the Merger Agreement, we represent and warrant that the Board has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other state or federal anti-takeover statute or regulation (including Section 607.0902 of the FBCA) is applicable to the merger or the other Transactions, and that the action of the Board in approving the Merger Agreement and the Transactions is sufficient to render inapplicable to the Merger Agreement and the Transactions the restrictions on “control-share acquisitions” (as defined in Section 607.0902 of the FBCA) as set forth in Section 607.0902 of the FBCA.

Securityholder Litigation

The Merger Agreement provides that the Company and Parent will jointly participate in the defense or settlement of any securityholder litigation against us or our directors relating to the merger in accordance with the terms of a mutually agreed upon joint defense agreement. We may not enter into any settlement agreement in respect of any securityholder litigation against us or our directors relating to the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

Directors and Officers

The Merger Agreement provides that the Directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation until the earlier of their death, resignation or removal and until their respective successors are duly elected and qualified. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified.

Conditions to the Merger

The Merger Agreement provides that the obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the Effective Time of the following: (i) the Company Shareholder Approval; (ii) the waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof) will have expired or early termination thereof will have been granted; and (iii) no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by an governmental authority will be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal.

The Merger Agreement provides that the obligations of the Parent and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

•	(i) The representations and warranties of the Company contained in the Merger Agreement (except for the representations and warranties contained in the first, second, third-to-last and last sentences of Section 4.03(a), Section 4.03(c), Section 4.04, the first sentence of Section 4.08, Section 4.14, Section 4.20 and the first sentence of Section 4.21) of the Merger Agreement must be true and correct (without giving effect to any limitation as to “materiality”, “Company Material Adverse Effect” or similar materiality qualifiers set forth therein) at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”, “Company Material Adverse Effect” or similar materiality qualifiers set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in the first, second, third-to-last and last sentences of Section 4.03(a), Section 4.03(c), Section 4.04, the first sentence of Section 4.08, Section 4.14, Section 4.20 and the first sentence of Section 4.21 of the Merger Agreement must be true and correct in all material respects at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); provided, that if one or more inaccuracies in the representations and warranties set forth in the first, second, third-to-last or last sentence of Section 4.03(a) or Section 4.03(c) would cause the aggregate amount required to be paid by Parent or Merger Sub to effectuate the merger or consummate the other transactions contemplated by this Agreement, whether pursuant to Article II or otherwise, to increase by $5,000,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (ii); and (iii) the representations and warranties of the Company contained in the first sentence of Section 4.08 must be true and correct in all respects at and as of the date hereof and at and as of the Closing as if made at and as of such time we will have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with under the Merger Agreement at or prior to the Closing Date; and

•	We must have performed in all material respects all obligations required to be performed by us under the Merger Agreement.

In addition, Parent must have received a certificate signed on our behalf to the effect that the conditions in the two bullet points immediately above have been satisfied.

The Merger Agreement provides that the obligations of the Company to consummate the merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

•	(i) The representations and warranties of Parent and Merger Sub contained in the Merger Agreement (except for the representations and warranties contained in Sections 3.01, Section 3.02 and 3.06) must be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or similar materiality qualifiers set forth therein) at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”, “Parent Material Adverse Effect” or similar materiality qualifiers set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 3.01, Section 3.02 and 3.06 must be true and correct in all material respects at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).; and

•	Parent and Merger Sub must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date.

In addition, we must have received a certificate signed on behalf of Parent to the effect that the conditions in the two bullet points immediately above have been satisfied.

Termination

The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:

(a)	by the mutual written consent of us and Parent;

(b)	by either us or Parent:

i.	if the merger is not consummated on or before the End Date, provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement caused the failure of the Closing to be consummated by the End Date;

ii.	if any governmental authority enacts, promulgates, issues, enters, amends or enforces (A) a law prohibiting the merger or making the merger illegal, or (B) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the merger or making the merger illegal and such injunction, judgment, order, decree or ruling or other action becomes final and non-appealable;

iii.	if the Company Shareholder Approval is not been obtained at the Company Shareholders Meeting or at any adjournment or postponement thereof at which the vote is taken;

(c)	by us, (provided that the Company is not then in breach of any representation, warranty, covenant or agreement contained in the Merger Agreement) if Parent or Merger Sub has (i) breached any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of Parent or Merger has become untrue, in each case, such that the closing conditions could not be satisfied as of the Closing Date and (ii) such breach is either incapable of being cured by the End Date or is not cured within 30 days of written notice thereof;

(d)	by us, prior to receipt of the Company Shareholder Approval, but not after, in order to accept a Superior Proposal or in the event that an Adverse Recommendation Change has occurred, in each case to the extent we have complied in all material respects with our No Solicitation obligations and provided that we pay or cause to be paid to Parent the Termination Fee prior to or simultaneously with such termination (it being understood that we may enter into a definitive written agreement with respect to a Superior Proposal simultaneously with such termination of the Merger Agreement);

(e)	by us, if (i) all of the conditions to each party’s obligations to effect the merger have been satisfied or waived (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination), (ii) we have irrevocably notified Parent in writing that we are ready and willing to consummate the transactions contemplated by the Merger Agreement and that all conditions to close have been satisfied or waived (other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination) and (iii) Parent and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement within two business days following our delivery of such notice;

(f)	by Parent (provided that Parent is not then in breach of any of its representations, warranties or covenants contained in the Merger Agreement), if (i) we have breached any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of the Company has become untrue, in each case, such that the closing conditions could not be satisfied as of the Closing and (ii) such breach is either incapable of being cured by the End Date or is not cured within 30 days of written notice thereof; or

(g)	by Parent, if an Adverse Recommendation Change occurs.

Termination Fees and Expenses

The Merger Agreement contemplates that we will pay to Parent a nonrefundable cash termination fee equal to $25,797,000 and reimburse certain expenses under certain circumstances, as follows:

•	if the Merger Agreement is terminated by us pursuant to paragraphs (d) (Company Enters into Definitive Agreement for Superior Proposal or Company Makes Adverse Recommendation Change) under “Termination” above; or

•	if the Merger Agreement is terminated by Parent pursuant to paragraphs (f) (Company Makes Adverse Recommendation Change) or (g) (in respect of the Company’s failure to comply in all material respects with any of its No Solicitation obligations (Company Breaches No Solicitation Provision)) under “Termination” above; or

•	if (i) an Alternative Proposal is made by a third party or group and is publicly disclosed or announced, or otherwise becomes publicly known, or any Person or group publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Alternative Proposal, (ii) thereafter the Merger Agreement is terminated pursuant to paragraphs (b)(i) (Lapse of Outside Date), (b)(iii) (Failure to Obtain Company Shareholder Approval) or (f) (other than in respect of the Company’s failure to comply in all material respects with any of its No Solicitation obligations (Company Breaches No Solicitation Provision)) under “Termination”, and (iii) within 12 months of such termination, the Company enters into a definitive agreement providing for any Alternative Proposal, or does consummate, an Alternative Proposal; provided, however, that for purposes of “Termination Fees and Expenses,” the references to “25%” in the definition of “Alternative Proposal” shall be deemed to be references to “a majority”.

Any termination fee due will be paid by wire transfer of same-day funds (i) in the case the Merger Agreement is terminated pursuant to paragraphs (d) (Company Enters into Definitive Agreement for Superior Proposal or Company Makes Adverse Recommendation Change), (f) (Company Makes Adverse Recommendation Change) or (g) (in respect of the Company’s failure to comply in all material respects with any of its No Solicitation obligations (Company Breaches No Solicitation Provision)) under “Termination” above; simultaneously with any such termination and (ii) in the case of (A) an Alternative Proposal being made by a third party or group and is publicly disclosed or announced, or otherwise becomes publicly known or any Person or group publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Alternative Proposal, (B) thereafter the Merger Agreement is terminated pursuant to paragraphs (b)(i) (Lapse of Outside Date), (b)(iii) (Failure to Obtain Company Shareholder Approval), or (f) (other than in respect of the Company’s failure to comply in all material respects with any of its No Solicitation obligations (Company Breaches No Solicitation Provision) under “Termination”, and (C) within 12 months of such termination, the Company enters into a definitive agreement providing for any Alternative Proposal, or does consummate, an Alternative Proposal, on the earlier of the date of entering into a definitive agreement providing for any Alternative Proposal or the date of consummation of any Alternative Proposal.

Except as specifically provided for in the Merger Agreement, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Amendment

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties, by action taken by their respective boards of directors; provided that, after receipt of the Company Shareholder Approval, no amendment may be made which by law would require further approval by such shareholders.

Specific Performance

Under the Merger Agreement, the parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties under the Merger Agreement will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, including the right of a party to cause the other parties to consummate the merger. Notwithstanding anything to contrary in the Merger Agreement, the parties acknowledge and agree that we will be entitled to specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of the Merger Agreement; including to cause the Financing to be funded and to consummate the merger. The Company is a party to the Equity Commitment Letter.

Specific performance is the Company’s primary remedy. However, if a court of competent jurisdiction has declined, for any reason, to specifically enforce the obligations of Parent and Merger Sub to consummate the merger pursuant to a claim for specific performance brought against Parent and Merger Sub in accordance with the terms of the Merger Agreement, the Merger Agreement provides that the maximum aggregate liability of Parent and its related parties will be limited to $737,057,000.

If the Company then seeks and obtains a judgment for monetary damages, then Parent will have three business days to complete the merger, and, if it fails to do so, it would be required to pay the judgment, up to the aggregate merger consideration. Additionally, if the Company obtains a judgment in its favor, Parent will pay to the Company its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with obtaining such judgment and interest on the amount of such payment from the date such payment was required to be made until the date of payment, provided, however, that the maximum additional costs and expenses to Parent will not exceed $5,000,000.

Governing Law

The Merger Agreement is governed by the laws of the State of Florida.

Rollover and Voting Agreement

In connection with the Merger Agreement, the Rollover Investors entered into the Rollover and Voting Agreement with Parent, pursuant to which the Rollover Investors have agreed to exchange the Rollover Shares for new equity securities in Parent. As a condition to receiving new equity securities in Parent, the Rollover Investors have agreed to vote all of their shares of Common Stock “FOR” the proposal to approve the Merger Agreement and the merger. The Rollover Agreement will terminate if the Merger Agreement is terminated.

Pursuant to the Rollover and Voting Agreement, the Rollover Investors have agreed: (i) to waive their appraisal rights with respect to the merger, (ii) not to, and to cause its affiliates not to make or in any way participate in any “solicitation” of “proxies”, and (iii) to terminate all existing shareholders agreements and arrangements between them.

The foregoing summary of the Rollover and Voting Agreement is qualified in its entirety by reference to the copy of such agreement attached hereto as Annex D.

Equity Commitment Letter

On October 22, 2017, we entered into the Original Equity Commitment Letter with the Fund and Parent. On December 3, 2017, we entered into the Amendment to Equity Commitment Letter with Fund and Parent. Pursuant to the Equity Commitment Letter, upon the terms and conditions specified therein, the Fund committed to purchase, or cause the purchase of, directly or indirectly through one or more intermediate entities, equity securities of Parent with an aggregate purchase price not to exceed $737,057,000, which will be used to either (i) fund the payment, in full, of the Merger Consideration and all other amounts required to be paid by Parent at the Closing under the Merger Agreement, including all fees and expenses required to be paid by Parent thereunder (the “Closing Commitment”) or (ii) fund the payment to up to $737,057,000 in monetary damages required to be paid by Merger Sub in accordance with the Merger Agreement (the “Damages Commitment”).

The Equity Commitment Letter explicitly provides that the Company may enforce the obligations of the Fund to fund the Closing Commitment or the Damages Commitment, as applicable. The Closing Commitment is subject to the continued satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the Closing). The Damages Commitment is also subject to the continued satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the Closing) as well as a final judgment awarding monetary damages being entered against Parent in accordance with the Merger Agreement and the merger not having been consummated within three business days thereafter as set forth in the Merger Agreement.

The Company and the Fund made customary representations and warranties with respect to Equity Commitment Letter. The obligation of the Fund under or in connection with the Equity Commitment Letter will terminate automatically upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement, (iii) the payment of the Damages Commitment and (iv) the Company its security holders or any of its affiliates, or any person claiming by, through or for the benefit of any of the foregoing, asserting a claim against any non-recourse party under or in connection with the transaction agreements (other than the Company asserting any retained claim against any non-recourse party as permissible under the Equity Commitment Letter).

The foregoing summary of the Equity Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to Form 8-K filed with the SEC in connection with the merger and incorporated herein by reference.

PROVISIONS FOR NON-AFFILIATE SHAREHOLDERS

No provision has been made (i) to grant the Company’s non-affiliate shareholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING EXACTECH

Company Background

Exactech was incorporated in Florida on November 13, 1985. The Company develops, manufactures, markets, distributes and sells orthopedic implant devices, related surgical instrumentation and biologic services to hospitals and physicians in the United States and internationally. The Company’s segments include knee, hip, extremity and other products. Its other products segment includes miscellaneous sales categories, such as bone cement, biologics, instrument rental fees, shipping charges and other product lines. The Company distributes joint replacement systems, including knee, hip, extremity implant systems, and biologic products and services and bone cement materials used in orthopedic surgery and dental procedures.

The Company manufactures some components of its knee, extremity and hip joint replacement systems at its facility in Gainesville, Florida. The Company’s joint replacement products are used by orthopedic surgeons to repair or replace joints that have deteriorated as a result of injury or disease. The Company’s United States sales and distribution activities are conducted by its subsidiary Exactech U.S., Inc. The Company’s international development, sales and distribution activities are conducted by its subsidiary Exactech International Operations, AG.

If the proposal to approve the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, Exactech will continue as a private company and a wholly owned subsidiary of Parent.

During the past five years, neither the Company nor any of the Company directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, except as set forth below, neither the Company nor any of the Company directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the United States.

Directors and Executive Officers

Our executive officers and directors are as follows:

Name	Age	Position
William Petty, M.D.	75	Executive Chairman and Chairman of the Board
David W. Petty	51	Chief Executive Officer, President and Director
Joel C. Phillips	50	Executive Vice President, Chief Financial Officer and Treasurer
Gary J. Miller, Ph.D.	70	Executive Vice President, Research and Development
Bruce Thompson	60	Senior Vice President, Strategic Initiatives
Betty Petty	75	Vice President, Administration and Corporate Secretary
Donna Edwards	45	Vice President, Legal and General Counsel
James G. Binch	70	Director
William B. Locander, Ph.D.	74	Director
Richard C. Smith	56	Director
Fern S. Watts	59	Director
W. Andrew Krusen, Jr.	69	Director

William Petty, M.D. is a founder of Exactech. He has been Chairman of the Board since its inception, and he served as the Company’s Chief Executive Officer from its inception until 2014. Additionally, Dr. Petty served as the Exactech’s President from January 2002 until December 2007. Dr. Petty was a Professor at the University of Florida College of Medicine from July 1975 to September 1998. Dr. Petty also served as Chairman of the Department of Orthopaedic Surgery at the University of Florida College of Medicine from July 1981 to January 1996. Dr. Petty has served as a member of the Hospital Board of Shands Hospital, Gainesville, Florida, as an examiner for the American Board of Orthopaedic Surgery, as a member of the Orthopaedic Residency Review Committee of the American Medical Association, on the Editorial Board of the Journal of Bone and Joint Surgery, on the Executive Board of the American Academy of Orthopaedic Surgeons, and as President of the Corporate Advisory Council of the American Academy of Orthopaedic Surgeons. He holds the Kappa Delta Award for Outstanding Research from the American Academy of Orthopaedic Surgeons. His book, Total Joint Replacement, was published in 1991. Dr. Petty received his B.S., M.S., and M.D. degrees from the University of Arkansas. He completed his residency in Orthopaedic Surgery at the Mayo Clinic in Rochester, Minnesota. Dr. Petty is the husband of Betty Petty, and the father of David W. Petty.

Dr. Petty’s extensive experience in the orthopaedic industry, both as a founder of Exactech and as an orthopaedic surgeon, is invaluable to our business development and strategy.

David W. Petty has served as Exactech’s Chief Executive Officer since March 2014, and he has served as Exactech’s President since November 2007. Mr. Petty previously served the Company in various capacities in the areas of operations and sales and marketing since joining the Company in 1988. From February 2000 to November 2007, Mr. Petty served as Executive Vice President of Sales and Marketing, from 1993 to 2000, he served as Vice President of Marketing and, from April 1991 until April 1993, he served as Vice President of Operations. Mr. Petty received his B.A. from the University of Virginia in 1988 and completed The Executive Program of the Darden School of Business in 1999. He is the son of Dr. and Mrs. Petty.

Mr. Petty’s long-term experience with the Company and in marketing orthopaedic products makes him a valuable contributor to our strategy and growth.

Joel C. Phillips, CPA has been Chief Financial Officer of Exactech since July 1998 and Treasurer since March 1996. Mr. Phillips was promoted to Executive Vice President in February 2015. Mr. Phillips was Manager, Accounting and Management Information Systems at the Company from April 1993 to June 1998. From January 1991 to April 1993, Mr. Phillips was employed by Arthur Andersen. Mr. Phillips received a B.S. and a Masters in Accounting from the University of Florida and is a Certified Public Accountant. During 2008, Mr. Phillips completed the Advanced Executive Program at the Kellogg School of Management at Northwestern University.

Gary J. Miller, Ph.D. is a founder and has been Executive Vice President, Research and Development of Exactech since February 2000. He was Vice President, Research and Development from 1986 until 2000 and was a Director from March 1989 through May 2003. Dr. Miller was Associate Professor of Orthopaedic Surgery and Director of Research and Biomechanics at the University of Florida College of Medicine from July 1986 until August 1996. Dr. Miller received his B.S.M.E. from the University of Florida, his M.S.M.E. (Biomechanics) from the Massachusetts Institute of Technology, and his Ph.D. in Mechanical Engineering (Biomechanics) from the University of Florida (UF). He previously held an Adjunct Associate Professorship in the College of Veterinary Medicine’s Small Animal Surgical Sciences Division and served as an Adjunct Associate Professor in the Department of Aerospace, Mechanics and Engineering Sciences from 1995 until 2010 at UF. He has held a Courtesy Professorship in the Department of Mechanical and Aerospace Engineering, University of Florida since 2011. He was a consultant to the FDA from 1989 to 1992 and has served as a consultant to such companies as Johnson & Johnson Orthopaedics, Dow-Corning Wright and Orthogenesis.

Bruce Thompson has been Senior Vice President-Strategic Initiatives since May 2017 and was previously Senior Vice President-General Manager – Spine and Biologics Division since joining the Company in July 2004. In 2008 he assumed the role of general manager of both the biologics and spine divisions of Exactech. Prior to joining Exactech, Mr. Thompson spent 22 years with Smith & Nephew in their Orthopaedic Division. During that time, he held various positions within Smith & Nephew, including Vice President—International Sales, Vice President—Product Planning and Launch, Vice President, General Manager—Spine Division, Group Director of Trauma Manufacturing, Director of Materials Management, and held various product and sales management positions. Mr. Thompson earned a B.S. in Accountancy at Miami University, Oxford, Ohio, and completed the Executive MBA program at the University of Memphis in 1989.

Betty Petty is a founder, Vice President, Administration and Corporate Secretary. She was Vice President Human Resources and Administration from February 2000 to May 2010. She has also been Corporate Secretary of Exactech since its inception and served as Treasurer and a Director until March 1996. Mrs. Petty served in the dual capacities of Human Resources Coordinator and Director of Marketing Communications from the founding of the Company until 2001. She received her B.A. from the University of Arkansas at Little Rock and her M.A. in English from Vanderbilt University. Mrs. Petty is the wife of Dr. Petty and the mother of Mr. Petty.

Donna Edwards has been our Vice President, Legal since August 2011. She has been employed by Exactech since January 2001, serving in the capacity of Interim Compliance Officer from April 2011 to August 2011, Corporate Attorney from February 2003 to April 2011, and Legal Coordinator from January 2001 to February 2003. Previously, she was employed by Exactech as Regulatory Affairs Coordinator from June 1996 to 1998. Ms. Edwards received her B.S. degree from Duke University and her J.D. degree from the University of Alabama.

William B. Locander, Ph.D. has been a Director since May 2003. Dr. Locander has been the Dean at the Joseph A. Butt, S.J. College of Business at Loyola University in New Orleans, LA since 2008. He was the Director of the Davis Leadership Center and held the Davis Chair of Leadership at Jacksonville University in Jacksonville, Florida. Dr. Locander was the Chairman of Marketing, Professor of Marketing and Quality at the University of South Florida in Tampa, Florida from 1992 to 2004. He was also the Director of the USF Leadership Center. He was previously Professor of Marketing at the University of Tennessee, Knoxville from 1983 until 1992. From 1973 through 1983 he was a faculty member at the University of Houston, serving as Associate Professor, Chairman of the Department of Marketing, and Associate Dean for Research and Administration. Dr. Locander has authored numerous articles in reference publications and has served on the editorial board of the Journal of Marketing and the Journal of Marketing Research. He was president of the National American Marketing Association in 1988 and 1989. He was an examiner for the Malcolm Baldridge National Quality Award in 1991 and 1992. Dr. Locander has spoken and consulted in the areas of marketing, total quality, organizational change, strategic planning, and customer satisfaction, with companies such as IBM, General Electric, 3M, Proctor and Gamble, and Chevron. In 2004, Dr. Locander received an award from the American Marketing Association for strategic facilitation to the Academic Division. He received his B.S., M.S. and Ph.D. degrees from the University of Illinois in Champaign-Urbana.

Dr. Locander’s knowledge of marketing and the customer is valuable in discussions regarding our product strategy and development of our customer-centric culture. In our rapidly growing company, organizational change is a constant and Dr. Locander also lends his expertise in this area.

James G. Binch was elected Lead Director in January 2016, and has been a Director since May 2007. Mr. Binch has been Managing Director, Lincolnshire Management since February 2007, where his principal duties are oversight, assistance and guidance to the operating companies within the Lincolnshire Management portfolio of investments. Prior to joining Lincolnshire, Mr. Binch was Chief Executive Officer of Memry Corporation, an AMEX-listed company, from 1992 until 2006. During his tenure, Memry acquired a division of Raychem Corporation and Putnam Plastics and was named among the fifty fastest-growing technology firms in Connecticut for eight consecutive years. In 1988, Mr. Binch founded Trinity Capital Corporation, a merchant bank in Stamford, Connecticut, where he served as President and Chief Executive Officer until 1991. From 1980 to 1987, he held senior roles with Combustion Engineering of Stamford, including three years as President and Chief Operating Officer of the engineering sector of Combustion Engineering and its principal subsidiary, Lummus-Crest, Inc., with more than 3,000 employees, offices in eight countries and annual contract volumes in excess of two billion dollars. He was vice president of planning and business development at Champion International’s building products division from 1978 to 1980. Mr. Binch began his career in 1972 as a principal with the general management consulting firm of Cresap, McCormick and Paget in New York, serving there until 1978. Mr. Binch is a Trustee of Trinity College School, in Ontario, Canada, and is a Director of The Trinity College School Foundation, Nursery Supplies, Inc., Latite Roofing & Sheet Metal, Inc. and Precision Kidd, Inc. He is a graduate engineer from Princeton University, and holds an MBA from the Wharton School at the University of Pennsylvania.

Mr. Binch, with his experience in investments and portfolio management, his many years as a chief executive officer, and his years of expertise as management of enterprises within the healthcare arena brings vast knowledge of business and finance to the Board.

Richard C. Smith has been a Director since May 2010. Mr. Smith is a partner at Quinn Emanuel Urquhart & Sullivan, LLP, Washington, DC office since September 2016, where his practice focuses on complex litigation, white collar criminal defense, transactional and third party due diligence, risk assessment, creation and review of anticorruption policies and procedures, and US-centric and transnational corporate internal investigations for public and private companies. Prior to joining Quinn Emanuel, Mr. Smith was with Norton Rose Fulbright, US LLP, from June 2007 to September 2016, where he was chair of Global White Collar Crime and Investigations Group and co-chair of the firm’s Subprime and Credit Crisis practice group. Prior to joining Fulbright & Jaworski (Norton Rose Fulbright), Mr. Smith was with Akerman Senterfitt in Washington, DC from October 2005 to May 2007, where he was chair of their Litigation Group, and co-chair of the White Collar, Parallel Proceedings and Corporate Advisory Practice Group. He has extensive experience in representing corporate entities, their executives and employees in connection with various government investigations, prosecutions and judicial and administrative proceedings. Mr. Smith also has experience representing business entities and executives in such civil matters as breach of contracts, tortious interference of business relationships, business conspiracy, fraud, criminal conversion and forum non conveniens. He received his B.A. in Political Science from Alabama A&M University, his M.A. and J.D. from the University of Florida, and his LL.M. in Health Law from the University of Houston Law Center.

Mr. Smith’s experience in litigation, corporate governance, government investigations and enforcement, and antitrust, marketing and trade regulation provide us a great resource in navigating today’s heightened regulatory and compliance environment.

Fern S. Watts has been a Director since May 2012. Ms. Watts is an attorney specializing in corporate and securities law, and she has served clients by providing both legal and business advice as external as well as internal counsel. Ms. Watts is engaged in private practice in Miami, Florida representing businesses and entrepreneurs in connection with private placements, acquisitions, debt financings and other business transactions. From 2007 until 2009, Ms. Watts was General Counsel of MGM International Group, a privately held developer of carbon emission reduction projects, where she was responsible for worldwide legal operations and provided legal and business advice to senior management. From 2004 until 2005, Ms. Watts was Chief Legal Officer of Terremark Worldwide, Inc., a provider of managed information technology solutions, which, during her tenure, was publicly traded. Previously, Ms. Watts was a Shareholder for ten years in the Miami office of Greenberg Traurig, P.A., specializing in representing public and private companies in numerous types of corporate and finance transactions. Ms. Watts began her legal career at corporate law firms in New York City. She received her B.A. in Linguistics from Barnard College, Columbia University, and her J.D. from Harvard Law School.

Ms. Watts’ experience as internal counsel for both publicly and privately held companies as well as her extensive experience in securities law, mergers and acquisitions and financings is valuable in the Board’s oversight of securities law compliance and its evaluation of future business and financing opportunities.

W. Andrew Krusen, Jr. has served as a Director since May 2014. Mr. Krusen has been Chairman and Chief Executive Officer of Dominion Financial Group, Inc. since 1987, a merchant banking organization that provides investment capital to the natural resources, communications, manufacturing and distribution sectors. He has also been the managing member of Gulf Standard Energy, LLC, an oil and gas concern, since June 2004; and the managing member of Krusen- Douglas, LLC, a large landowner in the Tampa, Florida area, since January 2001. Mr. Krusen serves as a director of Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., as well as numerous privately held companies, including Beall’s Inc. and Romark Laboratories, L.C. He is currently a director of publicly traded Alico, Inc., a director and chairman of Florida Capital Group, Inc.—a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary. Mr. Krusen served as a director of Florida Banks, Inc. (“Florida Banks”) from August 1998 until its acquisition in July 2004. He also served as Chairman of the Board of First National Bank of Tampa from 1995 until its acquisition by Florida Banks in August 1998. Mr. Krusen is a member of the World President’s Organization and the Society of International Business Fellows. Mr. Krusen holds a Bachelor of Arts degree in Geology from Princeton University.

Having served as chief executive officer in different organizations, Mr. Krusen provides us with relevant business and financial expertise. Mr. Krusen’s past and current responsibilities on audit and compensation committees, in both the public and private environment, enhance the Board’s expertise for valuable oversight to the Company’s strategies and tactical operations.

Selected Summary Historical Financial Data

Set forth below is certain selected historical consolidated financial information relating to Exactech. The selected consolidated statements of financial position data, consolidated statements of income data, consolidated and consolidated statements of shareholders’ equity data of the Company as of and for the fiscal years ended December 31, 2012 through December 31, 2016 have been derived from our consolidated financial statements, which have been audited by RSM US, LLP, an independent registered public accounting firm. This information is only a summary and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this proxy statement. More comprehensive financial information is included in that report, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by reference to such report and all of the financial information and notes contained therein. For additional information, see “Where You Can Find More Information” beginning on page 90.

	Year Ended December 31,
(in thousands, except per share amounts)	2016	2015	2014	2013	2012
Statement of Income Data:
Net sales	$257,573	$241,838	$248,373	$237,088	$224,337
Cost of goods sold	80,251	73,639	74,244	73,019	68,731
Gross profit	177,322	168,199	174,129	164,069	155,606
Operating expenses:
Sales and marketing	92,452	87,095	89,796	84,999	81,979
General and administrative	22,182	22,483	22,692	21,149	20,139
Research and development	21,377	19,384	18,377	17,802	16,803
Restructuring and impairment	15,673	—	—	—	—
Depreciation and amortization	18,008	16,940	16,990	16,190	15,343
Total operating expenses	169,692	145,902	147,855	140,140	134,264
Income from operations	7,630	22,297	26,274	23,929	21,342
Other income (expense):
Interest expense, net	(998)	(1,304)	(1,095)	(1,215)	(1,445)
Other income (expense)	448	468	78	138	87
Foreign currency exchange (loss) gain	(332)	(1,131)	(1,129)	(444)	(90)
Income before income taxes and equity in loss of investee	6,748	20,330	24,128	22,408	19,894
Provision for income taxes	6,533	5,563	7,640	7,036	7,153
Income before equity in loss of investee	215	14,767	16,488	15,372	12,741
Equity in loss of investee, net of tax	(53)	—	—	—	—
Net income	162	14,767	16,488	15,372	12,741
Basic earnings per common share	$0.01	$1.05	$1.20	$1.14	$0.96
Diluted earnings per common share	$0.01	$1.04	$1.18	$1.12	$0.96

(in thousands)	2016	2015	2014	2013	2012
Balance Sheet Data:
Total current assets	$143,059	$139,622	$139,157	$142,559	$130,218
Total assets	294,209	275,507	261,040	261,842	245,141
Total current liabilities	33,105	24,825	26,205	30,517	31,562
Total long-term debt, net of current portion	20,000	16,000	20,250	33,982	38,447
Total liabilities	59,967	47,118	49,669	69,418	74,244
Total shareholders’ equity	234,242	228,389	211,371	192,424	170,897

Book Value Per Share

Our net book value per share as of December 1, 2017 was approximately $6.19 (calculated based on 14,413,421 shares of Common Stock outstanding as of such date).

Market Price of the Common Stock and Dividend Information

Our Common Stock trades on the Nasdaq Global Market under the symbol “EXAC”.

The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for our Common Stock as reported on the Nasdaq Global Market:

	Prices
Fiscal Year 2017 Quarter Ended	High	Low
First Quarter	$29.00	$23.30
Second Quarter	$31.90	$24.35
Third Quarter	$33.65	$27.40
Fourth Quarter	$50.95	$31.61

	Prices
Fiscal Year 2016 Quarter Ended	High	Low
First Quarter	$20.46	$16.88
Second Quarter	$27.07	$19.42
Third Quarter	$28.66	$25.55
Fourth Quarter	$28.90	$22.20

	Prices
Fiscal Year 2015 Quarter Ended	High	Low
First Quarter	$26.14	$20.50
Second Quarter	$26.20	$20.31
Third Quarter	$21.61	$16.12
Fourth Quarter	$19.40	$16.11

The closing price of our Common Stock on the Nasdaq Global Market on October 20, 2017, the last trading day prior to the public announcement of the Original Merger Agreement, was $32.00 per share of our Common Stock. The closing price of our Common Stock on the Nasdaq Global Market on December 1, 2017, the last trading day prior to the public announcement of Amendment No. 1 to Merger Agreement, was $42.35 per share of our Common Stock. The Merger Consideration of $49.25 per share represented a premium of approximately 53.9% over the closing price per share on October 20, 2017 and 16.3% over the closing price per share on December 1, 2017. On January [11], 2018, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our Common Stock on the Nasdaq Global Market was $[•] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

As of the Record Date, we had [•] shareholders.

We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. Under the terms of the Merger Agreement, we are not permitted to declare or pay any dividends on any shares of our capital stock unless consented to in writing by Parent (or as expressly permitted by the Merger Agreement or as required by applicable law).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock of our capital stock as of the Record Date, held by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock.

As of the Record Date, 14,423,864 shares of Common Stock were issued and outstanding.

Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to Stock Options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after the Record Date are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

Ownership information for those persons who beneficially own 5% or more of shares of Common Stock is based upon Schedule 13D, Schedule 13G and Form 4 filings by such persons with the SEC. Unless otherwise indicated, the mailing address for each person listed in the following table is c/o Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (2)(3)	Percentage of Common Stock Outstanding
William Petty, M.D. (4)	3,589,188	24.3%
David W. Petty (5)	169,772	1.2%
Joel C. Phillips, CPA (6)	245,876	1.7%
Gary J. Miller, Ph.D. (7)	243,859	1.7%
Bruce Thompson (8)	96,311	*
James G. Binch	4,650	*
William B. Locander, Ph.D.	6,840	*
Richard C. Smith	25,097	*
Fern S. Watts	5,823	*
W. Andrew Krusen, Jr. (8)	13,928	*
Prima Investments, Limited Partnership (4)	3,080,271	21.4%
Gamco Investors, Inc. et al (10)	1,863,658	12.9%
BlackRock, Inc. (11)	800,197	5.5%
Dimensional Fund Advisors LP (12)	751,750	5.2%
All current executive officers and directors as a group (12 persons)(9)	4,458,282	29.4%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653.
(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants y and convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable or will become y exercisable within 60 days from the Record Date have been exercised.
(4)	Includes 3,080,271 shares of common stock held by Prima Investments, Limited Partnership, a Florida limited partnership (“Prima Partnership”). Prima Investments, Inc., a Florida corporation wholly-owned by Dr. and Mrs. Petty, is the general partner of Prima Partnership. Dr. and Mrs. Petty along with their children hold all limited partnership interests in Prima Partnership. Also includes (i) 102,400 shares of common stock held by y William Petty, (ii) 75,400 shares of common stock held by Betty Petty, (iii) 188,129 shares of common stock issuable upon the exercise of option granted to William Petty which are issuable within 60 days, and (iv) 21,500 shares of common stock issuable upon the exercise of options granted» to Betty Petty which are issuable within 60 days.
(5)	Includes 53,990 shares of common stock issuable upon the exercise of options granted to Mr. Petty which are issuable within 60 days.
(6)	Includes (i) 88,200 shares of common stock issuable upon the exercise of options granted to Mr. Phillips which are issuable within 60 days and (ii) 16,290 shares of common stock held by Mr. Phillips’ minor children.
(7)	Includes 142,370 shares of common stock held by Miller Family Holdings. LLC, a Florida limited liability company (“MFH. LLC”). Miller Family Holdings, Inc., a Florida corporation wholly-owned by Dr. Miller, his wife and his children, is the principal member of MFH, LLC. Dr. Miller, his wife and children hold all membership interests in MFH, LLC. Also includes (i) 35,689 shares of common stock held by Dr. Miller and (ii) 43,400 shares of common stock issuable upon the exercise of options granted to Dr. Miller which are issuable within 60 days.
(8)	Includes 50,600 shares of common stock issuable upon the exercise of options granted to Mr. Thompson which are issuable within 60 days.

(9)	See notes (4)-(8). Includes 470,919 shares of common stock issuable upon the exercise of options which are issuable within 60 days.
(10)	Based on Amendment No. 6 to Schedule 13D filed November 21, 2017. GAMCO Investors, Inc. and its affiliates (“GAMCO”), a wholly-owned subsidiary of Gabelli Asset Management, Inc. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is the beneficial owner of 1,863,658 shares or 12.9% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. GAMCO has its principal business office at One Corporate Center, Rye, New York 10580. In addition, Mario Gabelli may be deemed beneficial owner of the shares due to his status as an affiliate of GAMCO.
(11)	Based on Schedule 13G/A filed January 30, 2017, BlackRock, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 800,197 shares or 5.6% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. BlackRock, Inc. has its principal business office at 55 East 52nd Street, New York, New York 10022.
(12)	Based on Schedule 13G filed February 9, 2017, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 751,750 shares or 5.2% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Dimensional Fund Advisors LP has its principal business office at Building One, 6300 Bee Cave Road, Austin, Texas 78746.

Transactions in Common Stock During the Past 60 Days

Other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover and Voting Agreement, the parties and their respective affiliates have not made any transactions with respect to the Common Stock during the past 60 days.

Transactions in Common Stock by the Company During the Past Two Years

The table below contains information with respect to shares of our common stock we repurchased during the three months ended March 31, 2016.

Period	Total Shares Repurchased (#)	Avg Price per Share ($)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs (#)	Total Number of Shares That May Yet Be Purchased Under The Program (#)(1)
January 1 – March 31, 2016	163,529	18.60	163,529	836,471

(1)	In December 2015, our Board of Directors authorized the repurchase of up to 1.0 million shares of our common stock over a two year period.

Transactions in Common Stock by the Rollover Investors During the Past Two Years

The following table sets forth all securities purchased or sold by the Rollover Investors within the past two years:

Name	Quantity	Price ($)	Transaction Date	Transaction Description
R. William Petty	3,000	13.40	1/2/2015	Option Exercise
R. William Petty	(3,000)	22.30	1/2/2015	Sale
R. William Petty	3,000	13.4	2/2/2015	Option Exercise
R. William Petty	(3,000)	20.72	2/2/2015	Sale
R. William Petty	3,000	13.4	3/2/2015	Option Exercise
R. William Petty	(3,000)	23.07	3/2/2015	Sale
R. William Petty	3,000	13.4	4/1/2015	Option Exercise
R. William Petty	(3,000)	25.45	4/1/2015	Sale
R. William Petty	3,000	13.4	5/1/2015	Option Exercise
R. William Petty	(3,000)	21.64	5/1/2015	Sale
R. William Petty	4,964	17.02	3/8/2006	Option Exercise
R. William Petty	(4,964)	19.19	3/8/2006	Sale
R. William Petty	5,000	14.27	12/15/2016	Option Exercise
R. William Petty	17,200	18.95	2/22/2017	Option Exercise
R. William Petty	(17,200)	24.07	5/16/2017	Sale

Betty Petty	4,500	14.12	1/2/2015	Option Exercise

Betty Petty	(4,500)	22.30	1/2/2015	Sale
Betty Petty	4,500	14.12	2/2/2015	Option Exercise
Betty Petty	(4,500)	20.76	2/2/2015	Sale
Betty Petty	4,500	14.12	3/2/2015	Option Exercise
Betty Petty	(4,500)	23.04	3/2/2015	Sale
Betty Petty	4,500	14.12	4/1/2015	Option Exercise
Betty Petty	(4,500)	25.49	4/1/2015	Sale
Betty Petty	4,500	14.12	5/1/2015	Option Exercise
Betty Petty	(4,500)	21.67	5/1/2015	Sale
Betty Petty	9,227	17.02	3/7/2016	Option Exercise
Betty Petty	(9,227)	19.02	3/7/2016	Sale
Betty Petty	1,773	17.02	3/8/2006	Option Exercise
Betty Petty	(1,773)	18.9	3/8/2006	Sale
Betty Petty	5,000	14.27	12/15/2016	Option Exercise
Betty Petty	2,800	18.95	2/22/2017	Option Exercise
Betty Petty	(2,800)	24.76	2/22/2017	Sale

Prima Investments, Limited Partnership	(36,123)	23.15	2/23/2015	Sale
Prima Investments, Limited Partnership	(8,944)	22.78	2/24/2015	Sale
Prima Investments, Limited Partnership	(12,491)	22.71	4/28/2016	Sale
Prima Investments, Limited Partnership	(5,509)	22.53	4/29/2016	Sale
Prima Investments, Limited Partnership	(3,000)	0	9/20/2016	Gifted

David Petty	(17,731)	—	—	Transfer Pursuant to divorce decree
David Petty	12,500	14.12	5/4/2015	Option Exercise
David Petty	17,000	17.02	3/4/2016	Option Exercise
David Petty	(15,850)	19.23	3/4/2016	Sale
David Petty	(3,550)	27.75	8/19/2016	Sale
David Petty	2,500	14.27	12/15/2016	Option Exercise
David Petty	4,400	18.95	2/22/2017	Option Exercise
David Petty	(4,400)	24.06	2/22/2017	Sale

Joel C. Phillips	277	19.26	3/31/2015	ESPP Purchase
Joel C. Phillips	2,700	14.12	5/4/2015	Option Exercise
Joel C. Phillips	-2700	21.67	5/4/2015	Sale
Joel C. Phillips	7300	14.12	5/7/2015	Option Exercise
Joel C. Phillips	-5000	21.76	5/28/2015	Sale
Joel C. Phillips	267	17.71	6/30/2015	ESPP Purchase
Joel C. Phillips	373	14.82	9/30/2015	ESPP Purchase
Joel C. Phillips	-1422	0	12/23/2015	Gifted
Joel C. Phillips	-358	0	12/23/2015	Gifted
Joel C. Phillips	186	15.43	12/31/2015	ESPP Purchase
Joel C. Phillips	6000	17.02	1/8/2016	Option Exercise
Joel C. Phillips	12000	17.02	3/4/2016	Option Exercise
Joel C. Phillips	2000	17.02	3/10/2016	Option Exercise
Joel C. Phillips	-400	18.92	3/10/2016	Sale
Joel C. Phillips	-1600	18.5	3/10/2016	Sale
Joel C. Phillips	2000	17.02	3/16/2016	Option Exercise
Joel C. Phillips	306	15.43	3/31/2016	ESPP Purchase
Joel C. Phillips	-3900	23.13	5/9/2016	Sale
Joel C. Phillips	1000	14.27	6/30/2016	Option Exercise
Joel C. Phillips	-1000	26.5	6/30/2016	Sale
Joel C. Phillips	100	14.27	6/30/2016	Option Exercise
Joel C. Phillips	-100	26.75	6/30/2016	Sale
Joel C. Phillips	307	15.43	6/30/2016	ESPP Purchase
Joel C. Phillips	900	14.27	7/1/2016	Option Exercise
Joel C. Phillips	-900	26.75	7/1/2016	Sale

Joel C. Phillips	1000	14.27	7/1/2016	Option Exercise
Joel C. Phillips	-1000	27	7/1/2016	Sale
Joel C. Phillips	-1000	0	8/6/2016	Gifted
Joel C. Phillips	358	15.43	9/30/2016	ESPP Purchase
Joel C. Phillips	-500	0	12/9/2016	Gifted
Joel C. Phillips	-1475	0	12/23/2016	Gifted
Joel C. Phillips	357	15.43	12/31/2016	ESPP Purchase
Joel C. Phillips	5500	18.95	2/24/2007	Option Exercise
Joel C. Phillips	228	23.42	3/31/2017	ESPP Purchase
Joel C. Phillips	-5500	30.72	5/25/2017	Sale
Joel C. Phillips	246	23.42	6/30/2017	ESPP Purchase
Joel C. Phillips	211	23.42	9/30/2017	ESPP Purchase
Joel C. Phillips	-3,000	0	12/18/2017	Gifted
Joel C. Phillips	222	23.42	12/31/2017	ESPP Purchase

Gary Miller	10,000	14.12	5/5/2015	Option Exercise
Gary Miller	16,000	17.02	12/1/2015	Option Exercise
Gary Miller	-625	0	12/28/2015	Gifted
Gary Miller	-7017	19.23	3/3/2016	Sale
Gary Miller	-7000	19.95	3/31/2016	Sale
Gary Miller	5000	14.27	11/30/2016	Option Exercise
Gary Miller	-750	0	12/14/2016	Gifted
Gary Miller	2800	18.95	2/2/2017	Option Exercise
Gary Miller	-975	0	4/7/2017	Gifted
Gary Miller	-1000	0	12/20/2017	Gifted
Gary Miller	-300	0	12/22/2017	Gifted

Miller Family	(1,480)	23.32	1/2/2015	Sale
Miller Family	-4145	23.17	1/8/2015	Sale
Miller Family	-5625	23.19	2/23/2015	Sale
Miller Family	-5950	24.27	3/16/2015	Sale
Miller Family	-10300	24.4	3/19/2015	Sale
Miller Family	-22500	25.2	3/20/2015	Sale
Miller Family	-1075	0	11/30/2015	Gifted
Miller Family	-4725	23.14	4/25/2016	Sale
Miller Family	-3260	23.06	4/26/2016	Sale
Miller Family	-9851	24.06	4/27/2016	Sale
Miller Family	-9664	24.37	5/18/2016	Sale
Miller Family	-6964	25.1	5/24/2016	Sale
Miller Family	-2355	25.1	5/25/2016	Sale
Miller Family	-3381	25.11	6/2/2016	Sale
Miller Family	-2406	25.1	6/6/2016	Sale
Miller Family	-1500	25.11	6/7/2016	Sale
Miller Family	-5894	25.19	6/8/2016	Sale
Miller Family	-325	0	12/13/2016	Gifted
Miller Family	-750	0	8/8/2016	Gifted
Miller Family	-2000	0	12/20/2017	Gifted

Bruce Thompson	1,186	14.27	3/5/2015	Option Exercise
Bruce Thompson	(1,186)	22.68	3/5/2015	Sale
Bruce Thompson	274	19.26	3/31/2015	ESPP Purchase
Bruce Thompson	257	17.71	6/30/2015	ESPP Purchase
Bruce Thompson	2107	17.02	9/1/2015	Option Exercise
Bruce Thompson	-2107	19.45	9/1/2015	Sale
Bruce Thompson	89	17.02	9/8/2015	Option Exercise
Bruce Thompson	-89	19.3	9/8/2015	Sale
Bruce Thompson	359	14.82	9/30/2015	ESPP Purchase
Bruce Thompson	900	17.02	11/24/2015	Option Exercise

Bruce Thompson	-900	17.75	11/24/2015	Sale
Bruce Thompson	2800	17.02	11/30/2015	Option Exercise
Bruce Thompson	-2800	17.72	11/30/2015	Sale
Bruce Thompson	19104	17.02	12/1/2015	Option Exercise
Bruce Thompson	-19104	17.55	12/1/2015	Sale
Bruce Thompson	213	15.43	12/31/2015	ESPP Purchase
Bruce Thompson	295	15.43	3/31/2016	ESPP Purchase
Bruce Thompson	2000	14.27	6/7/2016	Option Exercise
Bruce Thompson	-2000	25.07	6/7/2016	Sale
Bruce Thompson	295	15.43	6/30/2015	ESPP Purchase
Bruce Thompson	381	14.27	8/15/2016	Option Exercise
Bruce Thompson	-381	28.32	8/15/2016	Sale
Bruce Thompson	1433	14.27	8/22/2016	Option Exercise
Bruce Thompson	-1433	27.97	8/22/2016	Sale
Bruce Thompson	344	15.43	9/30/2016	ESPP Purchase
Bruce Thompson	345	15.43	12/30/2016	ESPP Purchase
Bruce Thompson	3306	18.95	2/23/2017	Option Exercise
Bruce Thompson	-3306	24.75	2/23/2017	Sale
Bruce Thompson	1600	18.95	2/24/2017	Option Exercise
Bruce Thompson	-1600	24.82	2/24/2017	Sale
Bruce Thompson	994	18.95	2/28/2017	Option Exercise
Bruce Thompson	-994	24.23	2/28/2017	Sale
Bruce Thompson	216	23.42	3/31/2017	ESPP Purchase
Bruce Thompson	232	23.42	6/30/2017	ESPP Purchase
Bruce Thompson	200	23.42	9/30/2017	ESPP Purchase
Bruce Thompson	232	23.42	12/31/2017	ESPP Purchase

Donna Edwards	171	19.26	3/31/2015	ESPP Purchase
Donna Edwards	5,000	14.12	5/6/2015	Option Exercise
Donna Edwards	(1,657)	20.69	5/6/2015	Sale
Donna Edwards	162	17.71	6/30/2015	ESPP Purchase
Donna Edwards	225	14.82	9/30/2015	ESPP Purchase
Donna Edwards	216	15.43	12/31/2015	ESPP Purchase
Donna Edwards	10,000	17.02	3/7/2016	Option Exercise
Donna Edwards	(10,000)	18.85	3/7/2016	Sale
Donna Edwards	185	15.43	3/31/2016	ESPP Purchase
Donna Edwards	185	15.43	6/30/2016	ESPP Purchase
Donna Edwards	247	15.43	9/30/2016	ESPP Purchase
Donna Edwards	8,000	14.27	12/15/2016	Option Exercise
Donna Edwards	270	15.43	12/30/2016	ESPP Purchase
Donna Edwards	1,700	18.95	2/23/2017	Option Exercise
Donna Edwards	(1,349)	24.53	2/23/2017	Sale
Donna Edwards	(1,500)	24.24	3/7/2017	Sale
Donna Edwards	172	23.42	3/31/2017	ESPP Purchase
Donna Edwards	187	23.42	6/30/2017	ESPP Purchase
Donna Edwards	160	23.42	9/30/2017	ESPP Purchase
Donna Edwards	186	23.42	12/31/2017	ESPP Purchase

Transactions in Common Stock between Parent and Merger Sub and the Company

Neither Parent nor Merger Sub have made any purchases of the Common Stock during the past two years.

The Company Financial Advisor

Pursuant to an engagement letter, dated October 13, 2017, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on December 2, 2017, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such shareholders. J.P. Morgan confirmed this oral opinion by delivering its written opinion to the Board, dated December 2, 2017.

The Company selected J.P. Morgan on the basis of J.P. Morgan’s experience with, among other things, investment banking and financial advisory matters, including transactions with private equity firms and capital markets, and the industries in which the Company operates. In connection with its engagement, the Company has agreed to pay J.P. Morgan financial advisory fees of $2 million and a transaction fee of $9 million upon the closing of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify J.P. Morgan and related persons against various liabilities, including certain liabilities under federal securities laws.

APPRAISAL RIGHTS

Overview

Our shareholders are entitled to pursue appraisal rights in connection with the merger. Accordingly, shareholders who do not vote, or cause or permit to be voted, any of their shares of Common Stock in favor of the Merger Agreement and who comply with the other appraisal rights procedures set forth in Sections 607.1301 to 607.1333 of the FBCA will be entitled to receive from the Surviving Corporation a cash payment in an amount equal to the “fair value” of the shares of Common Stock as to which they are exercising appraisal rights (plus interest thereon). As described below, “fair value” under the appraisal rights provisions of the FBCA means the value of a dissenting holder’s shares of Common Stock determined immediately preceding the consummation of the merger and excluding any appreciation or depreciation in anticipation of the merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to $49.25. A Company shareholder that wishes to exercise his, her or its appraisal rights in connection with the merger must strictly comply with the procedures set forth in Sections 607.1301 to 607.1333 of the FBCA, a summary of which is set forth below and the complete text of which is attached hereto as Annex C. Any failure to follow the required procedures will result in a termination or loss of appraisal rights.

Summary of Florida Appraisal Rights Statutes.

To assert appraisal rights, a Company shareholder must not vote, or cause or permit to be voted, any of his, her or its shares of Common Stock in favor of the Merger Agreement and must provide written notice to the Company indicating that such shareholder intends to demand payment for his, her or its shares of Common Stock if the merger is effected. Such written notification must be received by us before the vote on the Merger Agreement is taken at the special meeting (which is scheduled to be held on February [•], 2018) and delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653, Attention: Corporate Secretary. All such notices must be signed in the same manner as the shares to which the notices relate are registered on the books of the Company. If a Company shareholder votes, or causes or permits to be voted, any of his, her or its shares of Common Stock in favor of the Merger Agreement or we do not receive written notice of such shareholder’s intent to exercise appraisal rights before the vote is taken at the special meeting, the shareholder will be deemed to have waived and relinquished his, her or its appraisal rights.

If the merger is consummated, then within ten days after effective date of the merger, the Surviving Corporation will provide to each former Company shareholder who did not vote, or cause or permit to be voted, any of his, her or its shares in favor of the Merger Agreement and who properly and timely provided the required written notification of his, her or its intent to exercise appraisal rights, a written appraisal notice and appraisal election form which will set forth, among other items required by the FBCA, the Surviving Corporation’s estimate of the “fair value” of the Common Stock (as determined in accordance with the FBCA). The appraisal notice and appraisal election form provided by the Surviving Corporation will also include a copy of Sections 607.1301 to 607.1333 of the FBCA as well as the financial statements of the Company required thereunder.

Pursuant to the FBCA, the “fair value” of the shares of our Common Stock held by a shareholder exercising appraisal rights means the value of such shares determined immediately preceding the consummation of the merger and excluding any appreciation or depreciation of the merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to $49.25 or the value of the shares of Common Stock that the shareholder would otherwise have been entitled to receive in connection with the merger. “Fair value” is determined based on the value of the shares immediately preceding consummation of the merger and without regard to when the vote on the Merger Agreement is taken.

A shareholder asserting appraisal rights must execute and return the appraisal election form to the Surviving Corporation and deposit the shareholder’s certificates representing the shares of Common Stock as to which he, she or it is exercising appraisal rights in accordance with the terms of the appraisal notice on or before the date specified therein (which will not be fewer than 40 or more than 60 days after the date on which the appraisal notice and appraisal election form were sent to the shareholder). A shareholder who timely complies with the required procedures and does not timely withdraw his, her or its appraisal rights demand (as described in further detail below) will not have any rights with respect to the merger other than the right to receive the “fair value” of his, her or its shares in accordance with the appraisal rights procedures. A dissenting shareholder who does not execute and return the appraisal election form and deposit his, her or its stock certificates by the date set forth in the appraisal notice will lose his, her or its appraisal rights and will thereafter be entitled to receive, pursuant to the terms of the Merger Agreement, $49.25 in cash, without interest, in exchange for each share of Common Stock owned by such shareholder at the Effective Time.

A shareholder who complies with the requirements for asserting and exercising appraisal rights but subsequently wishes to withdraw from the appraisal process may do so by providing the Surviving Corporation with written notification of such withdrawal by the deadline set forth in the appraisal notice (which will not be more than 20 days after the date on which the appraisal election form was due). Any such written notification of withdrawal must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Surviving Corporation at, [•], Attention: Corporate Secretary. A shareholder who fails to timely withdraw from the appraisal process may not thereafter withdraw without the Surviving Corporation’s written consent.

A Company shareholder wishing to assert appraisal rights must do so with respect to all of the shares of Common Stock registered in his, her or its name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify the Surviving Corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to the Surviving Corporation the record shareholder’s written consent to the assertion of such appraisal rights before the date specified in the appraisal notice and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

If a Company shareholder timely accepts the Surviving Corporation’s offer to pay the “fair value” of the shares of Common Stock as set forth in the appraisal notice, payment will be made within 90 days after the Surviving Corporation receives the appraisal election form from the shareholder. A Company shareholder who is dissatisfied with the Surviving Corporation’s payment offer set forth in the appraisal notice must include in his, her or its returned appraisal election form the shareholder’s estimate of the “fair value” of his, her or its shares, as well as a demand for payment in such amount (plus interest). Otherwise, the shareholder will be entitled to payment of only the amount offered by the Surviving Corporation. Pursuant to the FBCA, interest accrues from the Effective Time until the date of payment at the interest rate on judgments in Florida on the effective date of the merger. Once the Surviving Corporation has made payment of an agreed upon value to a Company shareholder, such shareholder will cease to have any interest in, or rights with respect to, his, her or its shares.

If the Surviving Corporation and a shareholder who has exercised appraisal rights are unable to agree on the “fair value” of the shares of Common Stock, then within 60 days after the Surviving Corporation’s receipt of the dissenting shareholder’s payment demand described above, the Surviving Corporation may file an appraisal action in a court of competent jurisdiction in Alachua County, Florida requesting that the “fair value” of the shares of Common Stock be determined by the court. If the Surviving Corporation fails to file such proceeding within such 60-day period, any shareholder who has exercised appraisal rights and made a payment demand based on his, her or its estimate of the “fair value” of the Common Stock may file the appraisal action in the name of Exactech. All such shareholders, other than shareholders who have agreed upon a value with the Surviving Corporation, are deemed to be parties to the proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of “fair value.” Each shareholder that is a party to the appraisal rights proceeding will be entitled to receive a payment from the Surviving Corporation in the amount determined by the presiding court within ten days after final determination of the proceeding. Upon payment of the amount determined by the court, the shareholders will cease to have any interest in, or rights with respect to, their shares of Common Stock.

The court in an appraisal rights proceeding will determine the cost and expense of such proceeding, and such costs and expenses will be assessed against the Surviving Corporation. However, all or any part of such costs and expenses may be apportioned and assessed against all or some of the shareholders that are parties to the proceeding in such amount as the court deems equitable if the court determines that such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties in the amounts the court finds equitable against the Surviving Corporation if the court finds that the Surviving Corporation did not substantially comply with the requirements applicable to it under Sections 607.1320 and 607.1322 of the FBCA, or against any party which the court finds acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. In the event the Surviving Corporation fails to make any required payments, the shareholders to which such payments are due may sue directly for the amount owed and, to the extent successful, will be entitled to recover all costs and expenses of the suit, including attorneys’ fees.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the FBCA and is qualified in its entirety by reference to the full text of Sections 607.1301 to 607.1333 of the Florida Business Corporation Act, which is attached to this proxy statement/prospectus as Annex C. The foregoing discussion does not constitute any legal or other advice nor does it constitute a recommendation that holders of the Common Stock exercise or waive their appraisal rights. Any Company shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.

Waiver. Based on Florida’s appraisal rights statutes as well as principles of waiver and estoppel, we intend to take the position with respect to any lawsuit seeking recovery outside of the appraisal rights process that appraisal rights represent the exclusive remedy to challenge the Merger Consideration and that any shareholder who either (i) votes for the Merger Agreement, (ii) does not exercise appraisal rights or (iii) accepts Merger Consideration pursuant to the Merger Agreement, whether by making a valid election or by exchanging any of such shareholder’s stock certificates for Merger Consideration, will have waived and relinquished all claims arising out of or relating to the consideration provided to the Company’s shareholders under the Merger Agreement and be barred from seeking recovery of other consideration.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

If the merger is completed, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any other matters to be brought before the special meeting other than as described in this proxy statement.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

If the merger is completed as expected during the first quarter of 2018, we will not hold an annual meeting of shareholders in 2018. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2018 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2018 annual meeting will be held. If the 2018 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2018 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our advance notice Bylaws, as described below.

Shareholder proposals intended to be included in our proxy statement for, and have been presented at, our 2018 annual meeting of shareholders pursuant to the provisions of Rule 14a-8 or the Exchange Act must be received by us at our executive offices by November 24, 2017 for inclusion in our proxy statement and form of proxy relating to such meeting. Any shareholder wishing to propose a nominee for membership on our Board of Directors should submit a recommendation in writing in accordance with the foregoing, to the Governance Committee, indicating the nominee’s qualifications and other biographical information and providing confirmation of the nominee’s consent to serve as a director. If, however, the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder of all of the nominees for director must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made.

A shareholder of ours may wish to have a proposal presented at the 2018 annual meeting of shareholders, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. Rule 14a-4 under the Exchange Act allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by a superseding advance notice provision in the Company Charter or Company By-laws. The Company By-laws contain such an advance notice provision. This provision provides that nominations to our Board of Directors or proposals for other business presented at the 2018 annual meeting by shareholders must be made in writing to the Corporate Secretary and must be delivered to or mailed and received at our principal executive offices (at the address appearing on the first page of this proxy statement) not less than 90 days nor more than 120 days prior to the anniversary of the date of our last annual meeting of shareholders. Accordingly, for our 2018 annual meeting of shareholders, shareholders must submit such written notice to the Corporate Secretary on or before February 3, 2018 and on or after January 4, 2018. If, however, the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder of all of the nominees for director must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

Some brokers, banks, trusts and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this notice and proxy statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, you may request separate copies by written or telephonic request directed to Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653, telephone number (352) 377-1140. Upon written or oral request, we will provide a separate copy of this proxy statement. In addition, shareholders sharing an address can request delivery of a single copy of a proxy statement if you are receiving multiple copies upon written or oral request at the address and telephone number stated above.

IMPORTANT INFORMATION REGARDING PARENT PARTIES

Fund Entities Information

Set forth below for each director or officer of TPG GenPar VII Advisors, LLC (“Advisors”) (the ultimate general partner of the Fund), Parent, Parent’s general partner and Merger Sub, is his or her respective present principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person. The directors of each of Advisors and Merger Sub are Michael LaGatta and Ken Murphy (Directors) and the officers of each of Advisors, Parent’s general partner and Merger Sub are Ken Murphy (Vice President), Michael LaGatta (Vice President) (also Vice President of Parent), Clive Bode (Vice President and Secretary), Steven Willmann (Treasurer), Joann Harris (Chief Compliance Officer) and Martin Davidson (Chief Accounting Officer).

During the past five years, none of Parent, Parent’s general partner, Merger Sub, the Fund, Advisors, and none of their respective directors and executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of Parent, Merger Sub, the Fund, Advisors, and none of their respective directors and executive officers has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such directors and executive officers from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the individuals listed below are citizens of the United States.

The Fund

Ken Murphy is a Partner at TPG and the Managing Partner of TPG services and new business operations. Prior to joining TPG in 2015, Ken worked at Mount Kellett Capital Management for three years and Goldman, Sachs & Co. for 23 years.

Michael LaGatta is General Counsel of TPG Holdings and Deputy General Counsel of TPG, where he has worked since 2011.

Clive Bode is a Partner at TPG, where he has worked since 2006.

Steve Willmann is a Managing Director and the Treasurer for TPG, where he has worked since 2007.

Joann Harris is the Chief Compliance Officer at TPG, based in Fort Worth. Prior to joining TPG in 2015, Joann served as an Assistant Regional Director of Enforcement and an Enforcement Attorney at the U.S. Securities and Exchange Commission.

Martin Davidson is a Managing Director and Chief Accounting Officer of TPG, where he has worked since 2005.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.exac.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below, and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on March 8, 2017);

•	Quarterly Reports on Form 10-Q (filed with the SEC on May 3, 2017, August 8, 2017 and November 8, 2017); and

•	Current Reports on Form 8-K (filed with the SEC on May 8, 2017; October 12, 2017; October 23, 2017; and December 4, 2017).

•	the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017, that are deemed “filed” with the SEC under the Exchange Act.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K, or any other information that is identified as “furnished” rather than “filed” is not incorporated by reference into this proxy statement.

Because the merger is a “going private” transaction, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill our obligations under the Exchange Act.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Jody Phillips at Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653, telephone number (352) 377-1140 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY [•], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY

ANNEX A

Execution Version

Composite of Agreement and Plan of Merger, dated October 27, 2017,

as amended by Amendment No. 1 thereto, dated December 3, 2017

AGREEMENT AND PLAN OF MERGER

Dated as of October 22, 2017

among

EXACTECH, INC.

OSTEON HOLDINGS, L.P.

and

OSTEON MERGER SUB, INC.

AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2017, by and among Exactech, Inc., a Florida corporation (the “Company”), Osteon Holdings, L.P., a Delaware limited partnership (“Parent”), and Osteon Merger Sub, Inc., a Florida corporation and a wholly owned indirect Subsidiary of Parent (“Merger Sub”), as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 3, 2017 (this “Agreement”).

WHEREAS, the Company, Parent and Merger Sub desire to effect the Merger, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving company, and each share of Company Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive $49.25 in cash, without interest;

WHEREAS, the general partner of Parent has, and the board of directors of Merger Sub has unanimously, (i) determined that it is in the best interests of their respective stockholders for Parent to acquire the Company on the terms and subject to the conditions set forth herein, (ii) approved and declared advisable the Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act (the “FBCA”) and (iii) adopted resolutions adopting and approving this Agreement and the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the Company Board, at a meeting duly called and held prior to the execution of this Agreement, duly (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interest of the Company and its shareholders, (ii) adopted resolutions adopting and approving this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the FBCA, and (iii) determined to recommend that the shareholders of the Company approve this Agreement and the Merger on the terms and subject to the conditions of this Agreement;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, each shareholder of the Company whose name is set forth on Exhibit A (the “Rollover Investors”) and Parent have entered into an agreement, dated as of the date of this Agreement (the “Rollover Agreement”), pursuant to which the Rollover Investors have, among other things, agreed to (i) contribute to Parent, subject to the terms and conditions therein, the amount of Company Common Stock set forth therein in exchange for equity interests in Parent and (ii) agreed to vote all of the shares of voting capital stock of the Company that the Rollover Investors own in favor of the approval of the Merger Agreement, including the Merger; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.03.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Merger

Section 1.01    The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the “Surviving Company”).

Section 1.02    Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California at 7:00 a.m., Pacific time, on a date to be specified by the Company and Parent, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the Closing). By agreement of the parties, the Closing may take place by delivery of the documents to be delivered at Closing by facsimile or other electronic transmission. All deliveries by one party to any other party at the Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have occurred, unless the parties agree otherwise. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03    Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Department of State the articles of merger relating to the Merger (the “Articles of Merger”), containing the provisions required by, and executed in accordance with, the relevant provisions of the FBCA. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Department of State, or at such later time as the Company and Parent shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04    Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the FBCA.

Section 1.05    Articles of Incorporation and By-Laws. The articles of incorporation of the Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated to read in their entirety as set forth on Exhibit B and, as so amended and restated, shall be the articles of incorporation of the Surviving Company until thereafter changed or amended as provided therein and by applicable Law. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein, by the articles of incorporation and by applicable Law, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company.

Section 1.06    Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal and until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

Section 2.01    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) or any shares of common stock, par value $0.01 per share, of Merger Sub ( “Merger Sub Common Stock”):

(a)    Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Company. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(b)    Cancellation of Parent-Owned Stock; Conversion of Subsidiary-Owned Stock.

(i)    Each share of Company Common Stock that is owned directly by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii)    Each share of Company Common Stock that is owned by the Company as treasury stock or by any direct or indirect wholly owned Subsidiary of the Company or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. For the avoidance of doubt, all shares of Company Common Stock (including Company Restricted Shares, if any) contributed to Parent by the Rollover Investors (collectively, the “Rollover Shares”) prior to the Effective Time shall not be converted into the right to receive the Merger Consideration.

(c)    Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares, shares to be canceled or converted into shares of the Surviving Company in accordance with Section 2.01(b) and Dissenting Shares) shall be converted into the right to receive $49.25 in cash, without interest (the “Merger Consideration”). All such shares of Company

Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be proportionately adjusted to reflect such change.

Section 2.02    Exchange of Certificates; Payment Fund; Deliverables.

(a)    Paying Agent. Prior to the Effective Time, Parent shall, at its sole cost and expense, appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment and delivery of the Merger Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of Company Common Stock, for payment in accordance with this Article II through the Paying Agent, cash sufficient to pay the Merger Consideration. All such cash deposited with the Paying Agent is hereinafter referred to as the “Payment Fund.” Subject to Section 2.02(e), the Payment Fund shall be used solely for purposes of paying the Merger Consideration and shall not be used to satisfy any other obligation of the Company or any of its Subsidiaries.

(b)    Letter of Transmittal. As reasonably promptly as practicable after the Effective Time (and in any event within three Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of a Certificate a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify subject to the Company’s reasonable approval, and shall be prepared prior to the Closing), together with instructions thereto.

(c)    Merger Consideration Received in Connection with Exchange. Upon (i) in the case of shares of Company Common Stock represented by a physical Certificate, the surrender of such physical Certificate for cancellation to the Paying Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares of Company Common Stock shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01, without interest thereon. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

(d)    No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e)    Termination of Payment Fund. Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one year immediately following the Effective Time shall be delivered to Parent, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration without any interest thereon.

(f)    No Liability. None of the Company, Parent, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)    Investment of Payment Fund. The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s shareholders to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall reasonably promptly (and in any event within 10 Business Days) replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

(h)    Withholding Rights. Each of Parent, Merger Sub, the Company, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock, Company Restricted Shares or Company Stock Options pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, Company Restricted Shares or Company Stock Options, as the case may be, in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary, all compensatory amounts subject to payroll reporting and withholding payable pursuant to or as contemplated by this Agreement shall be payable as promptly as possible through the payroll system of the Surviving Company (or an Affiliate thereof) in accordance with applicable payroll procedures.

(i)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if reasonably required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(j)    Payoff Letters; Customary KYC Material. The Company shall (i) deliver to Parent, no later than the third Business Day prior to the Closing Date, customary pay-off letters relating to the repayment on the Closing Date of the Existing Company Debt and the release of related Liens and (ii) use commercially reasonable efforts to deliver to Parent no later than the fifth Business Day prior to the Closing Date any Customary KYC Material.

(k)    Company Equity and Equity-Based Awards.

(i)    Company Stock Options. Each Company Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, shall be cancelled as of immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (y) the Merger Consideration over (z) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option (less any applicable withholding under Section 2.02(h)) (the “Option Consideration”). For the avoidance of doubt, each Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled as of immediately prior to the Effective Time with no consideration payable to the holder thereof. As of the Effective Time, each outstanding Company Stock Option shall no longer be outstanding and shall automatically be cancelled and each holder thereof shall cease to have any rights with respect thereto, other than the right to receive the Option Consideration. Immediately after the Effective Time, Parent shall deliver to the Company, for the benefit of holders of Company Stock Options entitled to receive the Option Consideration in accordance with this Section 2.02(k)(i), cash sufficient to pay the Option Consideration in accordance with Section 2.02(k)(iv).

(ii)    Company Restricted Shares. Each Company Restricted Share that is outstanding as of immediately prior to the Effective Time shall become fully vested as of immediately prior to the Effective Time and shall be treated as an outstanding share of Company Common Stock for purposes of this Agreement and the holder thereof shall be entitled to receive the Merger Consideration with respect thereto, less applicable withholdings in accordance with Section 2.02(h).

(iii)    Company ESPP. From and after the date of this Agreement, (i) no new Offering Period or Exercise Period (in each case, as defined in the Company ESPP) shall commence under the Company ESPP, (ii) no new participant may begin to participate in the Company ESPP, and (iii) no participant may increase his or her rate of payroll deductions under the ESPP. If the Effective Time is scheduled to occur prior to the end of the Offering Period in existence under the Company ESPP on the date of this Agreement, the Company will take such action necessary to cause the Exercise Date (as defined in the ESPP) for such Offering Period to occur, and all outstanding options to purchase Company Common Stock under the Company ESPP to be exercised, prior to the Effective Time and, after providing for such early exercise, any remaining balance in any participant’s account to be returned to such participant. Each share of Company Common Stock received under the Company ESPP shall be treated as an outstanding share of Company Common Stock for purposes of this Agreement and the holder thereof shall be entitled to receive the Merger Consideration with respect thereto, less applicable withholdings in accordance with Section 2.02(h).

(iv)    Payments. As soon as practicable following the Closing, the Surviving Company shall make, or cause to be made, all payments required under this Section 2.02(k), less applicable withholdings in accordance with Section 2.02(h), through the payroll system of the Surviving Company (or an Affiliate thereof).

(v)    Company Actions. The Company Board, or the applicable committee thereof, shall take all necessary actions to terminate, as of the Effective Time, all Company Stock Plans and the Company ESPP and all rights thereunder, in each case, without liability to Parent or any of its Affiliates (including, following the Closing, the Surviving Company), other than the obligation to pay the amounts contemplated by this Section 2.02(k). Not later than two (2) Business Days prior to the Effective Time, the Company shall provide Parent with drafts of all resolutions and other written actions or communications as may be required to effectuate the provisions of this Section 2.02(k) for Parent’s reasonable review and comment.

Section 2.03    Dissenters’ Rights. Holders of Company Common Stock who are entitled to appraisal rights pursuant to Section 607.1302 of the FBCA, and who dissent from the Merger pursuant to Section 607.1321 of the FBCA, may be entitled, if they comply with the provisions of the FBCA regarding dissenters’ rights, to be paid the fair value of their respective shares of Company Common Stock in accordance with such provisions of the FBCA. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01(c), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have properly demanded and perfected their rights to be paid the fair value of such shares in accordance with Section 607.1302 of the FBCA (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by the FBCA. If any such holder of Company Common Stock shall fail to perfect or effectively shall withdraw or lose such holder’s right to be paid fair value under Sections 607.1321 and 607.1323 of the FBCA, then such holder shall have the rights set forth in the FBCA. The Company or the Surviving Corporation shall promptly give Parent (i) notice of any notice received by the Company of intent to demand the fair value of any shares of Company Common Stock, withdrawals of such notices and any other notices served pursuant to Section 607.1321 of the FBCA and received by the Company (or the Surviving Corporation) and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of such dissenters’ rights under Section 607.1302 of the FBCA. The Company (or the Surviving Corporation) shall not, except with the prior written consent of Parent (which may be given or withheld in its sole and absolute discretion) or as otherwise required by applicable Law, make any payment with respect to any such exercise of dissenters’ rights or offer to settle, or settle, any such rights. The Company agrees to timely comply with the applicable provisions of Sections 607.1320 and 607.1322 of the FBCA.

ARTICLE III

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article III are true and correct except as set forth in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”). The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify any other section in this Article III to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other section.

Section 3.01    Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all organizational power and authority required to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.02    Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement. The general partner of Parent has adopted resolutions (i) approving the execution, delivery and performance of this Agreement and (ii) determining that entering into this Agreement is in the best interests of Parent and its equityholders. Such resolutions have not been amended or withdrawn. The Merger Sub Board has unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement; (ii) determining that the terms of this Agreement are in the best interests of Merger Sub and the sole shareholder of Merger Sub; (iii) declaring this Agreement advisable; and (iv) recommending that the sole shareholder of Merger Sub adopt this Agreement and directing that this Agreement be submitted to the sole shareholder of Merger Sub for adoption. Such resolutions have not been amended or withdrawn. The sole shareholder of Merger Sub has adopted and approved this Agreement. No other proceedings (including, for the avoidance of doubt, any shareholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Articles of Merger as required by the FBCA). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.03    No Conflicts; Consents.

(a)    The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit, require a consent or waiver under, require the payment of a penalty or change in control payment under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the governing or organizational documents of Parent or Merger Sub; (ii) any written or oral contract, lease, sublease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument (in each case, to the extent legally binding on the parties thereto) (a “Contract”) to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 3.03(b), as of the date hereof, any judgment, order or decree (“Judgment”), any federal, state, local or municipal, whether foreign, multinational or domestic, statute, law (including common law), ordinance, rule, regulation, code, constitution, treaty or other requirement of law of any Governmental Entity (“Law”) or Permit, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clause (ii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and in the case of clause (iii) above as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(b)    No governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (the “Permits”), consent, approval, clearance, waiver or order (collectively, with the Permits, the “Consents”) of or from, or registration, declaration, notice or filing made to or with any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, mediator, arbitrator or arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (B) such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under foreign antitrust, competition, trade regulation or similar Laws, as set forth on Section 3.03(b) of the Parent Disclosure Letter, (ii) the filing of the Articles of Merger with the Department of State and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business and (iii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.04    Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, at the respective times that the applicable document is filed with the SEC and first mailed or otherwise disseminated to the Company’s shareholders, at the date it or any amendment or supplement thereto is mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

Section 3.05    Litigation. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity involving Parent or Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 3.06    Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent for which the Company could have any liability prior to the Effective Time.

Section 3.07    Merger Sub. Parent, or a direct or indirect wholly-owned Subsidiary thereof, is the sole shareholder of Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 3.08    Florida Business Corporation Act. Neither Parent nor Merger Sub, nor any affiliate or associate of either of the foregoing, is, nor at any time during the last four years has been, an “interested shareholder” of the Company as defined in Section 607.0901 of the FBCA. As of the date of this Agreement, none of Parent, its Subsidiaries, affiliates or associates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

Section 3.09    Financing.

(a)    Attached as Exhibit C is a true, correct and complete copy of the executed commitment letter, dated as of the date hereof, among Parent, the Fund and the Company (the “Financing Letter”), pursuant to which the Fund has committed, subject to the terms and conditions thereof, to invest, or cause to be invested, in Parent, directly or indirectly through one or more intermediate entities, the cash amounts set forth therein (the “Financing”).

(b)    Assuming the satisfaction of the terms and conditions of the Financing Letter, the amount of funds to be provided pursuant to the Financing Letter, together with any cash on hand or other sources of financing immediately available to Parent, Merger Sub and/or the Fund, is at the date hereof and at the Closing will be sufficient in the aggregate to pay at the Effective Time (i) the Required Amounts and (ii) any and all fees and expenses, and satisfy all other payment obligations, required to be paid or satisfied by Parent, Merger Sub and, to the extent disclosed to Parent and Merger Sub prior to the date hereof, the Surviving Corporation in connection with the Merger and the Financing.

(c)    As of the date hereof, the Financing Letter is in full force and effect and has not been terminated, amended or modified in any respect, no such termination, amendment or modification is contemplated and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. There are no conditions precedent, or other contractual contingencies as between Parent and the Fund, related to the funding of the full amount of the Financing, other than as set forth in the Financing Letter. As of the date hereof, no event has occurred or circumstance exists which, with or without notice or lapse of time, or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Fund under the Financing Letter. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated in the Financing Letter will not be satisfied or that the Financing will not be made available to Parent at or prior to the time contemplated hereunder for Closing. There are no side letters or other Contracts or arrangements related to the Financing other than the Financing Letter. As of the date hereof, Parent and Merger Sub have fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Financing Letter. Without limiting the foregoing, for the avoidance of doubt, the Company acknowledges that Parent and Merger Sub may finance payments contemplated by this Agreement through third party debt financing sources or otherwise (including pursuant to agreements or commitment letters that Parent or its Affiliates have entered into or may enter into prior to, concurrently with or after the execution of this Agreement); provided, however, for the avoidance of any doubt, the parties to this Agreement hereby acknowledge and agree that, subject to the conditions to Closing set forth in Article VII, irrespective of any other provision of this Agreement (express or implied), including without limitation, the provisions of Section 5.06, any such financing activities and the unavailability for any reason of the Financing contemplated by the Financing Letter shall not, in and of itself, in any way, affect, delay or alter the performance and payment obligations of Parent, Merger Sub or the Fund under this Agreement or the Financing Letter and, if all conditions to Closing set forth in Article VII have been satisfied or (to the extent permitted by Law), waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), Parent, Merger Sub and the Fund thereupon shall be obligated to consummate the Merger and all of the transactions contemplated by this Agreement in accordance with Section 1.02. Notwithstanding the foregoing, the Financing Letter was amended as of December 3, 2017, with the written consent of the Company.

Section 3.10    Solvency of the Surviving Company Following the Merger. As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy of the representations and warranties of the Company in this Agreement (without giving effect to any limitations as to “Company Material Adverse Effect”) and material compliance by the Company with the covenants contained in this Agreement and (iii) the most recent financial forecasts of the Company and the Company Subsidiaries delivered to Parent have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated by this Agreement, payment of all amounts to be paid on the Closing Date, including the aggregate Merger Consideration, repayment or refinancing of any Indebtedness of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement or the Financing Letter, if any, and payment of all related fees and expenses, the Surviving Company and its Subsidiaries, on a consolidated basis, will be Solvent. For the purposes of this Section 3.10, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” (determined on a going concern basis) of the assets of such Person will, as of such date, exceed the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors (including a reasonable estimate of the amount of contingent liabilities); (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature (including a reasonable estimate of the amount of contingent liabilities). For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or lines of credit, or a combination thereof, to meet its obligations as they become due.

Section 3.11    Certain Arrangements. Except as set forth in Section 3.11 of the Parent Disclosure Letter, as of the date of this Agreement, there are no Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) (i) between Parent, Merger

Sub, the Fund or any of their Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to the Company or any of the Company Subsidiaries or the transactions contemplated by this Agreement or (ii) pursuant to which any holder of shares of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to adopt this Agreement or the Merger or agrees to vote against any Superior Proposal.

Section 3.12    No Other Representations or Warranties. Parent and Merger Sub acknowledge that (i) the Company has not made any representation or warranty, express or implied, as to the Company or any of its Subsidiaries or the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent or Merger Sub, except as expressly set forth in this Agreement or any certificate delivered pursuant hereto, and (ii) other than in the case of actual fraud, no Person shall have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent, Merger Sub or any other Person, or Parent’s, Merger Sub’s or any other Person’s use, of any information, documents or materials made available to Parent, Merger Sub or any other Person in any physical or electronic form (including in any “data room”), management presentations, memoranda or in any other form in expectation of the Merger. Without limiting the foregoing, Parent and Merger Sub acknowledge that none of the Company, any of the Company’s Subsidiaries or any other Person has made any representation or warranty as to the accuracy, completeness or achievement of any financial projections, forecasts, cost estimates, capital budgets, business plans or other similar information relating to the Company or any of its Subsidiaries.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except (i) as set forth in the Company SEC Documents furnished or filed and publicly available after December 31, 2016 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (provided that nothing disclosed in such Filed Company SEC Documents shall be deemed to be a qualification of or modification to the representations and warranties set forth in Section 4.03(a), Section 4.03(b), Section 4.04, the first sentence of Section 4.08 and Section 4.20), excluding any disclosures in the Filed Company SEC Documents under the headings “Risk Factors” or “Forward-Looking Statements” or any other disclosures in the Filed Company SEC Documents which are similarly cautionary, predictive or forward looking in nature, or (ii) as set forth in the disclosure letter delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify any other section in this Article IV (other than the second sentence of Section 4.04 and the first sentence of Section 4.08) to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other section.

Section 4.01    Organization, Standing and Power. Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the amended and restated articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the amended and restated by-laws of the Company in effect as of the date of this Agreement (the “Company By-laws”).

Section 4.02    Company Subsidiaries.

(a)    Section 4.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of each Company Subsidiary.

(b)    All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned, of record and beneficially, by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, free and clear of all Liens, excluding Permitted Liens, and free of any other material pre-emptive right or material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.

(c)    Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity participation or similar interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity participation or similar interests in, any Person.

Section 4.03    Capital Structure.

(a)    The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock. At the close of business on October 18, 2017, (i) 14,529,710 shares of Company Common Stock (including Company Restricted Shares) were issued and outstanding; (ii) 1,500,000 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans (of which 584,989 shares of Company Common Stock were issuable upon exercise of outstanding Company Stock Options with a weighted average exercise price of $18.58 per share); (iii) 106,971 shares of Company Common Stock were reserved for issuance under the Company ESPP (of which an estimated 11,358 shares were subject to outstanding options granted under the Company ESPP, based on assumed aggregate employee contributions for the current Exercise Period (as defined in the Company ESPP) equal to $266,000 and assuming no terminations or withdrawals). Section 4.03(a) of the Company Disclosure Letter sets forth a complete and accurate list, at the close of business on October 18, 2017, of all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, the vesting provisions dates and any accelerated vesting provisions. There are no outstanding Company Stock Awards other than the Company Stock Options and Company Restricted Shares issued under the Company Stock Plans set forth on Section 4.03(a) of the Company Disclosure Letter. The Company has made available to Parent complete and accurate copies of all Company Stock Plans and the forms of all agreements evidencing Company Stock Awards. Except as set forth in this Section 4.03(a), at the close of business on October 20, 2017, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding.

(b)    All outstanding shares of Company Common Stock (including Company Restricted Shares) are, and, at the time of issuance, all such shares that may be issued upon the exercise of Company Stock Options pursuant to the Company Stock Plans and applicable award agreements will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FBCA, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. All grants of Company Stock Awards or other rights with respect to shares of Company Common Stock to any current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary have been made in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder and any policy of the Company or the Board of Directors of the Company (the “Company Board”) (including any committee thereof) relating to the grant of such awards or rights. Each Company Stock Award and purchase right under the Company ESPP qualifies for the Tax and accounting treatment afforded to such Company Stock Award or purchase right, as applicable, in the Company’s Tax returns and financial statements, respectively. Except as set forth above in this Section 4.03, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (y) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (z) any rights issued by, or other obligations of, the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (i) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of, vesting or settlement of Company Stock Awards, and (iii) forfeitures of Company Stock Awards, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s shareholders may vote (“Company Voting Debt”). None of the Company or any of the Company Subsidiaries is a party to or is bound by any voting agreement, shareholder agreement or other instrument with respect to the voting, sale or transfer of any capital stock or voting securities of, or other equity interests in, the Company. None of the Company or any of the Company Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.

(c)    Except as set forth in Section 4.03(c) of the Company Disclosure Letter, as of the date of this Agreement, there is no outstanding Indebtedness of the Company or any Company Subsidiary other than as reflected in the Company Balance Sheet or incurred (i) under the Company’s existing revolving credit facility after the date of the Company Balance Sheet, (ii) in the Ordinary Course of Business after the date of the Company Balance Sheet, or (iii) between or among the Company and any Company Subsidiary.

Section 4.04    Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the affirmative vote of the holders of a majority of all the votes entitled to be cast by all shares of Company Common Stock at the Company Shareholders Meeting approving the Merger (the “Company Shareholder Approval”). The Company Common Stock is the only class or series of capital stock or other security entitled to vote on the Merger, and the Company Shareholder Approval is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement. The Company Board or a duly appointed committee has adopted resolutions, by vote of the directors present at a meeting duly called at which a quorum of directors of the Company was present, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is fair to and in the best interests of the Company and its shareholders (other than the Rollover Investors) and that this Agreement is advisable, (iii) recommending that the Company’s shareholders approve and adopt this Agreement and directing that this Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”) and (iv) to the extent necessary, having the effect of causing the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement not to be subject to any state takeover Law or similar Law that might otherwise apply to such execution, delivery, performance or consummation. Subject to Section 5.04(d), such resolutions have not been amended or withdrawn. Except for the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Articles of Merger as required by the FBCA). The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.05    No Conflicts; Consents.

(a)    The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, require a consent or waiver under, require the payment of a penalty or change in control payment under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Shareholder Approval is obtained), (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 4.05(b), as of the date hereof any Permit, Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Shareholder Approval is obtained), other than, in the case of clauses (ii) and (iii), any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)    No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity, Union or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement (in preliminary and definitive forms) and Schedule 13E-3, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) (A) compliance with and filings under the HSR Act and (B) such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, as set forth on Section 4.05(b) of the Company Disclosure Letter; (iii) the filing of the Articles of Merger with the Department of State and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business; (iv) compliance with the NASDAQ rules and regulations; and (v) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06    SEC Documents; Undisclosed Liabilities.

(a)    The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2015 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, but excluding the Proxy Statement and Schedule 13E-3, being collectively referred to as the “Company SEC Documents”).

(b)    Each Company SEC Document (i) at the time filed (or in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff in respect of the Company SEC Documents. Each of the consolidated financial statements of the Company (including all related notes or schedules) included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders’ equity and cash flows as of the dates thereof and for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)    Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2016 (the “Company Balance Sheet”) (or the notes thereto) included in the Filed Company SEC Documents, (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement, (iii) for liabilities and obligations that have been incurred in the Ordinary Course of Business since December 31, 2016, (iv) for liabilities and obligations that have been discharged or paid in full in the Ordinary Course of Business and (v) for liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP. There are no (A) unconsolidated Subsidiaries of the Company, or (B) off-balance sheet arrangements to which the Company or any of the Company Subsidiaries is a party of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Reports or any obligations of the Company or any of the Company Subsidiaries to enter into any such arrangements.

(d)    Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents. Since January 1, 2015 through the date hereof, subject to any applicable grace periods, to the Knowledge of the Company, the Company and each of its officers and directors have been and are in compliance with the applicable listing and corporate governance rules and regulations of NASDAQ, except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)    The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets.

(f)    The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(g)    To the Company’s Knowledge, since January 1, 2015 through the date hereof, the Company has disclosed to the Company’s auditors and the audit committee of the Company Board, (i) any significant deficiencies or material weaknesses in its internal controls and procedures over financial reporting and (ii) any written allegation of fraud that involves management of the Company or any other employees of the Company and the Company Subsidiaries who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures, except in each case as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2015 through the date of this Agreement, to the Company’s Knowledge, neither the Company nor any Company Subsidiary has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls that, individually or in the aggregate, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(h)    None of the Company Subsidiaries is, or has been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Section 4.07    Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, at the respective times that the applicable document is filed with the SEC and first mailed or otherwise disseminated to the Company’s shareholders, at the date it or any amendment or supplement thereto is mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. The Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 4.08    Absence of Certain Changes or Events. From January 1, 2017 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. From January 1, 2017 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the Ordinary Course of Business in all material respects, and has not taken an action that (a) would be prohibited by Section 5.01 if it were taken after the date of this Agreement and prior to the Effective Time or (b) has had, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.09    Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)    The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all respects.

(b)    All Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, other than any such Taxes that are being contested in good faith, have not been finally determined and have been adequately reserved against in accordance with GAAP. The Company has not since the date of the Company Balance Sheet incurred any liability for Taxes other than in the Ordinary Course of Business.

(c)    There are no pending, nor has the Company or any of its Subsidiaries received written notice of the expected commencement of any, audits, examinations, investigations, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries. No claim has been made in writing by any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(d)    There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(e)    None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(f)    All amounts of Tax required to be withheld by the Company and each of its Subsidiaries have been timely withheld, and to the extent required by applicable Law, all such withheld amounts have been timely paid over to the appropriate Governmental Authority.

(g)    No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved against in accordance with GAAP.

(h)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any material amount of Tax or agreed to any extension of time with respect to any material Tax assessment or deficiency that remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business).

(i)    No Tax rulings, requests for rulings, closing agreements, private letter rulings, technical advice memoranda or other similar agreements or rulings (including any application for a change in accounting method under Section 481 of the Code) have been entered into with, issued by, or filed with any Governmental Authority with respect to or relating to the Company or any of its Subsidiaries that could affect material Tax Returns or material Taxes of the Company or any of its Subsidiaries for taxable periods or portions thereof beginning on or after the Closing Date.

(j)    Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated, combined, consolidated, or unitary group for Tax purposes (other than a group the common parent of which was the Company) or (B) is a party to or has any actual or potential liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation or otherwise (other than pursuant to agreements or contracts that do not primarily relate to Taxes).

(k)    Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (2).

(l)    The Company is not, and has not been at any time within the last five years, a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(m)    None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law) entered into before the Closing, (iii) installment sale or open transaction disposition made before the Closing, (iv) prepaid amount received before the Closing, (v) any deferred intercompany gain or excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law) or (vi) indebtedness discharged with respect to which an election has been made under Section 108(i) of the Code, in each case, other than to the extent reflected or reserved against in the Filed Company SEC Documents filed prior to the date of this Agreement.

Section 4.10    Benefits Matters; ERISA Compliance.

(a)    Section 4.10(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all Company Benefit Plans. With respect to each Company Benefit Plan, the Company has made available to Parent true and complete copies, to the extent applicable, of (i) the material documents evidencing such plan, including all amendments, or, if not written, a summary of all material terms; (ii) the most recent summary plan description; (iii) the current determination or opinion letter issued by the IRS; and (iv) all material correspondence with any Governmental Entity with respect to such plan in the preceding two (2) years. For purposes of this Agreement, “Company Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA) or any other employment, consulting, independent contractor, bonus, commission, royalty, incentive compensation, pension, retirement, deferred compensation, equity or equity-based compensation, severance, termination pay, retention, change in control, disability, death benefit, hospitalization, medical, vacation or other paid time-off, fringe benefit or similar plan, program, policy, arrangement, contract or understanding, including, in each case, any related trust or funding mechanism, and in each case that is sponsored, maintained or contributed to by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has or may have any liability. No Company Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(b)    Each Company Benefit Plan that is intended to be “qualified” under Sections 401(a) and 501(a) of the Code is covered by a favorable determination letter or opinion letter from the IRS to the effect that it is so qualified, and nothing has occurred that would reasonably be expected to affect such qualification.

(c)    No Company Benefit Plan is, and none of the Company or any ERISA Affiliate has, within the past six (6) years, sponsored, maintained, contributed to or otherwise had any liability (contingent or otherwise) with respect to, a plan that is (i) subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d)    Except as set forth in Section 4.10(d) of the Company Disclosure Letter, no Company Benefit Plan provides, and no current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary is entitled to receive, any health, medical or other welfare benefits after retirement or other termination of employment or service other than for continuation coverage required under Section 4980B of the Code or other applicable Law at the sole expense of such Person.

(e)    Each Company Benefit Plan has been administered in all material respects in accordance with its terms and is in material compliance with ERISA (if applicable), the Code and all other applicable Laws and, to the Knowledge of the Company, no other party to any Company Benefit Plan is in material breach or default thereunder.

(f)    Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and administered, in all material respects, in compliance with Section 409A of the Code. No current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary is entitled to a gross-up, indemnification or other reimbursement for any Taxes imposed under Section 409A of the Code.

(g)    Except as expressly provided in this Agreement or set forth in Section 4.10(g) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries to any payment or benefit (including the forgiveness of any indebtedness); (ii) increase the amount or value of any benefit or compensation otherwise payable or provided to any such employee, director, consultant or independent contractor; (iii) accelerate the time of payment or vesting of any amounts due to any such employee, director, consultant or independent contractor; (iv) result in or require the transfer or set aside of nay assets to fund any compensation or benefits; (v) affect the Company’s (or the applicable Company Subsidiary’s) ability to amend or terminate any Company Benefit Plan; or (vi) result in any payment that would constitute an “excess parachute payment” for purposes of Section 280G or 4999 of the Code. Except as set forth on Section 4.10(g) of the Company Disclosure Letter, no current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary is entitled to a gross-up, indemnification or other reimbursement for any Taxes imposed under Section 4999 of the Code. The aggregate amount of all payments and benefits in the nature of compensation that all “disqualified individuals” (within the meaning Section 280G of the Code) would be entitled to receive in connection with the consummation of the Merger or a termination of employment or service shall not result in a Company Material Adverse Effect.

(h)    All material contributions required to be made to any Company Benefit Plan have in all material respects been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been in all material respects fully reflected on the financial statements set forth in the Company SEC Documents.

Section 4.11    Litigation. There are not currently, and since January 1, 2016, there have not been, any Actions pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary or any of their respective properties or assets , which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor, to the Knowledge of the Company, is there any Judgment outstanding against or investigation by any Governmental Entity with respect to the Company or any Company Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 4.12    Compliance with Applicable Laws. Since January 1, 2016, the business of the Company and the Company Subsidiaries has been conducted in compliance with any Laws applicable thereto, including any Laws applicable to the ownership or operation of the Company’s and the Company’s Subsidiaries’ respective properties or assets, except where the failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2016, neither the Company nor any Company Subsidiary has received any written notice investigating, inquiring into or otherwise relating to any actual or potential violation of any Laws. The Company and each Company Subsidiary has all Permits from Governmental Entities required to conduct their businesses as now being conducted, except where the failure to have such Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2016, (a) the business of the Company and the Company Subsidiaries has at all times maintained and been in compliance with all Permits required by all Laws applicable thereto, (b) there have been no breaches, violations of, or defaults under any such material Permits, and (c) each such Permit is and has been in full force and effect and no modification nor any termination, cancellation, revocation, suspension or non-renewal of any such Permit is pending or, to the Knowledge of the Company, threatened, except with respect to any of the foregoing under (a), (b) or (c) as has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has voluntarily or involuntarily initiated, conducted or issued any recall or market withdrawal relating to an alleged lack of safety or regulatory compliance of any Company product, except such recalls or market withdrawals as would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.13    Regulatory Compliance. Except as set forth in Section 4.13 of the Company Disclosure Letter:

(a)    Since January 1, 2016, the business of the Company and the Company Subsidiaries has been conducted in compliance with all Healthcare Laws applicable thereto, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2016, neither the Company nor any Company Subsidiary has received any written notice investigating, inquiring into or otherwise relating to any actual or potential violation of any Healthcare Laws, which matters have had or would reasonably be expected to have a Company Material Adverse Effect.

(b)    Neither the Company nor any of the Company’s Subsidiaries, nor any of their respective directors, officers or employees, has been or is currently (a) debarred under the provisions of 21 U.S.C. §§ 335a(a) or (b), (b) excluded from participation in any Federal Health Care Program under 42 U.S.C. § 1320a-7 (as the term is defined in 42 U.S.C. § 1320a-7b(f)), or (c) assessed or threatened with assessment of civil monetary penalties pursuant to 42 C.F.R Part 1003.

(c)    Neither the Company nor any of the Company’s Subsidiaries are currently or since January 1, 2016 have been, with respect to any Governmental Entity: (i) party to any consent decree, judgment, order, or settlement that (A) requires the payment of money by any of the Company or any of the Company’s Subsidiaries to any Governmental Entity or third party, (B) requires any recoupment of money from the Company or any of the Company’s Subsidiaries by any Governmental Entity or third party or (C) prohibits any activity currently conducted by the Company or any of the Company’s Subsidiaries; or (ii) subject to any actual or, to the Knowledge of the Company, potential settlement agreement, corporate integrity agreement or certification of compliance agreement with any Governmental Entity, in the case of each of clauses (i) and (ii), which relates to Healthcare Laws. Neither the Company nor any of the Company’s Subsidiaries is a defendant or named party in any unsealed qui tam/False Claims Act litigation.

(d)    Since January 1, 2016, neither the Company nor any of the Company’s Subsidiaries, nor, to the Company’s Knowledge, any of their respective officers, directors or employees on behalf of the Company or any of the Company’s Subsidiaries, has, directly or indirectly, provided any remuneration or made any bribe, payoff, influence payment, kickback, or other illegal or improper payment in violation of applicable Healthcare Law, in cash or in kind, to any Person, private or public, regardless of form, whether in money, property, or services (i) to induce such Person to order any item or service for which payment may be made in whole or in part by any Governmental Healthcare Program, (ii) to obtain favorable treatment in securing business, (iii) to pay for favorable treatment for business secured or (iv) to obtain special concessions or for special concessions already obtained, for or in respect of Company or any of the Company’s Subsidiaries.

(e)    Since January 1, 2016, the Company and each of the Company’s Subsidiaries, with respect to the business, is and has been in material compliance with all applicable Data Protection Laws. Neither the Company nor any of the Company’s Subsidiaries has received notices of non-compliance with any Data Protection Laws from any Governmental Entity, or any notices of inspection or audit or requests for information from any Governmental Entity with respect to any Data Protection Laws. Since January 1, 2016, to the Company’s Knowledge, there have been no “breaches,” as that term is defined in 45 C.F.R. § 164.402.

(f)    As to each product subject to the Federal Food, Drug, and Cosmetic Act, as amended (including the rules and regulations promulgated thereunder, the “FDCA”), the Public Health Service Act, as amended (including the rules and regulations promulgated thereunder, the “PHSA”), or similar Laws (including Council Directive 93/42/EEC concerning medical devices and its implementing rules and guidance documents) in any foreign jurisdiction (the FDCA, the PHSA and such similar Laws, collectively, the “Medical Product Regulatory Laws”) that is developed, manufactured, tested, distributed or marketed by the Company or any of its Subsidiaries (a “Medical Product”), each such Medical Product, to the Knowledge of the Company, is being developed, manufactured, tested, distributed or marketed in material compliance with all applicable requirements under the Medical Product Regulatory Laws, including those relating to investigational use, premarket clearance or marketing approval, authorization, or licensure to market a Medical Product, current good manufacturing practices, current good tissue practices, labeling, advertising, record keeping, establishment registration, product listing, filing of adverse event reports and malfunctions, except for failures to be in compliance that would not have a Company Material Adverse Effect. As of the date of this

Agreement, none of the Company or any of its Subsidiaries has received any written notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Entity that remains uncured and unresolved (i) contesting the premarket clearance, licensure, authorization or approval of, the uses of or the labeling and promotion of any products of the Company or any of its Subsidiaries or (ii) otherwise alleging any material violation of any Medical Product Regulatory Law applicable to any Medical Product.

(g)    (i) Since January 1, 2016, no Medical Product has been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise), except for a recall, withdrawal, rescission, suspension, seizure or discontinuation that would not have a Company Material Adverse Effect and (ii) none of the actions described in the immediately preceding clause (i) is under consideration by senior management of the Company or any of its Subsidiaries with respect to any Medical Product. As of the date of this Agreement, there is no suit, action or other proceeding against the Company or any of its Subsidiaries in the United States or outside of the United States seeking the recall, withdrawal, rescission, suspension, seizure or discontinuance of any Medical Product. With respect to any Medical Product that is the subject of, or alleged to be defective by any party to, any pending Action, there has been, since October 1, 2016, no material increase in the number of complaints by patients, physicians or customers.

(h)    Since January 1, 2016, none of the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries on behalf of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a material statement, or failed to make a material statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in the FDA’s Compliance Policy Guide, Section 120.100 (CPG 7150.09). None of the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by Sec. 306(a) of the FDCA (21 U.S.C. § 335a(a)) or authorized by Section 306(b) of the FDCA (21 U.S.C. § 335a(b)).

(i)    Since January 1, 2016 through the date of this Agreement, no Action by or before any Governmental Entity that is material to the Company and its Subsidiaries with respect to the Medical Product Regulatory Laws is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Medical Product Regulatory Laws pending or threatened.

Section 4.14    Anti-Corruption, Anti-Money Laundering and Global Trade Laws.

(a)    Except as set forth in Section 4.14 of the Company Disclosure Letter, to the Knowledge of the Company, none of the Company or any of its Subsidiaries, any of their respective officers or employees, any supplier, distributor, licensee or agent or any other Person acting on behalf of the Company or any of its Subsidiaries, directly or indirectly, has, in the past two (2) years (i) made or offered to make or received any direct or indirect payments in material violation of any applicable Law (including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010) (collectively, the “Anti-Corruption Laws”), including any contribution, payment, commission, rebate, promotional allowance or gift of funds or property or any other economic benefit or thing of value to or from any employee, official or agent of any Governmental Entity where either the contribution, payment, commission, rebate, promotional allowance, gift or other economic benefit or thing of value, or the purpose thereof, was illegal in any material respect under any applicable Law (including the United States Foreign Corrupt Practices Act), or (ii) provided or received any product or services in material violation of any Applicable Law (including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010). Except as set forth in Section 4.14 of the Company Disclosure Letter, to the Knowledge of the Company, there are no pending internal investigations and, to the Knowledge of the Company, no pending Proceedings, in each case, regarding any action or any allegation of any action described above in this Section 4.14(a).

(b)    Except as set forth in Section 4.14 of the Company Disclosure Letter, to the Knowledge of the Company the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping, reporting and internal control requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and of the United States Foreign Corrupt Practices Act. No proceeding by or before any Governmental Authority that is material to the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws pending or threatened.

(c)    To the Knowledge of the Company the Company and its Subsidiaries and all of the Company’s and its Subsidiaries’ respective Affiliates and Employees acting on its behalf, are, and have been in the past two (2) years, in compliance with all Global Trade Laws, except where the failure to have been in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company neither the Company or its Subsidiaries nor any of the Company’s and its Subsidiaries’ respective Affiliates or Employees acting on its behalf, is or was a Restricted Party. To the Knowledge of the Company the Company and its Subsidiaries and the Company’s and its Subsidiaries’ respective Affiliates and Employees acting on its behalf, are not, and have not, directly or indirectly engaged in any business with, or used, directly or indirectly, any corporate funds to contribute to or finance the activities of, any Restricted Party or in any Restricted Country.

(d)    To the Knowledge of the Company, none of the Company or any of its Subsidiaries nor any of their respective Representatives or Affiliates (nor any Person or entity acting on behalf of any of the foregoing) is currently subject to any material sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury. Except as set forth in Section 4.14 of the Company Disclosure Letter, to the Knowledge of the Company,

no proceeding by or before any Governmental Entity that is material to the Company and its Subsidiaries with respect to any such sanctions is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to any such sanctions pending or threatened.

Section 4.15    Environmental Matters. (a) The Company and the Company Subsidiaries are, and have been for the past two (2) years, in compliance with applicable federal, state, and local laws (including common law) governing pollution, the protection of human health or the environment (“Environmental Law”), which compliance includes possession of required permits and authorizations, (b) none of the Company or any Company Subsidiary has received any written notice or claim that remains outstanding from a Governmental Entity or any other Person that alleges that the Company or any Company Subsidiary is in violation of or is liable under applicable Environmental Law and (c) none of the Company or the Company Subsidiaries has caused a “release” of a “hazardous substance,” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., in excess of a reportable and actionable quantity, which release remains unresolved, except with respect to any of the foregoing under (a), (b) or (c) as would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.16    Contracts.

(a)    As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b)    Section 4.16(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent true and complete copies, of the following Contracts to which the Company or any Company Subsidiary is a party: (i) each Contract that restricts in any material respect the ability of the Company or any Company Subsidiaries to compete in any line of business or geographic area; (ii) each Contract pursuant to which Indebtedness of the Company or any of the Company Subsidiaries is outstanding or may be incurred by its terms, other than any such agreement solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries; (iii) each Contract (excluding customary offer letters) that is an employment or consulting agreement with any executive officer or other employee (excluding members of the sales force) of the Company or any Company Subsidiary or member of the Company Board earning an annual base salary from the Company or any Company Subsidiary in excess of $200,000; (iv) partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Company Subsidiaries or securities held for investment by the Company or the Company Subsidiaries in the Ordinary Course of Business; (v) except for Contracts of a type contemplated by clause (iii), each material Contract between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of either the Company or any of the Company Subsidiaries, (B) record or beneficial owner of more than 5% of the shares of Company Common Stock outstanding as of the date hereof or (C) to the Knowledge of the Company, any affiliate of any such officer, director or owner (other than the Company or any of the Company Subsidiaries), in each case, other than those Contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents or any Contract which is a Company Benefit Plan; (vi) each Contract entered into since January 1, 2015 relating to the disposition or acquisition by the Company or any of the Company Subsidiaries of any business (whether by stock sale, asset sale, merger or otherwise) (A) for aggregate consideration in excess of $15,000,000 or (B) that contain unpaid “earn-out” or similar purchase price obligations in excess of $1,000,000, in the case of each of clause (A) and (B), other than acquisitions or dispositions of inventory, properties and other assets in the Ordinary Course of Business or Contracts pursuant to the terms of which the parties thereto have no further obligations; (vii) each Contract pursuant to which the Company or any Company Subsidiary licenses to or from a third party any material Intellectual Property Rights, except licenses for Off the Shelf Software, (viii) except for Contracts of a type contemplated by clause (vi), each Contract (or series of related Contracts) for the purchase or sale of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company and the Company Subsidiaries or to the Company and the Company Subsidiaries, respectively, of $2,500,000 and which is not terminable by either party on less than 60 days’ written notice without material penalty, (viii) each Contract with a Governmental Entity and (ix) each Contract that grants to any Person a most favored nation or similar right against the Company or any Company Subsidiary that is material to the Company and the Company Subsidiaries (taken as a whole). Each Contract described in this Section 4.16(b), each Filed Company Contract and each Contract entered into in accordance with Section 5.01 that would be a Contract required to be disclosed in this Section 4.16(b) if entered into prior to the date hereof, is referred to herein as a “Material Contract.”

(c)    Each Material Contract is (i) a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity and (ii) is in full force and effect, except, in the case of clauses (i) or (ii), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the Ordinary Course of Business. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company has not received, as of the date of this Agreement, any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract.

Section 4.17    Properties.

(a)    Section 4.17(a) of the Company Disclosure Letter contains, as of the date of this Agreement, a complete and correct list of all material real property owned in whole or in part by the Company and each Company Subsidiary (such real property, together with all buildings, structures, fixtures and improvements erected or located thereon, the “Owned Real Property”). The Company and each Company Subsidiary has good, valid and insurable title to the Owned Real Property (which, in each case, shall exclude, for the avoidance of doubt, any intangible properties) except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All of the Owned Real Property is owned free and clear of all material Liens, except for Permitted Liens. To the Knowledge of the Company, there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. To the Knowledge of the Company, the Company and the Company Subsidiaries are not a party to any Contract or option to purchase any real property or interest therein relating to, or intended to be used in the operation of, their respective businesses that is material to the Company and the Company Subsidiaries, taken as a whole. This Section 4.17 does not relate to Intellectual Property Rights matters, which are the subject of Section 4.18.

(b)    Section 4.17(b) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all material real property that is not Owned Real Property which is leased, subleased, sub-subleased or licensed to, or otherwise occupied by, the Company and its Subsidiaries, as applicable (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”), and sets forth a list of any and all material leases, subleases, sub-subleases, licenses, sub-licenses, concessions, ground leases, occupancy agreements, purchase options and other arrangements to which the Company or any Company Subsidiary is a party with respect thereto (collectively, the “Real Estate Leases”). True and complete copies of all Real Estate Leases (including all material modifications, amendments, supplements, waivers, side letters, extensions and guaranties thereto) have been made available to Parent.

(c)    Each Real Estate Lease (i) is in full force and effect and constitutes the valid and legally binding obligation of (A) the Company or the applicable Company Subsidiary which is a party thereto, as applicable, and (B) to the Knowledge of the Company, the other parties thereto, enforceable in accordance with its terms, subject to: (x) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally; and (y) rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) has not been amended or modified in any material respect except as reflected in the modifications, amendments, supplements, waivers and side letters thereto made available to Parent and represents the entire agreement between the Company or the applicable Company Subsidiary and the applicable lessor; and (iii) except with respect to any Permitted Liens granted under the terms of any of the Real Estate Leases, has not been assigned in any manner by the Company or any of the applicable Company Subsidiaries (and the Company and the applicable Company Subsidiaries have not granted a security interest therein), other than, in each case, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect; and none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (or has received any written notice alleging breach or default) under any Real Estate Lease and, to the Knowledge of the Company, as of the date hereof, no other party to any Real Estate Lease is (with or without notice or lapse of time, or both) in breach or default thereunder, other than, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect.

(d)    To the Knowledge of the Company, the counterparty to any Real Estate Lease is not an Affiliate of, and otherwise does not have an economic interest in, the Company or the applicable Company Subsidiary.

(e)    Except as set forth on Section 4.17(b) of the Company Disclosure Letter or has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or the applicable Company Subsidiary has not leased, subleased, licensed or sub-licensed or otherwise granted to any Person the right to use or occupy any material portion of the Real Property and, except for Permitted Liens, no Person other than the Company or the applicable Company Subsidiary has the right to use the Real Property and there are no shared facilities or services at the Real Property.

(f)    There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings with respect to any of the Real Property that affect the use, operation or maintenance thereof as the same are now being used, operated or maintained, and neither the Company nor the applicable Company Subsidiary has received written notice of any intended public improvements which will or could result in any charges being assessed against any of the Real Property which would result in a material lien upon any of the Real Property.

Section 4.18    Intellectual Property.

(a)    Section 4.18(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all registrations and applications for registration for Patents, Trademarks, Copyrights, domain names and social media accounts owned by the Company or any Company Subsidiary (“Registered Intellectual Property Rights”). Each item of the Registered Intellectual Property Rights is valid, subsisting and enforceable except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary owns, is licensed or otherwise has the valid right to use all Intellectual Property Rights used in or held for use in the business of the Company or any Company Subsidiaries. The Company or a Company Subsidiary is the sole and exclusive owner of all Registered Intellectual Property Rights and Owned Intellectual Property Rights, in each case free and clear of all Liens other than Permitted Liens, except where the lack of such ownership, individually or in the aggregate, has not been and would not reasonably be expected to have a Company Material Adverse Effect. Except pursuant to a Contract set forth on Section 4.16(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has, other than licenses of Off the Shelf Software, licensed any material Intellectual Property Rights from any third party nor has the Company or any Company Subsidiary granted any license or other right to a third party to any of the Owned Intellectual Property Rights, other than non-exclusive licenses granted in the Ordinary Course of Business.

(c)    To the Company’s Knowledge, the operation of the business of the Company and the Company Subsidiaries as presently conducted does not currently infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of third parties in any material respect, and, as of the date hereof, there is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened that alleges that (A) the use of Intellectual Property Rights by the Company and the Company Subsidiaries or (B) the operation of the respective businesses of the Company and the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties that, in each case, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.18(c) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has, since January 1, 2016 (or earlier, if presently not resolved) through the date hereof, received any charge, complaint, claim, demand or notice, in each case, alleging the Company or any of the Company Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights of any other Person that, in each case, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(d)    As of the date hereof, (i) to the Knowledge of the Company, the Owned Intellectual Property Rights are not being infringed, misappropriated, diluted or otherwise violated by any Person, except as would not, individually or in the aggregate, reasonably be expected to be have a Company Material Adverse Effect, and (ii) no such claims are pending or threatened against any Person by the Company or any Company Subsidiary.

(e)    Except as would not have a Company Material Adverse Effect, the Company and Company Subsidiaries have maintained commercially reasonable practices to protect the confidentiality of the Trade Secrets of the Company and Company Subsidiaries, as applicable, and have required all employees and other Persons with access to Sensitive Data to execute Contracts requiring them to maintain the confidentiality of such information and use such information only for the benefit of the Company or Company Subsidiaries, as applicable. All current and former employees and contractors of the Company or any Company Subsidiary who have contributed to the development of any Intellectual Property Rights (or any physical embodiments of such Intellectual Property Rights) for the benefit of the Company or any Company Subsidiary have executed valid written Contracts pursuant to which such Persons have assigned to the Company or the applicable Company Subsidiary all of such Person’s respective rights, including all Intellectual Property Rights, therein, other than such Persons the failure of whom to execute such Contracts and assignments, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary complies and has complied with all Laws and all provisions of any Contract and any customer-facing terms of use and privacy policies (in each case only to the extent legally binding on the Company or Company Subsidiary (as applicable)), in each case regarding the collection, storage, processing, protection, disclosure or use of Sensitive Data (collectively, “Data Handling”) owned or held for use by the Company or any Company Subsidiary. As of the date hereof, no litigation, suit, action or proceeding relating to the Company’s or any Company Subsidiary’s Data Handling is pending or, to the Knowledge of the Company, threatened against the Company or any Company

Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, there has been no unauthorized collection, processing or disclosures of, or access to, Sensitive Data or any intrusions or breaches of security, relating to any Sensitive Data that, in each case, individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the information technology systems of the Company and Company Subsidiaries (including software, hardware, firmware, networks, databases, platforms, servers, websites and related systems) are sufficient for the operation of the business of the Company and the Company Subsidiaries as presently conducted, except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.19    Labor Matters.

(a)    None of the Company or the Company Subsidiaries is party, or otherwise subject, to any collective bargaining agreement or other Contract with any Union (“Collective Bargaining Agreements”). No employee of the Company or any Company Subsidiary is represented by a Union. With respect to employees of the Company or any of its Subsidiaries: (a) there are no strikes, walkouts, stoppages, picketing or lockouts pending or, to the Company’s Knowledge, threatened, and there have been no such troubles for the past two (2) years, (b) to the Knowledge of the Company, there is no organizational effort currently being made or threatened by, or on behalf of, any Union to organize and employees of the Company or any of its Subsidiaries, and there has been no such effort for the past two (2) years, and (c) no Union or group of employees has made a presently pending demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

(b)    The Company and the Company Subsidiaries are, and for the past two (2) years have been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including but not limited to wages and hours and the classification and compensation of employees and independent contractors, except for noncompliance which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.. To the Company’s Knowledge, no current executive or key employee has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any of the Company Subsidiaries within the twelve (12) month period following the date hereof. No executive or key employee of the Company or any of the Company Subsidiaries is employed under a non-immigrant work visa or other work authorization that is limited in duration.

(c)    There is not (i) any Action pending (or, to the Company’s Knowledge, threatened) by or before any Governmental Entity with respect to the Company or any of the Company Subsidiaries concerning employment-related matters or (ii) any Action (or, to the Company’s Knowledge, any threatened Action) against or affecting the Company or any of the Company Subsidiaries brought by any current or former applicant, employee, director, consultant or independent contractor of the Company or any of the Company Subsidiaries, except with respect to any of the foregoing under (i) or (ii) as would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.20    Anti-Takeover Provisions.

(a)    Assuming the accuracy of the representation contained in Section 3.08, no further action is required by the Company, the Company Board or any committee thereof (which action by the Company Board has not already been taken) or the shareholders of the Company to exempt the Merger and the other transactions contemplated by this Agreement from the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “anti-greenmail,” “business combination” or other antitakeover Laws of the State of Florida to the extent such antitakeover Laws are applicable to the Merger and the other transactions contemplated by this Agreement. The Company, the Company Board and the shareholders of the Company have taken all action required to be taken by them in order to make the Merger and the other transactions contemplated by this Agreement comply with, and the transactions contemplated hereby do comply with, the requirements of any provisions of the Company Charter or Company By-laws concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement” or other related provisions.

(b)    There is no other state anti-takeover statute or regulation (or similar statute or regulation), any takeover-related provision in the Company Charter or the Company By-laws, or any stockholder rights plan, “poison pill” or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger. The Merger does not constitute a “control share acquisition” under Section 607.0902 of the FBCA.

Section 4.21    Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided to Parent its good faith estimate, as of the date hereof, of the out-of-pocket fees and expenses the Company has incurred or will incur following the date hereof (to the extent unpaid as of the date hereof) in connection with this Agreement and the transactions contemplated hereby.

Section 4.22    Opinion of Financial Advisor. The Company has received the opinion of the Company Financial Advisor, dated as of the date of this Agreement, that, as of such date and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. On December 2, 2017, the Company received the opinion of the Company Financial Advisor , dated as of December 2, 2017, that , as of such date and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration (upon giving effect to Amendment No. 1 to the Agreement ) is fair, from a financial point of view, to the holders of Company Common Stock.

Section 4.23    Customers and Suppliers. Section 4.23 of the Company Disclosure Letter sets forth a complete and accurate list of the ten largest customers (measured by aggregate billings) and the ten largest suppliers (measured by the aggregate amount purchased) of the Company and its Subsidiaries during the fiscal year ended on December 31, 2016. Except as set forth on Section 4.23 of the Company Disclosure Letter, no material customer or supplier of the Company and its Subsidiaries required to be listed on Section 4.23 of the Company Disclosure Letter has cancelled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified the Company or its Subsidiaries in writing of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially and adversely alter (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid as the case may be) its commercial relationship with the Company or its Subsidiaries. The Company has no Knowledge that any supplier of the Company and its Subsidiaries required to be listed on Section 4.23 of the Company Disclosure Letter whose contract with the Company and its Subsidiaries (as applicable) is due to expire prior to March 1, 2018 does not intend to renew such contract on substantially similar terms to those currently in effect.

Section 4.24    Insurance. Except as would not, individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries maintain insurance policies with reputable insurance carriers against all risks sufficient to comply with applicable Law and all Contracts of the Company and the Company Subsidiaries. Except for matters which, individually or in the aggregate, have not, or would not be reasonably expected to have, a Company Material Adverse Effect, as of the date hereof, all such insurance policies are in full force and effect, no written notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

Section 4.25    Interested Party Transactions. As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company SEC Documents, since January 1, 2015, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.26    No Other Representations or Warranties. The Company acknowledges that (i) neither Parent nor Merger Sub has made any representation or warranty, express or implied, as to Parent or Merger Sub or the accuracy or completeness of any information regarding Parent or Merger Sub furnished or made available to the Company, except as expressly set forth in this Agreement, (ii) the Company has not relied on any representation or warranty from Parent or Merger Sub or any other Person in determining to enter into this Agreement, except those representations and warranties expressly set forth in this Agreement, and (iii) no Person shall have or be subject to any liability to the Company or any other Person resulting from the distribution to the Company or any other Person, or the Company’s or any other Person’s use, of any information, documents or materials made available to the Company or any other Person in any physical or electronic form (including in any “data room”), management presentations, memoranda or in any other form in expectation of the Merger.

ARTICLE V

Covenants Relating to Conduct of Business

Section 5.01    Conduct of Business by the Company. Except (i) as expressly set forth in Section 5.01 of the Company Disclosure Letter; (ii) as expressly required by this Agreement; (iii) as required by applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and each Company Subsidiary in the Ordinary Course of Business. In addition, and without limiting the generality of the foregoing, except (i) as expressly set forth in Section 5.01 of the Company Disclosure Letter; (ii) as expressly required by this Agreement; (iii) as required by applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a)    (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent; (A) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b); or (B) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with “net exercises”), (B) required tax withholding in connection with the exercise, vesting and settlement of Company Stock Awards, and (C) forfeitures of Company Stock Awards;

(b)    issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Liens imposed by applicable securities Laws) (i) any shares of capital stock of the Company or any Company Subsidiary other than (A) the issuance of Company Common Stock upon the exercise, vesting or settlement of Company Stock Awards or other awards pursuant to the Company Stock Plans, in each case outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time and (B) the issuance of Company Common Stock under the Company ESPP with respect to options outstanding thereunder as of the date of this Agreement; (ii) any other equity interests or voting securities of the Company or any Company Subsidiary; (iii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iv) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (v) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary; or (vi) any stock-related, cash-based, performance or similar awards or bonuses or any other award that may be settled in Company Common Stock in which the value of the securities is linked directly or indirectly to the price or value of any Company Common Stock;

(c)    (i) amend the Company Charter or the Company By-laws, (ii) waive the exclusive jurisdiction requirement of the amendment to the Company By-laws or (iii) amend in any material respect the charter or organizational documents of any Company Subsidiary, except, in the case of each of the foregoing clauses (i), (ii) or (iii), as may be required by Law or the rules and regulations of the SEC or NASDAQ;

(d)    make or adopt any change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law;

(e)    directly or indirectly acquire or agree to acquire in any transaction any equity interest in any Person or business or division thereof or any properties or assets, in each case with an aggregate purchase price in excess of $2,500,000 in any transaction or series of related transactions or $5,000,000 in the aggregate, except (i) acquisitions in the Ordinary Course of Business; (ii) acquisitions with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries or (iii) as disclosed in Schedule 5.01(e) of the Company Disclosure Letter;

(f)    except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred under Section 5.01(h), sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (including Owned Real Property) or any interests therein, in each case with an aggregate value or purchase price in excess of $500,000 in any transaction or series of related transactions or $1,000,000 in the aggregate, other than (i) in the Ordinary Course of Business; or (ii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

(g)    except in the Ordinary Course of Business, cancel, fail to renew, or assign any material Real Property Lease;

(h)    (i) incur, issue, modify, renew, syndicate or refinance any Indebtedness, except for (A) Indebtedness under the Company’s existing revolving credit facility provided that the amount outstanding thereunder at any time does not exceed the amount outstanding thereunder as of the date hereof (other than in the Ordinary Course of Business); or (B) Indebtedness between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries (provided that amounts incurred under this sub-clause (B) by foreign Company Subsidiaries shall solely be incurred in the Ordinary Course of Business) or (ii) make any loans, capital contributions or advances to any Person (other than (x) the Company, (y) any wholly-owned domestic Company Subsidiary and (z) any wholly-owned foreign Company Subsidiary (provided that loans, capital contributions and advances to wholly-owned foreign Company Subsidiaries under this sub-clause (z) shall solely be incurred in the Ordinary Course of Business);

(i)    (i) negotiate, enter into, amend or extend any Collective Bargaining Agreement, (ii) enter into any agreement or arrangement with any current or prospective director, employee, consultant or independent contractor, other than in the Ordinary Course of Business with respect to employees and independent contractors with annualized compensation that does not exceed $250,000, (iii) accelerate the vesting or payment of, or increase the amount of, the compensation or benefits with respect to any current or former employee, director, consultants or independent contractor of the Company or any Company Subsidiary, other than in the Ordinary Course of Business with respect to employees with annualized compensation that does not exceed $250,000, (iv) adopt, materially amend or terminate any Company Benefit Plan (or any plan, program, policy, arrangement, contract or understanding that would be a Company Benefit Plan if it were in existence on the date of this Agreement), including changing the level or basis of participation of any current or former employee, director, consultant or independent contractor under any such Company Benefit Plan (or such other plan, program, policy, arrangement, contract or understanding), except as may be required by applicable Laws, (v) hire or engage, or terminate (other than for cause) the employment or engagement of any officer, employee, consultant or independent contractor with annualized compensation in excess of $250,000, or (vi) grant any Company Stock Award or any change in control or transaction-based compensation or benefits to any current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary;

(j)    assign, transfer, lease, cancel, fail to renew or fail to extend any Company Permit necessary for the Company to operate in the Ordinary Course of Business;

(k)    except as permitted by Section 6.05, settle, compromise or agree to settle any action or claim (including any action or claim relating to this Agreement or the transactions contemplated hereby), or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitration (A) that involve the payment of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of $2,500,000 in the aggregate by the Company or any Company Subsidiary, (B) that do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company and the Company Subsidiaries, taken as whole, (C) that do not relate to the transactions contemplated hereby and (D) that do not involve the issuance of any equity or voting interests;

(l)    abandon, encumber, convey title (in whole or in part), assign, transfer, license or grant any material right or other licenses to Owned Intellectual Property Rights other than in the Ordinary Course of Business;

(m)    except as required by applicable Law (i) make, change or revoke any material election with respect to Taxes, (ii) change any material Tax accounting method (or file a request to make any such change), (iii) file any amended Tax Return that would reasonably be expected to result in a material increase in Taxes before or after the Closing, (iv) settle or compromise any material Tax liability, (v) enter into any closing agreement with respect to any material Tax, (vi) surrender any right to claim a material Tax refund, (vii) waive or extend the statute of limitations with respect to any material Tax other than (1) pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business or (2) an extension of the statute of limitations granted in the Ordinary Course of Business in connection with a state or local Tax audit or examination to prevent an imminent assessment of such state or local Taxes;

(n)    adopt or implement any shareholder rights plan or similar arrangement;

(o)    make or authorize capital expenditures except (i) in the Ordinary Course of Business, (ii) otherwise in an amount not to exceed $1,000,000 in the aggregate or (iii) to the extent permitted under Section 5.01(e);

(p)    (i) enter into a material joint venture or partnership or similar third party business enterprise or (ii) enter into a new line of business or make any material change in the lines of business in which it engages as of the date hereof;

(q)    (i) other than in the Ordinary Course of Business, (a) materially modify, amend or waive any material right under or renew any Material Contract or (b) enter into any new Contract that would constitute a Material Contract if existing on the date hereof, (A) enter into or extend the term or scope of any contract or agreement that purports to materially restrict the Company, or any Company Subsidiary, from engaging or competing in any line of business or in any geographic area, or (B) enter into any Material Contract that would be breached by, or require the consent of any other Person in order to continue such contract or agreement in full force following, consummation of the transactions contemplated by this Agreement, solely in the case of clause (i) above, other than as permitted under another subsection of this Section 5.01; or

(r)    agree to take any of the foregoing actions.

Section 5.02    Conduct of Business by Parent. Except as expressly permitted, contemplated or required by this Agreement, as required by applicable Law or with the prior written consent of the Company, from the date of this Agreement to the Effective Time, each of Parent and Merger Sub shall not take any actions or omit to take any actions that would or would be reasonably likely to impair, interfere with, hinder or materially delay the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.

Section 5.03    No Control. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.04    No Solicitation; Change in Recommendation.

(a)    Subject to Section 5.04(b) and (c), from and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, (x) the Company shall and shall cause each of its Subsidiaries and its and their respective officers, directors and employees and (y) the Company shall instruct and use commercially reasonable efforts to cause each of its consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives (collectively, including the Persons identified in the immediately preceding clause (x), “Representatives”) to (i) immediately cease any discussions or negotiations with any Persons that have occurred or are currently ongoing with respect to an

Alternative Proposal and (ii) not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, an Alternative Proposal.

(b)    Notwithstanding anything to the contrary contained in Section 5.04(a), if at any time on or after the date hereof and prior to obtaining the Company Shareholder Approval (but not thereafter), the Company or any of its Representatives receives a written Alternative Proposal from any Person or group of Persons, which Alternative Proposal did not result from any breach of this Section 5.04, (A) if the Company Board determines that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (B) if the Company Board determines in good faith, After Consultation, that such Alternative Proposal constitutes or would reasonably be expected to result in a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Alternative Proposal; provided that the Company shall promptly (and in any event within 24 hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Alternative Proposal. The Company shall promptly (and in any event within 24 hours) provide to Parent (i) to the extent in the possession of the Company, its Subsidiaries or their respective Representatives, an unredacted copy of the transaction documents for any such Alternative Proposal provided to the Company or any of its Subsidiaries (including unredacted copies of any proposal letters, side letters, other ancillary document and/or financing commitments (including any fee letters) relating thereto) and (ii) a written summary of the material terms of any such Alternative Proposal not covered by clause (i) (including any financing commitments relating thereto). The terms and existence of any such Alternative Proposal, the identity of the Group or group of Persons making such Alternative Proposal, and all information provided to Parent pursuant to Section 5.04(c) and Section 5.04(d) shall be deemed “Confidential Information” under, and subject to the terms of, the Confidentiality Agreement.

(c)    The Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Alternative Proposal on a prompt basis (and in any event within 24 hours) and upon the reasonable request of Parent shall apprise Parent of the status of such Alternative Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 5.04.

(d)    Except as expressly permitted by this Section 5.04(d) or Section 5.04(e), the Company Board shall not (i)(A) fail to make the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (C) if requested in writing by Parent, fail to publicly recommend to the Company’s shareholders rejection of an Alternative Proposal (including any tender or exchange offer) within 10 Business Days after the announcement or commencement thereof, or (D) adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company an Alternative Proposal (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Alternative Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.04(b)) (each, a “Company Acquisition Agreement”) or (iii) terminate this Agreement pursuant to Section 8.01(d). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Shareholder Approval is obtained, but not after, in connection with an Alternative Proposal that did not result from a violation of Section 5.04, the Company Board may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(d) if the Company Board has determined in good faith, After Consultation, (x) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (y) that such Alternative Proposal constitutes a Superior Proposal; provided, however, that prior to making any such Adverse Recommendation Change or terminating this Agreement (1) the Company has given Parent at least four Business Days’ prior written notice of its intention to take such action (which notice shall include, to the extent in the possession of the Company, its Subsidiaries or their respective Representatives, an unredacted copy of the Superior Proposal, an unredacted copy of the most recent draft of the relevant proposed transaction agreements and an unredacted copy of any proposal letter, side letter, other ancillary document and/or financing commitments (including fee letters) relating thereto and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent has notified the Company that it wishes to so negotiate, to enable Parent to submit to the Company prior to the expiration of the aforementioned notice period a proposed definitive amendment to this Agreement (in such form which, if accepted and approved by the Company Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub) (and, if applicable, the Financing Letter and/or any other material transaction documents), and (3) if Parent shall have submitted to the Company prior to the expiration of such notice period the proposed definitive amendments described in clause (2), the Company Board shall have determined in good faith, After Consultation, that after giving effect to such proposed amendments and entering into the definitive amendment to this Agreement (and, if applicable, the Financing Letter and/or any other material transaction documents) proposed by Parent that the Superior Proposal would continue to constitute a Superior Proposal; provided, further, however, (i) that any change to the price or other material change to the material terms of such Superior Proposal will require a new written notice to be delivered by the Company to Parent consistent with the content requirements described in clause (1) above and a new two Business Day period and negotiation period shall commence under this Section 5.04(d), (ii) the Company has complied in all material respects with its obligations under this Section 5.04, and (iii) purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless the Company termination is made in accordance with Section 8.01(d) and the Company pays Parent the applicable Termination Fee in accordance with Section 8.03 prior to or concurrently with such termination.

(e)    Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, but not after, solely in response to an Intervening Event, the Company Board may effect an Adverse Recommendation Change if the Board of Directors of the Company has determined in good faith, After Consultation, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law; provided, however, that prior to taking such action, (x) the Company Board has given Parent at least four Business Days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (y) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent has notified the Company that it wishes to so negotiate, to enable Parent to submit to the Company prior to the expiration of the aforementioned notice period a proposed definitive amendment to this Agreement (in such form which, if accepted and approved by the Company Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub) (and, if applicable, the Financing Letter and/or any other material transaction documents) and (z) if Parent shall have submitted to the Company prior to the expiration of such notice period the proposed definitive amendments described in clause (y), the Company Board shall have determined in good faith, After Consultation, that after giving effect to such proposed amendments and entering into the definitive amendment to this Agreement (and, if applicable, the Financing Letter and/or any other material transaction documents) proposed by Parent, that failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law.

(f)    Nothing contained in this Section 5.04 shall prohibit the Company from (x) taking and disclosing to its shareholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act or (y) making any disclosure to its shareholders if the Company Board determines in good faith, After Consultation, that making such disclosure would be required by applicable Law (and, in the case of the Company Board’s fiduciary duties, not making such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under Florida Law) or (ii) making any “stop-look-and-listen” communication to its shareholders pursuant to Section 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company whether or not in the context of a tender offer or exchange offer that discloses the occurrence of any state of facts, events, conditions or developments but does not include an Adverse Recommendation Change); provided that, it is hereby acknowledged and agreed that a factually accurate public or other statement made by the Company (including in response to any unsolicited inquiry, proposal or expression of interest made by any Person to the Company not in violation of this Section 5.04) that describes the operations of the provisions of this Section 5.04 and of Section 8.01(d) will not, in and of itself, constitute an Adverse Recommendation Change for any purpose of this Agreement; provided, further, in any of the foregoing, so long as any such statement includes an express reaffirmation of the Company Recommendation.

(g)    For purposes of this Agreement:

(i)    “Alternative Proposal” means any bona fide proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, tender or exchange offer, dual listed company structure, other business combination or similar transaction involving the Company which would result in any Person or Group beneficially owning 25% or more of the outstanding equity interests of the Company or any successor or parent company thereto; (ii) sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing 25% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or Group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 25% or more of the voting power of the Company; (iv) transaction in which any Person (or the shareholders of any Person) or Group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 25% or more of the Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 25% or more of the voting power of the Company; (v) any recapitalization (leveraged or otherwise) or special dividend, reorganization, liquidation or dissolution; or (vi) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement).

(ii)    “Intervening Event” means any material event, change, effect, condition, occurrence, development, fact or circumstances that (A) is unknown and not reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to the Company Board as of the date hereof and (B) does not relate to any Alternative Proposal by a third party; any development, general change in the industries the Company and its Subsidiaries operate in, changes in the market price or trading volume of the shares of Company Common Stock; or the fact in and of itself that the Company exceeds internal or published projections.

(iii)    “Superior Proposal” means a bona fide written Alternative Proposal (provided, that for purposes of this definition all references to 25% contained in the definition of “Alternative Proposal” shall be deemed to be references to 80% which the Company Board determines in good faith, After Consultation, to be more favorable to the Company’s shareholders, from a financial point of view, than the Merger, and is reasonably capable of being consummated, taking into account all financial, legal, financing, regulatory and other aspects of such Alternative Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Alternative Proposal (including the reputation of the Person or Group making the Alternative Proposal) and after having considered any binding proposed definitive amendment to this Agreement made by Parent and considered and negotiated in good faith by the Company as required by Section 5.04(d).

(iv)    “Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality terms not materially less favorable in the aggregate, and “standstill” terms not materially less favorable, to the Company than the terms set forth in the Confidentiality Agreement (it being understood and hereby agreed that such confidentiality agreement need not contain a “standstill” or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from submitting an Alternative Proposal to the Company Board); provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.04.

Section 5.05    Financing Commitments.

(a)    Parent and Merger Sub shall (i) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing on the terms and conditions described in the Financing Letter and (ii) not permit any amendment or modification to be made to, or consent to any waiver of any provision or remedy under, the Financing Letter without the written consent of the Company.

(b)    Parent and Merger Sub shall (i) use reasonable best efforts to maintain in effect the Financing Letter in accordance with the terms and subject to the conditions thereof, (ii) satisfy all conditions to the Financing Letter that are applicable to Parent and Merger Sub that are within their control in order to consummate the Financing at or prior to the Closing Date required by Section 1.02, (iii) comply with their obligations under the Financing Letter and (iv) enforce their rights under the Financing Letter in the event of a breach by any other party thereto. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any breach or default by any party to the Financing Letter of which Parent and Merger Sub become aware and (y) of the receipt by Parent or Merger Sub of any notice or other communication from any Financing source with respect to any (A) breach, default, termination or repudiation by any party to the Financing Letter of any provisions of the Financing Letter or (B) dispute or disagreement between the parties to the Financing Letter that could cause the Financing to become unavailable. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x) or (y) of the immediately preceding sentence; provided, however, that neither Parent nor Merger Sub shall be under any obligation to provide any information that, if provided, would, in accordance with advice provided to Parent and Merger Sub by their outside legal counsel, adversely affect the ability of Parent or Merger Sub to assert attorney-client or attorney work product privilege or a similar privilege.

(c)    In the event any portion of the Financing becomes unavailable on the terms and conditions described in or contemplated by the Financing Letter for any reason and such portion is reasonably required to fund the Required Amounts, each of Parent and Merger Sub shall use best efforts to arrange to obtain, as promptly as practicable following the occurrence of such event, debt financing from debt financing sources (the “Alternative Financing”) in an amount sufficient to pay the Required Amounts. In the event that Alternative Financing shall be obtained pursuant to this Section 5.05(c), each of Parent and Merger Sub shall comply with its covenants in Section 5.05(a) and Section 5.05(b) with respect to such Alternative Financing.

(d)    Each of Parent and Merger Sub acknowledges and agrees that neither the availability nor the terms of the Financing or any Alternative Financing are conditions to the obligations of Parent and Merger Sub to consummate the Merger.

Section 5.06    [Reserved]

ARTICLE VI

Additional Agreements

Section 6.01    Preparation of the Proxy Statement; Company Shareholders Meeting.

(a)    Proxy Statement; Schedule 13E-3.

(i)    As reasonably promptly as practicable following the date of this Agreement (and in any event on or before the date that is 20 Business Days after the date hereof), the Company shall prepare and cause to be filed with the SEC a proxy statement to be sent to the Company’s shareholders relating to the Company Shareholders Meeting and the transactions contemplated by this Agreement, which shall include any materials required to be provided to the Company’s shareholders pursuant to the FBCA (together with any amendments or supplements thereto, the “Proxy Statement”). Parent shall furnish all information concerning Parent and its Affiliates, including Merger Sub, to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, and the Proxy Statement shall include all information required by SEC rules and regulations and as otherwise reasonably requested by the Company to be included therein. The Company shall reasonably promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the SEC with respect to the Proxy Statement, and Parent will cooperate in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on the Proxy Statement or response in advance of its submission (including the proposed final version of the Proxy Statement or response) and (ii) shall consider in good faith all comments reasonably proposed by Parent.

(ii)    In connection with the filing of the Proxy Statement, the Company, Parent and Merger Sub will cooperate to (A) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the transactions contemplated by this Agreement (the “Schedule 13E-3”), and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13E-3, (B) reasonably promptly notify the other parties upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Schedule 13E-3 and shall provide such other parties with copies of all correspondence between such receiving party, on the one hand, and the SEC, on the other hand, (C) use their reasonable best efforts to respond as reasonably promptly as practicable to any comments received from the SEC with respect to such filings (after consultation with each other in accordance with the last sentence of this paragraph), (D) as promptly as reasonably practicable (after consultation with each other in accordance with the last sentence of this paragraph), prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, and (E) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the stockholders of the Company any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting. Notwithstanding the foregoing, prior to responding to any comments of the SEC or filing any amendments or supplements with respect to the Schedule 13E-3, the parties (i) shall provide each other a reasonable opportunity to review and comment on any such response or filing in advance of its submission and (ii) shall consider in good faith all comments reasonably proposed by the other parties.

(iii)    The Company, Parent and Merger Sub shall each use its reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other Governmental Entities under this Section 6.01(a) to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder.

(b)    If prior to the Effective Time any change occurs with respect to information supplied by Parent for inclusion in the Proxy Statement or Schedule 13E-3 which is required to be described in the Proxy Statement or Schedule 13E-3, in each case including any amendment or supplement thereto, Parent shall reasonably promptly (and in any event within 24 hours) notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or Schedule 13E-3, and as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c)    If prior to the Effective Time any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement or Schedule 13E-3, which is required to be described in the Proxy Statement or Schedule 13E-3, in each case including any amendment or supplement thereto, the Company shall reasonably promptly (and in any event within 24 hours) notify Parent of such event, and the Company shall as reasonably promptly as practicable file any necessary amendment or supplement to the Proxy Statement or Schedule 13E-3with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d)    Except if the Company Board shall have made an Adverse Recommendation Change as permitted by and in all material respects in accordance with Section 5.04(d) and Section 5.04(e) or shall have terminated this Agreement in accordance with Section 8.01, the Company shall, as reasonably promptly as practicable after the later of (x) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (y) the date on which the SEC confirms that it has no further comments on the Proxy Statement and Schedule 13E-3 (such later date, the “Clearance Date”), duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of seeking the Company Shareholder Approval (it being hereby acknowledged and agreed that, subject to the last sentence of Section 6.01(f), the date of the Company Shareholders Meeting shall not be less than 30 days nor more than 35 days after notice of such meeting is first furnished, sent or given by the Company to the Company’s Shareholders).

In connection with the foregoing, the Company shall (i) as reasonably promptly as practicable after the Clearance Date cause the Proxy Statement to be mailed to the Company’s shareholders (and in no event more than four Business Days after the Clearance Date); and (ii) subject to Section 5.04, use its commercially reasonable efforts to solicit proxies to obtain the Company Shareholder Approval. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval (the “Company Recommendation”) at the Company Shareholders Meeting and shall include such recommendation in the Proxy Statement, in each case, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 5.04(d) and Section 5.04(e).

(e)    Without limiting the generality of the foregoing, the Company agrees that, its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal. Unless this Agreement is terminated in accordance with its terms and, to the extent required under the terms of this Agreement, the Company pays to Parent the Termination Fee in accordance with Section 8.03(a), the Company agrees that it shall not submit to the vote of the Company’s shareholders any Alternative Proposal (whether or not a Superior Proposal).

(f)    Record Date and Adjournment. Within 2 Business Days after the date hereof, the Company shall make the inquiry required by Rule 14a-3(a)(1) under the Exchange Act within the time period specified by such Rule 14a-3(a)(3). Once the Company has established the record date for the Company Shareholders Meeting (the “Record Date”), the Company shall not change the Record Date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed), it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Shareholders Meeting, as so adjourned, postponed or delayed. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last 10 Business Days prior to the date of the Company Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Shareholders Meeting (after consulting with Parent), and at the written request of Parent the Company shall postpone or adjourn the Company Shareholders Meeting, if (i) there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Shareholders Meeting to constitute a quorum at the Company Shareholders Meeting; or (ii) the Company is required to postpone or adjourn the Company Shareholders Meeting by applicable Law, order or a request from the SEC or its staff.

Section 6.02    Access to Information; Confidentiality. Subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the Representatives of Parent reasonable access, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its

Subsidiaries to, furnish reasonably promptly to Parent (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws or commission actions and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company or any Company Subsidiary); provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines, After Consultation, that such disclosure or access would reasonably be likely to (i) violate the terms of any confidentiality agreement or other Contract with a third party entered into prior to the date of this Agreement (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure); (ii) result in the loss of any attorney-client privilege; or (iii) violate any Law (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate Law). All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of August 7, 2017, between TPG Global, LLC and the Company (the “Confidentiality Agreement”).

Section 6.03    Efforts to Consummate.

(a)    Subject to the terms and conditions herein provided and except to the extent a different standard of efforts is otherwise expressly set forth in any of the provisions of this Agreement, each of Parent and the Company shall use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof the transactions contemplated by this Agreement, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 15 Business Days immediately following the date of this Agreement, (B) make all other required filings pursuant to other Regulatory Laws with respect to the transactions contemplated hereby as reasonably promptly as practicable, and (C) not extend any waiting period under the HSR Act or enter into any agreement with the Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”) or any other Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto (which shall not be unreasonably withheld, conditioned or delayed). Parent and the Company shall supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as possible.

(b)    Each of Parent and the Company shall, in connection with the actions referenced in Section 6.03(a) to obtain all Governmental Approvals for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Laws, (i) reasonably cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel reasonably informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity; provided that materials may be redacted to remove references concerning the valuation of the businesses of the Company and its Subsidiaries. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.03(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

(c)    In furtherance and not in limitation of the covenants of the parties contained in Section 6.03(a) and 6.03(b), but subject to Section 5.01 (and in no event limiting the obligations of Parent under this Section 6.03(c)), unless Parent and the Company shall otherwise agree, Parent and the Company shall use reasonable best efforts to take any and all steps permitted by Law to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date, including defending through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by this Agreement by the FTC, the DOJ or any other applicable Governmental Entity or any private party in respect of Regulatory Laws, and (ii) avoid or eliminate each and every impediment under any Regulatory Law so as to enable the Closing to occur no later than the End Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent, the Company and their respective Subsidiaries or (ii) otherwise taking or committing to take actions that after the Closing would limit Parent’s and/or its Subsidiaries’ (including the Company’s and the Company Subsidiaries’) freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines or assets of Parent, the Company and/or their respective Subsidiaries; provided, however, that any action contemplated by the immediately precedent clauses (A) and (B) shall be conditioned upon the consummation of the transactions contemplated by this Agreement, including the Merger.

(d)    The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Article VII, and such written notice shall specify the condition which has failed or will fail to be satisfied; (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement to the extent such consent is material to the Company and the Company Subsidiaries, taken as a whole; and (iii) any material written notice from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 6.03(d) shall not limit or otherwise affect the remedies available hereunder to Parent or the Company.

(e)    Each of the Company and Parent shall use their respective reasonable best efforts to give any notices to third parties other than Governmental Entities, and use reasonable best efforts to obtain any consents from third parties other than Governmental Entities required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect prior to or after the Effective Time, in each case, to the extent reasonably requested by the other Party; it being understood that neither the Company nor Parent shall be required to make any payments or concessions in connection with the fulfillment of its obligations under this Section 6.03(e).

Section 6.04    Indemnification, Exculpation and Insurance.

(a)    Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, agents or employees of the Company and the Company Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their respective terms, and Parent shall cause the Company and the Company Subsidiaries to perform their respective obligations thereunder. Without limiting the foregoing, from and after the Effective Time, each of Parent and the Surviving Company agrees that it will, to the maximum extent set forth in the Company Charter and Company By-laws and under applicable Law, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of the Company Subsidiaries as a director, officer or employee of another Person (collectively, the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any Action, arising out of or pertaining to (i) matters existing or occurring at or prior to the Effective Time (including the decision of the Company Board to enter into this Agreement, the terms of this Agreement and the pendency and consummation of the transactions and actions contemplated hereby) or (ii) the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (A) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the FBCA or the Company Charter or Company By-laws (in each case as in effect immediately prior to the Effective Time), to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA, (B) without limiting the foregoing, each Company Indemnified Party may retain the Company’s regularly engaged independent legal counsel (provided that such engagement would not create a conflict of interest under applicable rules of ethics) or other counsel satisfactory to them, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Company Indemnified Party as promptly as statements therefor are received, (C) the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Company Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Company Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Company Indemnified Party otherwise consents, and (D) Parent and the Surviving Corporation shall use their reasonable best efforts to assist in the defense of any such matter.

(b)    In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Company shall cause proper provision to be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 6.04.

(c)    For a period of six years from and after the Effective Time, the Surviving Company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or provide substitute policies for the Company and its Subsidiaries and its and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Company be required to pay with respect to such insurance policies in respect of any one policy year more than 350% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Company is unable to obtain the insurance required by this Section 6.04(c)

for the Maximum Amount, then it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option (following reasonable consultation with Parent), purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors, officers and employees who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. The Surviving Company shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d)    For a period of six (6) years after the Effective Time, the respective articles of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Company Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Company Indemnified Parties for periods prior to and including the Effective Time than are currently set forth in the Company Charter and Company By-laws and the articles of incorporation, bylaws, or similar organizational and governing documents of the Company Subsidiaries.

(e)    The provisions of this Section 6.04 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

(f)    From and after the Effective Time, Parent (i) shall cause the Surviving Corporation and the Company Subsidiaries to honor, in accordance with their respective terms, the covenants contained in this Section 6.04 and (ii) shall guarantee the prompt payment of the obligations of the Surviving Company and the Company Subsidiaries under this Section 6.04.

Section 6.05    Transaction Litigation. The Company shall give Parent the opportunity to reasonably participate in the defense or settlement of any shareholder litigation against the Company and/or its directors, officers or significant shareholders relating to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor any Representative of the Company shall compromise, settle or come to an arrangement regarding any such shareholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.06    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.07    Public Announcements. Subject to Section 5.04, and unless and until an Adverse Recommendation Change has occurred and has not been rescinded, Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 6.07 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

Section 6.08    SEC Documents. After the date of this Agreement and through the Closing, the Company will promptly notify Parent of, and promptly provide to Parent, any comment letters it receives from the SEC or its staff in respect of any reports, schedules, forms statements and other documents furnished or filed by the Company with the SEC.

ARTICLE VII

Conditions Precedent

Section 7.01    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to (and continuing through) the Effective Time of the following conditions:

(a)    Shareholder Approval. The Company Shareholder Approval shall have been obtained at the Company Shareholders Meeting.

(b)    Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c)    No Legal Restraints. No applicable Law and no Judgment, preliminary, temporary or permanent, or other legal restraint or prohibition and no binding order or determination by any Governmental Entity (collectively, the “Legal Restraints”) shall be in effect that prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated hereby.

Section 7.02    Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction or waiver on or prior to (and continuing through) the Effective Time of the following conditions:

(a)    Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Sections 3.01, Section 3.02 and 3.06) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or similar materiality qualifiers set forth therein) at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”, “Parent Material Adverse Effect” or similar materiality qualifiers set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 3.01, Section 3.02 and 3.06 shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)    Parent Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, certifying to the effect that the conditions set forth in Sections 7.02(a) and 7.02(b) have been satisfied.

Section 7.03    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver on or prior to (and continuing through) the Effective Time of following conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in the first, second, third-to-last and last sentences of Section 4.03(a), Section 4.03(c), Section 4.04, the first sentence of Section 4.08, Section 4.14, Section 4.20 and the first sentence of Section 4.21) shall be true and correct (without giving effect to any limitation as to “materiality”, “Company Material Adverse Effect” or similar materiality qualifiers set forth therein) at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”, “Company Material Adverse Effect” or similar materiality qualifiers set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in the first, second, third-to-last and last sentences of Section 4.03(a), Section 4.03(c), Section 4.04, Section 4.14, Section 4.20 and the first sentence of Section 4.21 shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); provided, that if one or more inaccuracies in the representations and warranties set forth in the first, second, third-to-last or last sentence of Section 4.03(a) or Section 4.03(c) would cause the aggregate amount required to be paid by Parent or Merger Sub to effectuate the Merger or consummate the other transactions contemplated by this Agreement, whether pursuant to Article II or otherwise, to increase by $5,000,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (ii) of this Section 7.03(a); and (iii)

the representations and warranties of the Company contained in the first sentence of Section 4.08 shall be true and correct in all respects at and as of the date hereof and at and as of the Closing as if made at and as of such time.

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)    [Reserved.]

(d)    Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE VIII

Termination, Amendment and Waiver

Section 8.01    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:

(a)    by mutual written consent of the Company and Parent;

(b)    by either the Company or Parent:

(i)    if the Merger is not consummated on or before April 30, 2018 (the “End Date”); provided, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement shall have proximately caused the failure of the Closing to be consummated by the End Date;

(ii)    if the condition set forth in Section 7.01(c) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; or

(iii)    if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting or any adjournment or postponement thereof at which the vote was taken.

(c)    by the Company, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent or Merger Sub has become untrue, in each case, such that the conditions set forth in Section 7.02(a) or Section 7.02(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that the Company may not terminate this Agreement pursuant to this

Section 8.01(c) unless any such breach or failure to be true has not been cured within 30 days after written notice by the Company to Parent informing Parent of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of this Agreement in a manner that would cause the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied;

(d)    by the Company prior to receipt of the Company Shareholder Approval, but not after, in order to accept a Superior Proposal or in the event that an Adverse Recommendation Change has occurred, in each case provided the Company has complied in all material respects with its obligations set forth in Section 5.04(d) and Section 5.04(e) and provided that the Company pays the Termination Fee prior to or simultaneously with such termination (it being understood that the Company may enter into a definitive written agreement with respect to a Superior Proposal simultaneously with such termination of this Agreement);

(e)    by the Company, if (i) all of the conditions set forth in Section 7.01 and Section 7.03 have been and remain satisfied or waived (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination), (ii) the Company has irrevocably notified Parent in writing that the Company is ready and willing to consummate the transactions contemplated by this Agreement and that the conditions in Section 7.02 are satisfied or waived (other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the time of such termination), and (iii) Parent and Merger Sub have failed to consummate the transactions contemplated by this Agreement within two Business Days following the Company’s delivery of such notice;

(f)    by Parent, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company has become untrue, in each case, such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(f) unless any such breach or failure to be true has not been cured within 30 days after written notice by Parent to the Company informing the Company of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 8.01(f) if Parent is then in breach of this Agreement in a manner that would cause the conditions set forth in Section 7.02(a) or Section 7.02(b) not to be satisfied; or

(g)    by Parent, in the event that an Adverse Recommendation Change shall have occurred.

Section 8.02    Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the final sentence of Section 6.02, the indemnification and reimbursement obligations under Section 5.06, this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination; provided, however, subject to the limitations set forth in Section 8.03(c), Section 9.07 and Section 9.12, that no such termination shall relieve any party from any liability or damages for fraud, willful misconduct or any willful breach of this Agreement (no such termination shall relieve any party from liability for any damages (including in the case (and for the benefit) of the Company, damages based on the consideration that would have otherwise been payable to the Company’s shareholders if the Merger were consummated). For purposes of this Agreement, “willful breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement. The parties acknowledge that the failure of any party to consummate the Merger on the date required by Section 1.02 after the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute a willful breach by such party.

Section 8.03    Fees and Expenses. Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(a)    The Company shall pay to Parent (or an Affiliate thereof designated by Parent in writing) the Termination Fee if:

(i)    the Company terminates this Agreement pursuant to Section 8.01(d) (Company Enters into Definitive Agreement for Superior Proposal or Company Makes Adverse Recommendation Change) or Parent terminates this Agreement pursuant to Section 8.01(g) (Company Makes Adverse Recommendation Change) or pursuant to Section 8.01(f) in respect of the Company’s failure to have complied in all material respects with any of its agreements contained in Section 5.04 (Company Breaches No Solicitation Provision); or

(ii)    (A) after the date hereof an Alternative Proposal shall have been made by a Person or Group and publicly disclosed or announced, or shall otherwise become publicly known, or any Person or Group shall have publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Alternative Proposal; (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i) (Lapse of Outside Date), Section 8.01(b)(iii) (Failure to Obtain Company Shareholder Approval) or Section 8.01(f) (other than in respect of the Company’s failure to have complied in all material respects with any of its agreements contained in Section 5.04 (Company Breaches No Solicitation Provision)); and (C) within 12 months of such termination, the Company enters into a definitive agreement providing for any Alternative Proposal, or consummates any Alternative Proposal; provided, however, that for purposes of this Section 8.03(a)(ii), the references to “25%” in the definition of “Alternative Proposal” shall be deemed to be references to “a majority”.

Any Termination Fee due under this Section 8.03(a) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above simultaneously with any such termination and (y) in the case of clause (ii) above, on the earlier of the date of entering into a definitive agreement providing for any Alternative Proposal or the date of consummation of any Alternative Proposal.

(b)    The Parties acknowledge and agree (i) that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, (ii) that, without these agreements, the Parties would not enter into this Agreement and (iii) as of the date of this Agreement, it is difficult to estimate or ascertain the actual amount of damages Parent would suffer as a result of any termination of this Agreement by the Company in circumstances where the Termination Fee is payable pursuant to Section 8.03(a), and the parties intend in such circumstances that the Termination Fee would serve to compensate Parent for damages incurred in any such event, and not to serve as punishment or penalty. If the Company fails to timely pay the amount due pursuant to Section 8.03(a), and, in order to obtain such payment, Parent commences a suit, action or other proceeding that results in a Judgment in its favor, the Company shall pay to Parent (x) its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other proceeding, and (y) interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing; provided that the maximum aggregate amount that the Company shall be required to pay pursuant to clauses (x) and (y) (but, for the avoidance of doubt, not pursuant to Section 8.03(a)), shall be $5,000,000.

(c)    The parties agree that, in the event that the Agreement is terminated pursuant to and in accordance with Section 8.01 and the Termination Fee is payable and paid to Parent in accordance with this Section 8.03, the receipt by Parent of the Termination Fee (together with any reimbursement owed pursuant to Section 8.03(b)), as applicable, shall be deemed to be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby, and, upon payment of the Termination Fee (together with any reimbursement owed pursuant to Section 8.03(b)), as applicable, the Company (and the Company Related Parties) shall have no further liability to Parent and Merger Sub under this Agreement; including for any liability or damages for willful misconduct or any willful breach of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for fraud. In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(d)    The Company and the Company Related Parties shall have no further remedy (monetary or otherwise) against any Parent Related Party following any termination of this Agreement (apart from claims (i) against any Parent Related Party that is party to, and solely pursuant to the terms of, the Confidentiality Agreement, (ii) for indemnification or reimbursement pursuant to Section 5.06 of this Agreement, (iii) as set forth in Section 9.12(c)(iv). The provisions of this Section 8.03(d) are intended to be for the benefit of, and shall be enforceable by, each Parent Related Party.

Section 8.04    Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (i) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the Company’s shareholders without the further approval of such shareholders, and (ii) except as provided above, no amendment of this Agreement shall be submitted to be approved by the Company’s shareholders unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties; provided that, notwithstanding anything to the contrary in this Section 8.04, any amendment to this Section 8.04, Section 9.09(b), Section 9.11 or Section 9.13 shall require prior written consent of the Debt Financing Sources.

Section 8.05    Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by the Company shall require the approval of the Company’s shareholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

General Provisions

Section 9.01    Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit Section 8.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (provided that the party sending such communication receives confirmation of good transmission, in the case of a facsimile, and does not receive a delivery failure notice, in the case of an email); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)    if to the Company, to:

Exactech, Inc.

2320 NW 66th Court

Gainesville, Florida 32653

Facsimile:	Separately Supplied
Email:	jody@exac.com
Attention:	Joel Phillips

with copies (which shall not constitute notice) to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, FL 33131

Facsimile:	(305) 579-5589
Email:	davisj@gtlaw.com
altmand@gtlaw.com
Attention:	Jaret L. Davis
Drew M. Altman

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Facsimile:	(212) 805-9383
Email:	neimethc@gtlaw.com
Attention:	Clifford E. Neimeth

(b)    if to Parent or Merger Sub, to:

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile:	(415) 438-6893
Email:	afliss@tpg.com
Attention:	Adam Fliss

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111

Facsimile:	(415) 315-4876 (415) 315-6013
Email:	jason.freedman@ropesgray.com
paul.scrivano@ropesgray.com
Attention:	Jason S. Freedman
Paul S. Scrivano

Section 9.03    Definitions. For purposes of this Agreement:

“Action” means any claim, controversy, action, charge, cause of action, suit, litigation, arbitration, mediation, investigation, opposition, interference, audit, assessment, hearing, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity) that is commenced, brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Entity.

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“After Consultation” means, with respect to the Company Board, after consultation with the Company Financial Advisor and the Company’s outside legal counsel; provided, however, that if such consultation relates solely to matters of Law, “After Consultation” means, with respect to the Company Board, after consultation with the Company’s outside legal counsel, in either case directly or through a committee of the Company Board.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City or San Francisco, California.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company ESPP” means the Company’s 2009 Employee Stock Purchase Plan, as amended.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any fact, circumstance, occurrence, effect, change, event or development arising from or related to the following shall not, individually or in the aggregate, be taken into account for purposes of determining the occurrence, existence or likelihood to occur of a Company Material Adverse Effect (except, in the case of clauses (a), (b), (c), (d), (e), (f) or (k) below, to the extent disproportionately affecting the Company and its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate): (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world, acts of war, sabotage or terrorism or epidemics or pandemics (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region of the world occurring after the date hereof; (c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index); (d) changes required by GAAP or other accounting standards (or interpretations thereof); (e) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations thereof); (f) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate; (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement or any decline in the market price or trading volume of the Company Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company

Material Adverse Effect has occurred); (h) the negotiation, execution or delivery of this Agreement, the performance by any party hereto of its obligations hereunder (other than its obligations set forth in the first sentence of Section 5.01) (provided that this clause (h) shall not diminish the effect of, and shall be disregarded for purposes of, the representations and warranties contained in Section 4.05) or the public announcement (including as to the identity of the parties hereto) or pendency of the Merger or any of the other transactions contemplated hereby; (i) the termination of employment of or by any of the Company’s executive officers or other employees after the public announcement of this Agreement; (j) changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred); (k) the occurrence of natural disasters; (l) shareholder litigation arising from or relating to this Agreement, the Merger or any strategic alternatives considered by the Company; (m) any action taken with the prior written consent or at the written direction of Parent; (n) any Action commenced by any Person (whether derivatively in the name and right of the Company directly by any holder of Company Common Stock, or otherwise) alleging any breach of fiduciary duty by any officer or director of the Company or any violation of Law in respect of this Agreement, the Merger and any of the other transactions contemplated by this Agreement) or (o) any breach, violation or non-performance by Parent or Merger Sub of any of their respective obligations under this Agreement.

“Company Related Party” means the Company and its Subsidiaries or any of their respective former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.

“Company Restricted Share” means any share of restricted Common Stock issued under any of the Company Stock Plans.

“Company Stock Award” means any Company Stock Option, Company Restricted Share or other equity or equity-based award issued under any of the Company Stock Plans.

“Company Stock Option” means any option to purchase Company Common Stock granted under any of the Company Stock Plans.

“Company Stock Plans” means the Company’s equity-based compensation plans (other than the Company ESPP), including the 2009 Executive Incentive Compensation Plan, as amended, and any other incentive compensation plan under which Company Stock Options, Company Restricted Shares or any other equity or equity-based awards are outstanding.

“Company Subsidiary” means any Subsidiary of the Company.

“Customary KYC Material” means all documentation and other information about the Company and the Company Subsidiaries required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that in each case has been requested in writing by Parent at least five Business Days prior to the Closing Date.

“Data Protection Laws” means all Laws, domestic and foreign, relating to privacy, security, the obligation to provide data breach notifications and the protection and/or processing of Personal Data.

“Debt Financing Sources” means the Persons that commit to provide or otherwise enter into agreements in connection with any Debt Financing or any Alternative Debt Financing in replacement of any Debt Financing in connection with the transactions contemplated hereby, including the parties to any applicable joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their, and their respective Affiliates’, officers, directors, employees, agents and representatives involved in the applicable Debt Financing and their respective successors and assigns.

“Department of State” means the Department of State of the State of Florida.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any other entity, trade or business that at any relevant time would be considered a single employer with the Company or any Company Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Company Debt” means indebtedness of the Company under that certain Credit Agreement, dated December 17, 2015, by and among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Securities, as Lead Arranger and Lead Bookrunner, and Compass Bank, as Syndication Agent, as amended and supplemented.

“Fund” means TPG Partners VII, L.P.

“Global Trade Laws” shall mean the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); European Union (“E.U.”) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other applicable economic sanctions or export and import control Laws.

“Governmental Healthcare Program” means all health benefit programs that are sponsored by a Governmental Entity, including state Medicaid programs, Medicare and Medicare Advantage, or any other health care or payment program financed in whole or in part by any domestic or international federal, state or local government.

“Group” shall have the meaning given to that term under Section 13(d)(3) of the Exchange Act.

“Healthcare Laws” means any and all Laws of any Governmental Entity pertaining to healthcare regulatory matters applicable to the operations of the Company or any Company Subsidiary including, without limitation: (i) all applicable laws concerning fraud and abuse, including the Federal Anti-Kickback Statute (42 U.S.C. § 1320a- 7b(b)), the federal Physician Self-Referral (Stark) Law (42 U.S.C. § 1395nn), and the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), (ii) the FDCA, (iii) the Medical Device Regulatory Laws; (iv) Public Health Service Act (“PHSA”), as amended, and all regulations promulgated thereunder, (v) the federal False Claims Act (42 U.S.C. § 1320a-7b(a)), as amended, (vi) the Physician Payments Sunshine Act, (vii) the Patient Protection and Affordable Care Act, (viii) the federal Medicare and Medicaid statutes, (ix) the Federal Trade Commission Act (the “FTC Act”), (x) Data Protection Laws, (xi) any other Laws governing marketing, labeling, promotion, sale, advertising, or communication related to a medical device, and (xii) all Laws similar to the foregoing within any other federal, state, local or foreign jurisdiction.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person, for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) capitalized lease obligations, (iv) the deferred purchase price of assets, services or securities (including earn outs and, in each case, other than ordinary trade accounts payable and accrued expenses), (v) all obligations, under acceptance, letter of credit, surety bonds, reimbursement obligations owed to sureties or bonding companies or similar facilities, in each case, to the extent drawn down or funded, (vi) all payment obligations under any interest swap agreement or arrangement entered into for the purpose of limiting or managing interest rate risk, or currency, commodity, swap, collar, rate cap, call option or other derivatives, (vii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person or (viii) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Intellectual Property Rights” means all intellectual property rights of every kind and description, however denominated, throughout the world, including all such rights in and to (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (“Patents”); (ii) trademarks, service marks, trade names, business and corporate names, logos, slogans, trade dress, design rights and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (iii) copyrights and copyrightable subject matter (“Copyrights”); (iv) internet domain names and social media accounts; (v) rights in computer programs and software (whether in source code, object code or other form), algorithms, databases, compilations and data; (vi) trade secrets, recipes, technical information, know-how, inventions (whether or not patentable), processes, techniques, designs, drawings, technologies, protocols, methods, formulas, specifications, research and development information, financial information, business and marketing plans and proposals, sales and pricing data, advertising and promotional materials, lists of suppliers, vendors, customers, and distributors and other confidential or proprietary data (“Trade Secrets”); (vii) rights of publicity and rights of privacy; (viii) all rights in the foregoing and in other similar intangible assets; (ix) all applications and registrations for the foregoing; and (x) all rights and remedies against past, present and future infringement, misappropriation or other violation of any of the foregoing.

The “Knowledge” of any Person that is not an individual means, with respect to any matter in question, in the case of the Knowledge of the Company, the actual knowledge of the executive officers of the Company set forth in Section 9.03 of the Company Disclosure Letter, and, in the case of Parent and Merger Sub, the actual knowledge of the Persons set forth in Section 9.03 of the Parent Disclosure Letter.

“Liens” means all pledges, liens, title defects, easements, rights-of-way, encroachments, restrictions, charges, mortgages, licenses, deeds of trust, options, conditional sale agreements, rights of first offer or refusal, levies encumbrances and security interests.

“Marketing Efforts” means (a) reasonable assistance in the preparation of the Marketing Material and rating agency presentations, and (b) the participation by appropriate members of the Company’s and its Subsidiaries’ senior management, as appropriate, in a reasonable number of due diligence sessions and meetings with prospective lenders and debt investors and rating agencies, upon reasonable advance notice and at times and locations to be mutually agreed.

“Marketing Materials” means “public side” and “private side” bank books, ratings agency presentations and information memoranda and other information packages and presentations regarding the Company, in each case, to the extent in form and substance customarily provided by a borrower in secured debt financings.

“Merger Sub Board” means the Board of Directors of Merger Sub.

“NASDAQ” means the Nasdaq Stock Market.

“Off the Shelf Software” means click-wrap, shrink-wrap and off-the-shelf software that (i) has not been customized (ii) is commercially available on, and actually licensed under, standard terms, with license, maintenance, support and other fees of less than $100,000 in the aggregate and (iii) which is not distributed with or incorporated in any product or services offered by the Company or a Company Subsidiary.

“Ordinary Course of Business” means, with respect to any Person, (i) the ordinary course of business of such Person through the date hereof consistent with past practice, and (ii) in respect of Section 5.01 only, the ordinary course of business of such Person through the date hereof consistent with past practice in all material respects.

“Owned Intellectual Property Rights” means Intellectual Property Rights owned, or purported to be owned, by the Company or a Company Subsidiary.

“Parent Board” means the Board of Directors of Parent.

“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or taken together with other facts, circumstances, occurrences, effects, changes, events or developments, is or would be reasonably likely to prevent or materially impair the consummation of the Merger or the other transactions contemplated by this Agreement.

“Parent Related Party” means each of Parent, Merger Sub or the Fund, any actual or prospective Debt Financing Source, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or the Fund, or any of their respective former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.

“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the Ordinary Course of Business; (ii) Liens for Taxes, utilities and other governmental charges that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (iii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the business of the Company and the Company Subsidiaries as currently conducted; (iv) non-exclusive licenses of rights in Intellectual Property Rights granted in the Ordinary Course of Business; (v) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings; (vi) deposits made in the Ordinary Course of Business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the Ordinary Course of Business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law and in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from applicable U.S. state or federal securities Laws; (ix) Liens incurred in the Ordinary Course of Business in connection with any purchase money security interests, equipment leases or similar financing arrangements; (x) Liens that do not materially detract from the value of such property based upon its current use or interfere in any material respect with the current use, operation or occupancy by the Company or any Company Subsidiary of such property and (xi) the Existing Company Debt.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Required Amounts” means all funds necessary for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including either (i) the payment of all amounts required to be paid pursuant to the Merger (including the aggregate Merger Consideration, the Option Consideration and the amounts required to be paid pursuant to Section 2.02(k)), the payment of any debt required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied, including any breakage costs in respect thereof, in connection with the Merger and of all fees and expenses reasonably expected to be incurred in connection with consummating the Merger and the Financing, including change of control payments under applicable employment agreements and the Company’s Change of Control Plan or (ii) the Damages Commitment (as defined in the Financing Letter).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sensitive Data” means any of the following owned or held for use by the Company or a Company Subsidiary in the Ordinary Course of Business: (i) Trade Secrets; (ii) information required by any Law, Contract or industry standard to be encrypted, masked or otherwise protected from disclosure; (iii) government identifiers, such as Social Security or other tax identification numbers, driver’s license numbers and other government-issued identification numbers; (iv) account, credit or debit card numbers, with or without any required security code, access code, personal identification number or password that would permit access to an individual’s financial account, and account information, including balances and transaction data; (v) user names, email addresses, passwords or other credentials for accessing accounts; (vi) any information that under applicable Law the loss or unauthorized access to or use of would require notification to a third party; and (vii) any other sensitive information regarding individuals or their employment, family, health or financial status.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person, or whose sole limited partner is such first Person).

“Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.

“Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, escheat, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts, in each case whether disputed or not.

“Termination Fee” means a cash amount equal to $25,797,000.

“Union” means union, works council or other employee representative body.

Section 9.04    Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be considered to have the same meaning as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” are references to the lawful money of the United States of America.

Section 9.05    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.07    Entire Agreement; No Third-Party Beneficiaries; No Recourse.

(a)    This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter, the Financing Letter, the Rollover Agreement, the Confidentiality Agreement and any other written agreement entered into among the parties as of the date hereof, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement.

(b)    Except (i) for Section 5.06 (with respect to any indemnification or reimbursement obligations), Section 6.04, Section 8.03(d), Section 9.07(c) and Section 9.12(c) and (ii) the rights of the Debt Financing Sources set forth in Section 8.04, Section 9.09(b), Section 9.11 and Section 9.13 (with respect to which each Debt Financing Source shall be a third-party beneficiary and shall be entitled to enforce such provisions), this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies.

(c)    Other than with respect to any Retained Claim, no recourse shall be had by the Company, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them under any theory of liability (including without limitation by attempting to pierce a corporate, limited liability company or partnership veil, by attempting to compel Parent or Merger Sub to enforce any rights that they may have against any Person, by attempting to enforce any assessment, or by attempting to enforce any purported right at Law or in equity, whether sounding in contract, tort, statute or otherwise) against Parent, Merger Sub or any other Parent Related Party in any way under or in connection with this Agreement, the Financing Letter or any other agreement or instrument delivered in connection with this Agreement, the Financing Letter or the transactions contemplated hereby or thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise). The Company hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, institute any proceeding or bring any other claim arising under, or in connection with, this Agreement, the Financing Letter or the transactions contemplated thereby (whether at Law or in equity, whether sounding in contract, tort, statute or otherwise), against Parent, Merger Sub or any Parent Related Party other than (i) against Parent or Merger Sub for their respective obligations under this Agreement, (ii) against Parent with respect to Parent’s obligation to cause the equity financing to be funded in accordance with the terms of the Financing Letter when and if the Company seeks specific performance of such obligation pursuant to, in accordance with, and subject to the limitations set forth in Section 5 of the Financing Letter and Section 9.12(b)(ii) of this Agreement (or, solely in the case of Section 9.12(c)(iv), in connection with Parent’s obligation to pay money damages, subject to the Parent Liability Cap), (iii) against the Fund with respect to the Fund’s obligation to specifically perform its obligation to make an equity contribution to Parent pursuant to the Financing Letter in accordance with the terms thereunder when and if the conditions thereto have been satisfied and the conditions in Section 7.01 and 7.02 of this Agreement are and remain satisfied (other than those conditions that, by their nature, are to be satisfied at Closing, but subject to such conditions being capable of being satisfied at such time) and (iv) against certain Parent Related Parties with respect to their obligations under, and pursuant to the terms of, the Confidentiality Agreement (the claims described in clauses (i) through (iv) against any of the Persons specified in clauses (i) through (iv) or any of their respective permitted successors or assigns, collectively, the “Retained Claims”). The Parent Related Parties are intended third-party beneficiaries of this Section 9.07(c).

Section 9.08    Governing Law. This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort, equity or otherwise) arising out of this Agreement or any of the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the rules of conflict of laws of such State or other jurisdiction that would cause the application of the laws of any jurisdiction other than Florida.

Section 9.09    Jurisdiction; Venue.

(a)    each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of any state or federal court located within the State of Florida for the purpose of any suit, action or proceeding (whether, in contract, tort, equity or otherwise) relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any suit, action or proceeding relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the aforesaid courts.

(b)    Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it will not bring or support, whether in contract or in tort or otherwise, any action, cause of action, claim, cross-claim or third-party claim of any kind or nature (whether in law or in equity) (each, a “Financing Source Action”) against any Debt Financing Source (and/or any of their Affiliates, or their Affiliates’ officers, directors, employees, controlling persons, advisors, agents, attorneys or representatives) relating to this Agreement or the Debt Financing other than in the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof). Any such Financing Source Action shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of the State of New York that would result in the application of the laws of any other state.

Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY SUCH SUIT, ACTION OR PROCEEDING AGAINST A DEBT FINANCING SOURCE AND/OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, CONTROLLING PERSONS, ADVISORS, AGENTS, ATTORNEYS AND REPRESENTATIVES). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11    Assignment. No party hereto may assign, transfer or encumber this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of the other parties hereto, and any attempted assignment without such prior written approval shall be void and without legal effect; provided that prior to the Closing, Parent or Merger Sub may assign (a) all or any of its rights and obligations hereunder to an Affiliate or (b) all or any of its rights, but not its obligations, to any parties providing the Proposed Debt Financing pursuant to the terms hereof for the sole purpose of creating a security interest herein or otherwise assigning as collateral in respect of such Proposed Debt Financing, in the case of each of clauses (a) and (b), if such assignment does not (i) affect the obligations of the Fund under the Financing Letter or (ii) prevent, impair or delay the consummation of the transactions contemplated hereby or otherwise impede the rights of the shareholders of the Company under this Agreement. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the two immediately preceding sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

Section 9.12    Specific Enforcement.

(a)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a party to cause the other parties to consummate the Merger and the other transactions contemplated hereby. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.09 without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b)    Notwithstanding the foregoing, it is acknowledged and agreed that the Company shall be entitled to specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of this Agreement to (i) prevent breaches of this Agreement by Parent and Merger Sub other than as it relates to the right to cause the Financing to be funded and to consummate the Merger and (ii) cause the Financing to be funded and to consummate the Merger, only in the event that each of the following conditions has been satisfied: (A) all of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied and remain satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to their being capable of satisfaction at the Closing), (B) Parent and Merger Sub fail to complete the Closing in accordance with Section 1.02 and (C) the Company has irrevocably notified Parent in writing that it stands ready, willing and able to consummate the Closing and that all of the conditions set forth in Section 7.02 have been satisfied or waived and remain satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to their being capable of satisfaction or waiver at the Closing).

(c)    Notwithstanding anything else to the contrary in this Agreement, the Company hereby agrees (subject in each case to Section 9.12(c)(iv) below) that (apart from claims (i) against any Parent Related Party that is party to, and solely pursuant to the terms of, the Confidentiality Agreement, (ii) against the Fund for specific performance of its obligations under the Financing Letter to fund its commitment thereunder in accordance with and pursuant to the Financing Letter and (iii) for indemnification or reimbursement pursuant to Section 5.06 or Section 6.04 of this Agreement):

(i)    Except as otherwise provided in Section 9.12(c)(iv), specific performance shall be its (and any Company Related Party’s) sole and exclusive remedy against any Parent Related Party for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement, the failure of the Merger to be consummated or otherwise related to this Agreement or the transactions contemplated hereby;

(ii)    [Reserved];

(iii)    Limitations on Liabilities. Notwithstanding anything to the contrary herein but subject to Section 9.12(c)(iv):

(A)    The maximum aggregate liability of the Parent Related Parties for damages or otherwise shall be limited to $737,057,000 (the “Parent Liability Cap”). In no event shall the Company or its Affiliates seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any Parent Related Party other than Parent in connection with this Agreement or the transactions contemplated hereby; provided that the parties agree that subject to the terms and conditions of the Financing Letter, the Fund shall, and the Company may cause the Fund to, provide funds to Parent to the extent provided in the Financing Letter which shall in no event exceed the Parent Liability Cap. The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any Parent Related Party (other than Parent or Merger Sub to the extent provided in this Agreement), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent or Merger Sub against the Fund or any other Parent Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights to cause the Fund (but not any other Parent Related Party (including any general partner or managing member)) to fund to Parent its commitment to the extent provided in the Financing Letter, subject to the terms and conditions thereof including the Parent Liability Cap and the other limitations described therein. Recourse against the Fund under the Financing Letter, subject to the amount of the Parent Liability Cap shall be the sole and exclusive remedy of the Company and its Affiliates against the Fund and any other Parent Related Party (other than Parent or Merger Sub to the extent provided in this Agreement) in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby. The Company acknowledges that both Parent and Merger Sub are newly formed companies and do not have any material assets except in connection with this Agreement and the Financing Letter;

(B)    The provisions of this Section 9.12(c)(iii) are intended to be for the benefit of, and shall be enforceable by, each Parent Related Party; and

(iv)    Only if a court of competent jurisdiction referred to in Section 9.09 has declined, for any reason, to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger pursuant to a claim for specific performance brought against Parent and Merger Sub in accordance with the terms of this Agreement, the Company may pursue a monetary damages remedy, but in any event subject to the Parent Liability Cap and Section 9.12(c)(iii). If such a court has granted an award of damages for such alleged breach against Parent, the Company may enforce such award and accept damages for such alleged breach, subject to the Parent Liability Cap and Section 9.12(c)(iii), only if, within three (3) Business Days following such award, Parent and Merger Sub have not consummated the Merger in accordance with the terms set forth herein. If the Company pursues such an enforcement suit, action or other proceeding that results in a Judgment in its favor, Parent shall pay to the Company, (x) its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other proceeding, and (y) interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing; provided that the maximum aggregate amount that Parent shall be required to pay pursuant to clauses (x) and (y), shall be $5,000,000. In addition, the Company agrees to cause any legal action or proceeding still pending to be dismissed with prejudice at such time as Parent and Merger Sub consummate the Merger.

Section 9.13    Exculpation of Debt Financing Sources.

(a)    Notwithstanding anything to the contrary herein, no Company Related Party shall have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby whether at law or equity, in contract, in tort or otherwise; provided, that the foregoing will not limit the rights of Parent or Merger Sub or any Parent Related Party in respect of the Debt Financing (including under any commitment letter related thereto).

(b)    Without limiting the foregoing, no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

(c)    Solely for purposes of Section 9.13(a), “Company Related Party” shall be deemed to include the Company and any Company Related Party’s respective affiliates and their and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

EXACTECH, INC.

By:	/s/ William Petty
Name:	William Petty
Title:	Executive Chairman

[Signature Page to Merger Agreement]

OSTEON HOLDINGS, L.P.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

OSTEON MERGER SUB, INC.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature Page to Merger Agreement]

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	Section 5.04(g)(iv)
Action	Section 9.03
Adverse Recommendation Change	Section 5.04(d)
Affiliate	Section 9.03
Agreement	Preamble
Alternative Proposal	Section 5.04(g)
Alternative Financing	Section 5.05(c)
Anti-Corruption Laws	Section 4.14
Articles of Merger	Section 1.03
Business Day	Section 9.03
Certificate	Section 2.01(c)
Clearance Date	Section 6.01(d)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.03
Collective Bargaining Agreements	Section 4.18(a)
Commitment Letters	Section 3.09(a)
Company	Preamble
Company Acquisition Agreement	Section 5.04(d)
Company Balance Sheet	Section 4.06(c)
Company Benefit Plans	Section 4.10(a)
Company Board	Section 4.03(b)
Company By-laws	Section 4.01
Company Capital Stock	Section 4.03(a)
Company Charter	Section 4.01
Company Common Stock	Section 2.01
Company Disclosure Letter	Article IV
Company ESPP	Section 9.03
Company Financial Advisor	Section 4.21
Company Indemnified Parties	Section 6.04(a)
Company Material Adverse Effect	Section 9.03
Company Recommendation	Section 6.01(d)
Company Related Party	Section 9.03
Company Restricted Shares	Section 9.03
Company SEC Documents	Section 4.06(a)
Company Shareholder Approval	Section 4.04
Company Shareholders Meeting	Section 4.04
Company Stock Award	Section 9.03
Company Stock Option	Section 9.03
Company Stock Plans	Section 9.03
Company Subsidiary	Section 9.03
Company Voting Debt	Section 4.03(b)
Confidentiality Agreement	Section 6.02
Consent	Section 3.03(b)
Contract	Section 3.03(a)

Copyrights	Section 9.03
Current Offering Period	Section 5.01(b)
Customary KYC Material	Section 9.03
Data Handling	Section 4.18(e)
Data Protection Laws	Section 9.03
Debt Commitment Letter	Section 5.06
Debt Financing	Section 5.06
Debt Financing Deliverables	Section 9.03
Debt Financing Documents	Section 9.03
Debt Financing Information	Section 9.03
Debt Financing Sources	Section 9.03
Department of State	Section 9.03
Dissenting Shares	Section 2.03
DOJ	Section 6.03(a)
Effective Time	Section 1.03
End Date	Section 8.01(b)(i)
Environmental Law	Section 4.15
Equity Commitment Letter	Section 3.09(a)
Equity Commitment Letters	Section 3.09(a)
Equity Financing	Section 3.09(a)
ERISA	Section 9.03
ERISA Affiliate	Section 9.03
ESPP	Section 4.03(a)
Exchange Act	Section 9.03
Excluded Contract	Section 4.16(b)
Existing Company Debt	Section 9.03
FBCA	Preamble
Filed Company Contract	Section 4.16(a)
Filed Company SEC Documents	Article IV
Financing	Section 3.09(a)
Financing Letter	Section 3.09(a)
Financing Source Action	Section 9.09(b)
Financing Sources	Section 5.06(a)
FDA	4.13(f)
FDCA	4.13(f)
FTC	Section 6.03(a)
Fund	Section 9.03
GAAP	Section 4.06(b)
Global Trade Laws	Section 9.03
Governmental Approvals	Section 6.03(a)
Governmental Entity	Section 3.03(b)
Governmental Healthcare Program	Section 9.03
Group	Section 9.03
Healthcare Laws	Section 9.03
HSR Act	Section 3.03(b)
Indebtedness	Section 9.03

Intellectual Property Rights	Section 9.03
Intervening Event	Section 5.04(g)(ii)
Investor	Section 3.09(a)
Investors	Section 3.09(a)
IRS	Section 4.10(a)
Judgment	Section 3.03(a)
Knowledge	Section 9.03
Law	Section 3.03(a)
Leased Real Property	Section 4.17(b)
Legal Restraints	Section 7.01(c)
Letter of Transmittal	Section 2.02(b)
Liens	Section 9.03
Marketing Efforts	Section 9.03
Marketing Materials	Section 9.03
Material Contract	Section 4.16(b)
Maximum Amount	Section 6.04(c)
Medical Product	Section 4.13(f)
Medical Product Regulatory Laws	Section 4.13(f)
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Board	Section 9.03
Merger Sub Common Stock	Section 2.01
Money Laundering Laws	Section 4.14(b)
NASDAQ	Section 9.03
Off the Shelf Software	Section 9.03
Option Consideration	Section 2.02(k)(i)
Ordinary Course of Business	Section 9.03
Owned Intellectual Property Rights	Section 9.03
Owned Real Property	Section 4.17(a)
Parent	Preamble
Parent Board	Section 9.03
Parent Disclosure Letter	Article III
Parent Liability Cap	Section 9.12(c)(iii)
Parent Material Adverse Effect	Section 9.03
Parent Related Party	Section 9.03
Patents	Section 9.03
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Permits	Section 3.03(b)
Permitted Liens	Section 9.03
Person	Section 9.03
PHSA	Section 4.13(f)
Proxy Statement	Section 6.01(a)
Real Estate Leases	Section 4.17(b)
Real Property	Section 4.17(b)

Record Date	Section 6.01(f)
Registered Intellectual Property Rights	Section 4.18(a)
Regulatory Laws	Section 9.03
Representatives	Section 5.04(b)
Rollover Agreement	Recitals
Rollover Investors	Recitals
Rollover Shares	Section 2.01(b)(ii)
Schedule 13E-3	Section 6.01(a)(iii)
SEC	Section 9.03
Securities Act	Section 9.03
Sensitive Data	Section 9.03
Solvent	Section 3.10
SOX	Section 9.03
Subsidiary	Section 9.03
Superior Proposal	Section 5.04(g)(iii)
Surviving Company	Section 1.01
Tax Returns	Section 9.03
Taxes	Section 9.03
Termination Fee	Section 9.03
Title Policies	Section 9.03
Trademarks	Section 9.03
Union	Section 9.03

ANNEX B

December 2, 2017

The Board of Directors

Exactech, Inc.

2320 NW 66th Court

Gainesville, Florida 32653

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Exactech, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Osteon Holdings, L.P. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of October 22, 2017, among the Company, the Acquiror and its subsidiary, Osteon Merger Sub, Inc. (“Merger Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger (the “Agreement”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Company, the Acquiror, Merger Sub or any of their wholly-owned subsidiaries, Rollover Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $49.25 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated December 2, 2017 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, holders of the Rollover Shares, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as lead arranger and lead bookrunner on the Company’s facility agreement in December 2015, as joint lead arranger and bookrunner on the Acquiror’s facility agreement in August 2016, as joint lead bookrunner on the initial public offering of equity securities by TPG Pace Holdings in June 2017, and as passive bookrunner on the initial public offering of equity securities by TPG RE Finance Trusts in July 2017. Further, during such period we and our affiliates have provided debt and equity underwriting, financial advisory and loan syndication services to portfolio companies of the Acquiror that are unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, the Acquiror and such portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. MORGAN SECURITIES LLC

ANNEX C

TEXT OF SECTIONS 607.1301 THROUGH 607.1333 OF THE

FLORIDA BUSINESS CORPORATIONS ACT

Florida Business Corporation Act

Appraisal Rights Statutes

(Sections 607.1301 to 607.1333)

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302 - 607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322 - 607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholders to appraisal

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and

607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights will not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) will be limited in accordance with the following provisions:

(a) Appraisal rights will not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) will be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) will not be applicable and appraisal rights will be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) will not be applicable and appraisal rights will be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange will not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby will be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment will not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection will be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301 - 607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321. Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder will have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301 - 607.1333.

607.1323. Perfection of rights; right to withdraw

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), will not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation will make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder will cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4 must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2 waives the right to demand payment under this section and will be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330. Court action

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation will commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding will be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding will be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled will be made parties to the proceeding as in an action against their shares. The corporation will serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There will be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation will pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder will cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1) The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger will have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1) No payment will be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder will, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which will in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation will be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder will exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder will be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

ANNEX D

Execution Version

Composite of Rollover and Voting dated October 22, 2017,

as amended by Amendment No. 1 thereto dated December 3, 2017

ROLLOVER AND VOTING AGREEMENT

THIS ROLLOVER AND VOTING AGREEMENT (as amended by that certain Amendment No. 1 to the Rollover and Voting Agreement, and as amended or supplemented from time to time, this “Agreement”) is made and entered into as of December 3, 2017 by and between Osteon Holdings, L.P., a Delaware limited partnership (“Parent”), on the one hand, and the shareholders of the Company whose names are set forth on Exhibit A-1 hereto (the “Shareholders”), on the other hand.

WHEREAS, Exactech, Inc., a Florida corporation (the “Company”), Parent and Osteon Merger Sub, Inc., a Florida corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of October 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned direct or indirect subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of (a) shares of Company Common Stock set forth opposite such Shareholder’s name on Schedule A-1 hereto (all such shares of Company Common Stock, together with any other equity securities of the Company, the power to dispose of or the voting power over which is acquired by any Shareholder during the period from and including the date hereof through and including the Expiration Date (including, but not limited to, any shares of Company Common Stock acquired upon exercise of any Company Stock Options and any Company Restricted Shares, in each case, that vest before or during such period), collectively, the “Subject Shares”) and (b) shares of Company Common Stock underlying the Company Stock Options set forth opposite such Shareholder’s name on Schedule A-1 hereto (such Company Stock Options, together with any other Company Stock Options acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date, collectively, the “Subject Options”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, each Shareholder set out in Schedule A-2 hereto (a “Rollover Investor”) desires to contribute the shares set forth opposite the name of such Shareholder on Schedule A-2 hereto (the “Rollover Shares”) to Parent in exchange for such number of newly issued equity interests of Parent (the “Parent Interests”) set forth opposite the name of such Shareholder on Schedule A-2 hereto;

WHEREAS, the Shareholders are contributing their Rollover Shares to Parent in exchange for Parent Interests with the intent that such contribution transactions shall each be treated as a tax-free contribution under section 351 of the Code and, in connection with such intent, the Shareholders understand that Parent will be converted into a Delaware corporation (or a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes with an effective date no later than the date of the Contribution Closing) prior to the Contribution Closing; and

WHEREAS, as a condition to and as an inducement to Parent’s willingness to enter into the Merger Agreement, the Shareholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)	“Constructive Sale” shall mean, with respect to any Subject Shares or Subject Options, a short sale with respect to such Subject Shares or Subject Options, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares or Subject Options, entering into or acquiring a future or forward contract to deliver such Subject Shares or Subject Options, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares or Subject Options.

(b)	“Deemed Converted Shares” shall mean, with respect to any point in time, the amount of shares of Company Common Stock that would be acquired by a Shareholder if such Shareholder exercised his or her Subject Options at such time.

(c)	“Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII of the Merger Agreement, and (c) the mutual written agreement of each of the parties hereto to terminate this Agreement.

(d)	“Transfer” shall mean, with respect to any Subject Shares or Subject Options, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares or Subject Options (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares or Subject Options (other than pursuant to this Agreement), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

SECTION 2. Transfer of Shares.

(a)	Transfer of Shares. Each Shareholder hereby agrees that, except as set forth in, and pursuant to, Section 4 of this Agreement, at all times during the period commencing on the date hereof until the Expiration Date, such Shareholder shall not cause or permit any Transfer of any of such Shareholder’s Subject Shares or Subject Options or discuss, negotiate or make an offer or enter into an agreement, commitment or other arrangement regarding any Transfer of any of such Subject Shares or Subject Options.

(b)	Transfer of Voting Rights. Except as otherwise permitted by this Agreement, each Shareholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, such Shareholder shall not deposit, or permit the deposit of, any of such Shareholder’s Subject Shares or Subject Options in a voting trust, grant any proxy or power of attorney in respect of such Shareholder’s Subject Shares or Subject Options, or enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Shareholder’s Subject Shares or Deemed Converted Shares in violation of this Agreement.

SECTION 3. Agreement to Vote Subject Shares.

(a)	Until the Expiration Date, and except in the circumstance where an Adverse Recommendation Change shall have occurred and be continuing, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, each Shareholder agrees that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Subject Shares that such Shareholder is eligible to vote, and deliver a written consent in respect of such Shareholder’s Subject Shares, at any applicable general or special meeting of the shareholders of the Company:

(i)	in favor of (y) adoption of the Merger Agreement and approval of the Merger, and (z) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company’s shareholders is requested; and

(ii)

against (y) any proposal or action submitted to the Company’s shareholders for their consideration and vote that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, and (z) any Alternative Proposal or any proposal relating to an Alternative Proposal;

(b)	If a Shareholder fails to vote his, her or its Subject Shares in accordance with Section 3(a) prior to five Business Days before a shareholder meeting or any other vote taken of the Company’s stockholders (such event a “Proxy Trigger”), then such Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, as his, her or its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (as applicable) with respect to the Subject Shares in accordance with Section 3(a) at such meeting or vote. This springing proxy and power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy and power of attorney granted by such Shareholder shall be irrevocable after the Proxy Trigger, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder with respect to the Subject Shares. Such springing proxy shall be executed and shall be irrevocable upon a Proxy Trigger in accordance with the provisions of Section 607.0722 of the FBCA. If a power of attorney is granted by such Shareholder herein, it will be a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. The springing proxy and power of attorney granted hereunder shall terminate upon the Expiration Date. Upon a Proxy Trigger, the vote of Parent (or its designee) as proxyholder shall control in any conflict between the vote by such proxyholder of such Shareholder’s Subject Shares and a purported vote by such Shareholder of such Subject Shares.

(c)	Prior to the Expiration Date, each Shareholder covenants not to enter into any understanding or agreement with any person to vote or give instructions with respect to such Shareholder’s Subject Shares in any manner inconsistent with this Section 3.

(d)	Until the Expiration Date, in the event that any meeting of the shareholders of the Company is held with respect to any of the matters specified in Section 3(a)(i) or Section 3(a)(ii) above (and at every adjournment or postponement thereof), each Shareholder covenants that it shall, or shall cause the holder of record of such Shareholder’s Subject Shares on each record date relevant to such a shareholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Shareholder’s Subject Shares that are eligible to be voted at such shareholder meeting to be counted as present thereat for purposes of establishing a quorum.

(e)	This Agreement is a “shareholders’ agreement” created under Section 607.0731 of the FBCA, and the voting provisions in this Agreement may be specifically enforced by any party hereto pursuant to Section 607.0731 of the FBCA.

SECTION 4.    Contribution and Rollover of Shares.

(a)	Contribution of Shares. Subject to the conditions set forth herein, at the Contribution Closing (as defined below), each Rollover Investor shall contribute, assign, transfer and deliver to Parent the Rollover Shares held by him, her or it in the amount set forth opposite such Rollover Investor’s name on Schedule A-2 hereto, free and clear of any Lien. Other than the Rollover Shares, all other Subject Shares and Subject Options owned by each Rollover Investor shall be treated at the Effective Time and upon consummation of the Merger as set forth in the Merger Agreement and shall not be affected by the provisions of this Agreement. The parties agree that the contribution of such Rollover Shares to Parent is intended to be treated as a tax-free contribution under section 351 of the Code in which the parties do not recognize any gain or income for U.S. Federal income tax purposes. None of the Parent or the Shareholders, or any of their respective Affiliates, will take any Tax reporting position or any position in any Tax audit that is inconsistent with such intended tax treatment of the contribution transaction except upon a contrary final determination by an applicable Taxing authority.

(b)	Issuance of Parent Interests. As consideration for the contribution, assignment, transfer and delivery of the Rollover Shares to Parent pursuant to Section 4(a), at the Contribution Closing (as defined below), Parent shall issue Parent Interests in the name of each Rollover Investor (or, if designated by such Rollover Investor in writing, in the name of an Affiliate of such Rollover Investor) in the amount set forth opposite such Rollover Investor’s name on Schedule A-2. Each Rollover Investor hereby acknowledges and agrees that (i) delivery of such Parent Interests shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Investor by Parent with respect to the applicable Rollover Shares being contributed, assigned, transferred or delivered, and (ii) on receipt of such Parent Interests, such Rollover Investor shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Investor.

(c)

Parent Shareholders’ Agreement. The parties shall use their respective reasonable best efforts to negotiate and agreed on the form of a shareholders’ agreement of Parent to which each Rollover Investor will become a party (the “Parent Shareholders’ Agreement”) as promptly as reasonably practicable following December 1, 2017, with the intent that the Parent Shareholders’ Agreement shall be entered into and effective upon the Contribution Closing. If the parties have not entered into the Parent Shareholders’ Agreement by 30 calendar days following the Contribution Closing, then the parties shall submit (and, if Parent, on the one hand, or any Rollover Investor on the other hand, fails to join such submission, the other party may independently submit) any remaining unresolved or otherwise undecided terms of the proposed Parent Shareholders’ Agreement for decision and final resolution to binding arbitration to the exclusion of any courts of law, with such arbitration conducted by the American Arbitration Association in accordance with the then most current version of its commercial arbitration rules. The arbitrator(s) shall review the unresolved and undecided terms submitted for resolution and establish such terms based on Schedule A-3 and, to the extent not specified on Schedule A-3, what is customary in agreements and transactions of the type at issue and reasonable under the circumstances. The foregoing shall not prejudice any right of a party to seek an order compelling arbitration. Each Rollover Investor acknowledges and agrees that Parent shall not be required to pay the Merger Consideration to the Paying Agent in respect of such Rollover Investor’s Rollover Shares, but, for the avoidance of doubt, Parent shall be required at the Contribution Closing to issue to such Rollover Investor the Parent Interests set forth with respect to such Rollover Investor in Exhibit A-2.

(d)	Closing. The closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place immediately prior to the Closing.

(e)	Deposit of Rollover Shares. No later than five (5) Business Days prior to the date of the Contribution Closing, the Rollover Investors and any agent of such Rollover Investors holding certificates evidencing any Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing Rollover Shares as set forth on Schedule A-2 hereto in such Persons’ possession, (i) duly endorsed for transfer or (ii) with executed stock powers, both reasonably acceptable in form to Parent and sufficient to transfer such shares to Parent, for disposition in accordance with the terms of this Agreement (the “Share Documents”). The Share Documents shall be held by Parent or any agent authorized by Parent in trust for the benefit of the Rollover Investors until the Contribution Closing.

(f)	Irrevocable Election. The execution of this Agreement by the Rollover Investors evidences, subject to Section 11, (i) the irrevocable election and agreement by the Rollover Investors to contribute their respective Rollover Shares as set forth in Schedule A-2 hereto in exchange for Parent Interests at the Contribution Closing on the terms and conditions set forth herein and (ii) the irrevocable agreement by Parent to issue the Parent Interests to the Rollover Investors as set forth on Schedule A-2.

SECTION 5. No Ownership Interest; No Inconsistent Actions.

(a)	Nothing contained in this Agreement shall be deemed to, prior to the contribution contemplated by Section 4(a), vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct any Shareholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any Shareholder’s duties or responsibilities as shareholders or officers or directors, as the case may be, of the Company.

(b)	Each Shareholder shall not, and shall cause its Affiliates (which for the avoidance of doubt, does not include the Company) not to, (i) form a “group” (within the meaning of Regulation 13D under the Exchange Act) with any third party (meaning, for this purpose, any Person other than Parent, Merger Sub, the Company, the other Shareholders or any other shareholder of the Company who has executed a voting and/or rollover agreement with Parent or any of its Affiliates relating to the Merger Agreement and the transactions contemplated thereby) concerning the Company or its securities, or the Merger Agreement or the transactions contemplated thereby, (ii) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company, or make or propose any shareholder proposal under Rule 14a-8 under the Exchange Act with respect to the Company, or seek to call any special meeting of the shareholders of the Company, (iii) make any Alternative Proposal or any other proposal for an extraordinary transaction involving the Company (including a dividend, distribution, self-tender, stock buy back, spin-off or split-off) or (iv) issue on such Shareholder’s own behalf any press release or make any other public statement with respect to the Company, Parent, Merger Sub, any Parent Related Party, the Merger Agreement, any other agreement entered into in connection with the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or the other agreements entered into in connection with the Merger Agreement, without the prior consent of Parent, except in the case of this clause (v) as may be required by applicable Law.

SECTION 6. No Solicitation. Each Shareholder hereby represents and warrants that such Shareholder has read Section 5.04 of the Merger Agreement. In addition, such Shareholder, subject to Section 10 of this Agreement, agrees not to, directly or indirectly, take any action that would violate Section 5.04 of the Merger Agreement if such Shareholder were deemed a “Representative” of the Company for purposes of such Section 5.04 of the Merger Agreement; provided that a Shareholder who is a director or officer of the Company shall not be in breach of this Section 6 or any other provision of this Agreement for taking any action in such Shareholder’s capacity as a director or officer of the Company that such Shareholder reasonably believes is necessary in the performance by such Shareholder of its fiduciary duties in his or her capacity as a director of officer of the Company.

SECTION 7. Representations, Warranties and Other Agreements of Shareholders. Each Shareholder hereby represents and warrants to Parent, severally and not jointly, and solely as to itself and its Subject Shares, as follows:

(a)

(i) such Shareholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares and Subject Options set forth opposite its name on Schedule A-1, (ii) such Shareholder or its Affiliates has sole voting power, and sole power of disposition, in each case either individually or through such Shareholder’s representatives, with respect to all of its Subject Shares, (iii) the Subject Shares and Subject Options owned by such Shareholder are all of the equity securities of the Company owned, either of record or beneficially, by such

Shareholder as of the date hereof (other than equity securities of the Company held in family trusts), (iv) the Subject Shares owned by such Shareholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued (if any) or as imposed by applicable securities Laws and (v) such Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares;

(b)	such Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Shareholder;

(c)	such Shareholder agrees not to bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by such Shareholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement are invalid, or (ii) the approval of the Merger Agreement by the Company Board breaches any fiduciary duty of the Company Board or any member thereof;

(d)	the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law or any contract to which such Shareholder is a party or which is binding on such Shareholder or such Shareholder’s Subject Shares or Subject Options, and will not result in the creation of any Lien on any of such Shareholder’s Subject Shares or Subject Options;

(e)	this Agreement has been duly executed by such Shareholder and constitutes the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(f)	the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Shareholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement in any material respect;

(g)	such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and agreements of such Shareholder contained herein;

(h)	there is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to such Shareholder’s knowledge, threatened against or affecting the Shareholder or any of its Subject Shares or Subject Options or such Shareholder’s ability to perform its obligations under this Agreement or the Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Shareholder or any of its Subject Shares or Subject Options and affecting such Shareholder’s ability to perform its obligations under this Agreement or the Merger Agreement; and

(i)	each Rollover Investor:

(i)	is acquiring the Parent Interests for investment for his, her or its own account and not with a view to, or for sale in connection with, any distribution thereof;

(ii)	either alone or together with his, her or its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Parent Interests and is capable, without impairing such Rollover Investor’s financial condition, of bearing the economic risks of such investment, including the risk of the complete loss thereof, for an indefinite period of time;

(iii)	either alone or together with his, her or its advisors, has been given the opportunity to examine all documents and to ask such questions as he, she or it has deemed necessary of, and to receive answers from, Parent and its representatives concerning the terms and conditions of the investment in the Parent Interests, the merits and risks of owning the Parent Interests and related matters and to obtain all additional information which such Rollover Investor and his, her or its advisors deem necessary;

(iv)	has been advised to discuss with his, her or its own counsel the meaning and legal consequences of such Rollover Investor’s representations and warranties in this Agreement and the transactions contemplated hereby;

(v)	has relied only on his, her or its own tax advisor and not Parent, the other Stockholders, the Company or any of their respective advisors, with respect to United States federal, state, local, foreign and other tax consequences arising from such Rollover Investor’s acquisition, ownership and disposition of the Parent Interests;

(vi)	understands and acknowledges that the Parent Interests acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein;

(vii)	understands and acknowledges that the issuance of the Parent Interests will not have been registered under the Securities Act or any other applicable securities laws (including such Laws of jurisdictions other than the United States), and, therefore, after issuance such Parent Interests cannot be sold except in compliance with the Securities Act, such other applicable securities or “blue sky” laws and that, accordingly, it may not be possible for such Rollover Investor to sell the Parent Interests in case of emergency or otherwise; and

(viii)	is an “accredited investor,” as that term is defined in Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Parent Interests.

SECTION 8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholders as follows:

(a)	Parent (i) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its formation; (ii) has the requisite organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted (or otherwise contemplated); and (iii) is duly qualified to transact business in all jurisdictions where it is required to be so qualified, except where the lack of such qualification, individually or in the aggregate, would not be material.

(b)	Parent has the full power and authority to execute, deliver and perform this Agreement and to issue the Parent Interests hereunder, and the issuance of the Parent Interests and Parent’s execution, delivery and performance of this Agreement has been authorized by all necessary action on its behalf, and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity;

(c)	The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, Parent’s governing documents, or any contract to which Parent is a party or which is binding on Parent;

(d)	The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by Parent (other than in connection with the conversion of Parent to a corporation, if applicable, in accordance with Section 8(h) below of this Agreement or any filings with the SEC or as otherwise noted in the Merger Agreement);

(e)	The Parent Interests, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all Liens, other than as applicable to the Parent Interests or the holders thereof under applicable federal and state securities Laws; and

(f)	The Fund is acquiring Class A common equity interests of Parent in connection with the Merger, and other than such equity interests, the Fund and its Affiliates will not directly or indirectly own any equity or debt securities (or rights, options or warrants to purchase any such equity or debt securities) of Parent or its Affiliates, including the Company, at Closing or otherwise in connection with the Merger.

(g)	Parent was formed solely for purposes of consummating and facilitating the Merger and future indirect ownership, expansion and management of the Company and its business.

(h)	The transactions set forth in Section 4 as well as the capitalization by the Fund of Parent will be undertaken pursuant to the same plan, with the intent that the contribution of such Rollover Shares to Parent is intended to be treated as a tax-free contribution under section 351 of the Code.

(i)	Parent will be converted into a Delaware corporation (or a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal tax purposes with an effective date no later than the date of the Contribution Closing) prior to both the capitalization by the Fund of Parent and the Contribution Closing.

(j)	From the date of its status as a corporation for U.S. federal tax purposes (i.e. the date that Parent converts under local law to be a corporation or the effective date of an election by Parent to be treated as a corporation for U.S. federal tax purposes) and through the date of the Contribution Closing, Parent has and will have only one class of common voting equity interests issued and outstanding and will have no other class of voting or nonvoting equity interests outstanding. Parent does not have, and will not have as of the date of the Contribution Closing, any plan or intent to issue any equity interest in Parent that would reasonably be expected to result in the contribution of the Rollover Shares by the Rollover Investor to Parent as a transaction that is not a tax-free contribution under Section 351 of the Code. Immediately following the capitalization by the Fund of Parent and the transactions set forth in Section 4, Fund and the Rollover Investors collectively will own at least 80% of each class of issued and outstanding equity interests in Parent.

SECTION 9. Consent. Each Shareholder on behalf of itself only consents to and authorizes the Company, Parent and their respective Affiliates (and Parent authorizes the Company and its Affiliates) to (a) publish and disclose in the Proxy Statement, Schedule 13E-3, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Shareholder’s identity and ownership of Subject Shares and Subject Options and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

SECTION 10. Shareholder Capacity. Subject to any obligations of such Shareholder under Section 3 or Section 4 hereof, to the extent that any Shareholder is an officer or director of the Company or any Company Subsidiaries, nothing in this Agreement shall be construed as preventing, limiting or otherwise affecting any actions taken or not taken by such Shareholder in its capacity as an officer or director of the Company or any Company Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of such Shareholder acting in its capacity as an officer or director), and none of such actions (or determinations not to take any action) in such other capacities shall in and of itself be deemed to constitute a breach of this Agreement.

SECTION 11. Termination. Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by each Shareholder hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided, however, (a) Section 15 shall survive any termination or expiration of this Agreement, (b) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination, and (c) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

SECTION 12. Appraisal Rights. To the extent permitted by applicable law, the Shareholder (i) irrevocably waives and agrees not to exercise any rights (including, without limitation, under Sections 607.1301 to 607.1333 of the FBCA) to demand appraisal of any of the Subject Shares or rights to dissent from the Merger that the Shareholder may have and (ii) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, any Parent Related Party, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement by Parent or its Affiliates.

SECTION 13. Termination of Shareholders’ Agreement. The Shareholders set forth on Schedule A-4 hereto (the “Family Shareholders”) acknowledge that (i) they are parties to the Shareholders Agreement of the Company, dated as of November 30, 1992, as amended from time to time (the “Shareholders Agreement”), (ii) the Closing is an “event that reduces the number of Shareholders to one” as described in Section 17(b) of the Shareholders Agreement, (iii) the Shareholders Agreement shall terminate and be of no further force and effect as of the Closing and (iv) the Family Shareholders hereby waive any rights they may have pursuant to the Shareholders Agreement, including pursuant to Sections 2, 3, 6, 7, 10 or 18 thereof that relate to the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

SECTION 14. Further Assurances.

(a)	Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement. Without limiting the generality of the foregoing, (i) each Rollover Investor agrees, upon the request of Parent, to make a pledge of, or provide Parent with any other security interest in, such Rollover Investor’s Rollover Shares to secure the obligations of such Rollover Investor under this Agreement and (ii) each Family Shareholder agrees to execute and deliver any additional documents and take any additional actions as are required to terminate the Shareholders Agreement.

(b)	Each Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Company Common Stock or Company Stock Options acquired by such Shareholder after the date hereof which are not set forth on Schedule A-1 hereto, and that such subsequently acquired Company Common Stock or Company Stock Options shall be considered Subject Shares or Subject Options (as applicable).

SECTION 15. Miscellaneous.

(a)	Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)	Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

(c)	Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance is to be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

(d)	Assignment; Benefit; No Third Party Beneficiaries. Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, and any attempted assignment without such prior written approval shall be void; provided, however, that any assignment of this Agreement to an Affiliate of Parent to whom the Merger Agreement is assigned in accordance with Section 9.11 of the Merger Agreement shall not require the consent of any Shareholder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns including, without limitation, the Delaware corporation that Parent will convert into prior to the Contribution Closing. This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any person or otherwise create any third party beneficiary hereto.

(e)	Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f)	Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by each Shareholder in accordance with the specific terms hereof, and that Parent shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Shareholder agrees that it will not assert as a defense to the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

(g)	Governing Law. This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort, equity or otherwise) arising out of this Agreement or any of the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Florida.

(h)	Jurisdiction and Venue. Each of the parties hereto hereby (i) consents to submit itself to the personal jurisdiction of any state or federal court located within the State of Florida for the purpose of any suit, action or proceeding (whether, in contract, tort, equity or otherwise) relating to this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any suit, action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

(i)	Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15(i).

(j)	No Agreement Until Transaction Documents Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

(k)

Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail, as long as a hard copy is delivered utilizing a next-day service by a recognized next-day courier; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

c/o TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile:    (415) 438-6893

Email:    afliss@tpg.com

Attention:    Adam Fliss

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111

Facsimile:    (415) 315-4876

                      (415) 315-6013

Email:          jason.freedman@ropesgray.com

                      paul.scrivano@ropesgray.com

Attention:    Jason S. Freedman

                      Paul S. Scrivano

If to any Shareholder: to such Shareholder’s address for notice set forth on Schedule A-1 attached hereto.

(l)	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.

(m)

Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors. Section references to the Shareholders Agreement shall refer to the section numbering of the Shareholders Agreement prior to the May 1996 amendment thereto (for example, “Section 18” shall refer to the section that would have been numbered Section 18 prior to such amendment).

SECTION 16.

The parties agree that any conversion of the Class B Common shares into Class A Common shares and warrants to purchase Class A Common shares in connection with an initial public offering is intended to be treated as a tax-free reorganization under section 368(a) of the Code in which the parties do not recognize any gain or income for U.S. Federal income tax purposes. None of the Parent or the Shareholders, or any of their respective Affiliates, will take any Tax reporting position or any position in any Tax audit that is inconsistent with such intended tax treatment of the conversion transaction except upon a contrary final determination by an applicable Taxing authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

OSTEON HOLDINGS, L.P.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature Page to Rollover and Voting Agreement]

SHAREHOLDERS

/s/ William Petty
William Petty, M.D.

/s/ Betty Petty
Betty Petty

/s/ David W. Petty
David W. Petty

PRIMA INVESTMENTS, LIMITED PARTNERSHIP

By:	/s/ William Petty
Name:	William Petty
Title:	President Prima Investments, Inc.
General Partner

[Signature Page to Rollover and Voting Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SHAREHOLDERS

/s/ Bruce Thompson
Bruce Thompson

/s/ Donna Edwards
Donna Edwards

/s/ Joel Phillips
Joel Phillips

/s/ Chris Roche
Chris Roche

/s/ Steve Szabo
Steve Szabo

MILLER FAMILY HOLDINGS, LLC

By:	/s/ Gary J. Miller
Name:	Gary J. Miller
Title:	Managing Partner, President MFH, Inc.

[Signature Page to Voting Agreement]

Schedule A-1

Shareholders

Name	Subject Shares	Subject Options	Address
William Petty, M.D.	102,400	297,217	6717 NW 48th Lane Gainesville, FL 32653
Betty Petty	75,400	33,900	2735 NW 21st Street Gainesville, FL 32605
David W. Petty	65,622	104,150	6717 NW 48th Lane Gainesville, FL 32653
Prima Investments, Limited Partnership	3,080,271	0	6717 NW 48th Lane Gainesville, FL 32653
Miller Family Holdings, LLC	144,370	0	531 SW 26th Place Gainesville, FL 32601
Bruce Thompson	25,279	70,800	3522 SW 92nd Street Gainesville, FL 32608
Joel Phillips	115,654	133,000	6308 NW 81st Boulevard Gainesville, FL 32653
Donna Edwards	18,052	38,700	18130 NE 118th Way Lake Butler, FL 32054
Chris Roche	4,458	1,520	2163 SW 37th Court Gainesville, FL 32608
Steve Szabo	6,345	21,520	6427 NW 81 Blvd. Gainesville, FL 32653
TOTAL	3,637,851	700,807

Schedule A-2

Rollover Investors

Name	Rollover Shares	Parent Interests*
William Petty, M.D.	102,400	5,821,546 shares of Class B Common
Betty Petty	75,400	3,713,450 shares of Class A Common
David W. Petty	50,000	2,462,500 shares of Class A Common
Prima Investments, Limited Partnership	2,300,000	130,757,376 shares of Class B Common
Miller Family Holdings, LLC	47,650	2,100,513 shares of Class A Common 284,255 shares of Class B Common
Bruce Thompson	25,279	998,741 shares of Class A Common 284,255 shares of Class B Common
Joel Phillips	82,000	3,546,000 shares of Class A Common 568,510 shares of Class B Common
Donna Edwards	18,052	800,411 shares of Class A Common 102,332 shares of Class B Common
Chris Roche	4,458	219,557 shares of Class A Common
Steve Szabo	6,345	312,491 shares of Class A Common
TOTAL	2,711,584	14,153,663 shares of Class A Common 137,818,274 shares of Class B Common

*	Parent’s charter will provide for the following:

Provision	Terms
Parent Interests	Rollover Investors will receive the number of shares of Class B Common Stock and Class A Common Stock of Parent specified in the table above in exchange for their Rollover Shares. The Fund will receive shares of Class A Common Stock of Parent in exchange for its equity contribution at a price of $1 per share.

Distributions

Step 1: Distributions will be made to the Class A Common and Class B Common, with the Class B Common receiving an amount that is pro rata based on the number of shares, but as if the number of outstanding Class B Common shares were divided by the Step 1 Distribution Ratio, until $2 has been distributed in the aggregate with respect to a single share of Class A Common.

Step 2: After Step 1, distributions will be made to the Class A Common and Class B Common, with the Class B Common receiving an amount that is pro rata based on the number of shares, but as if the number of outstanding Class B Common shares were divided by the Step 2 Distribution Ratio, until $3 has been distributed in the aggregate with respect to a single share of Class A Common.

Step 3: After Step 2, distributions will be made pro rata based on the number of shares to the Class A Common and Class B Common.

“Step 1 Distribution Ratio” means the ratio of (A) the Aggregate Shareholder Class B Amount divided by (B) the Regular Rollover Amount.

“Step 2 Distribution Ratio” means the ratio of (A) the Aggregate Shareholder Class B Amount divided by (B) the sum of the Regular Rollover Amount and the 2x Option Rollover Amount.

“Aggregate Shareholder Class B Amount” means $137,818,274.

“2x Option Rollover Amount” means $73,705,697.

“3x Option Rollover Amount” means $18,426,424.

“Regular Rollover Amount” means $45,686,153.

The proceeds of liquidations or change-of-control transactions will be distributed according to the above distribution rules.

Automatic Conversion	Immediately prior to an initial public offering, each share of Class B Common will automatically convert into (i) a number of shares of Class A Common equal to the IPO Class A Conversion Ratio, (ii) a number of warrants to purchase shares of Class A Common, at an exercise price of $2 per share (less all prior distributions on the Class A Common) and an exercise period of ten years, equal to the IPO $2 Warrant

Conversion Ratio and (iii) a number of warrants to purchase shares of Class A Common, at an exercise price of $3 per share (less all prior distributions on the Class A Common) and an exercise period of ten years, equal to the IPO $3 Warrant Conversion Ratio. The warrants will be in customary form and contain customary terms and conditions, including cashless exercise provisions.

“IPO Class A Conversion Ratio” means the ratio of (A) the Regular Rollover Amount divided by (B) the Aggregate Shareholder Class B Amount.

“IPO $2 Warrant Conversion Ratio” means the ratio of (A) the 2x Option Rollover Amount divided by (B) the Aggregate Shareholder Class B Amount.

“IPO $3 Warrant Conversion Ratio” means the ratio of (A) the 3x Option Rollover Amount divided by (B) the Aggregate Shareholder Class B Amount.

Voting	Each share of Class A Common and each share of Class B Common is entitled to one vote. The Class A Common and Class B Common vote together as a single class, other than with respect to amendments that would have a material, adverse and disproportionate effect on the holders of Class B Common relative to other Parent equityholders.

Schedule A-3

Shareholders’ Agreement Terms

Provision	Terms
Tag-Along Rights

The Rollover Investors will have customary tag-along rights with respect to transfers by the Fund to prospective third party purchasers.

The Rollover Investors’ maximum tag-along percentage will be calculated on the basis of total number of shares of Class B Common owned as a proportion of all common stock then issued and outstanding.

Drag-Along Rights

The Fund will have customary rights to drag the Rollover Investors in transfers of greater than 50% of the Fund’s equity interests in Parent to unaffiliated purchasers, with proceeds to be allocated as described in “Distributions” below.

The Rollover Investors waive any dissenters’ rights in connection with drag-along sales.

In connection with tag-along or drag-along sales, Rollover Investors may be obligated to become liable for (i) customary individual representations as to title, authority and related matters with unlimited liability and (ii) customary representations and covenants of Parent, with liability capped at proceeds received.

Pre-Emptive Rights

The Rollover Investors will have customary pro rata pre-emptive rights with respect to new equity issuances, subject to customary exceptions.

The Rollover Investors’ participation portion will be calculated on the basis of total number of shares of Class B Common owned as a proportion of all common stock then issued and outstanding.

Amendments	Majority consent of the Rollover Investors will be required for any amendment to the Parent Shareholders’ Agreement that has a material, adverse and disproportionate effect on the Rollover Investors relative to other Parent equityholders.

Registration Rights	The Fund will have customary demand registration rights, including up to three demands for registration on Form S-1 and unlimited shelf registrations. The Rollover Investors will have customary piggyback registration rights as to all of their shares (and the shares underlying all warrants) and will be subject to customary lock-up arrangements, and will only be subject to customary cutbacks on a pro rata basis to the extent that the Fund is subject to such cutbacks.

Transfer Restrictions

The Rollover Investors may not transfer their interests, other than pursuant to the tag-along or drag-along provisions, pursuant to customary estate planning provisions, transfers to affiliates, customary transfers for purposes of charitable contributions, or other customary permitted transfers.

The Fund may transfer its shares to affiliates and to any other person in compliance with the tag-along and drag-along provisions described above.

Voting Agreement / Springing Proxy

The Rollover Investors agree to vote their shares in the same proportion as the Fund and its permitted assignees on director nominations, amendments increasing the number of authorized shares of common stock, drag along sales and recapitalization, merger, consolidation and similar corporate transactions.

The Rollover Investors grant the Fund a springing proxy to vote their shares in the event the Rollover Investors have not voted in accordance with such obligations.

Board Seats	The Rollover Investors will have the right to appoint a number of directors to Parent’s Board proportional to their ownership in Parent, but in any event not less than one.

Negative Consents	The Rollover Investors, and any director designated by the Rollover Investors, will not have negative consent rights, except as described in “Affiliate Transactions” below and “Amendments” above.

Affiliate Transactions	Unanimous Board consent shall be required to approve transactions between Parent and the Fund or its affiliates, other than (i) issuances of equity complying with the preemptive rights provisions, (ii) employment agreements with the Fund or its affiliates, (iii) a customary management agreement with the Fund or its affiliates and (iv) agreements on terms no more favorable than would have been obtainable on an arms-length basis in the ordinary course of business.

D&O Indemnification	Parent will have customary indemnification obligations with respect to directors and officers and will obtain customary directors’ and officers’ insurance coverage.

No Restrictive Covenants	The Parent Shareholders’ Agreement will not contain any non-competition arrangements with respect to the Rollover Investors.

No Redemption Rights	The Parent Shareholders’ Agreement will not contain any redemption rights with respect to the Rollover Investors’ Parent Interests. For the avoidance of doubt, the Parent Shareholders’ Agreement may contain customary redemption rights with respect to issuance of any future incentive equity (not including Parent Interests issued to the Rollover Investors at the Contribution Closing).

Charter	The charter and other governing documents of Parent will not contain any terms inconsistent with the terms of this Amendment, including the terms set forth in this Exhibit A-3.

Schedule A-4

Family Shareholders

William Petty, M.D.

David Petty

Betty Petty

Prima Investments, Limited Partnership

SPECIAL MEETING OF EXACTECH, INC.

Date:	February [●], 2018
Time:	10 A.M. Eastern Time
Place:	[●]

Please make your marks like this:  ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR the Following Proposals 1, 2 and 3.

1:	Approval of the Agreement and Plan of Merger, dated as of October 22, 2017, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 3, 2017, as it may be amended from time to time, among the Company, Osteon Holdings, L.P. and Osteon Merger Sub, Inc. (the “Merger Agreement”).

For	Against	Abstain	Directors Recommend
i
☐	☐	☐	For

2.	Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the merger.

For	Against	Abstain	Directors Recommend
i
☐	☐	☐	For

3.	Adjournment of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement.

For	Against	Abstain	Directors Recommend
i
☐	☐	☐	For

4.	To transact any other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Please indicate if you plan to attend this meeting:  ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

Special Meeting of EXACTECH, INC.

to be held on February [●], 2018

This proxy is being solicited on behalf of

the Board of Directors

YOU MAY VOTE BY:

INTERNET	TELEPHONE

Go To
[•]		[•]
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Voting Instruction Form/Proxy Card ready.
• Follow the simple recorded instructions. All Internet and telephone votes must be received by 11:59 P.M., Eastern Time, [•], 2018.

MAIL

OR	• Mark, sign and date your Proxy Card.

• Detach your Proxy Card.

• Return your Proxy Card in the postage-paid envelope provided.

The undersigned hereby appoints William Petty, M.D. and Joel C. Phillips, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock, par value $0.01 per share, of Exactech, Inc. (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m. on February [•], 2018, at located at [•], and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

All votes must be received by 11:59 P.M., Eastern Time, [●], 2018.

PROXY TABULATOR FOR
EXACTECH, INC.
[•]
[•]
[•]

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — EXACTECH, INC.

Special Meeting of Shareholders

February [•], 2018, 10:00 a.m. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement, both dated January [•], 2018

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR Proposals 1, 2 and 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)